THE DATE OF THIS FREE WRITING PROSPECTUS IS APRIL 9, 2008

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141638) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2008-C1
Class A-1, Class A-AB, Class A-2, Class A-M and Class A-J

Approximate Total Principal Balance at Initial Issuance: $874,927,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated April 8, 2008. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Securities Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in the sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The securitization will also involve multiple interest rate swap agreements that relate to certain classes of series 2008-C1 certificates that are not offered by this offering prospectus.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in May 2008. The table on page 8 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2008-C1 certificates. That same table on page 8 of this offering prospectus also contains a list of the non-offered classes of the series 2008-C1 certificates.

You should fully consider the risk factors beginning on page 49 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Securities LLC and Banc of America Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the proceeds that we expect to receive from the sale of the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

Lehman Brothers Inc. and UBS Securities LLC are acting as co-lead managers and co-bookrunners in the following manner: Lehman Brothers Inc. is acting as sole bookrunning manager with respect to    % of each of the    and    classes, and    % of each of the    ,    ,    and    classes; and UBS Securities LLC is acting as sole bookrunning manager with respect to the remaining portion of each class of offered certificates. Banc of America Securities LLC is acting as co-manager.

LEHMAN BROTHERS	UBS SECURITIES LLC
Co-Lead Manager	Co-Lead Manager

BANC OF AMERICA SECURITIES LLC
Co-Manager

LB-UBS Commercial Mortgage Trust 2008-C1

Commercial Mortgage Pass-Through Certificates, Series 2008-C1

Illinois
4 properties
$44,981,247
4.5% of total
Indiana
8 properties
$157,450,000
15.6% of total
Pennsylvania
4 properties
$26,347,635
2.6% of total
New York
3 properties
$20,399,000
2.0% of total
New Hampshire
1 property
$5,804,000
0.6% of total
Maine
1 property
$6,596,000
0.7% of total
Ohio
4 properties
$53,551,909
5.3% of total
Utah
3 properties
$15,959,901
1.6% of total
Massachusetts
4 properties
$34,347,000
3.4% of total
New Jersey
2 properties
$32,697,452
3.2% of total
California
5 properties
$74,867,441
7.4% of total
Maryland
2 properties
$189,871,806
18.9% of total
North Carolina
3 properties
$85,700,000
8.5% of total
Arizona
1 property
$11,980,000
1.2% of total
New Mexico
1 property
$6,385,552
0.6% of total
Georgia
1 property
$2,900,000
0.3% of total
Oklahoma
1 property
$2,925,000
0.3% of total
Florida
8 properties
$76,124,914
7.6% of total
Texas
7 properties
$27,830,316
2.8% of total
Mississippi
1 property
$2,294,410
0.2% of total
Tennessee
9 properties
$36,100,000
3.6% of total
Alabama
1 property
$91,000,000
9.0% of total
Kentucky
1 property
$997,515
0.1% of total
Distribution of Property Types (1)
Parking Garage 1.1%
Multifamily 1.6%
Self Storage 0.3%
Industrial/Warehouse 4.1%
Mixed Use 12.6%
Retail 43.5%
Hotel 13.4%
Office 23.2%
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE

   The Class A-M and A-J Certificates Are Subordinate to, and Are Therefore Riskier than, the
      Class A-1, A-AB and A-2 Certificates.....................................................    49
   The Offered Certificates Have Uncertain Yields to Maturity..................................    49
   The Investment Performance of Your Offered Certificates May Vary Materially and Adversely
      from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections
      of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated...    50
   The Interests of the Series 2008-C1 Controlling Class Certificateholders May Be in Conflict
      with the Interests of the Offered Certificateholders.....................................    51
   The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely
      Affect Payments on Your Certificates.....................................................    51
   Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real
      Properties...............................................................................    54
   Risks Associated with Condominium Ownership.................................................    55
   The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing
      Under an Underlying Mortgage Loan in the Event of Default................................    55
   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or
      on One or a Few Major Tenants at the Related Mortgaged Real Property.....................    55
   Properties Are Subject to Rollover Risk.....................................................    56
   In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment
      Agreements, and Related Documentation Have Not Been Obtained.............................    56
   Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens
      on the Respective Borrower's Interests in Each of the Following Property Types--Retail,
      Office, Hotel and Mixed Use..............................................................    56
   Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property................    57
   Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the
      Mortgaged Properties.....................................................................    58
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens
      on Real Properties Located in Each of Maryland and Indiana and Five Percent or More of
      the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties
      Located in Alabama, North Carolina, Florida, California and Ohio.........................    58
   Of the Three (3) Mortgaged Real Properties Located in the State of New York, Two (2) of
      Those Properties, Representing 1.6 Percent of the Initial Mortgage Pool Balance, Will Be
      Secured by Mortgage Liens on Real Properties Located in the City of New York; The
      Performance of Those Properties Will be Materially Dependent on the Strength of the

   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest
      in Real Property is Riskier Than Lending on the Fee Interest in That Property............    60
   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming
      Structures...............................................................................    60
   Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or
      Local Building Codes or with the Americans with Disabilities Act of 1990.................    61

                                       3

   Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or
      Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same
      Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the
      Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant.....................    61
   Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the
      Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some
      Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in

   There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof
      to Terminate or Renegotiate Property Management Agreements That are in Existence With
      Respect to Some of the Mortgaged Real Properties.........................................    72
   With Respect to Four (4) Mortgage Loans That We Intend to Transfer to the Issuing Entity,
      the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the
      Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The
      Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your
      Interests; The Series 2008-C1 Certificateholders May Have a Limited Ability to Control
      the Servicing of the Subject Loan Combinations...........................................    72
   Conflicts of Interest May Exist in Connection with Certain Previous or Existing
      Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the

   The Series 2008-C1 Controlling Class Representative and the Serviced Non-Trust Loan

                                        4

   Reductions of Certificate Principal Balances in Connection with Realized Losses and

ANNEX A-1 -- CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS.................   A-1-1
ANNEX A-2 -- CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL....................................   A-2-1
ANNEX A-3 -- CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS.........................   A-3-1
ANNEX B-1 -- PRICE/YIELD TABLES..............................................................   B-1-1
ANNEX B-2 -- DECREMENT TABLES................................................................   B-2-1

                                        5

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
            OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

     The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus delivered prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

     Information about the offered certificates is contained in two separate documents:

     o    this offering prospectus, which describes specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

     When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to
"prospectus supplement" should be read as references to this offering prospectus.

     The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

     This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     In this offering prospectus, the terms "depositor," "we," "us" and "our"
refer to Structured Asset Securities Corporation II.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices or language that may appear in the text of, at the top or bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation of an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                        6

                          NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc., UBS Securities LLC, any other underwriter or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                         NOTICE TO RESIDENTS OF GERMANY

     Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2008-C1 certificates, and each of the underwriters has represented and agreed that it will comply with the German Securities Sales
Prospectus Act (Wertpapier--Verkaufsprospektgesetz) and any other laws applicable in Germany governing the issue, offering and sale of the series
2008-C1 certificates. In particular, each of the underwriters has undertaken not to engage in a public offering (Offentliches Angebot) in Germany with respect to any of the series 2008-C1 certificates otherwise than in accordance with the
German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

     Any series 2008-C1 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2008-C1 certificates in such jurisdiction.

                          NOTICE TO NON-U.S. INVESTORS

     The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2008-C1 certificates to the public in the European Economic Area. See "Method of Distribution" in this offering prospectus.

                                        7

--------------------------------------------------------------------------------

                         SUMMARY OF OFFERING PROSPECTUS

     This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2008-C1 Commercial Mortgage
Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus. "TBD" means "to be determined," "N/A" means "not applicable" and "NR" means "not rated."

                                              APPROX. %
             APPROX. TOTAL       APPROX. %      TOTAL
               PRINCIPAL        OF INITIAL     CREDIT                                        WEIGHTED
               BALANCE OR        MORTGAGE     SUPPORT AT     PASS-THROUGH       INITIAL       AVERAGE
           NOTIONAL AMOUNT AT      POOL        INITIAL           RATE         PASS-THROUGH     LIFE      PRINCIPAL      RATINGS
 CLASS      INITIAL ISSUANCE    BALANCE(5)   ISSUANCE(6)     DESCRIPTION        RATE(13)      (YEARS)      WINDOW     S&P/MOODY'S
--------   ------------------   ----------   -----------   ---------------   -------------   --------   -----------   -----------

Offered Certificates
A-1         $   47,990,000         4.8%       30.000%(7)       TBD(10)            TBD          2.88     05/08-04/13     AAA/Aaa
A-AB        $   50,023,000         5.0%       30.000%(7)       TBD(10)            TBD          6.77     04/13-09/16     AAA/Aaa
A-2         $  606,964,000(3)     60.3%(3)    30.000%(7)       TBD(10)            TBD          9.44     09/16-02/18     AAA/Aaa
A-M         $  100,711,000(3)     10.0%(3)    20.000%(8)       TBD(10)            TBD          9.86     02/18-03/18     AAA/Aaa
A-J         $   69,239,000(3)      6.9%(3)    13.125%(9)       TBD(10)            TBD          9.88     03/18-03/18     AAA/Aaa
Non-Offered Certificates(1)
A-2FL(2)        TBD(3)              TBD(3)       N/A          Floating       LIBOR + %(14)      N/A         N/A           N/A
A-MFL(2)        TBD(3)              TBD(3)       N/A          Floating       LIBOR + %(14)      N/A         N/A           N/A
A-JFL(2)        TBD(3)              TBD(3)       N/A          Floating       LIBOR + %(14)      N/A         N/A           N/A
X           $1,007,111,098(4)      N/A           N/A       Variable IO(11)        TBD           N/A         N/A           N/A
B           $   13,848,000         1.4%          N/A           TBD(10)            TBD           N/A         N/A           N/A
C           $   11,330,000         1.1%          N/A           TBD(10)            TBD           N/A         N/A           N/A
D           $    7,553,000         0.7%          N/A           TBD(10)            TBD           N/A         N/A           N/A
E           $    8,813,000         0.9%          N/A           TBD(10)            TBD           N/A         N/A           N/A
F           $    7,553,000         0.7%          N/A           TBD(10)            TBD           N/A         N/A           N/A
G           $   11,330,000         1.1%          N/A           TBD(10)            TBD           N/A         N/A           N/A
H           $   11,330,000         1.1%          N/A           TBD(10)            TBD           N/A         N/A           N/A
J           $   12,589,000         1.3%          N/A           TBD(10)            TBD           N/A         N/A           N/A
K           $    8,812,000         0.9%          N/A           TBD(10)            TBD           N/A         N/A           N/A
L           $    8,812,000         0.9%          N/A         Fixed(12)            TBD           N/A         N/A           N/A
M           $    5,036,000         0.5%          N/A         Fixed(12)            TBD           N/A         N/A           N/A
N           $    2,518,000         0.3%          N/A         Fixed(12)            TBD           N/A         N/A           N/A
P           $    1,258,000         0.1%          N/A         Fixed(12)            TBD           N/A         N/A           N/A
Q           $    2,518,000         0.3%          N/A         Fixed(12)            TBD           N/A         N/A           N/A
S           $    2,518,000         0.3%          N/A         Fixed(12)            TBD           N/A         N/A           N/A
T           $   16,366,098         1.6%          N/A         Fixed(12)            TBD           N/A         N/A           N/A

----------
(1)  Not offered by this offering circular. The non-offered classes of the series 2008-C1 certificates will also include multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC.
     The series 2008-C1 REMIC residual certificates do not have principal balances, notional amounts or pass-through rates.

(2)  The series 2008-C1 securitization will involve multiple interest rate swap agreements that relate to the A-2FL, A-MFL and A-JFL classes, respectively, and are held in grantor trusts for the benefit of the applicable series
     2008-C1 certificateholders. Each of those classes will represent undivided interests in, among other things: (1) a REMIC regular interest that has the same alphabetic or alphanumeric class designation as the subject class; and
     (2) the rights and obligations under the related swap agreement. For so long as it is in effect, the swap agreement related to each of those classes will provide, among other things, that the amounts

--------------------------------------------------------------------------------

                                        8

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     payable by the issuing entity as interest at the applicable rate per annum
     (as described below in this footnote) with respect to the REMIC regular interest corresponding to the subject class will be exchanged for floating amounts payable as interest by the swap provider under the related swap agreement, with regularly scheduled payments for each of those classes to be made between the applicable grantor trust and the swap counterparty on a net basis. Amounts payable as interest by the swap provider under each swap agreement will accrue at a LIBOR-based rate on a notional amount equal to the total principal balance of the applicable class of series 2008-C1 certificates outstanding from time to time. Accordingly, the class A-2FL,
     A-MFL and A-JFL certificates constitute the floating rate classes of the series 2008-C1 certificates. The total principal balance of each floating rate class of series 2008-C1 certificates at any time will equal the total principal balance of the corresponding REMIC regular interest of such floating rate class. The REMIC regular interest corresponding to each floating rate class of series 2008-C1 certificates will accrue interest at one of the following pass-through rates: (a) a fixed rate per annum; (b) a weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis; (c) the weighted average net interest rate described in clause (b) of this footnote, minus a fixed percentage; or (d) the lesser of (i) a specified rate per annum and (ii) the weighted average net interest rate described in clause (b) of this footnote. If the funds allocated to payments of interest distributions with respect to the REMIC regular interest corresponding to any floating rate class of series 2008-C1 certificates are insufficient to make all required payments of interest thereon, or if any prepayment interest shortfalls are allocated to that REMIC regular interest, then there will be a corresponding dollar-for-dollar reduction in the interest payments made by the swap counterparty to the applicable grantor trust under the related swap agreement and, accordingly, in the amount of interest payable on the applicable floating rate class of series 2008-C1 certificates, thereby resulting in an interest shortfall for such class.

(3)  The allocations of total principal balance between the A-2 and A-2FL classes, between the A-M and A-MFL classes and between the A-J and A-JFL classes, respectively, will be determined by market demand up to the amount indicated for the respective class of offered certificates.

(4)  Notional amount.

(5)  The initial mortgage pool balance will be approximately $1,007,111,098.
     References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of the cut-off date referred to under "--Relevant Dates and Periods" below, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

(6)  Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes--or of REMIC regular interests corresponding to more junior classes--of offered and non-offered certificates, as described under "--Introduction to the
     Transaction--Total Credit Support at Initial Issuance" below in this offering prospectus. The REMIC regular interests corresponding to the floating rate classes of the series 2008-C1 certificate are of equal payment priority with, or senior to, various classes of the offered certificates. The class A-2FL REMIC regular interest has the same credit support and payment priority as the class A-2 certificates; the class A-MFL
     REMIC regular interest has the same credit support and payment priority as the class A-M certificates; and the class A-JFL REMIC regular interest has the same credit support and payment priority as the class A-J certificates.

(7)  Presented on an aggregate basis for the class A-1, A-AB and A-2 certificates and the class A-2FL REMIC regular interest.

(8)  Presented on an aggregate basis for the class A-M certificates and the class A-MFL REMIC regular interest.

(9)  Presented on an aggregate basis for the class A-J certificates and the class A-JFL REMIC regular interest.

(10) To be determined. The pass-through rates for the class A-1, A-AB, A-2, A-M,
     A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, be one of the following:

     (a)  an annual rate that is fixed for the life of the subject class;

     (b)  an annual rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis.

     (c)  an annual rate equal to the lesser of a specified fixed annual rate and the weighted average net interest rate described in clause (b) of this footnote; and

     (d)  an annual rate equal to the weighted average net interest rate described in clause (b) of this footnote minus a fixed percentage.

(11) The pass-through rate of the class X certificates will, for any interest accrual period, equal the weighted average of the respective strip rates at which interest then accrues on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date. See "Description of the Offered
     Certificates--Payments--Calculation of Pass-Through Rates" in this offering prospectus.

(12) In general, the pass-through rates of the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the

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                                        9

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     pass-through rate for the subject class of series 2008-C1 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this footnote will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. See
     "Description of the Offered Certificates--Payments--Calculation of
     Pass-Through Rates" in this offering prospectus.

(13) The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2008-C1 certificates with one of the following pass-through rate descriptions is approximate: WAC, WAC-x% and
     Variable IO.

(14) The initial value of LIBOR will be calculated on the second LIBOR business day prior to the date of initial issuance of the series 2008-C1 certificates.

     The governing document for purposes of forming the issuing entity and issuing the series 2008-C1 certificates will be a pooling and servicing agreement to be dated as of April 11, 2008. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with the material exception described below) and other assets that back the series
2008-C1 certificates. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower, which mortgage loan represents 2.0% of the initial mortgage pool balance, is not being serviced under the series 2008-C1 pooling and servicing agreement. The
Sears Tower underlying mortgage loan (a) is part of a separate loan combination that also includes one or more additional mortgage loans that will not be transferred to the issuing entity and (b) will be serviced pursuant to the servicing arrangements for the securitization of one of those related non-trust mortgage loans that are part of the subject loan combination. The Sears Tower underlying mortgage loan is sometimes referred to in this offering prospectus as the outside serviced underlying mortgage loan.

     The parties to the series 2008-C1 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2008-C1 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2008-C1 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus or the related prospectus supplement, then the series 2008-C1 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT INITIAL ISSUANCE...  The class A-1, A-AB, A-2, A-2FL,
                                              A-M, A-MFL, A-J, A-JFL, B, C, D,
                                              E, F, G, H, J, K, L, M, N, P, Q, S
                                              and T certificates will be the
                                              series 2008-C1 certificates with
                                              principal balances and are
                                              sometimes referred to as the
                                              series 2008-C1 principal balance
                                              certificates.

                                              The table on page 8 of this
                                              offering prospectus identifies for
                                              each class of series 2008-C1
                                              principal balance certificates the
                                              approximate total principal
                                              balance of that class at initial
                                              issuance. The actual total
                                              principal balance of any class of
                                              series 2008-C1 principal balance
                                              certificates at initial issuance
                                              may be larger or smaller than the
                                              amount shown in the table on page
                                              8 of this offering prospectus,
                                              depending on, among other things,
                                              the actual size of the initial
                                              mortgage pool balance. The actual
                                              size of the initial mortgage pool
                                              balance may be as much as 5%
                                              larger or smaller than the amount
                                              presented in this offering
                                              prospectus.

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                                       10

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                                              The total principal balance of
                                              each floating rate class of series
                                              2008-C1 certificates will equal
                                              the total principal balance of the
                                              corresponding REMIC regular
                                              interest.

                                              The class X certificates will not
                                              have principal balances and are
                                              sometimes referred to as the
                                              series 2008-C1 interest only
                                              certificates. For purposes of
                                              calculating the amount of accrued
                                              interest, the class X certificates
                                              will have a total notional amount.

                                              The total notional amount of the
                                              class X certificates will equal
                                              the total principal balance of the
                                              series 2008-C1 principal balance
                                              certificates outstanding from time
                                              to time. The approximate total
                                              notional amount of the class X
                                              certificates at initial issuance
                                              is shown in the table on page 8 of
                                              this offering prospectus, although
                                              it may be as much as 5% larger or
                                              smaller.

                                              The series 2008-C1 REMIC residual
                                              certificates will not have
                                              principal balances or notional
                                              amounts, and the holders of those
                                              certificates are not expected to
                                              receive any material payments.

B. TOTAL CREDIT SUPPORT AT INITIAL
   ISSUANCE.................................  The respective classes of the series 2008-C1 certificates, other
                                              than the series 2008-C1 REMIC
                                              residual certificates, will
                                              entitle their holders to varying
                                              degrees of seniority for purposes
                                              of--

                                              o    receiving payments of
                                                   interest and, if and when
                                                   applicable, payments of
                                                   principal out of collections
                                                   on the underlying mortgage
                                                   loans or on particular
                                                   underlying mortgage loans,
                                                   and

                                              o    bearing the effects of losses
                                                   on the underlying mortgage
                                                   loans or on particular
                                                   underlying mortgage loans, as
                                                   well as default-related and
                                                   other unanticipated expenses
                                                   of the trust.

                                              In that regard:

                                              o    the class A-1, A-AB, A-2,
                                                   A-2FL and X certificates will
                                                   be the most senior of the
                                                   series 2008-C1 certificates;

                                              o    after the classes referred to
                                                   in the prior bullet, the
                                                   class A-M and A-MFL
                                                   certificates will be the next
                                                   most senior classes of the
                                                   series 2008-C1 certificates;

                                              o    after the classes referred to
                                                   in the prior two bullets, the
                                                   class A-J and A-JFL
                                                   certificates will be the next
                                                   most senior classes of the
                                                   series 2008-C1 certificates;
                                                   and

                                              o    the class B, C, D, E, F, G,
                                                   H, J, K, L, M, N, P, Q, S and
                                                   T certificates will, in the
                                                   case of each such class, be
                                                   senior to each other such
                                                   class, if any, with a later
                                                   alphabetic class designation.

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                                       11

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                                              The table on page 8 of this
                                              offering prospectus shows the
                                              approximate total credit support
                                              provided to each class of the
                                              offered certificates through the
                                              subordination of other classes of
                                              the series 2008-C1 principal
                                              balance certificates. In the case
                                              of each class of the offered
                                              certificates, the credit support
                                              shown in the table on page 8 of
                                              this offering prospectus
                                              represents the total initial
                                              principal balance, expressed as a
                                              percentage of the initial mortgage
                                              pool balance, of all classes of
                                              the series 2008-C1 principal
                                              balance certificates that are
                                              subordinate to the indicated
                                              class.

                                              With respect to the floating rate
                                              classes of the series 2008-C1
                                              certificates, the foregoing
                                              discussion regarding credit
                                              support and relative seniority
                                              relates to the corresponding REMIC
                                              regular interests and the payments
                                              thereon. No other class of series
                                              2008-C1 certificates will provide
                                              credit support to a floating rate
                                              class of series 2008-C1
                                              certificates in connection with a
                                              failure by the swap counterparty
                                              to make any payments under the
                                              related interest rate swap
                                              agreement, and no payment from the
                                              swap counterparty under the
                                              related interest rate swap
                                              agreement will be available to
                                              offset a loss or shortfall on any
                                              class of series 2008-C1
                                              certificates other than the
                                              floating rate class of series
                                              2008-C1 certificates related to
                                              the subject swap agreement.

                                              The series 2008-C1 REMIC residual
                                              certificates will be residual
                                              interest certificates and will not
                                              provide any credit support to the
                                              other series 2008-C1 certificates.

C. PASS-THROUGH RATE........................  Each class of the series 2008-C1 certificates (other than the
                                              series 2008-C1 REMIC residual
                                              certificates) and each REMIC
                                              regular interest corresponding to
                                              a floating rate class of series
                                              2008-C1 certificates will bear
                                              interest. The table on page 8 of
                                              this offering prospectus provides
                                              various information regarding the
                                              pass-through rate for each
                                              interest-bearing class of the
                                              series 2008-C1 certificates and
                                              each REMIC regular interest
                                              corresponding to a floating rate
                                              class of series 2008-C1
                                              certificates. Additionally, a more
                                              detailed description of the
                                              pass-through rate and/or how it
                                              will be calculated with respect to
                                              each interest-bearing class of the
                                              series 2008-C1 certificates and
                                              each REMIC regular interest
                                              corresponding to a floating rate
                                              class of series 2008-C1
                                              certificates is set forth under
                                              "Description of the Offered
                                              Certificates--Payments--
                                              Calculation of Pass-Through Rates"
                                              in this offering prospectus.

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                                       12

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D. WEIGHTED AVERAGE LIFE AND PRINCIPAL
   WINDOW ..................................  The weighted average life of any class of series 2008-C1 principal
                                              balance certificates refers to the
                                              average amount of time that will
                                              elapse from the date of their
                                              issuance until each dollar to be
                                              applied in reduction of the total
                                              principal balance of those
                                              certificates is paid to the
                                              investors. The principal window
                                              for any class of series 2008-C1
                                              principal balance certificates is
                                              the period during which the
                                              holders of those certificates will
                                              receive payments of principal. The
                                              weighted average life and
                                              principal window shown in the
                                              table on page 8 of this offering
                                              prospectus for each class of
                                              offered certificates were
                                              calculated based on the following
                                              assumptions with respect to each
                                              underlying mortgage loan--

                                              o    the related borrower timely
                                                   makes all payments on the
                                                   mortgage loan, and

                                              o    the mortgage loan will not be
                                                   prepaid prior to stated
                                                   maturity.

                                              The weighted average life and
                                              principal window shown in the
                                              table on page 8 of this offering
                                              prospectus for each class of
                                              offered certificates were further
                                              calculated based on the other
                                              modeling assumptions referred to
                                              under "Yield and Maturity
                                              Considerations" in, and set forth
                                              in the glossary to, this offering
                                              prospectus.

E. RATINGS.................................   The ratings shown in the table on
                                              page 8 of this offering prospectus
                                              for the offered certificates are
                                              those of Standard & Poor's Ratings
                                              Services, a division of The
                                              McGraw-Hill Companies, Inc. and
                                              Moody's Investors Service, Inc.,
                                              respectively. It is a condition to
                                              their issuance that the respective
                                              classes of the offered
                                              certificates receive credit
                                              ratings no lower than those shown
                                              in the table on page 8 of this
                                              offering prospectus.

                                              The ratings assigned to the
                                              respective classes of offered
                                              certificates will represent the
                                              likelihood of--

                                              o    timely receipt by the holders
                                                   of all interest to which they
                                                   are entitled on each
                                                   distribution date, and

                                              o    the ultimate receipt by the
                                                   holders of all principal to
                                                   which they are entitled by
                                                   the applicable rated final
                                                   distribution date described
                                                   under "--Relevant Dates and
                                                   Periods--Rated Final
                                                   Distribution Date" below.

                                              A security rating is not a
                                              recommendation to buy, sell or
                                              hold securities and the assigning
                                              rating agency may revise or
                                              withdraw its rating at any time.

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                                       13

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                                              Further, the ratings on the
                                              respective classes of offered
                                              certificates do not represent any
                                              assessment of: the tax attributes
                                              of the offered certificates; the
                                              likelihood, frequency or extent of
                                              receipt of principal prepayments;
                                              the extent to which interest
                                              payable on any class of offered
                                              certificates may be reduced in
                                              connection with prepayment
                                              interest shortfalls; the extent of
                                              receipt of prepayment premiums,
                                              yield maintenance charges, default
                                              interest or the investors'
                                              anticipated yield to maturity.

                                              See "Ratings" in this offering
                                              prospectus.

                                              RELEVANT PARTIES

ISSUING ENTITY..............................  LB-UBS Commercial Mortgage Trust
                                              2008-C1 will be the issuing entity
                                              for the series 2008-C1
                                              securitization transaction. The
                                              issuing entity is sometimes
                                              referred to in this offering
                                              prospectus and in the accompanying
                                              base prospectus as the "trust" or
                                              the "trust fund." See "Transaction
                                              Participants--The Issuing Entity"
                                              in this offering prospectus.

DEPOSITOR...................................  We are Structured Asset Securities
                                              Corporation II, the depositor of
                                              the series 2008-C1 securitization
                                              transaction. We are a special
                                              purpose Delaware corporation. Our
                                              address is 745 Seventh Avenue, New
                                              York, New York 10019, and our
                                              telephone number is (212)
                                              526-7000. See "Transaction
                                              Participants--The Depositor" in
                                              the accompanying base prospectus
                                              and "Transaction Participants--The
                                              Depositor" in this offering
                                              prospectus.

SPONSORS....................................  Lehman Brothers Holdings Inc. and
                                              UBS Real Estate Securities Inc.
                                              will be the sponsors of the series
                                              2008-C1 securitization
                                              transaction. Lehman Brothers
                                              Holdings Inc. is our affiliate and
                                              an affiliate of Lehman Brothers
                                              Inc., one of the underwriters. UBS
                                              Real Estate Securities Inc. is an
                                              affiliate of UBS Securities LLC,
                                              one of the underwriters. See
                                              "Transaction Participants--The
                                              Sponsor" in the accompanying base
                                              prospectus and "Transaction
                                              Participants--The Sponsors" in
                                              this offering prospectus.

MORTGAGE LOAN SELLERS.......................  Each of Lehman Brothers Holdings
                                              Inc. and UBS Real Estate
                                              Securities Inc. will be, and an
                                              affiliate of Lehman Brothers
                                              Holdings Inc. may also be, a
                                              mortgage loan seller for the
                                              series 2008-C1 securitization
                                              transaction.

ORIGINATORS.................................  Except as indicated in the following sentences, each of the
                                              mortgage loans that we intend to
                                              transfer to the issuing entity was
                                              originated or co-originated by the
                                              related mortgage loan seller, by a
                                              predecessor to the related
                                              mortgage loan seller, by an
                                              affiliate of the related mortgage
                                              loan seller or by a correspondent
                                              in the related mortgage loan
                                              seller's or one of its affiliates'
                                              conduit lending program. The
                                              underlying mortgage loan secured
                                              by the mortgaged real property
                                              identified on Annex A-1 to this

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                                       14

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                                              offering prospectus as Chevy Chase
                                              Center, which mortgage loan
                                              represents 11.6% of the initial
                                              mortgage pool balance, was
                                              originated by Teachers Insurance
                                              and Annuity Association of
                                              America, a New York corporation,
                                              and sold to UBS Real Estate
                                              Securities Inc. on March 20, 2007.
                                              No party other than the parties
                                              identified under "--Mortgage Loan
                                              Sellers" above and in this
                                              "--Originators" section originated
                                              more than 10% of the underlying
                                              mortgage loans that we intend to
                                              transfer to the issuing entity.

SIGNIFICANT OBLIGORS........................  The mortgaged real properties identified on Annex A-1 to this
                                              offering prospectus as Westfield
                                              Southlake and Chevy Chase Center,
                                              securing underlying mortgage loans
                                              which represent 13.9% and 11.6%,
                                              respectively, of the initial
                                              mortgage pool balance, are each a
                                              "significant obligor," within the
                                              meaning of Items 1101 and 1112 of
                                              Regulation AB, with respect to the
                                              mortgage pool. Additionally, The
                                              Chevy Chase Land Company of
                                              Montgomery County, Maryland, a
                                              Maryland corporation, the
                                              guarantor of the Chevy Chase
                                              Center underlying mortgage loan,
                                              is also a "significant obligor,"
                                              within the meaning of Items 1101
                                              and 1112 of Regulation AB, with
                                              respect to the mortgage pool. See
                                              the discussions of the Westfield
                                              Southlake underlying mortgage loan
                                              and the Chevy Chase Center
                                              underlying mortgage loan in Annex
                                              F to this offering prospectus.

INITIAL TRUSTEE.............................  LaSalle Bank National Association,
                                              a national banking association,
                                              will act as the initial trustee on
                                              behalf of the series 2008-C1
                                              certificateholders. See
                                              "Transaction Participants--The
                                              Trustees--The Initial Trustee" in
                                              this offering prospectus. The
                                              trustee will also have, or be
                                              responsible for appointing an
                                              agent to perform, additional
                                              duties with respect to tax
                                              administration. Following the
                                              transfer of the underlying
                                              mortgage loans to the issuing
                                              entity, the trustee, on behalf of
                                              the series 2008-C1
                                              certificateholders, will become
                                              the mortgagee of record under each
                                              underlying mortgage loan, subject
                                              to the discussion under "--Sears
                                              Tower Mortgagee of Record, Master
                                              Servicer and Special Servicer"
                                              below. The trustee will further be
                                              responsible for calculating the
                                              amount of principal and interest
                                              to be paid to, and making
                                              distributions to, the series
                                              2008-C1 certificateholders as
                                              described under "Transaction
                                              Participants--The Trustees--The
                                              Initial Trustee" and "Description
                                              of the Offered Certificates" in
                                              this offering prospectus. LaSalle
                                              Bank National Association is an
                                              affiliate of Banc of America
                                              Securities LLC, one of the
                                              underwriters. See "Transaction
                                              Participants--The Trustees--The
                                              Initial Trustee" in this offering
                                              prospectus.

INITIAL MASTER SERVICER.....................  Wachovia Bank, National
                                              Association, a national banking
                                              association, will act as the
                                              initial master servicer with
                                              respect to the underlying mortgage
                                              loans, subject to the discussion
                                              under "--Sears Tower Mortgagee of
                                              Record, Master Servicer and
                                              Special Servicer" below. See
                                              "Transaction Participants--The

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                                       15

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                                              Servicers--The Initial Master
                                              Servicer" in this offering
                                              prospectus.

INITIAL SPECIAL SERVICER....................  CWCapital Asset Management LLC, a
                                              Massachusetts limited liability
                                              company, will act as the initial
                                              special servicer for the mortgage
                                              pool, subject to the discussion
                                              under "--Sears Tower Mortgagee of
                                              Record, Master Servicer and
                                              Special Servicer" below. See
                                              "Transaction Participants--The
                                              Servicers--The Initial Special
                                              Servicer" in this offering
                                              prospectus.

NON-TRUST MORTGAGE LOAN
NOTEHOLDERS.................................  Four (4) underlying mortgage loans, collectively representing
                                              14.1% of the initial mortgage pool
                                              balance, are each part of a loan
                                              combination, as described under
                                              "Description of the Mortgage
                                              Pool--Loan Combinations" in this
                                              offering prospectus. A loan
                                              combination consists of two (2) or
                                              more cross-defaulted mortgage
                                              loans that are obligations of the
                                              same borrower(s) and secured by
                                              the same mortgage instrument(s)
                                              encumbering the same mortgaged
                                              real property or group of
                                              mortgaged real properties.
                                              However, not all of the mortgage
                                              loans comprising any particular
                                              loan combination will be
                                              transferred to the issuing entity.
                                              Any mortgage loan that is part of
                                              a loan combination, but is not an
                                              asset of the issuing entity, is
                                              sometimes referred to in this
                                              offering prospectus as a non-trust
                                              mortgage loan. Pursuant to one or
                                              more co-lender or similar
                                              agreements with respect to each of
                                              the loan combinations described
                                              under "Description of the Mortgage
                                              Pool--Loan Combinations" in this
                                              offering prospectus, the holder of
                                              a particular non-trust mortgage
                                              loan in the subject loan
                                              combination, or a group of holders
                                              of non-trust mortgage loans in the
                                              subject loan combination (acting
                                              together), may be granted various
                                              rights and powers with respect to
                                              the subject loan combination. In
                                              some cases, those rights and
                                              powers may be assignable or may be
                                              exercised through a representative
                                              or designee. See "Description of
                                              the Mortgage Pool--Loan
                                              Combinations" and "Servicing of
                                              the Sears Tower Loan Combination"
                                              in this offering prospectus for a
                                              more detailed description of
                                              certain of the foregoing rights of
                                              the respective non-trust mortgage
                                              loan noteholders and/or their
                                              representatives and designees.

SEARS TOWER MORTGAGEE
OF RECORD, MASTER SERVICER AND
SPECIAL SERVICER............................  The entire Sears Tower loan combination (including the Sears
                                              Tower underlying mortgage loan) is
                                              currently being--and, upon
                                              issuance of the series 2008-C1
                                              certificates, will continue to
                                              be--serviced and administered
                                              pursuant to the series 2007-C2
                                              pooling and servicing agreement
                                              relating to the LB-UBS Commercial
                                              Mortgage Trust 2007-C2, Commercial
                                              Mortgage Pass-Through
                                              Certificates, Series 2007-C2
                                              commercial mortgage
                                              securitization, which provides for
                                              servicing arrangements that

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                                       16

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                                              are similar but not identical to
                                              those under the series 2008-C1
                                              pooling and servicing agreement.
                                              In that regard--

                                              o    LaSalle Bank National
                                                   Association, a national
                                                   banking association, is the
                                                   trustee under the series
                                                   2007-C2 pooling and servicing
                                                   agreement and will, in that
                                                   capacity, be the mortgagee of
                                                   record with respect to, and
                                                   act as custodian for various
                                                   loan documents relating to,
                                                   the entire Sears Tower loan
                                                   combination. See "Transaction
                                                   Participants--The
                                                   Trustees--The Initial Outside
                                                   Trustee" in this offering
                                                   prospectus;

                                              o    Wachovia Bank, National
                                                   Association, a national
                                                   banking association, is the
                                                   master servicer under the
                                                   series 2007-C2 pooling and
                                                   servicing agreement and will,
                                                   in that capacity, be the
                                                   initial master servicer for
                                                   the entire Sears Tower loan
                                                   combination, subject to
                                                   resignation or, solely in
                                                   connection with an event of
                                                   default, replacement pursuant
                                                   to the terms of the series
                                                   2007-C2 pooling and servicing
                                                   agreement. See "Transaction
                                                   Participants--The
                                                   Servicers--The Initial
                                                   Outside Master Servicer" in
                                                   this offering prospectus; and

                                              o    LNR Partners, Inc., a Florida
                                                   corporation, is the special
                                                   servicer under the series
                                                   2007-C2 pooling and servicing
                                                   agreement and will, in that
                                                   capacity, be the initial
                                                   special servicer for the
                                                   entire Sears Tower loan
                                                   combination, subject to
                                                   resignation or replacement
                                                   pursuant to the terms of the
                                                   series 2007-C2 pooling and
                                                   servicing agreement,
                                                   including replacement,
                                                   without cause, by the holders
                                                   of a majority interest in a
                                                   designated controlling class
                                                   of series 2007-C2
                                                   certificates and by the
                                                   holder of one or more junior
                                                   non-trust mortgage loans
                                                   included in the Sears Tower
                                                   loan combination until the
                                                   occurrence of a trigger event
                                                   and then by the holders of
                                                   all of the pari passu
                                                   mortgage loans included in
                                                   the Sears Tower loan
                                                   combination acting together.
                                                   See "Transaction
                                                   Participants--The
                                                   Servicers--The Initial
                                                   Outside Special Servicers"
                                                   and "Description of the
                                                   Mortgage Pool--Loan
                                                   Combinations--The Sears Tower
                                                   Loan Combination" in this
                                                   offering prospectus.

                                              Notwithstanding the foregoing,
                                              references in this offering
                                              prospectus to the trustee, master
                                              servicer and special servicer will
                                              mean the trustee, master servicer
                                              and special servicer,
                                              respectively, under the series
                                              2008-C1 pooling and servicing
                                              agreement, unless the context
                                              clearly indicates otherwise.

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                                       17

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CONTROLLING CLASS OF CERTIFICATEHOLDERS.....  The holders or beneficial owners of certificates representing a
                                              majority interest in a designated
                                              controlling class of the series
                                              2008-C1 certificates will have,
                                              directly or acting through a
                                              designated representative, certain
                                              rights and powers under the series
                                              2008-C1 pooling and servicing
                                              agreement, as described under
                                              "Risk Factors--The Interests of
                                              the Series 2008-C1 Controlling
                                              Class Certificateholders May be in
                                              Conflict with the Interests of the
                                              Offered Certificateholders" and
                                              "The Series 2008-C1 Pooling and
                                              Servicing Agreement--The Series
                                              2008-C1 Controlling Class
                                              Representative and the Serviced
                                              Non-Trust Loan Noteholders" and
                                              "--Replacement of the Special
                                              Servicer" in this offering
                                              prospectus.

                                              Unless there are significant
                                              losses on the underlying mortgage
                                              loans, the controlling class of
                                              series 2008-C1 certificateholders
                                              will be the holders of a
                                              non-offered class of series
                                              2008-C1 certificates.

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                                       18

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                         SUMMARY OF TRANSACTION PARTIES

 ------------------------------------------                                      --------------------------------------
|            SPONSOR AND SELLER             |                                   |         CO-SPONSOR AND SELLER        |
|                                           |                                   |                                      |
| Lehman Brothers Holdings Inc. and/or one  |                                   |    UBS Real Estate Securities Inc.   |
|        or more affiliates thereof         |                                   |                                      |
 ------------------------------------------                                      --------------------------------------
                                           \                                       /
                                            \                                     /
                                             \                                   /
                                              \                                 /
                                               \                               /
                                                \       Mortgage Loans        /
                                                 \                           /
                                                  \                         /
 -----------------------                          \|/                     \|/
|     UNDERWRITERS      |         Offered        ------------------------------
|                       |       Certificates    |          DEPOSITOR           |
| Lehman Brothers Inc.  |/                      |                              |
|  UBS Securities LLC   |-----------------------| Structured Asset Securities  |
|    Banc of America    |\                      |        Corporation II        |
|    Securites LLC      |                        ------------------------------
 -----------------------                                 /|\         |
                                                          |          |
                                                          |          |
                                                          |          |
 ------------------------                                 |          |                                  ------------------
|     MASTER SERVICER    |                                |          |                                 | SPECIAL SERVICER |
|                        |                  Certificates  |          |  Mortgage Loans                 |                  |
|     Wachovia Bank,     |                                |          |                                 |  CWCapital Asset |
|  National Association  |                                |          |                                 |  Management LLC  |
 ------------------------                                 |         \|/                                 ------------------
           |                                     ----------------------------                                   |
           |                                    |       ISSUING ENTITY       |                                  |
           |------------------------------------|                            |----------------------------------|
           |                                    |      LB-UBS Commercial     |                                  |
           |             Mortgage Loan          |   Mortgage Trust 2008-C1   |       Mortgage Loan              |
           |            Master Servicing        |                            |     Special Servicing            |
           |                                    |          TRUSTEE           |                                  |
           |                                    |                            |                                  |
           |                                    |   LaSalle Bank National    |                                  |
           |                                    |         Association        |                                  |
           |                                     ----------------------------                                   |
 ------------------------------                                                                -------------------------------
|  MASTER SERVICER OF OUTSIDE  |                                                              |  SPECIAL SERVICER OF OUTSIDE  |
|    SERVICED MORTGAGE LOAN    |                                                              |     SERVICED MORTGAGE LOAN    |
|                              |                                                              |                               |
|        Wachovia Bank,        |                                                              |       LNR Partners, Inc.      |
|     National Association     |                                                              |         (Sears Tower)         |
|        (Sears Tower)         |                                                               -------------------------------
 ------------------------------

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                                       19

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                           RELEVANT DATES AND PERIODS

CUT-OFF DATE................................  The cut-off date for the series
                                              2008-C1 securitization transaction
                                              is April 11, 2008.

                                              All payments and collections
                                              received on the underlying
                                              mortgage loans after that cut-off
                                              date, excluding any payments or
                                              collections that represent amounts
                                              due on or before that cut-off
                                              date, will belong to the trust.

ISSUE DATE..................................  The date of initial issuance for the offered certificates will be
                                              on or about April 29, 2008.

DISTRIBUTION FREQUENCY /
DISTRIBUTION DATE...........................  Payments on the offered certificates are scheduled to
                                              occur monthly, commencing in May
                                              2008. During any given month, the
                                              distribution date will be the
                                              fourth business day following the
                                              11th calendar day of that month
                                              or, if that 11th calendar day is
                                              not a business day, then the fifth
                                              business day following that 11th
                                              calendar day.

RECORD DATE.................................  The record date for each monthly payment on an offered certificate
                                              will be the last business day of
                                              the prior calendar month, except
                                              that if the initial distribution
                                              date occurs in the same calendar
                                              month as the date of the initial
                                              issuance of the offered
                                              certificates, the first record
                                              date will be the date of initial
                                              issuance of the offered
                                              certificates. The registered
                                              holders of the series 2008-C1
                                              certificates at the close of
                                              business on each record date will
                                              be entitled to receive, on the
                                              following distribution date, any
                                              payments on those certificates,
                                              except that the last payment on
                                              any offered certificate will be
                                              made only upon presentation and
                                              surrender of the certificate.

COLLECTION PERIOD...........................  Amounts available for payment on the offered certificates on any
                                              distribution date will depend on
                                              the payments and other collections
                                              received, and any advances of
                                              payments due, on the underlying
                                              mortgage loans during the related
                                              collection period. In general,
                                              each collection period--

                                              o    will relate to a particular
                                                   distribution date,

                                              o    will be approximately one
                                                   month long,

                                              o    will begin immediately after
                                                   the prior collection period
                                                   ends or, in the case of the
                                                   first collection period, will
                                                   begin on the day following
                                                   the cut-off date, and

                                              o    will end on a specified day
                                                   of the same calendar month in
                                                   which the related
                                                   distribution date occurs or,
                                                   if that specified day is not
                                                   a business day, then on the
                                                   immediately following
                                                   business day.

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                                       20

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                                              However, the collection period for
                                              any distribution date for any
                                              underlying mortgage loan that is
                                              part of a loan combination may
                                              differ from the collection period
                                              with respect to the rest of the
                                              mortgage pool for that
                                              distribution date. Accordingly,
                                              there may be multiple collection
                                              periods with respect to each
                                              distribution date, such as (a) a
                                              collection period with respect to
                                              each underlying mortgage loan that
                                              is part of a loan combination, and
                                              (b) a collection period with
                                              respect to the rest of the
                                              mortgage pool, which collection
                                              periods will not necessarily
                                              coincide with each other.

                                              Unless the context clearly
                                              indicates otherwise, references in
                                              any other portion of this offering
                                              prospectus to "collection period"
                                              will mean, individually and
                                              collectively, as applicable, all
                                              of the foregoing collection
                                              periods for the subject
                                              distribution date.

INTEREST ACCRUAL PERIOD.....................  The amount of interest payable with respect to the offered
                                              certificates on any distribution
                                              date will be a function of the
                                              interest accrued during the
                                              related interest accrual period.
                                              The interest accrual period for
                                              the offered certificates for any
                                              distribution date will be the
                                              period commencing on and including
                                              the 11th day of the month
                                              preceding the month in which that
                                              distribution date occurs and
                                              ending on and including the 10th
                                              day of the month in which that
                                              distribution date occurs. Interest
                                              will be calculated with respect to
                                              each class of offered certificates
                                              assuming that each year consists
                                              of twelve 30-day months.

RATED FINAL DISTRIBUTION DATE...............  The rated final distribution date for the respective classes of the
                                              offered certificates is the
                                              distribution date in _________.

                                              See "Ratings" in this offering
                                              prospectus.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS..............  We intend to deliver the offered certificates in book-entry form in
                                              original denominations of $10,000
                                              initial principal balance and in
                                              any greater whole dollar
                                              denominations.

                                              You will initially hold your
                                              offered certificates, directly or
                                              indirectly, through The Depository
                                              Trust Company, and they will be
                                              registered in the name of Cede &
                                              Co. as nominee for The Depository
                                              Trust Company. As a result, you
                                              will not receive a fully
                                              registered physical certificate
                                              representing your interest in any
                                              offered certificate, except under
                                              the limited circumstances
                                              described under "Description of
                                              the Offered
                                              Certificates--Registration and
                                              Denominations" in this offering
                                              prospectus and under "Description
                                              of the Certificates--Book-Entry
                                              Registration" in the accompanying
                                              base prospectus.

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                                       21

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PAYMENTS

A.  GENERAL.................................  The trustee will make payments of interest and, except in the case
                                              of the class X certificates,
                                              principal with respect to the
                                              following classes of series
                                              2008-C1 certificates and the
                                              following REMIC regular interests,
                                              sequentially as follows:

1st........................... .............    A-1, A-AB, A-2, A-2FL(1) and X
2nd.........................................           A-M and A-MFL(1)
3rd.........................................           A-J and A-JFL(1)
4th.........................................                   B
5th.........................................                   C
6th.........................................                   D
7th.........................................                   E
8th.........................................                   F
9th.........................................                   G
10th........................................                   H
11th........................................                   J
12th........................................                   K
13th........................................                   L
14th........................................                   M
15th........................................                   N
16th........................................                   P
17th........................................                   Q
18th........................................                   S
19th........................................                   T

----------
(1)  Refers to REMIC regular interest with the indicated alphabetic or alphanumeric designation, which REMIC regular interest corresponds to a floating rate class of series 2008-C1 certificates with the same designation.

                                              Amounts allocable as interest and
                                              principal with respect to the
                                              non-trust mortgage loans will not
                                              be available to make payments of
                                              interest and/or principal with
                                              respect to the classes of series
                                              2008-C1 certificates listed in the
                                              foregoing table.

                                              The allocation of interest
                                              payments among the A-1, A-AB, A-2
                                              and X classes and the class A-2FL
                                              REMIC regular interest will be
                                              made on a pro rata and pari passu
                                              basis. The series 2008-C1 REMIC
                                              residual certificates do not bear
                                              interest and do not entitle their
                                              respective holders to payments of
                                              interest.

                                              The allocation of principal
                                              payments among the A-1, A-AB and
                                              A-2 classes and the class A-2FL
                                              REMIC regular interest is
                                              described under
                                              "--Payments--Payments of
                                              Principal" below. The class X
                                              certificates and the series
                                              2008-C1 REMIC residual
                                              certificates do not have principal
                                              balances and do not entitle their
                                              respective holders to payments of
                                              principal.

                                              Payments with respect to the REMIC
                                              regular interest, or under the
                                              interest rate swap agreement,
                                              corresponding to each floating

--------------------------------------------------------------------------------

                                       22

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                                              rate class of the series 2008-C1
                                              certificates will be deposited in
                                              a separate sub-account of the
                                              trustee's floating rate account,
                                              from which payments will be made
                                              to the holders of the subject
                                              floating rate class of the series
                                              2008-C1 certificates and/or the
                                              swap counterparty.

                                              See "Description of the Offered
                                              Certificates--Payments--Priority
                                              of Payments" in this offering
                                              prospectus.

B.  PAYMENTS OF INTEREST....................  Each class of series 2008-C1 certificates (other than the
                                              series 2008-C1 REMIC residual
                                              certificates) and each REMIC
                                              regular interest corresponding to
                                              a floating rate class of series
                                              2008-C1 certificates will bear
                                              interest. In each case, that
                                              interest will accrue during each
                                              applicable interest accrual period
                                              based upon--

                                              o    the pass-through rate
                                                   applicable for the particular
                                                   class of series 2008-C1
                                                   certificates or the
                                                   particular REMIC regular
                                                   interest, as the case may be,
                                                   for that interest accrual
                                                   period,

                                              o    the total principal balance
                                                   or notional amount, as the
                                                   case may be, of the
                                                   particular class of series
                                                   2008-C1 certificates or the
                                                   particular REMIC regular
                                                   interest, as the case may be,
                                                   outstanding immediately prior
                                                   to the related distribution
                                                   date, and

                                              o    the assumption that each year
                                                   consists of twelve 30-day
                                                   months (or, in the case of
                                                   any particular floating rate
                                                   class certificates, for so
                                                   long as the related interest
                                                   rate swap agreement is in
                                                   effect and there is no
                                                   continuing event of default
                                                   thereunder, based on the
                                                   actual number of days in the
                                                   applicable interest accrual
                                                   period and the assumption
                                                   that each year consists of
                                                   360 days).

                                              Interest payments with respect to
                                              each REMIC regular interest
                                              corresponding to each floating
                                              rate class of series 2008-C1
                                              certificates will be applied to
                                              make payments due to the swap
                                              counterparty and/or, together with
                                              any payments received from the
                                              swap counterparty under the
                                              related interest rate swap
                                              agreement, to make payments on the
                                              related floating rate class of
                                              series 2008-C1 certificates.

                                              The borrowers under the underlying
                                              mortgage loans are generally
                                              prohibited from making whole or
                                              partial voluntary prepayments that
                                              are not accompanied by a full
                                              month's interest on the
                                              prepayment. If, however, a whole
                                              or partial voluntary
                                              prepayment--or, to the extent it
                                              results from the receipt of
                                              insurance proceeds or a
                                              condemnation award, a whole or
                                              partial involuntary prepayment--on
                                              an underlying mortgage loan is not
                                              accompanied by the amount of one
                                              full month's interest on the
                                              prepayment, then, as and to the
                                              extent described under

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                                       23

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                                              "Description of the Offered
                                              Certificates--Payments--Payments
                                              of Interest" in this offering
                                              prospectus, the resulting
                                              shortfall, less--

                                              o    the amount of the master
                                                   servicing fee that would have
                                                   been payable from that
                                                   uncollected interest, and

                                              o    in the case of a voluntary
                                                   prepayment on a non-specially
                                                   serviced mortgage loan, the
                                                   applicable portion of the
                                                   payment made by the master
                                                   servicer (if any) to cover
                                                   prepayment interest
                                                   shortfalls resulting from the
                                                   voluntary prepayments on
                                                   non-specially serviced
                                                   mortgage loans during the
                                                   related collection period,

                                              will generally be allocated to
                                              reduce the amount of accrued
                                              interest otherwise payable to the
                                              holders of all of the
                                              interest-bearing classes of the
                                              series 2008-C1 certificates (or,
                                              in the case of a floating rate
                                              class of series 2008-C1
                                              certificates, payable to the
                                              applicable sub-account of the
                                              trustee's floating rate account
                                              with respect to the corresponding
                                              REMIC regular interest), including
                                              the offered certificates, on a pro
                                              rata basis in accordance with the
                                              respective amounts of interest
                                              actually accrued on those classes
                                              (or, in the case of the floating
                                              rate classes of series 2008-C1
                                              certificates, on the corresponding
                                              REMIC regular interests) during
                                              the corresponding interest accrual
                                              period.

                                              On each distribution date, subject
                                              to available funds and the payment
                                              priority described under
                                              "--Payments--General" above, you
                                              will be entitled to receive your
                                              proportionate share of all unpaid
                                              distributable interest accrued
                                              with respect to your class of
                                              offered certificates through the
                                              end of the related interest
                                              accrual period.

                                              See "Description of the Offered
                                              Certificates--Payments--Payments
                                              of Interest" and
                                              "--Payments--Priority of Payments"
                                              in this offering prospectus.

D.  PAYMENTS OF PRINCIPAL...................  Subject to available funds and the payment priority described under
                                              "--Payments--General" above, the
                                              holders of each class of offered
                                              certificates will be entitled to
                                              receive a total amount of
                                              principal over time equal to the
                                              total principal balance of their
                                              particular class.

                                              The total payments of principal to
                                              be made on the various classes of
                                              series 2008-C1 principal balance
                                              certificates (in the case of the
                                              respective floating rate classes
                                              of the series 2008-C1
                                              certificates, through the
                                              corresponding REMIC regular
                                              interests) on any distribution
                                              date will, in general, be a
                                              function of--

                                              o    the amount of scheduled
                                                   payments of principal due or,
                                                   in some cases, deemed due on
                                                   the underlying mortgage

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                                       24

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                                                   loans during the related
                                                   collection period, which
                                                   payments are either received
                                                   as of the end of that
                                                   collection period or advanced
                                                   by the master servicer or the
                                                   trustee; and

                                              o    the amount of any prepayments
                                                   and other unscheduled
                                                   collections of previously
                                                   unadvanced principal with
                                                   respect to the underlying
                                                   mortgage loans that are
                                                   received during the related
                                                   collection period.

                                              However, if the master servicer,
                                              the special servicer or the
                                              trustee reimburses itself out of
                                              general collections on the
                                              mortgage pool for any advance that
                                              it has determined is not
                                              recoverable out of collections on
                                              the related underlying mortgage
                                              loan, then that advance (together
                                              with accrued interest thereon)
                                              will be deemed, to the fullest
                                              extent permitted, to be reimbursed
                                              first out of payments and other
                                              collections of principal otherwise
                                              available for distribution on the
                                              series 2008-C1 principal balance
                                              certificates (or, in the case of
                                              the floating rate classes of the
                                              series 2008-C1 certificates, on
                                              the corresponding REMIC regular
                                              interests), prior to being deemed
                                              reimbursed out of payments and
                                              other collections of interest
                                              otherwise available for
                                              distribution on the series 2008-C1
                                              certificates (or, in the case of
                                              the floating rate classes of the
                                              series 2008-C1 certificates, on
                                              the corresponding REMIC regular
                                              interest).

                                              On any distribution date, subject
                                              to the discussion under
                                              "--Payments--Amortization,
                                              Liquidation and Payment Triggers"
                                              below, the trustee will generally
                                              make payments of principal with
                                              respect to the various classes of
                                              series 2008-C1 principal balance
                                              certificates (in the case of a
                                              floating rate class of series
                                              2008-C1 certificates, through the
                                              corresponding REMIC regular
                                              interest) in the following order
                                              and amounts (in each case, to the
                                              extent of available funds):

                                              o    first, with respect to the
                                                   class A-AB certificates, up
                                                   to the lesser of (a) the
                                                   total distributable principal
                                                   for the applicable
                                                   distribution date and (b) the
                                                   amount necessary to reduce
                                                   the total principal balance
                                                   of that class to the
                                                   scheduled total principal
                                                   balance for that class set
                                                   forth on Annex D to this
                                                   offering prospectus;

                                              o    second, with respect to (1)
                                                   the class A-1 certificates,
                                                   (2) the class A-AB
                                                   certificates, and (3) the
                                                   class A-2 and A-2FL
                                                   certificates (on a pro rata
                                                   basis in accordance with
                                                   their respective total
                                                   principal balances), in that
                                                   order, in the case of each of
                                                   clauses (1) through (3) of
                                                   this bullet up to the lesser
                                                   of (a) the remaining total
                                                   distributable principal for
                                                   the applicable distribution
                                                   date and (b) the remaining
                                                   total principal balance of
                                                   the subject class(es); and

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                                       25

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                                              o    then, with respect to (1) the
                                                   class A-M and A-MFL
                                                   certificates (on a pro rata
                                                   basis in accordance with
                                                   their respective total
                                                   principal balances), and (2)
                                                   the class A-J and A-JFL
                                                   certificates (on a pro rata
                                                   basis in accordance with
                                                   their respective total
                                                   principal balances), in that
                                                   order, in the case of each of
                                                   clauses (1) and (2) of this
                                                   bullet up to the lesser of
                                                   (a) the remaining total
                                                   distributable principal for
                                                   the applicable distribution
                                                   date, and (b) the remaining
                                                   total principal balance of
                                                   the subject classes.

                                              After the class A-1, A-AB, A-2,
                                              A-2FL, A-M, A-MFL, A-J and A-JFL
                                              certificates have been retired,
                                              subject to available funds,
                                              payments of remaining principal
                                              will be made with respect to the
                                              class B, C, D, E, F, G, H, J, K,
                                              L, M, N, P, Q, S and T
                                              certificates, in that order, in
                                              the case of each such class up to
                                              the lesser of (a) the remaining
                                              portion of the total distributable
                                              principal for the applicable
                                              distribution date, and (b) the
                                              remaining total principal balance
                                              of the subject class.

                                              In the case of the floating rate
                                              classes of series 2008-C1
                                              certificates, any payments of
                                              principal will first be made with
                                              respect to the corresponding REMIC
                                              regular interest, after which any
                                              corresponding payments of
                                              principal will be made to the
                                              holders of that floating rate
                                              class of series 2008-C1
                                              certificates.

                                              The class X certificates and the
                                              series 2008-C1 REMIC residual
                                              certificates do not have principal
                                              balances and do not entitle their
                                              holders to payments of principal.

                                              See "Description of the Offered
                                              Certificates--Payments--Payments
                                              of Principal" and
                                              "--Payments--Priority of Payments"
                                              in this offering prospectus.

E.  AMORTIZATION, LIQUIDATION
    AND PAYMENT TRIGGERS....................  Because of losses on the underlying mortgage loans and/or
                                              default-related or other
                                              unanticipated expenses of the
                                              issuing entity, the total
                                              principal balance of the class
                                              A-M, A-MFL, A-J, A-JFL, B, C, D,
                                              E, F, G, H, J, K, L, M, N, P, Q, S
                                              and T certificates may be reduced
                                              to zero at a time when the class
                                              A-1, A-AB, A-2 and A-2FL
                                              certificates, or any two or more
                                              classes of those certificates,
                                              remain outstanding. Under those
                                              circumstances, and in any event on
                                              the final distribution date, any
                                              payments of principal on the
                                              outstanding class A-1, A-AB, A-2
                                              and A-2FL certificates will be
                                              made among those classes of series
                                              2008-C1 certificates (in the case
                                              of a floating rate class of the
                                              series 2008-C1 certificates,
                                              through the corresponding REMIC
                                              regular interest) on a pro rata
                                              basis in accordance with their
                                              respective total principal
                                              balances.

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                                       26

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                                              Also, specified parties may
                                              terminate the trust when the
                                              mortgage pool balance is reduced
                                              to less than approximately 1.0% of
                                              the initial total principal
                                              balance of the series 2008-C1
                                              principal balance certificates, as
                                              described under "--Optional
                                              Termination" below.

F.  PAYMENTS OF PREPAYMENT PREMIUMS
    AND YIELD MAINTENANCE CHARGES...........  If any prepayment premium or yield maintenance charge is collected on
                                              any of the underlying mortgage
                                              loans, then the trustee will pay
                                              that amount, net of any
                                              liquidation fee or workout fee
                                              payable in connection with the
                                              receipt thereof, in the
                                              proportions described under
                                              "Description of the Offered
                                              Certificates--Payments--Payments
                                              of Prepayment Premiums and Yield
                                              Maintenance Charges" in this
                                              offering prospectus, to--

                                              o    the holders of the class X
                                                   certificates;

                                              o    the holders of any of the
                                                   class A-1, A-AB, A-2, A-M,
                                                   A-J, B, C, D, E, F, G, H, J
                                                   and/or K certificates that
                                                   are then entitled to receive
                                                   any principal payments;
                                                   and/or

                                              o    the applicable sub-account of
                                                   the trustee's floating rate
                                                   account in respect of any
                                                   REMIC regular interest
                                                   corresponding to a floating
                                                   rate class of series 2008-C1
                                                   certificates entitled to
                                                   receive any principal
                                                   payments.

                                              For so long as the related
                                              interest rate swap agreement is in
                                              effect and there is no continuing
                                              event of default thereunder,
                                              prepayment premiums and/or yield
                                              maintenance charges allocable to
                                              the REMIC regular interest
                                              corresponding to a floating rate
                                              class of series 2008-C1
                                              certificates will be paid to the
                                              swap counterparty. Otherwise, they
                                              will be paid to the holders of
                                              those series 2008-C1 certificates.

SERVICING AND TRUSTEE COMPENSATION..........  The amounts available for distribution on the series 2008-C1
                                              certificates on any distribution
                                              date will generally be net of the
                                              following amounts:

     TYPE / RECIPIENT (1)                    AMOUNT                  FREQUENCY
-----------------------------  ----------------------------------  ------------
FEES

Master Servicing Fee / Master  With respect to each underlying        Monthly
Servicer                       mortgage loan, an interest strip
                               that accrues at the related master
                               servicing fee rate on the same
                               principal amount on which interest
                               accrues or is deemed to accrue
                               from time to time on that mortgage
                               loan.(2)

Outside Master Servicing Fee   With respect to the Sears Tower        Monthly
/ Applicable Master Servicer   underlying mortgage loan, an
of the Outside Serviced        interest strip that accrues at the
Underlying Mortgage Loan       rate of 0.01% per annum on the
                               same principal amount on which
                               interest accrues or is deemed to
                               accrue from time to time on the
                               outside serviced underlying
                               mortgage loan.

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                                       27

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     TYPE / RECIPIENT (1)                    AMOUNT                  FREQUENCY
-----------------------------  ----------------------------------  ------------
Special Servicing Fee /        With respect to each underlying        Monthly
Special Servicer               mortgage loan (other than the
                               outside serviced underlying
                               mortgage loan) that is being
                               specially serviced or as to which
                               the related mortgaged real
                               property has become an REO
                               property, a fee in an amount that
                               accrues from time to time at the
                               rate of 0.25% per annum on the
                               same principal amount on which
                               interest accrues or is deemed to
                               accrue from time to time on such
                               mortgage loan.

Workout Fee / Special          With respect to each underlying     Time to time
Servicer                       mortgage loan (other than the
                               outside serviced underlying
                               mortgage loan) that has been and
                               continues to be worked out, an
                               amount that will equal a workout
                               fee rate of 1.0%, multiplied by
                               each collection of interest (other
                               than default interest), principal
                               and prepayment consideration
                               received on the subject mortgage
                               loan for so long as it remains a
                               worked-out mortgage loan.

Liquidation Fee /              With respect to each specially      Time to time
Special Servicer               serviced underlying mortgage loan
                               (other than the outside serviced
                               underlying mortgage loan) for which
                               the special servicer obtains a
                               full, partial or discounted payoff
                               and with respect to each specially
                               serviced underlying mortgage loan
                               (other than the outside serviced
                               underlying mortgage loan) and
                               related REO property as to which
                               the special servicer obtains any
                               liquidation proceeds, with limited
                               exceptions, an amount that will
                               equal a liquidation fee rate of
                               1.0%, multiplied by the related
                               payment or proceeds (exclusive of
                               default interest).

Outside Special Servicing      With respect to the Sears Tower        Monthly
Fee / Applicable Special       underlying mortgage loan, a fee in
Servicer of the Outside        an amount that accrues at the rate
Serviced Underlying Mortgage   of 0.25% per annum on the same
Loan                           principal amount on which interest
                               accrues or is deemed to accrue from
                               time to time on the outside
                               serviced underlying mortgage loan.

Outside Serviced Trust         With respect to the Sears Tower     Time to time
Mortgage Loan Workout Fee and  underlying mortgage loan, the
Liquidation Fee / Other        related liquidation fee and workout
Special Servicer of the        fee due and owing under the outside
Outside Serviced Underlying    servicing agreement are
Mortgage Loan                  substantially identical to the
                               corresponding fees under the series
                               2008-C1 pooling and servicing
                               agreement.

Trustee Fee / Trustee          With respect to each underlying        Monthly
                               mortgage loan, an interest
                               strip that accrues at the rate of
                               0.00175% per annum on the stated
                               principal balance of that mortgage
                               loan from time to time.

----------
(1)  If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees as the master servicer described in this offering prospectus. Any change to those fees would require an amendment to the series 2008-C1 pooling and servicing agreement. See "Description of the
     Governing Documents--Amendment" in the accompanying base prospectus.

(2)  The master servicing fee rate payable under the series 2008-C1 pooling and servicing agreement for the outside serviced underlying

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mortgage loan will be 0.10% per annum. The master servicing fee rate payable under the series 2008-C1 pooling and servicing agreement for each underlying mortgage loan (other than the outside serviced underlying mortgage loan) will be
0.20% per annum.

                                              The master servicer, special
                                              servicer and trustee under the
                                              series 2008-C1 pooling and
                                              servicing agreement and, with
                                              respect to the Sears Tower
                                              underlying mortgage loan, the
                                              outside servicers under the series
                                              2007-C2 pooling and servicing
                                              agreement, will also be entitled
                                              to additional compensation,
                                              including, subject to certain
                                              conditions: (i) prepayment
                                              interest excesses, (ii) interest
                                              and investment income earned on
                                              amounts on deposit in certain
                                              accounts maintained by such
                                              parties under the series 2008-C1
                                              pooling and servicing agreement or
                                              the series 2007-C2 pooling and
                                              servicing agreement, as the case
                                              may be, and (iii) all assumption
                                              fees, modification fees, consent
                                              fees, extension fees, defeasance
                                              fees and similar fees actually
                                              collected on the underlying
                                              mortgage loans.

                                              The foregoing fees and additional
                                              compensation will generally be
                                              payable prior to distribution on
                                              the series 2008-C1 certificates.
                                              Further information with respect
                                              to the foregoing fees and
                                              additional compensation and
                                              information with respect to
                                              expenses of the trust, including
                                              information regarding the general
                                              purpose of and the source of
                                              payment for those items, is set
                                              forth under "Description of the
                                              Offered Certificates--Fees and
                                              Expenses" in this offering
                                              prospectus.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH LOSSES
ON THE UNDERLYING MORTGAGE LOANS
AND DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES......................  Because of losses on the underlying mortgage
                                              loans--including, for this
                                              purpose, advances that are
                                              reimbursed out of general
                                              collections on the mortgage pool
                                              because collections on the related
                                              underlying mortgage loan are
                                              determined to be insufficient to
                                              make such reimbursement--and/or
                                              default-related and other
                                              unanticipated expenses of the
                                              issuing entity, the total
                                              principal balance of the mortgage
                                              pool, net of outstanding advances
                                              of principal, may fall below the
                                              total principal balance of the
                                              series 2008-C1 principal balance
                                              certificates. If and to the extent
                                              that those losses on the
                                              underlying mortgage loans and/or
                                              expenses of the issuing entity
                                              cause such a deficit to exist
                                              following the payments made on the
                                              series 2008-C1 certificates on any
                                              distribution date, the total
                                              principal balances of the
                                              following classes of series
                                              2008-C1 principal balance
                                              certificates and REMIC regular
                                              interests will be sequentially
                                              reduced, in the following order,
                                              until that deficit is eliminated:

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REDUCTION
  ORDER                CLASS
---------   ---------------------------
1st......                T
2nd......                S
3rd......                Q
4th......                P
5th......                N
6th......                M
7th......                L
8th......                K
9th......                J
10th.....                H
11th.....                G
12th.....                F
13th.....                E
14th.....                D
15th.....                C
16th.....                B
17th.....        A-J and A-JFL(1),
                 pro rata by total
                  principal balance
18th.....         A-M and A-MFL(1),
                 pro rata by total
                 principal balance
19th.....       A-1, A-AB, A-2 and
            A-2FL(1), pro rata by total
                 principal balance

----------
(1)  Refers to REMIC regular interest with that designation, which REMIC regular interest corresponds to a floating rate class of series 2008-C1 certificates with the same designation.

                                          Losses on the underlying mortgage
                                          loans, extraordinary expenses and
                                          available funds shortfalls will not be
                                          directly allocated to any of the
                                          floating rate classes of series
                                          2008-C1 certificates. However, such
                                          losses, expenses and shortfalls may be
                                          allocated to the corresponding REMIC
                                          regular interest in reduction of the
                                          total principal balance of the
                                          applicable REMIC regular interest and
                                          the amount of its interest
                                          entitlement, respectively. Any
                                          decrease in the total principal
                                          balance of the REMIC regular interest
                                          corresponding to any floating rate
                                          class of series 2008-C1 certificates
                                          will result in a corresponding
                                          decrease in the total principal
                                          balance of the subject class of series
                                          2008-C1 certificates, and any interest
                                          shortfalls suffered by the REMIC
                                          regular interest corresponding to any
                                          floating rate class of series 2008-C1
                                          certificates (for whatever reason)
                                          will reduce the amount of interest
                                          distributed on the subject class of
                                          series 2008-C1 certificates.

                                          See "Description of the Offered
                                          Certificates--Reductions of
                                          Certificate Principal Balances in
                                          Connection with Realized Losses and
                                          Additional Trust Fund Expenses" in
                                          this offering prospectus.

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REPORTS TO CERTIFICATEHOLDERS...........  On each distribution date, the trustee will provide or make available to the
                                          registered holders of the series
                                          2008-C1 certificates a monthly report
                                          substantially in the form of Annex C
                                          to this offering prospectus. The
                                          trustee's report will detail, among
                                          other things, the payments made to the
                                          series 2008-C1 certificateholders on
                                          that distribution date and the
                                          performance of the underlying mortgage
                                          loans and the mortgaged real
                                          properties.

                                          Upon reasonable prior notice, you may
                                          also review at the trustee's offices
                                          during normal business hours a variety
                                          of information and documents that
                                          pertain to the underlying mortgage
                                          loans and the mortgaged real
                                          properties for those loans.

                                          See "Description of the Offered
                                          Certificates--Reports to
                                          Certificateholders; Available
                                          Information" in this offering
                                          prospectus.

OPTIONAL TERMINATION....................  Specified parties to the transaction may terminate the trust by purchasing
                                          all of the mortgage loans and any
                                          foreclosure properties held by the
                                          trust, but only when the total
                                          principal balance of the mortgage
                                          pool, net of outstanding advances of
                                          principal, is less than 1.0% of the
                                          initial total principal balance of the
                                          series 2008-C1 principal balance
                                          certificates.

                                          In addition, following the date on
                                          which the total principal balance of
                                          the class A-1, A-AB, A-2, A-2FL, A-M,
                                          A-MFL, A-J, A-JFL, B, C, D, E, F and G
                                          certificates are reduced to zero, the
                                          trust may also be terminated with the
                                          consent of 100% of the remaining
                                          series 2008-C1 certificateholders and
                                          the master servicer and subject to
                                          such additional conditions as may be
                                          set forth in the series 2008-C1
                                          pooling and servicing agreement, in
                                          connection with an exchange of all the
                                          remaining series 2008-C1 certificates
                                          for all the mortgage loans and
                                          foreclosure properties remaining in
                                          the trust fund at the time of
                                          exchange.

                                          See "Description of the Offered
                                          Certificates--Termination" in this
                                          offering prospectus.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.................................  In this section, "--The Underlying
                                          Mortgage Loans and the Mortgaged Real
                                          Properties," we provide summary
                                          information with respect to the
                                          mortgage loans that we intend to
                                          transfer to the issuing entity. For
                                          more detailed information regarding
                                          those mortgage loans, you should
                                          review the following sections in this
                                          offering prospectus:

                                          o    "Risk Factors;"

                                          o    "Description of the Mortgage
                                               Pool;"

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                                          o    Annex A-1--Certain
                                               Characteristics of Individual
                                               Underlying Mortgage Loans;

                                          o    Annex A-2--Certain
                                               Characteristics of the Mortgage
                                               Pool; and

                                          o    Annex A-3--Certain Monetary Terms
                                               of the Underlying Mortgage Loans.

                                          When reviewing the information that we
                                          have included in this offering
                                          prospectus, including the Annexes
                                          hereto, with respect to the mortgage
                                          loans that are to back the offered
                                          certificates, please note that--

                                          o    All numerical information
                                               provided with respect to the
                                               underlying mortgage loans is
                                               provided on an approximate basis.

                                          o    References to initial mortgage
                                               pool balance mean the aggregate
                                               cut-off date principal balance of
                                               all the underlying mortgage
                                               loans. We will transfer each of
                                               the underlying mortgage loans, at
                                               its respective cut-off date
                                               principal balance, to the trust.
                                               We show the cut-off date
                                               principal balance for each of the
                                               underlying mortgage loans on
                                               Annex A-1 to this offering
                                               prospectus.

                                          o    All weighted average information
                                               provided with respect to the
                                               mortgage loans reflects a
                                               weighting based on their
                                               respective cut-off date principal
                                               balances.

                                          o    When information with respect to
                                               mortgaged real properties is
                                               expressed as a percentage of the
                                               initial mortgage pool balance,
                                               the percentages are based upon
                                               the cut-off date principal
                                               balances of the related
                                               underlying mortgage loans or
                                               allocated portions of those
                                               balances.

                                          o    With respect to each underlying
                                               mortgage loan that is part of a
                                               loan combination, unless the
                                               context clearly indicates
                                               otherwise, certain statistical
                                               information--in particular,
                                               information relating to debt
                                               service coverage ratios,
                                               loan-to-value ratios and loan
                                               amount per square foot or other
                                               unit of measurement--in this
                                               offering prospectus is calculated
                                               in the following manner:

                                               1.   with respect to the Westin
                                                    Charlotte underlying
                                                    mortgage loan, taking into
                                                    account the corresponding
                                                    pari passu non-trust
                                                    mortgage loan in the Westin
                                                    Charlotte loan combination;

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                                               2.   with respect to each of the
                                                    Kettering Tower underlying
                                                    mortgage loan and the Best
                                                    Western - Clearwater
                                                    underlying mortgage loan,
                                                    without regard to the
                                                    corresponding subordinate
                                                    non-trust mortgage loan in
                                                    the subject loan
                                                    combination; and

                                               3.   with respect to the Sears
                                                    Tower underlying mortgage
                                                    loan (evidenced by note
                                                    A-3-A-1), taking into
                                                    account an amount equal to
                                                    $510,000,000 of pari passu
                                                    A-notes, which amount is
                                                    comprised of the $20,000,000
                                                    Sears Tower underlying
                                                    mortgage loan (evidenced by
                                                    note A-3-A-1), a
                                                    proportionate share of the
                                                    Sears Tower note A-1
                                                    non-trust mortgage loan
                                                    (i.e., $255,000,000 of the
                                                    $340,000,000 principal
                                                    balance of such note), and
                                                    the entire principal balance
                                                    of each of the Sears Tower
                                                    note A-2-A non-trust
                                                    mortgage loan ($50,000,000)
                                                    and the Sears Tower note
                                                    A-3-A-2 non-trust mortgage
                                                    loan ($185,000,000), but
                                                    without regard to the
                                                    remaining non-trust mortgage
                                                    loans or portions thereof in
                                                    the subject loan
                                                    combination.

                                               See "Description of the Mortgage
                                               Pool--Loan Combinations" in, and
                                               the discussions of the Westin
                                               Charlotte underlying mortgage
                                               loan and the Kettering Tower
                                               underlying mortgage loan in Annex
                                               F to, this offering prospectus.

                                          o    If any of the underlying mortgage
                                               loans is secured by multiple real
                                               properties, then a portion of the
                                               subject mortgage loan has been
                                               allocated to each of those
                                               properties for purposes of
                                               presenting certain statistical
                                               information in this offering
                                               prospectus.

                                          o    Whenever we refer to a particular
                                               mortgaged real property, or
                                               mortgage loan, by name, unless
                                               the particular term is otherwise
                                               specifically defined, we mean the
                                               mortgaged real property, or the
                                               mortgage loan secured by the
                                               mortgaged real property,
                                               identified by that name on Annex
                                               A-1 to this offering prospectus.

                                          o    Statistical information regarding
                                               the mortgage loans may change
                                               prior to the date of initial
                                               issuance of the offered
                                               certificates as a result of
                                               changes in the composition of the
                                               mortgage pool prior to that date.

                                          It has been confirmed to us by S&P
                                          and/or Moody's that three (3) of the
                                          mortgage loans that we intend to
                                          transfer to the issuing entity,
                                          representing 27.5% of the initial
                                          mortgage pool balance,

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                                          each has, in the context of its
                                          inclusion in the mortgage pool, credit
                                          characteristics consistent with
                                          investment grade-rated obligations.
                                          Two (2) of those mortgage loans are
                                          described in Annex F to in this
                                          offering prospectus.

LOAN COMBINATIONS.......................  Four (4) underlying mortgage loans, representing 14.1% of the initial
                                          mortgage pool balance, are, in each
                                          case, part of a loan combination
                                          comprised of two (2) or more
                                          cross-defaulted mortgage loans that
                                          are all (a) obligations of the same
                                          borrower(s) and (b) secured by the
                                          same mortgage instrument(s)
                                          encumbering the same mortgaged real
                                          property or portfolio of mortgaged
                                          real properties. However, not all of
                                          the mortgage loans comprising any
                                          particular loan combination will be
                                          transferred to the issuing entity. Any
                                          mortgage loan that is part of a loan
                                          combination, but is not transferred to
                                          the issuing entity, is sometimes
                                          referred to in this offering
                                          prospectus as a non-trust mortgage
                                          loan.

                                          The following underlying mortgage
                                          loans are each part of a loan
                                          combination:

                                                        ORIGINAL      ORIGINAL
                                                        PRINCIPAL    PRINCIPAL
      MORTGAGED                               % OF       BALANCE    BALANCE OF
    PROPERTY NAME                            INITIAL   OF RELATED     RELATED
  (AS IDENTIFIED ON           CUT-OFF DATE  MORTGAGE   PARI PASSU   SUBORDINATE
  ANNEX A-1 TO THIS             PRINCIPAL     POOL      NON-TRUST    NON-TRUST
OFFERING PROSPECTUS)             BALANCE     BALANCE   LOAN(S)(1)   LOAN(S)(2)
----------------------------  ------------  --------  ------------  ------------
Westin Charlotte............   $75,250,000    7.5%    $109,750,000      N/A
Kettering Tower.............   $28,000,000    2.8%         N/A      $7,500,000
Sears Tower.................   $20,000,000    2.0%         (3)          (3)
Best Western - Clearwater...   $19,100,000    1.9%         N/A      $2,000,000

----------
(1)  Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)  Reflects subordinate non-trust mortgage loans that are, in each case: (i)
     prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan and any related pari passu non-trust mortgage loan(s) in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan and any related pari passu non-trust mortgage loan(s) in the subject loan combination.

(3)  The Sears Tower loan combination, totaling $780,000,000, is comprised of three pari passu A-note mortgage loans or groups of mortgage loans -- the
     Sears Tower note A-1 non-trust mortgage loan with a principal balance of
     $340,000,000, the Sears Tower note A-2 sub-loan combination with the

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                                       34

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     aggregate principal balance of $66,670,000 and the Sears Tower note A-3 sub-loan combination with the aggregate principal balance of $273,330,000
     (which includes the Sears Tower note A-3-A sub-loan combination, which sub-loan combination includes the Sears Tower underlying mortgage loan) --
     and a subordinate B-note non-trust mortgage loan with a principal balance of $100,000,000. The Sears Tower note A-1 non-trust mortgage loan was contributed to the LB-UBS series 2007-C2 commercial mortgage securitization. The Sears Tower note A-2 sub-loan combination consists of a senior component with a principal balance of $50,000,000 (the Sears Tower
     A-2-A non-trust mortgage loan, which was contributed to the LB-UBS series
     2007-C7 commercial mortgage securitization) and a junior component with a principal balance of $16,670,000 (the Sears Tower note A-2-B non-trust mortgage loan). The Sears Tower note A-3 sub-loan combination consists of a senior component with a principal balance of $205,000,000 (the Sears Tower note A-3-A sub-loan combination) and a junior component with a principal balance of $68,330,000 (the Sears Tower note A-3-B non-trust mortgage loan). The Sears Tower note A-3-A sub-loan combination consists of two pari passu components, one of which has a principal balance of $20,000,000 (the
     Sears Tower underlying mortgage loan, evidenced by note A-3-A-1) and the other of which has a principal balance of $185,000,000 (the Sears Tower note A-3-A-2 non-trust mortgage loan). The Sears Tower note A-3-A sub-loan combination is generally pari passu in right of payment with (a) a proportionate share of the Sears Tower note A-1 non-trust mortgage loan
     (i.e., $255,000,000 of the $340,000,000 principal balance of such note) and
     (b) the entire principal balance of the Sears Tower A-2-A non-trust mortgage loan. The Sears Tower note A-3 sub-loan combination (of which the
     Sears Tower underlying mortgage loan is a component) is generally pari passu in right of payment with the Sears Tower note A-1 non-trust mortgage loan and the Sears Tower note A-2 sub-loan combination, as a whole. The
     Sears Tower note A-2-B non-trust mortgage loan is generally subordinate to the Sears Tower note A-2-A non-trust mortgage loan. The Sears Tower note
     A-3-B non-trust mortgage loan is generally subordinate to the Sears Tower note A-3-A sub-loan combination. The Sears Tower note B non-trust mortgage loan is generally subordinate in right of payment to the Sears Tower note
     A-1 non-trust mortgage loan, the Sears Tower underlying mortgage loan
     (evidenced by note A-3-A-1)), the Sears Tower note A-2 sub-loan combination, the Sears Tower note A-3-A-2 non-trust mortgage loan and the
     Sears Tower note A-3-B non-trust mortgage loan.

                                          For a more detailed description of the
                                          priority of payments among the
                                          mortgage loans comprising each loan
                                          combination, see "Description of the
                                          Mortgage Pool--Loan Combinations" in
                                          this offering prospectus.

                                          As discussed above under "--Relevant
                                          Parties--Sears Tower Mortgagee of
                                          Record, Master Servicer and Special
                                          Servicer," the

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                                          Sears Tower loan combination will not
                                          be serviced under the series 2008-C1
                                          pooling and servicing agreement. The
                                          Westin Charlotte loan combination, the
                                          Kettering Tower loan combination and
                                          the Best Western - Clearwater loan
                                          combination will be serviced under the
                                          series 2008-C1 pooling and servicing
                                          agreement by the master servicer and
                                          special servicer thereunder.

                                          See "Description of the Mortgage
                                          Pool--Loan Combinations" and
                                          "Servicing of the Sears Tower Loan
                                          Combination" in this offering
                                          prospectus for a description of
                                          certain rights of the respective
                                          non-trust mortgage loan noteholders
                                          and/or their representatives and
                                          designees. See also "Risk
                                          Factors--Some of the Mortgaged Real
                                          Properties Are or May Be Encumbered by
                                          Additional Debt and the Ownership
                                          Interests in Some Borrowers Have Been
                                          or May Be Pledged to Secure Debt and
                                          Some Borrowers Have Incurred, or are
                                          Permitted to Incur, Other Additional
                                          Debt Which, in Either Case, May Reduce
                                          the Cash Flow Available to the Subject
                                          Mortgaged Real Property" in this
                                          offering prospectus.

SIGNIFICANT UNDERLYING MORTGAGE LOANS...  The ten (10) largest mortgage loans and/or groups of cross-collateralized
                                          mortgage loans that we intend to
                                          transfer to the issuing entity
                                          collectively represent 63.7% of the
                                          initial mortgage pool balance. For a
                                          discussion of those ten (10) largest
                                          underlying mortgage loans and/or
                                          groups of cross-collateralized
                                          underlying mortgage loans, see
                                          "Description of the Mortgage
                                          Pool--Significant Underlying Mortgage
                                          Loans" in this offering prospectus and
                                          Annex F to this offering prospectus.

ACQUISITION OF MORTGAGE LOANS...........  On or prior to the date of initial issuance of the offered certificates,
                                          we will: (a) acquire the mortgage
                                          loans from (i) Lehman Brothers
                                          Holdings Inc. and/or an affiliate
                                          thereof and (ii) UBS Real Estate
                                          Securities Inc.; and (b) transfer the
                                          mortgage loans to the issuing entity.
                                          Following the date of initial issuance
                                          of the series 2008-C1 certificates, no
                                          party will have the ability to add
                                          mortgage loans to the trust.

PAYMENT AND OTHER TERMS.................  Each of the mortgage loans that we intend to transfer to the issuing
                                          entity is the obligation of a borrower
                                          to repay a specified sum with
                                          interest. Repayment of each of the
                                          mortgage loans that we intend to
                                          transfer to the issuing entity is
                                          secured by a mortgage lien on the fee
                                          and/or leasehold interest of the
                                          related borrower or another party in
                                          one or more commercial or multifamily
                                          real properties. Except for limited
                                          permitted encumbrances, which we
                                          identify in the definition of
                                          "Permitted Encumbrances" in the
                                          glossary to this offering prospectus,
                                          that mortgage lien will be a first
                                          priority lien.

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                                          All of the mortgage loans that we
                                          intend to transfer to the issuing
                                          entity are or should be considered
                                          nonrecourse. None of those mortgage
                                          loans is insured or guaranteed by any
                                          governmental agency or instrumentality
                                          or by any private mortgage insurer.

                                          Each of the mortgage loans that we
                                          intend to transfer to the issuing
                                          entity currently accrues interest at
                                          the annual rate specified with respect
                                          to that loan on Annex A-1 to this
                                          offering prospectus. In general, the
                                          mortgage interest rate for each
                                          underlying mortgage loan is, in the
                                          absence of default, fixed for the
                                          entire term of the loan, except with
                                          respect to the Exchange South
                                          underlying mortgage loan, which
                                          provides for a one-time step-up in
                                          rate. None of the underlying mortgage
                                          loans provides for negative
                                          amortization or the deferral of
                                          interest payments.

                                          Subject, in some cases, to a next
                                          business day convention--

                                          o    44 of the mortgage loans that we
                                               intend to transfer to the issuing
                                               entity, representing 58.6% of the
                                               initial mortgage pool balance,
                                               each provides for scheduled
                                               payments of principal and/or
                                               interest to be due on the
                                               eleventh day of each month;

                                          o    17 of the mortgage loans that we
                                               intend to transfer to the issuing
                                               entity, representing 29.9% of the
                                               initial mortgage pool balance,
                                               each provides for scheduled
                                               payments of principal and/or
                                               interest to be due on the ninth
                                               day of each month; and

                                          o    one (1) of the mortgage loans
                                               that we intend to transfer to the
                                               issuing entity, representing
                                               11.6% of the initial mortgage
                                               pool balance, provides for
                                               scheduled payments of principal
                                               and/or interest to be due on the
                                               first day of each month.

                                          Sixty-one (61) of the mortgage loans
                                          that we intend to transfer to the
                                          issuing entity, representing 88.4% of
                                          the initial mortgage pool balance, are
                                          balloon mortgage loans, which provide
                                          for:

                                          o    either (a) amortization schedules
                                               that (i) are significantly longer
                                               than their respective remaining
                                               terms to stated maturity and (ii)
                                               in some cases, begin following
                                               the end of an initial
                                               interest-only period or (b) no
                                               amortization prior to stated
                                               maturity; and

                                          o    a substantial balloon payment of
                                               principal on each of their
                                               respective maturity dates.

                                          Seventeen (17) of the underlying
                                          mortgage loans identified in the prior
                                          paragraph, representing 25.9% of the
                                          initial mortgage pool balance, require
                                          payments of interest only to be due on
                                          each due date until the stated
                                          maturity date. Another 27 of the
                                          underlying

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                                          mortgage loans identified in the prior
                                          paragraph, representing 51.6% of the
                                          initial mortgage pool balance, require
                                          payments of interest only to be due
                                          until the expiration of a designated
                                          interest-only period that ends prior
                                          to the related stated maturity date.

                                          One (1) of the mortgage loans that we
                                          intend to transfer to the issuing
                                          entity, representing 11.6% of the
                                          initial mortgage pool balance, has a
                                          payment schedule that provides for the
                                          payment of the subject mortgage loan
                                          in full or substantially in full by
                                          its maturity date without a balloon
                                          payment.

DELINQUENCY/LOSS INFORMATION............  None of the mortgage loans that we intend to transfer to the issuing
                                          entity were as of the cut-off date, or
                                          have been at any time since
                                          origination, 30 days or more
                                          delinquent with respect to any monthly
                                          debt service payment, and there has
                                          been no forgiveness of interest or
                                          principal with respect to any of the
                                          mortgage loans that we intend to
                                          transfer to the issuing entity.

PREPAYMENT PROVISIONS...................  All of the mortgage loans that we intend to transfer to the issuing
                                          entity provide for one or more of the
                                          following:

                                          o    a prepayment lock-out period,
                                               during which the principal
                                               balance of the mortgage loan may
                                               not be voluntarily prepaid in
                                               whole or in part;

                                          o    a defeasance period, during which
                                               voluntary prepayments are still
                                               prohibited, but the related
                                               borrower may obtain a full or
                                               partial release of the related
                                               mortgaged real property through
                                               defeasance; and/or

                                          o    a prepayment consideration
                                               period, during which voluntary
                                               prepayments are permitted,
                                               subject to the payment of a yield
                                               maintenance premium or other
                                               additional consideration for the
                                               prepayment.

                                          See "Description of the Mortgage
                                          Pool--Terms and Conditions of the
                                          Underlying Mortgage Loans--Prepayment
                                          Provisions" in this offering
                                          prospectus.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS...................  Except as described below in this
                                          "--Advances of Delinquent Monthly Debt
                                          Service Payments" subsection, the
                                          master servicer will be required to
                                          make advances with respect to any
                                          delinquent scheduled debt service
                                          payments, other than balloon payments,
                                          due or assumed due on the underlying
                                          mortgage loans, in each case net of
                                          related master servicing fees and
                                          workout fees (and, in the case of the
                                          Sears Tower underlying mortgage loan,
                                          further net of any comparable fees
                                          payable for that mortgage loan
                                          pursuant to the governing servicing
                                          agreement). In addition, the trustee
                                          must make any of those advances that
                                          the master servicer is required, but
                                          fails, to make. As described under
                                          "The Series

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                                          2008-C1 Pooling and Servicing
                                          Agreement--Advances--Advances of
                                          Delinquent Monthly Debt Service
                                          Payments" in this offering prospectus,
                                          any party that makes an advance will
                                          be entitled to be reimbursed for that
                                          advance, together with interest at a
                                          published prime rate.

                                          Notwithstanding the foregoing, neither
                                          the master servicer nor the trustee
                                          will be required to make any advance
                                          that it or the special servicer
                                          determines will not be recoverable
                                          from proceeds of the related
                                          underlying mortgage loan.

                                          Neither the master servicer nor the
                                          trustee will be required to make any
                                          advance of delinquent debt service
                                          payments with respect to any non-trust
                                          mortgage loan included in any of the
                                          loan combinations described in this
                                          offering prospectus.

                                          Subject to the discussions below
                                          regarding the outside serviced
                                          underlying mortgage loan, if there
                                          occurs or exists any of various
                                          specified adverse events or
                                          circumstances with respect to any
                                          underlying mortgage loan or the
                                          mortgaged real property for that
                                          mortgage loan, then a new appraisal
                                          must be obtained or conducted. If,
                                          based on that appraisal or other
                                          valuation, subject to the discussion
                                          below regarding underlying mortgage
                                          loans that are part of loan
                                          combinations, it is determined that--

                                          o    the principal balance of, and
                                               other delinquent amounts due
                                               under, the subject underlying
                                               mortgage loan, exceed

                                          o    an amount equal to--

                                               1.   90% of the new appraised or
                                                    estimated value of that real
                                                    property, which value may be
                                                    subject to reduction by the
                                                    special servicer based on
                                                    its review of the related
                                                    appraisal and other relevant
                                                    information, minus

                                               2.   the amount of any
                                                    obligations secured by liens
                                                    on the property, which liens
                                                    are prior to the lien of the
                                                    mortgage loan, plus

                                               3.   certain escrows and reserves
                                                    and any letters of credit
                                                    constituting additional
                                                    security for the mortgage
                                                    loan,

                                          then the amount otherwise required to
                                          be advanced with respect to interest
                                          on that mortgage loan will be reduced.
                                          The reduction will be in generally the
                                          same proportion that the excess,
                                          sometimes referred to as an appraisal
                                          reduction amount, bears to the
                                          principal balance of the mortgage
                                          loan, net of related advances of
                                          principal. Appraisal reduction amounts
                                          will not affect the principal portion
                                          of P&I advances.

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                                          The calculation of any appraisal
                                          reduction amount, as described above
                                          under this "--Advances of Delinquent
                                          Monthly Debt Service Payments"
                                          section, in respect of any underlying
                                          mortgage loan that is part of a loan
                                          combination will, in each case, take
                                          into account all of the mortgage loans
                                          comprising the related loan
                                          combination. The applicable servicer
                                          will determine whether an appraisal
                                          reduction amount exists with respect
                                          to the entire subject loan combination
                                          based on a calculation that generally
                                          treats the subject loan combination as
                                          if it was a single underlying mortgage
                                          loan. Any resulting appraisal
                                          reduction amount will be allocated
                                          among the mortgage loans in a loan
                                          combination as described in the
                                          definition of "Appraisal Reduction
                                          Amount" in the Glossary to this
                                          offering prospectus. The amount of
                                          advances of interest on any of the
                                          underlying mortgage loans that are
                                          part of a loan combination will
                                          reflect any appraisal reduction amount
                                          allocable thereto.

                                          Any appraisal reduction amount in
                                          respect of the Sears Tower loan
                                          combination will be calculated based
                                          on a formula set forth in, and an
                                          appraisal conducted in accordance
                                          with, the pooling and servicing
                                          agreement and related co-lender
                                          agreement that governs the servicing
                                          thereof.

                                          See "The Series 2008-C1 Pooling and
                                          Servicing Agreement--Advances--
                                          Advances of Delinquent Monthly Debt
                                          Service Payments," "--Required
                                          Appraisals" and "--Servicing
                                          Compensation and Payment of Expenses"
                                          and "Servicing of the Sears Tower Loan
                                          Combination" in this offering
                                          prospectus. See also "Description of
                                          the Governing Documents--Advances" in
                                          the accompanying base prospectus.

REMOVAL OF UNDERLYING MORTGAGE LOANS

A. REPURCHASE DUE TO BREACH OF
   REPRESENTATION OR WARRANTY...........  As of the date of initial issuance of the offered certificates, and subject
                                          to certain exceptions, we will make
                                          with respect to each underlying
                                          mortgage loan contributed by Lehman
                                          Brothers Holdings Inc. or any of our
                                          other affiliates and UBS Real Estate
                                          Securities Inc. will make with respect
                                          to each underlying mortgage loan
                                          contributed by it, the representations
                                          and warranties generally described
                                          under "Description of the Mortgage
                                          Pool--Representations and Warranties"
                                          in this offering prospectus. If there
                                          exists a material uncured breach of
                                          any of those representations and
                                          warranties, or if there exists a
                                          material uncured document omission
                                          with respect to any underlying
                                          mortgage loan, as discussed under
                                          "Description of the Mortgage
                                          Pool--Assignment of the Underlying
                                          Mortgage Loans" in this offering
                                          prospectus, then we, in the case of a
                                          mortgage loan contributed by Lehman
                                          Brothers Holdings Inc. or any of our
                                          other affiliates, or UBS Real Estate
                                          Securities Inc., in the case of a
                                          mortgage loan contributed by it, may
                                          be required, under certain
                                          circumstances, to repurchase the
                                          affected mortgage

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                                       40

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                                          loan at a price generally equal to the
                                          sum of (a) the unpaid principal
                                          balance of that mortgage loan at the
                                          time of purchase, (b) all unpaid
                                          interest, other than default interest,
                                          due with respect to that mortgage loan
                                          through the due date in the collection
                                          period of purchase, (c) all
                                          unreimbursed servicing advances with
                                          respect to that mortgage loan, (d) all
                                          unpaid interest accrued on advances
                                          made with respect to that mortgage
                                          loan, and (e) certain other amounts
                                          payable under the series 2008-C1
                                          pooling and servicing agreement.

                                          Notwithstanding the foregoing, the
                                          obligation to repurchase an underlying
                                          mortgage loan only arises if we are or
                                          UBS Real Estate Securities Inc. is, as
                                          the case may be, unable to cure the
                                          subject material breach or material
                                          document defect, as applicable, and we
                                          do not, or UBS Real Estate Securities
                                          Inc. does not, as the case may be,
                                          exercise the option to instead pay an
                                          amount equal to the loss of value
                                          directly attributable to such material
                                          breach or material document omission
                                          (which amount may not cover the amount
                                          of actual losses and expenses incurred
                                          by the trust). The foregoing
                                          obligation to cure, pay loss of value
                                          or repurchase is further contingent on
                                          (a) us, in the case of an underlying
                                          mortgage loan contributed by Lehman
                                          Brothers Holdings Inc. or any of our
                                          other affiliates, or UBS Real Estate
                                          Securities Inc., in the case of an
                                          underlying mortgage loan contributed
                                          by it, being notified of the subject
                                          breach or missing document and (b)
                                          either (i) we, or UBS Real Estate
                                          Securities Inc., as the case may be,
                                          agreeing that, or (ii) a court of
                                          competent jurisdiction making a final
                                          non-appealable determination that, a
                                          material breach or a material document
                                          omission, as applicable, exists.

                                          See "Description of the Mortgage
                                          Pool--Representations and Warranties,"
                                          "--Assignment of the Underlying
                                          Mortgage Loans" and "--Cures and
                                          Repurchases" in this offering
                                          prospectus.

B. FAIR VALUE OPTION...................   Any single certificateholder or group
                                          of certificateholders with a majority
                                          interest in the series 2008-C1
                                          controlling class, the special
                                          servicer and any assignees thereof
                                          will have the option to purchase any
                                          specially serviced mortgage loan in
                                          the trust as to which a material
                                          default exists, at a price generally
                                          equal to the sum of (a) the
                                          outstanding principal balance of that
                                          mortgage loan, (b) all accrued and
                                          unpaid interest on that mortgage loan,
                                          other than default interest, (c) all
                                          unreimbursed servicing advances with
                                          respect to that mortgage loan, (d) all
                                          unpaid interest accrued on advances
                                          made by the master servicer, the
                                          special servicer and/or the trustee
                                          with respect to that mortgage loan,
                                          and (e) any other amounts payable
                                          under the series 2008-C1 pooling and
                                          servicing agreement.

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                                          The special servicer is required to
                                          accept the first offer by a holder of
                                          the purchase option above that is at
                                          least equal to that purchase price.

                                          If none of the purchase option holders
                                          exercises its option to purchase any
                                          specially serviced mortgage loan in
                                          the trust as to which a material
                                          default exists, as described above in
                                          this "--Fair Value Option" section,
                                          then each holder of the purchase
                                          option will also have the option to
                                          purchase that specially serviced
                                          mortgage loan at a price equal to the
                                          fair value of that loan. See "The
                                          Series 2008-C1 Pooling and Servicing
                                          Agreement--Fair Value Option" in this
                                          offering prospectus.

C. OTHER PURCHASE OPTIONS...............  The following third parties or their designees will have the option to
                                          purchase one or more underlying
                                          mortgage loans out of the trust,
                                          generally after such mortgage loan has
                                          become a specially serviced mortgage
                                          loan or otherwise satisfied the
                                          requisite default criteria:

                                          o    with respect to each underlying
                                               mortgage loan that is part of a
                                               loan combination, pursuant to a
                                               related co-lender or similar
                                               agreement, the holder of a
                                               particular non-trust mortgage
                                               loan in the subject loan
                                               combination, or a group of
                                               holders of non-trust mortgage
                                               loans in the subject loan
                                               combination (acting together),
                                               may be granted the right to
                                               purchase the subject underlying
                                               mortgage loan, in each case under
                                               the circumstances described under
                                               "Description of the Mortgage
                                               Pool--Loan Combinations" in this
                                               offering prospectus; and

                                          o    a mezzanine lender with respect
                                               to the borrower under an
                                               underlying mortgage loan may be
                                               entitled to purchase that
                                               mortgage loan upon the occurrence
                                               of a default thereunder or upon
                                               the transfer thereof to special
                                               servicing, pursuant to a purchase
                                               right as set forth in the related
                                               intercreditor agreement (see, for
                                               example, the discussion regarding
                                               the Memphis Retail Portfolio
                                               underlying mortgage loan in Annex
                                               F to this offering prospectus);
                                               further, certain underlying
                                               mortgage loans permit the owners
                                               of the related borrowers to
                                               pledge, in the future, their
                                               ownership interests in the
                                               borrower as collateral for
                                               mezzanine debt (see "Description
                                               of the Mortgage Pool--Additional
                                               Loan and Property Information--
                                               Other Financing--Mezzanine Debt"
                                               in, and the discussions of the
                                               Computer Sciences Building
                                               underlying mortgage loan and the
                                               Chicago Hotel Portfolio
                                               underlying mortgage loans in
                                               Annex F to, this offering
                                               prospectus), and in such event
                                               the related mezzanine lenders may
                                               have the above-described purchase
                                               right.

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ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS.............   The mortgage pool will have the
                                          following general characteristics as
                                          of the cut-off date:

Aggregate Cut-off Date Principal Balance................   $1,007,111,098
Number of Loans.........................................               62
Number of Properties....................................               75

Maximum Cut-off Date Principal Balance..................     $140,000,000
Minimum Cut-off Date Principal Balance..................         $997,515
Average Cut-off Date Principal Balance..................      $16,243,727

Maximum Mortgage Rate...................................          7.1700%
Minimum Mortgage Rate...................................          5.6000%
Weighted Average Mortgage Rate..........................          6.3497%

Maximum Original Term to Maturity.......................       240 months
Minimum Original Term to Maturity.......................       120 months
Weighted Average Original Term to Maturity..............       135 months

Maximum Remaining Term to Maturity......................       223 months
Minimum Remaining Term to Maturity......................       101 months
Weighted Average Remaining Term to Maturity.............       128 months

Weighted Average Underwritten DSCR (NCF)................            1.38x
Weighted Average Cut-off Date Underwritten DSCR (NCF)...            1.47x
Weighted Average Cut-off Date LTV Ratio.................            63.7%

                                          In reviewing the foregoing table,
                                          please note that:

                                          o    The initial mortgage pool balance
                                               is subject to a permitted
                                               variance of plus or minus 5%.

                                          o    Except as described below in the
                                               second succeeding bullet, the
                                               underwritten debt service
                                               coverage ratio for any mortgage
                                               loan that is to be transferred to
                                               the issuing entity is equal to
                                               the underwritten annual net cash
                                               flow for the related mortgaged
                                               real property, divided by the
                                               product of 12 times the monthly
                                               debt service payment due in
                                               respect of that underlying
                                               mortgage loan on the first due
                                               date following the cut-off date
                                               or, if that mortgage loan is
                                               currently in an interest-only
                                               period that ends prior to
                                               maturity, on the first due date
                                               after the commencement of the
                                               scheduled amortization.

                                          o    Except as described in the
                                               following bullet, the cut-off
                                               date loan-to-value ratio for any
                                               mortgage loan to be transferred
                                               to the issuing entity is equal to
                                               its cut-off date principal
                                               balance, divided by the estimated
                                               value of the related mortgaged
                                               real property as set forth in a
                                               related third-party appraisal
                                               dated as specified on Annex A-1
                                               to this offering prospectus.

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                                          o    The exceptions to the foregoing
                                               calculations of underwritten debt
                                               service coverage ratio and
                                               cut-off date loan-to-value ratio
                                               are as follows:

                                               (1)  in the case of an underlying
                                                    mortgage loan that provides
                                                    for payments of interest
                                                    only until the related
                                                    stated maturity date, the
                                                    calculation of underwritten
                                                    debt service coverage ratio
                                                    is based upon the actual
                                                    interest-only payments
                                                    (calculated in accordance
                                                    with the related loan
                                                    documents) that will be due
                                                    in respect of the subject
                                                    mortgage loan during the
                                                    12-month period following
                                                    the cut-off date; and

                                               (2)  in the case of an underlying
                                                    mortgage loan that is part
                                                    of a loan combination (as
                                                    set forth under "Description
                                                    of the Mortgage Pool--Loan
                                                    Combinations" in this
                                                    offering prospectus), the
                                                    underwritten debt service
                                                    coverage ratio and the
                                                    cut-off date loan-to-value
                                                    ratio are, in general, each
                                                    calculated: (a) in the case
                                                    of the Westin Charlotte
                                                    underlying mortgage loan,
                                                    taking into account the
                                                    corresponding pari passu
                                                    non-trust mortgage loan in
                                                    the Westin Charlotte loan
                                                    combination; (b) in the case
                                                    of each of the Kettering
                                                    Tower underlying mortgage
                                                    loan and the Best Western -
                                                    Clearwater underlying
                                                    mortgage loan, without
                                                    regard to the corresponding
                                                    subordinate non-trust
                                                    mortgage loan in the subject
                                                    loan combination; and (c) in
                                                    the case of the Sears Tower
                                                    underlying mortgage loan
                                                    (evidenced by note A-3-A-1),
                                                    taking into account certain
                                                    portions of the Sears Tower
                                                    note A-1 non-trust mortgage
                                                    loan and the entirety of the
                                                    Sears Tower note A-2-A and
                                                    note A-3-A-2 non-trust
                                                    mortgage loans, but without
                                                    regard to the remaining
                                                    non-trust mortgage loans or
                                                    portions thereof in the
                                                    subject loan combination.

                                          o    Cut-off date underwritten debt
                                               service coverage ratio for any
                                               mortgage loan that is to be
                                               transferred to the issuing entity
                                               is equal to the underwritten debt
                                               service coverage ratio for that
                                               mortgage loan, calculated as
                                               described above, except that for
                                               any mortgage loan that provides
                                               for payments of interest only for
                                               a specified period ending prior
                                               to the related maturity date, the
                                               cut-off date underwritten debt
                                               service coverage ratio is equal
                                               to the underwritten annual net
                                               cash flow for the related
                                               mortgaged real property, divided
                                               by the sum of the actual
                                               interest-only payments
                                               (calculated in accordance with
                                               the related loan documents) that
                                               would accrue in respect of that
                                               underlying mortgage loan (or, in
                                               the case

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                                       44

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                                               of an underlying mortgage loan
                                               that is part of a loan
                                               combination, that would accrue in
                                               respect of that underlying
                                               mortgage loan and all pari passu
                                               non-trust mortgage loans (or
                                               applicable portions thereof), if
                                               any, in the subject loan
                                               combination) during the 12-month
                                               period following the cut-off date
                                               based on the related cut-off date
                                               principal balance and mortgage
                                               interest rate.

                                          o    In the case of many of the
                                               mortgage loans that we intend to
                                               transfer to the issuing entity,
                                               the calculation of underwritten
                                               annual net cash flow for the
                                               related mortgaged real property
                                               or properties--which is, in turn,
                                               used in the calculation of
                                               underwritten debt service
                                               coverage ratios--was based on
                                               certain assumptions regarding
                                               projected rental income and/or
                                               occupancy, as described under the
                                               definitions of Underwritten Net
                                               Cash Flow, Occupancy Percentage
                                               and Underwritten Debt Service
                                               Coverage Ratio, respectively, in
                                               the Glossary to this offering
                                               prospectus.

B. GEOGRAPHIC CONCENTRATION.............  The table below shows the number of, and percentage of the initial mortgage
                                          pool balance secured by, mortgaged
                                          real properties located in the
                                          indicated jurisdictions:

                                 % OF INITIAL
                     NUMBER OF     MORTGAGE
   JURISDICTION     PROPERTIES   POOL BALANCE
-----------------   ----------   ------------
Maryland.........        2           18.9%
Indiana..........        8           15.6%
Alabama..........        1            9.0%
North Carolina...        3            8.5%
Florida..........        8            7.6%
California.......        5            7.4%
Ohio.............        4            5.3%

                                          The remaining mortgaged real
                                          properties with respect to the
                                          mortgage pool are located throughout
                                          16 other states. No more than 4.5% of
                                          the initial mortgage pool balance is
                                          secured by mortgaged real properties
                                          located in any of these other
                                          jurisdictions.

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C. PROPERTY TYPES.......................  The table below shows the number of, and percentage of the initial mortgage
                                          pool balance secured by, mortgaged
                                          real properties predominantly operated
                                          for each indicated purpose:

                                                        % OF INITIAL
                                            NUMBER OF     MORTGAGE
              PROPERTY TYPE                PROPERTIES   POOL BALANCE
----------------------------------------   ----------   ------------
Retail..................................       41           43.5%
   Anchored Retail......................       25           23.7%
   Regional Mall........................        1           13.9%
   Unanchored Retail....................       15            5.9%
Office..................................        6           23.2%
Hotel...................................        7           13.4%
Mixed Use...............................        3           12.6%
Industrial/Warehouse....................       11            4.1%
Multifamily.............................        5            1.6%
Parking Garage..........................        1            1.1%
Self Storage............................        1            0.3%

D. ENCUMBERED INTERESTS................   The table below shows the number of
                                          mortgage loans and the percentage of
                                          the initial mortgage pool balance
                                          represented thereby, that are secured
                                          by mortgaged real properties for which
                                          the whole or predominant encumbered
                                          interest is as indicated:

                                                       % OF INITIAL
         ENCUMBERED INTEREST IN            NUMBER OF     MORTGAGE
      THE MORTGAGED REAL PROPERTY            LOANS     POOL BALANCE
----------------------------------------   ---------   ------------
Fee Simple..............................       59          90.7%
Fee Simple/Leasehold....................        2           8.1%
Leasehold...............................        1           1.2%

                                          It should be noted that each mortgage
                                          loan secured by overlapping fee and
                                          leasehold interests or by a
                                          predominant fee interest and a
                                          relatively minor leasehold interest,
                                          is presented as being secured by a fee
                                          simple interest in this offering
                                          prospectus and is therefore included
                                          within the category referred to as
                                          "fee simple" in the chart above.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions
                                          of the assets of the trust as one or
                                          more real estate mortgage investment
                                          conduits, or REMICs, under sections
                                          860A through 860G of the Internal
                                          Revenue Code of 1986, as amended. Any
                                          assets not included in a REMIC will
                                          constitute one or more grantor trusts
                                          for U.S. federal income tax purposes.

                                          The offered certificates will be
                                          treated as regular interests in a
                                          REMIC. This means that they will be
                                          treated as newly issued debt
                                          instruments for federal income tax
                                          purposes. You will have to report
                                          income on your offered certificates in
                                          accordance with the accrual method of
                                          accounting even if you are otherwise a
                                          cash method taxpayer. The offered
                                          certificates will not represent any
                                          interest in the grantor trust(s)
                                          referred to above.

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                                          For federal income tax reporting
                                          purposes, one or more classes of the
                                          offered certificates may be issued
                                          with more than a de minimis amount of
                                          original issue discount. Some of the
                                          offered certificates may be treated,
                                          for federal income tax purposes, as
                                          having been issued at a premium. If
                                          you own an offered certificate issued
                                          with original issue discount, you may
                                          have to report original issue discount
                                          income and be subject to a tax on this
                                          income before you receive a
                                          corresponding cash payment. When
                                          determining the rate of accrual of
                                          original issue discount, market
                                          discount and premium, if any, with
                                          respect to the series 2008-C1
                                          certificates for federal income tax
                                          purposes, the prepayment assumption
                                          used will be that following any date
                                          of determination:

                                          o    no mortgage loan in the trust
                                               will be prepaid prior to
                                               maturity; and

                                          o    there will be no extension of
                                               maturity for any mortgage loan in
                                               the trust.

                                          For a more detailed discussion of the
                                          federal income tax aspects of
                                          investing in the offered certificates,
                                          see "Federal Income Tax Consequences"
                                          in each of this offering prospectus
                                          and the accompanying base prospectus.

ERISA...................................  We anticipate that, subject to satisfaction of the conditions
                                          referred to under "ERISA
                                          Considerations" in this offering
                                          prospectus, retirement plans and other
                                          employee benefit plans and
                                          arrangements subject to--

                                          o    Title I of the Employee
                                               Retirement Income Security Act of
                                               1974, as amended, or

                                          o    section 4975 of the Internal
                                               Revenue Code of 1986, as amended,

                                          will be able to invest in the offered
                                          certificates without giving rise to a
                                          prohibited transaction. This is based
                                          upon an individual prohibited
                                          transaction exemption granted to a
                                          predecessor to Lehman Brothers Inc. by
                                          the U.S. Department of Labor.

                                          If you are a fiduciary of any
                                          retirement plan or other employee
                                          benefit plan or arrangement subject to
                                          Title I of ERISA or section 4975 of
                                          the Internal Revenue Code of 1986, as
                                          amended, you are encouraged to review
                                          carefully with your legal advisors
                                          whether the purchase or holding of the
                                          offered certificates could give rise
                                          to a transaction that is prohibited
                                          under ERISA or section 4975 of the
                                          Internal Revenue Code of 1986, as
                                          amended. See "ERISA Considerations" in
                                          this offering prospectus and in the
                                          accompanying base prospectus.

--------------------------------------------------------------------------------

                                       47

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LEGAL INVESTMENT........................  Upon initial issuance, the offered certificates will be mortgage related
                                          securities for purposes of the
                                          Secondary Mortgage Market Enhancement
                                          Act of 1984, as amended. All
                                          institutions whose investment
                                          activities are subject to legal
                                          investment laws and regulations,
                                          regulatory capital requirements or
                                          review by regulatory authorities are
                                          encouraged to consult with their own
                                          legal advisors in determining whether
                                          and to what extent the offered
                                          certificates will be legal investments
                                          for them. See, however, "Legal
                                          Investment" in this offering
                                          prospectus and in the accompanying
                                          base prospectus.

INVESTMENT CONSIDERATIONS...............  The rate and timing of payments and other collections of principal on or
                                          with respect to the underlying
                                          mortgage loans may affect the yield to
                                          maturity on your offered certificates.
                                          In the case of any offered certificate
                                          purchased at a discount from its
                                          principal balance, a slower than
                                          anticipated rate of payments and other
                                          collections of principal on the
                                          underlying mortgage loans could result
                                          in a lower than anticipated yield. In
                                          the case of any offered certificate
                                          purchased at a premium from its
                                          principal balance, a faster than
                                          anticipated rate of payments and other
                                          collections of principal on the
                                          underlying mortgage loans could result
                                          in a lower than anticipated yield.

                                          The yield on the offered certificates
                                          with variable or capped pass-through
                                          rates could also be adversely affected
                                          if the underlying mortgage loans with
                                          relatively higher net mortgage
                                          interest rates pay principal faster
                                          than the underlying mortgage loans
                                          with relatively lower net mortgage
                                          interest rates.

                                          See "Yield and Maturity
                                          Considerations" in this offering
                                          prospectus and in the accompanying
                                          base prospectus.

--------------------------------------------------------------------------------

                                       48

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-M AND A-J CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER
THAN, THE CLASS A-1, A-AB AND A-2 CERTIFICATES

     If you purchase class A-M certificates, then your offered certificates will provide credit support to the class A-1, A-AB, A-2 and X certificates and to the class A-2FL REMIC regular interest. If you purchase class A-J certificates, then your offered certificates will provide credit support to the class A-1, A-AB,
A-2, X and A-M certificates and the class A-2FL and class A-MFL REMIC regular interests. As a result, if you purchase class A-M and/or class A-J certificates, then you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series
2008-C1 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2008-C1 certificates (or, in the case of the floating rate classes of the series 2008-C1 certificates, of the respective corresponding REMIC regular interests),

     o    the order in which the principal balances of the respective classes of the series 2008-C1 principal balance certificates (or, in the case of the floating rate classes of the series 2008-C1 certificates, of the respective corresponding REMIC regular interests) will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to
Make All Required Payments on Those Certificates" and "--Any Credit Support for
Your Offered Certificates May Be Insufficient to Protect You Against All
Potential Losses" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

                                       49

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a) the pass-through rate for, and other payment terms of, your offered certificates;

     (b) the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     (c) the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     (d) the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e) the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     (f) servicing decisions with respect to the underlying mortgage loans.

     In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool," "The Series 2008-C1 Pooling and
Servicing Agreement," "Servicing of the Sears Tower Loan Combination,"
"Description of the Offered Certificates--Payments" and "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                       50

THE INTERESTS OF THE SERIES 2008-C1 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE
IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of series 2008-C1 certificates representing a majority interest in the controlling class of series 2008-C1 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series 2008-C1 Pooling and
Servicing Agreement--The Series 2008-C1 Controlling Class Representative and the
Serviced Non-Trust Loan Noteholders" in this offering prospectus; and (b)
replace the special servicer under the series 2008-C1 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under "The Series 2008-C1 Pooling and Servicing Agreement--Replacement
of the Special Servicer" in this offering prospectus. Among other things, the series 2008-C1 controlling class representative may direct the special servicer under the series 2008-C1 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust
(other than the Sears Tower underlying mortgage loan) that the series 2008-C1 controlling class representative may consider advisable, except to the extent that a related non-trust mortgage loan noteholder or a representative thereof may otherwise do so with respect to an underlying mortgage loan that is part of a loan combination.

     In the absence of significant losses on the underlying mortgage loans, the series 2008-C1 controlling class will be a non-offered class of series 2008-C1 certificates. The series 2008-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2008-C1 controlling class representative will exercise its rights and powers on behalf of the series
2008-C1 controlling class certificateholders, and it will not be liable to any other class of series 2008-C1 certificateholders for so doing.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Property, Liability and Other Insurance" in this offering prospectus. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism or certain acts of nature. There is a possibility that for certain casualty losses on a mortgaged real property, the insurance proceeds may be inadequate, especially in the case of mortgaged real properties located in certain states that have historically been at greater risk than other states regarding acts of nature, such as hurricanes or tornadoes. In addition, the mortgage loan documents with respect to most of the mortgaged real properties, subject to certain exceptions, do not require the related borrower to maintain earthquake insurance and generally include limitations on the requirement to maintain windstorm insurance including, but not limited to, limitations with respect to the commercial availability of that coverage, the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. For further discussion of risks associated with the mortgaged real properties located in specified states, see "--Ten
Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage
Liens on Real Properties Located in Each of Maryland and Indiana and Five
Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage
Liens on Real Properties Located in Alabama, North Carolina, Florida, California
and Ohio" below in this offering prospectus. As a result of the foregoing, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be covered by insurance.

                                       51

     In addition, after the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the
Terrorism Risk Insurance Act of 2002, which was amended and extended by the
Terrorism Risk Insurance Extension Act of 2005, and which was further amended and extended by the Terrorism Risk Insurance Program Reauthorization Act of
2007. The Terrorism Risk Insurance Program Reauthorization Act of 2007 provides that:

     o    qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses;

     o    the federal government covers 85% of the losses only from covered certified acts of terrorism on commercial risks in the United States, but only to the extent such losses are in excess of a deductible amount equal to 20% of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United
          States;

     o    the federal government's aggregate coverage of nationwide losses in any given year in which the Terrorism Risk Insurance Program
          Reauthorization Act of 2007 is in effect may not exceed $100 billion;

     o    an insurer that pays its 20% deductible is not liable for the payment of any portion of total annual nationwide losses that exceed $100 billion, regardless of the terms of the applicable individual insurance policy;

     o    in order for the act to apply, the aggregate industry property and casualty insurance losses resulting from a single act of terrorism must exceed $100 million for acts of terrorism occurring in any year in which the act is in effect;

     o    there are other conditions to coverage, including, without limitation, the fulfillment by the insurer of various disclosure requirements at the time of offer, purchase and renewal of any policy;

     o    it is not applicable to commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil coverage; and

     o    only losses resulting from attacks certified as an "act of terrorism"
          by the federal government will be covered, and the decision to certify an attack as an "act of terrorism" is not subject to judicial review.

     Although the Terrorism Risk Insurance Program Reauthorization Act of 2007
expanded the definition of "act of terrorism" by eliminating the requirement that an attack must be committed by individuals on behalf of a foreign person or foreign interest in order to be certified as an "act of terrorism," insurers may nonetheless continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance
Program Reauthorization Act of 2007. Moreover, the Terrorism Risk Insurance
Program Reauthorization Act of 2007's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. The Terrorism Risk Insurance
Program Reauthorization Act of 2007 will expire on December 31, 2014.

     With respect to most of the mortgage loans that we intend to transfer to the issuing entity, the related loan documents generally provide that either (a)
the borrowers are generally required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in many instances, including, without limitation, in the case of most of the ten (10) largest mortgage

                                       52

loans described in Annex F to this offering prospectus, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, but do not expressly provide that terrorism insurance is required, (c) a tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     With respect to many of the mortgage loans that we intend to transfer to the issuing entity, the related borrower has the right, subject to the satisfaction of certain conditions, to permit one or more tenants at the related mortgaged real property to self-insure with respect to terrorism and other insurance coverage such borrower is required to maintain under the related loan documents.

     With respect to most of the mortgage loans that we intend to transfer to the issuing entity, the related loan documents generally provide that to the extent insurance proceeds in connection with a casualty are less than or equal to 5% of the principal amount of such mortgage loan, or in the case of a multi-property mortgage loan, less than or equal to 5% of the principal amount of such multi-property mortgage loan allocated to the related mortgaged real property, provided certain conditions set forth in the related loan documents are satisfied, such insurance proceeds will be disbursed by the related mortgage lender to the related borrower in one lump sum (to be used by the mortgage borrower for restoration of the mortgaged real property) rather than disbursed in installments as evidence of the restoration of the mortgaged real property is delivered to the mortgage lender. With respect to some of the mortgage loans that we intend to transfer to the issuing entity, the related loan documents provide that the amount of the lump sum disbursement of insurance proceeds to the mortgage borrower can exceed 5% of the principal amount of such mortgage loan (or allocated loan amount in the case of a multi-property mortgage loan or cross-collateralized group of mortgage loans ). For example, with respect to the cross-collateralized group of mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Chicago Hotel
Portfolio - City Suites Hotel, Chicago Hotel Portfolio - Majestic Hotel and
Chicago Hotel Portfolio - Willows Hotel, representing 0.9%, 0.8% and 0.8% of the initial mortgage pool balance, respectively, the amount of the lump sum disbursement of insurance proceeds to the mortgage borrower can be up to
$1,250,000 for any single mortgage loan in that cross-collateralized group.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this offering prospectus as Sears Tower, which mortgaged real property secures a mortgage loan which represents 2.0% of the initial mortgage pool balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a
"captive insurer." The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the District of Columbia Commissioner of Insurance and the
insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by the
Terrorism Risk Insurance Program Reauthorization Act of 2007. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower.
Because

                                       53

such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower. In addition, the captive insurer is not able to satisfy insurance claims with its own capital and the captive insurance structure may result in additional delays in collecting insurance proceeds from the re-insurance carriers. Finally, there can be no assurances that the re-insurers will pay on their re-insurance agreements or that the federal government will make payments to the captive insurer under the Terrorism Risk
Insurance Program Reauthorization Act of 2007. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Property, Liability and Other
Insurance" in this offering prospectus.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated
exclusions or to otherwise effectively decrease the scope of coverage available.
In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2008-C1 certificates.

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES

     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    retail;

     o    office;

     o    hotel;

     o    mixed use;

     o    industrial/warehouse;

     o    multifamily;

     o    parking garage; and

     o    self storage.

                                       54

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     With respect to one (1) mortgage loan that we intend to transfer to the issuing entity, secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Westin Charlotte, which mortgage loan represents
7.5% of the initial mortgage pool balance, the related mortgaged real property consists of the borrower's fee and leasehold interests in three commercial condominium units. See "Risk Factors--Lending on Condominium Units Creates Risks
for Lenders That Are Not Present When Lending on Non-Condominiums" in the
accompanying base prospectus for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s) and the discussion of the Westin Charlotte underlying mortgage loan in Annex F to this offering prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See
"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

     In the case of 39 retail, office and/or industrial/warehouse mortgaged real properties, securing 54.1% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 19 of those 39 properties, securing 11.0% of

                                       55

the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property
In addition, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Computer Sciences
Building, representing approximately 7.3% of the initial mortgage pool balance, is leased to a single tenant. The single tenant currently leases 84.6% of the net leasable area and contributes 100% of the mortgaged real property's revenue.
The tenant has the exclusive right, but not the obligation, to expand into the remaining net leasable area at the related mortgaged property, which is currently vacant, through the end of its lease term. The borrower cannot lease such vacant space to any other tenant until the current single tenant's lease term expires, and there can be no assurance that such vacant space will be leased during the lease term of the sole tenant. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--The Successful Operation of a Multifamily or Commercial
Property Depends on Tenants," "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Dependence on a Single
Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and
"--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying base prospectus.

PROPERTIES ARE SUBJECT TO ROLLOVER RISK

     Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related underlying mortgage loans and, in some cases, significantly shorter. In those cases, although the subject mortgage loans were underwritten based on these in-place leases, there is no assurance that those leases will be renewed or replaced upon expiration, or that the net cash flow at the mortgaged real property will remain the same. For information on the lease terms for certain of the largest tenants at the mortgaged real properties securing the underlying mortgage loans, see Annex A-1 and Annex F to this offering prospectus.

IN CERTAIN CASES, TENANT ESTOPPELS, SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENTS, AND RELATED DOCUMENTATION HAVE NOT BEEN OBTAINED

     Although certain of the required estoppels, subordination, non-disturbance and attornment agreements, and related documentation from tenants at the mortgaged real properties have been obtained, such documentation may not have been obtained for all of the tenants. In such cases, there may be no assurance that the subject leases are in full force and effect, that there are no defaults thereunder and/or that subordination, attornment or nondisturbance protections exist for the existing tenant or any successor tenant, as applicable.

FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--RETAIL, OFFICE, HOTEL AND MIXED USE

     Forty-one (41) of the mortgaged real properties, securing 43.5% of the initial mortgage pool balance, are primarily used for retail purposes. We consider: 25 of the subject retail properties (which includes most of the single-tenant properties), securing 23.7% of the initial mortgage pool balance, to be anchored, including shadow anchored; and one (1) of the subject retail properties, securing 13.9% of the initial mortgage pool balance, to be a regional mall; and 15 of the subject retail properties, securing 5.9% of the initial mortgage pool balance, to be unanchored retail. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of Multifamily and Commercial
Properties that

                                       56

May Secure Mortgage Loans Underlying a Series of Offered Certificates May
Present Special Risks--Retail Properties" in the accompanying base prospectus.

     Six (6) of the mortgaged real properties, securing 23.2% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Office Properties" in the
accompanying base prospectus.

     Seven (7) of the mortgaged real properties, collectively securing 13.4% of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk
Factors--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks--Hospitality Properties" in the accompanying base prospectus.

     Three (3) of the mortgaged real properties, securing 12.6% of the initial mortgage pool balance, are operated as mixed use properties with (i) one (1)
such mortgaged real property, securing a mortgage loan representing 11.6% of the initial mortgage pool balance, comprised of a combination of office, and retail components (with the office component comprising approximately 56.2% of the total square footage of the entire related mortgaged real property), (ii) one
(1) such mortgaged real property, securing a mortgage loan representing 0.2% of the initial mortgage pool balance, comprised of a combination of office and retail components (with the office component comprising approximately 52.0% of the total square footage of the entire related mortgaged real property) and
(iii) one (1) such mortgaged real property, securing a mortgage loan representing 0.8% of the initial mortgage pool balance, comprised of a combination of hotel and office components (with the hotel component comprising approximately 53.5% of the total revenue of the related mortgaged real property). Some of the significant factors affecting the value and operation of such mixed use properties will include those discussed under "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special
Risks--Retail Properties," "--The Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates May Present Special Risks--Office Properties" and "--The Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates May Present Special
Risks--Hospitality Properties" in the accompanying base prospectus.

     In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks" in the accompanying base prospectus.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain

                                       57

co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED PROPERTIES

     The borrowers under certain of the underlying mortgage loans may have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Purchase Options" in
this offering prospectus.

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN EACH OF MARYLAND AND INDIANA AND
FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN ALABAMA, NORTH CAROLINA, FLORIDA,
CALIFORNIA AND OHIO

     The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                        % OF INITIAL
                            NUMBER OF     MORTGAGE
      JURISDICTION         PROPERTIES   POOL BALANCE
------------------------   ----------   ------------
Maryland................        2          18.9%
Indiana.................        8          15.6%
Alabama.................        1           9.0%
North Carolina..........        3           8.5%
Florida.................        8           7.6%
California..............        5           7.4%
Ohio....................        4           5.3%

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this offering prospectus contains the address for each mortgaged real property.

     In addition, 33 of the mortgaged real properties, securing 31.1% of the initial mortgage pool balance, are located in Florida, Texas, Alabama, Georgia,
Oklahoma, Kentucky, Tennessee or California, which states have historically been at greater risk than other states regarding acts of nature, such as hurricanes, tornadoes and/or earthquakes. For a discussion of the adequacy of insurance with respect to such mortgaged real properties, see "--The Absence or Inadequacy of
Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on
Your Certificates" above in this offering prospectus. See also "Description of the Mortgage Pool--Additional Loan and Property Information--Property, Liability
and Other Insurance" in this offering prospectus.

                                       58

     Furthermore, two (2) of the mortgaged real properties, securing 0.7% of the initial mortgage pool balance, are located in southern California and in areas that are at high risk for wildfires according to a California Fire Alliance listing. Certain regions of California are prone to annual wildfires which cause significant damage to homes, businesses and other structures every year. For example, a recent wildfire in southern California, which started on October 21,
2007, was reported to have destroyed an estimated 2,000 homes and other structures and burned more than 500,000 acres, leaving such land more susceptible to future wildfires. This caused President Bush to declare southern
California a disaster area and resulted in the filing of an excessive number of insurance claims. Given the high level of exposure for insurers of properties in southern California, many insurers may institute a moratorium on writing new policies covering affected areas and/or increase insurance premiums. There can be no assurance that future wildfires will not damage or otherwise adversely affect mortgaged real properties in affected areas or the economy of areas in which such properties are located. In the event there is damage to a mortgaged real property, there can be no assurance that the insurance proceeds will be adequate to rebuild the mortgaged real property or to pay off the principal balance of the related underlying mortgage loan, nor can there be any assurance that an effective insurance policy on a mortgaged real property will not be canceled during a period of time when insurance providers have instituted moratorium s on writing new policies in the surrounding area. Additionally, even if a mortgaged real property is not damaged by but is located in the area of a wildfire, such property may experience near term loss of income and/or a decline in real property value or other negative consequences as a result of local and regional conditions resulting from the fires, including the evacuation of residents and shuttering of homes and businesses, decreased traffic in the surrounding area, the redirection and/or lack of availability of goods, manpower and other resources, and/or a decline in the local or regional population.

OF THE THREE (3) MORTGAGED REAL PROPERTIES LOCATED IN THE STATE OF NEW YORK, TWO
(2) OF THOSE PROPERTIES, REPRESENTING 1.6 PERCENT OF THE INITIAL MORTGAGE POOL
BALANCE, WILL BE SECURED BY MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE
CITY OF NEW YORK; THE PERFORMANCE OF THOSE PROPERTIES WILL BE MATERIALLY
DEPENDENT ON THE STRENGTH OF THE MANHATTAN ECONOMY AND OFFICE LEASING MARKET

     Two (2) of the mortgage loans that we intend to transfer to the issuing entity, representing 1.6% of the initial mortgage pool balance, are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in
Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New
York and Connecticut markets could continue to compete for certain tenants with
New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS

     Sixty-one (61) of the mortgage loans that we intend to transfer to the issuing entity, representing 88.4% of the initial mortgage pool balance, are balloon loans. Seventeen (17) of those balloon loans, representing 25.9% of the initial mortgage pool balance, are interest-only balloon loans. In addition, 27 of those balloon loans, representing 51.6% of the initial mortgage pool balance, provide for payments of interest-only scheduled to be due on each due date until the expiration of a designated interest-only period that ends prior to the related maturity date. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire

                                       59

principal balance of an interest-only balloon loan, at maturity, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. See "Description of the Mortgage Pool--Terms and
Conditions of the Underlying Mortgage Loans" in this offering prospectus and
"Risk Factors--The Investment Performance of Your Offered Certificates Will
Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and
Those Payments, Defaults and Losses May Be Highly Unpredictable--There Is an
Increased Risk of Default Associated with Balloon Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be transferred to the issuing entity represent 49.3% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be transferred to the issuing entity represent 63.7% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General" and
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans" in
this offering prospectus and Annex F to this offering prospectus and "Risk
Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Westin Charlotte and
Whole Foods - Cupertino, respectively, which mortgage loans collectively represent 8.7% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest (but not by the fee interest underlying such leasehold interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any lease securing an underlying mortgage loan contains all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See also the discussion of the Westin Charlotte underlying mortgage loan in Annex F to this offering prospectus and "Risk
Factors--Lending on Ground Leases Creates Risks For Lenders That Are Not Present
When Lending on an Actual Ownership Interest in a Real Property" and "Legal
Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

                                       60

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

     Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
For example, with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Memphis Retail Portfolio, which mortgage loan represents 2.5% of the initial mortgage pool balance, the mortgaged real property identified on Annex A-1 to this offering prospectus as Chickasaw Gardens does not comply with the current zoning ordinances applicable to landscaping. There is no assurance in the case described above that the related borrower or any other party has remedied or will remedy the subject zoning violation. See also "Description of the Mortgage
Pool--Additional Loan and Property Information--Zoning and Building Code
Compliance" in this offering prospectus and "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
THE TRUST FUND IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER
OR TENANT

     Eight (8) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. Those eight (8) separate groups represent
4.6%, 4.1%, 2.5%, 2.0%, 1.2%, 1.1%, 0.9% and 0.7%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Mortgage Loans
With Affiliated Borrowers" in this offering prospectus.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property
Performance," "--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance--Borrower Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" and "--Repayment of a
Commercial or Multifamily Mortgage

                                       61

Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT AND SOME BORROWERS HAVE INCURRED, OR ARE PERMITTED TO INCUR,
OTHER ADDITIONAL DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE
TO THE SUBJECT MORTGAGED REAL PROPERTY

     Four (4) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 14.1% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans -- not transferred to the issuing entity -- that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under
"Description of the Mortgage Pool--Loan Combinations" in this offering prospectus, and we have included a table under "Description of the Mortgage
Pool--Loan Combinations--General" that identifies each underlying mortgage loan that is part of a loan combination. See also the discussions of the Westin
Charlotte underlying mortgage loan and the Kettering Tower underlying mortgage loan in Annex F to this offering prospectus and "Risk Factors--With Respect to
Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or
Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One
(1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of
the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests"
in the accompanying base prospectus.

     One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender's actions may not be enforceable. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain
Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in
Connection with Mortgage Loans Underlying Your Offered Certificates May be
Unenforceable" in the accompanying base prospectus.

     With respect to the Chevy Chase Center underlying mortgage loan, which mortgage loan represents 11.6% of the initial mortgage pool balance, the related mortgaged real property was encumbered by a subordinate mortgage in favor of
Bank of America, N.A. in connection with a subordinate mortgage loan in the maximum principal amount of $10,000,000. Such subordinate mortgage loan has been paid in full. As of the date hereof, the subordinate mortgage has not yet been extinguished from the applicable records. Although the related mortgage loan seller has been informed that the removal of the subordinate mortgage from the records is currently in progress, there can be no assurance that such removal will be completed prior to the issuance of the series 2008-C1 certificates.

     Furthermore, with respect to one (1) underlying mortgage loan, which represents 2.0% of the initial mortgage pool balance, the related borrower is permitted to incur additional secured debt subject to certain requirements specified in the related loan documents, including the achievement of specified loan-to-value and debt service coverage ratios and execution and delivery of a subordination and standstill agreement acceptable to the lender.

                                       62

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.   reduced cash flow could result in deferred maintenance at the particular real property;

     3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

     In addition, with respect to one (1) mortgage loan that we intend to transfer to the issuing entity, which mortgage loan represents 2.5% of the initial mortgage pool balance, the direct or indirect equity interests in the related borrowers and affiliates of the related borrowers have been pledged to secure one or more related mezzanine loans, as described under "--Additional
Loan and Property Information--Other Financing--Mezzanine Debt" in this offering prospectus, and in the discussion of the Memphis Retail Portfolio underlying mortgage loan in Annex F to this offering prospectus.

     Further, with respect to each of ten (10) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
13.8% of the initial mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the related borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "--Additional Loan and Property Information--Other Financing--Mezzanine
Debt" in this offering prospectus.

     Moreover, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Hunt Club Corners, representing 0.7% of the initial mortgage pool balance, the related borrower and any of its direct or indirect owners are not prohibited from incurring debt in addition to the related mortgage loan or pledging a direct or indirect interest in the related borrower to secure any such debt.

     It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     Under certain of the underlying mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the related mortgaged real property or interests in the related borrower. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of those borrowers may have already incurred additional debt. See "--Some Borrowers Under the Underlying Mortgage Loans Will Not Be
Special Purpose Entities" below in this offering prospectus.

                                       63

     See "Description of the Mortgage Pool--Loan Combinations" and "--Additional
Loan and Property Information--Other Financing" in this offering prospectus.

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

     With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate. The inability to convert any such mortgaged real property to an alternate use in the event the operation of the related property as it is currently used was determined to be unprofitable may have an adverse effect on payments under the related underlying mortgage loan.

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

     The business activities of the borrowers under many of the underlying mortgage loans with cut-off date principal balances below $5,000,000--and under certain of the underlying mortgage loans with cut-off date principal balances above $5,000,000--are not, or previously have not been, limited to owning their respective mortgaged real properties and therefore those borrowers are not structured to reduce the likelihood of becoming bankrupt. In addition, some of the other borrowers that are structured to reduce the likelihood of bankruptcy may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities (including, but not limited to, those described above) may have been in existence and conducting business prior to the origination of the related underlying mortgage loan, may own other property that is not part of the collateral for such mortgage loan and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of some or all of such borrowers do not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related underlying mortgage loan. In addition, the related mortgage loan documents and/or organizational documents of some of such borrowers expressly permit such borrowers to incur or contemplate that such borrowers will incur customary trade debt, equipment financing and/or other additional financing as described under "Description of the Mortgage
Pool--Additional Loan and Property Information--Other Financing" in this offering prospectus.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be either operating entities (with businesses distinct from the operation of the property and with the associated liabilities and risks of operating an ongoing business) or individuals that have personal liabilities unrelated to the property. However, any borrower (even an entity structured to be bankruptcy-remote), as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or against such corporate or individual general partner or managing member of a borrower.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Chevy Chase
Center, which mortgage loan has a cut-off date principal balance of $116,628,806 and represents 11.6% of the initial mortgage pool balance, the mortgage loan is structured pursuant to a Maryland indemnity deed of trust arrangement with a borrower (obligated under the related note) which is different from the owner of the related mortgaged real property. Pursuant to such arrangement, the

                                       64

related property owner, although not obligated under the note, has guarantied all amounts payable by the borrower under the related note and the guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. Neither the related borrower nor the owner of the related mortgaged real property is a bankruptcy-remote, special purpose entity. The organizational documents of the borrower contain certain separateness covenants to the effect that (i) the entity was formed solely for the purpose of entering into the Chevy Chase Center mortgage loan, (ii) the entity may not engage in any business other than any business necessary, incidental and appropriate to accomplish such purpose, (iii) the entity may not have any material assets other than those related to its interest in and operation of the mortgaged real property and (iv) the entity may not incur indebtedness other than as permitted by the related loan documents. However, the organizational documents do not require that the consent of an independent director be required to enter into bankruptcy or any bankruptcy-related proceedings. In addition, the borrower entity is a single-member limited liability company, and no opinion as to the continued existence of the entity following the bankruptcy, dissolution, liquidation or death of its sole member was obtained at origination.

     In addition, with respect to the Chevy Chase Center underlying mortgage loan, the organizational documents of the guarantor, which is the owner of the related mortgaged real property, do not contain any separateness covenants, and as of the date thereof, the guarantor owns, manages and operates real properties other than the related mortgaged real property. In addition, the organizational documents do not require that the consent of an independent director be required to enter into bankruptcy or any bankruptcy-related proceedings. The risks discussed in this "--Some Borrowers Under the Underlying Mortgage Loans Will Not
Be Special Purpose Entities" section with respect to bankruptcy remoteness are applicable to the guarantor as if the guarantor were a "borrower" with respect to the mortgage loan. See the discussion of the Chevy Chase Center underlying mortgage loan in Annex F to this offering prospectus.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the offered certificates. There are certain underlying mortgage loans, some of which have principal balances greater than $25,000,000, as to which no opinion of counsel regarding non-consolidation was obtained. For example, with respect to the Chevy Chase Center underlying mortgage loan, no non-consolidation opinion was obtained for either the borrower or the guarantor
(which, under the indemnity deed of trust structure of the loan, is the owner of the related mortgaged real property), neither of which is a bankruptcy-remote, single-purpose entity.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment

                                       65

of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

     In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

     The mortgaged real properties identified on Annex A-1 to this offering prospectus as Regions Harbert Plaza, Memphis Retail Portfolio, Park 100 -
Portfolio, Exchange South and Vernon Industrial, respectively, which mortgaged real properties secure mortgage loans that collectively represent 15.3% of the initial mortgage pool balance, are owned by tenant-in-common borrowers. In addition, with respect to the underlying mortgage loan identified on Annex A-1 to this offering prospectus as Exchange South, which mortgage loan represents
1.7% of the initial mortgage pool balance, the related mortgage loan documents permit further transfers of tenancy-in-common interests in the borrower, such that a maximum of 35 tenant-in-common borrowers may hold such interests at any given time.

     Not all tenant-in-common borrowers for the above referenced underlying mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

OPERATING OR MASTER LEASES MAY HINDER RECOVERY

     The underlying mortgaged real properties securing certain of the mortgage loans that we intend to transfer to the issuing entity may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender's ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged real property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

     For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Foothills Shopping Center, which mortgage loan represents 0.6% of the initial mortgage pool balance, the sponsor of the borrower has entered into two master leases at the related mortgaged real property which collectively represent approximately 44.3% of the rentable area at the related mortgaged real property.

     There are other mortgaged real properties as to which such property or a portion thereof is subject to a master lease or operating lease and certain master leases with respect to the largest three tenants at a subject mortgaged real property are identified on Annex A-1 to this offering prospectus.

                                       66

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition Will Change the
Nature of Your Investment" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, an independent third-party consultant performed a Phase I environmental site assessment in connection with the origination of the subject mortgage loan. All of the resulting environmental reports were prepared during the 12-month period preceding the cut-off date, other than the environmental reports relating to the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Kettering Tower, Sears Tower, Walgreens - North Andover, Walgreens - Worcester,
Walgreens - Staten Island, Arbor Court, Walgreens - Windham, Walgreens -
Yarmouth, Walgreens - Hampstead, Walgreens - Woodbury, Walgreens - Clarence and
Vernon Industrial, collectively securing mortgage loans representing 11.5% of the initial mortgage pool balance, which reports were prepared during the
21-month period preceding the cut-off date. In addition, with respect to five
(5) mortgaged real properties, collectively securing mortgage loans representing
16.2% of the initial mortgage pool balance, a Phase II Environmental site assessment was performed within the 12-month period preceding the cut-off date.

     The above-described environmental reports may have identified various recognized environmental conditions at the respective mortgaged real properties.
If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

     In some cases, the environmental reports described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon.
Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required--

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

                                       67

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with. In addition there can be no assurance that a responsible third party or the related borrower will take the recommended investigative and/or remedial action or that any escrows or reserves established for such purpose will be sufficient to obtain the recommended operations and maintenance plan and/or cover the cost of the recommended remediation.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a recognized environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected;

     o    the potential for the problem to affect the mortgaged real property was limited; or

     o    a person responsible for remediation had been identified.

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     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     The following paragraphs identify various environmental issues affecting properties that secure the underlying mortgage loans.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Walgreens -
Worcester, which mortgage loan represents 0.8% of the initial mortgage pool balance, the related mortgaged real property was historically used for residential and commercial/retail facilities including a dry cleaning facility that operated from the 1930s to 1970s. Following demolition of the facilities, underground storage tanks for heating oil and/or naphtha were identified.
Releases were reported and remediation was undertaken, including the removal of approximately 460 yards of contaminated soil. In addition, five underground storage tanks have been removed and one 10,000-gallon underground storage tank was decommissioned and abandoned in-place. The related mortgaged real property is subject to an Activity and Use Limitation that reportedly prohibits residential uses and prohibits excavation deeper than six feet. A Class A3
Response Action Outcome was submitted to the Massachusetts Department of
Environmental Protection for each of the reported releases in 1997. Submission of the Response Action Outcome indicates that a level of "No Significant Risk"
exists at the mortgaged real property. Subsequent soil borings taken in
2005-2006 did not reveal significant residual impacts to 15 feet below-surface.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Walgreens -
Staten Island, which mortgage loan represents 0.7% of the initial mortgage pool balance, the related mortgaged real property was historically used for dwellings and an Amerada Hess Corporation gas station which have been demolished with identified soil and groundwater impacts. Amerada Hess Corporation has been identified as the responsible party and has been remediating the site under the direction of the New York State Department of Environmental Conservation. The
borrower, the tenant and Amerada Hess Corporation entered into a right of entry agreement in which Amerada Hess Corporation is granted access to perform remediation and in which Amerada Hess Corporation provides certain indemnifications to the borrower, the tenant, and their successors and assigns relating to the work that it is to perform, but expressly does not indemnify for any claim or liability arising from any contamination found which does not arise from its actions. Underground storage tanks and impacted soils have been removed, monitoring indicated that groundwater impacts have been declining and no additional areas of concern were discovered during construction of the new improvements. New York State Department of Environmental Conservation protocols, including a vapor barrier, have been followed and additional passive remediation
(monitoring) continues. New York State Department of Environmental Conservation
oversight will determine if additional active remediation is subsequently necessary. An appropriate environmental impairment liability policy for a term of ten years with limits of $3,000,000 per incident has been procured.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hunt Club
Corners, which mortgage loan represents 0.7% of the initial mortgage pool balance, an on-site dry cleaning facility has impacted soil and groundwater at the mortgaged real property. The related borrower has enrolled the mortgaged real property in the Florida Department of Environmental Protection's
Drycleaning Solvent Cleanup Program, which provides limited liability protection for cleanup of dry cleaning solvent contamination for eligible properties. Under this program, a state fund pays the costs associated with environmental investigation and remediation attributable to this dry-cleaning operation, including periodic groundwater monitoring. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the state fund, or that a third party will undertake responsibility for addressing the foregoing environmental conditions.

                                       69

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Triangle Square
Shopping Center, which mortgage loan represents 0.7% of the initial mortgage pool balance, an on-site dry cleaning facility has impacted soil and groundwater at the mortgaged real property. The related borrower has entered into an
Agreement for Assessment and Remediation with the North Carolina Department of
Environment and Natural Resources pursuant to the North Carolina Dry Cleaning
Solvent Act Cleanup Program, which provides limited liability protection for cleanup of dry cleaning solvent contamination for eligible properties. Under this program, and subject to a $5,000 remaining deductible amount, a state fund pays for the costs associated with environmental investigation and remediation attributable to this dry cleaning operation, including periodic groundwater monitoring. The related borrower has escrowed $5,000 for the remaining deductible payment under this program. In 1989, an underground storage tank was removed from the mortgaged real property, soil sampling was conducted, and closure was granted by the North Carolina Department of Environmental and
Natural Resources. Two groundwater monitoring wells remain on the mortgaged real property. A Phase I Environmental Site Assessment performed at the mortgaged real property in December 2007 recommended that these groundwater monitoring wells be closed properly and in accordance with applicable environmental laws.
The related borrower has escrowed $1,250 for proper closure of these wells.
Additionally, the related borrower has purchased a pollution legal liability insurance policy which is subject to certain conditions, including without limitation, an aggregate coverage limit of $5 million and an expiration date of
February 1, 2018. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the state fund, that the aforementioned escrow amounts will be sufficient to address remaining environmental conditions at the mortgaged real property, or that a third party will undertake responsibility for addressing the foregoing environmental conditions. Additionally, there can be no assurances that the aforementioned pollution legal liability insurance policy will provide coverage for claims arising out of environmental conditions related to the mortgaged real property.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Walgreens -
Yarmouth, which mortgage loan represents 0.6% of the initial mortgage pool balance, the related mortgaged real property was historically used for dwellings and a Sunoco/Mobil gas station which have been removed. Petroleum hydrocarbon-impacted soil and groundwater was reported to, and remediated under the oversight of, the Massachusetts Department of Environmental Protection.
Remediation included soil and groundwater removal. After completing remediation and post-remediation groundwater sampling, the licensed site professional submitted to Massachusetts Department of Environmental Protection an Immediate
Response Action Completion Statement. The report indicates that soil and groundwater contamination were reduced to below state action levels. The licensed site professional therefore concluded that no further action is required.

     A particular environmental report may not have included a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o    the results of the environmental testing were accurately evaluated in all cases;

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

                                       70

     o    the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o    any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental reports referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

     There can be no assurance that the environmental reports referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this offering prospectus and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, other than the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Kettering Tower, Sears Tower, Arbor Court, Walgreens - Windham, Walgreens -
Hampstead, Walgreens - Clarence and Vernon Industrial, representing 7.4% of the initial mortgage pool balance, which properties were inspected within the
21-month period preceding the cut-off date, in order to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

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     In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties:

                             CUT-OFF DATE PRINCIPAL BALANCE OF
                            RELATED UNDERLYING MORTGAGE LOAN OR
 PROPERTY/PORTFOLIO NAME    GROUP OF CROSS-COLLATERALIZED LOANS  RESERVE AMOUNT
--------------------------  -----------------------------------  ---------------
Chicago Hotel Portfolio...               $24,981,247               $ 1,001,110
Sears Tower...............               $20,000,000               $11,969,231

     All or portions of some of the mortgaged real properties may be under construction or undergoing renovation. In addition, in some cases renovation or construction on property adjoining or near a mortgaged real property may have an impact on such mortgaged real property.

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

     In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner).
Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

WITH RESPECT TO FOUR (4) MORTGAGE LOANS THAT WE INTEND TO TRANSFER TO THE
ISSUING ENTITY, THE MORTGAGED REAL PROPERTY OR PROPERTIES THAT SECURE THE
SUBJECT MORTGAGE LOAN IN THE TRUST ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT ARE NOT IN THE TRUST; THE INTERESTS OF THE HOLDERS OF THOSE NON-TRUST
MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS; THE SERIES 2008-C1
CERTIFICATEHOLDERS MAY HAVE A LIMITED ABILITY TO CONTROL THE SERVICING OF THE
SUBJECT LOAN COMBINATIONS

     Four (4) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans are described under "Description of the Mortgage Pool--Loan
Combinations" in this offering prospectus and/or in Annex F to this offering prospectus, representing 7.5%, 2.8%, 2.0% and 1.9%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not transferred to the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together),

                                       72

may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace or be consulted regarding the replacement of the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2008-C1 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2008-C1 certificateholders and may have interests that conflict with your interests. If a non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan will be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from the subject securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2008-C1 certificateholders for so doing. See
"Description of the Mortgage Pool--Loan Combinations," "The Series 2008-C1
Pooling and Servicing Agreement--The Series 2008-C1 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders," "--Replacement of
the Special Servicer" and "Servicing of the Sears Tower Loan Combination" in
this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

     In addition, one (1) of the loan combinations (including the underlying mortgage loan included therein) is being serviced pursuant to a servicing agreement other than the series 2008-C1 pooling and servicing agreement. The
Sears Tower underlying mortgage loan, which represents 2.0% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial
Mortgage Pass-Through Certificates, Series 2007-C2, which is the governing document for the securitization of a pool of mortgage loans that includes one
(1) of the Sears Tower pari passu non-trust mortgage loans. See "Servicing of the Sears Tower Loan Combination" in this offering prospectus. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A MORTGAGE LOAN SELLER OR AN AFFILIATE THEREOF TO CERTAIN OF
THE UNDERLYING MORTGAGE LOANS, RELATED BORROWERS OR RELATED MORTGAGED REAL
PROPERTIES

     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans transferred to the issuing entity. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. See, for example, the discussion of the Memphis Retail Portfolio underlying mortgage loan in Annex F to this offering prospectus, with respect to which an affiliate of the related mortgage loan seller is the initial lender under a mezzanine loan made to the owners of the related borrowers.

     Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust.
Certain of the foregoing ownership interests may be controlling and/or managing interests. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans

                                       73

in the trust may create conflicts of interest. See "Affiliations and Certain
Relationships and Related Transactions" in this offering prospectus.

     In the foregoing cases, the relationship of the related mortgage loan seller or an affiliate thereof to, or the ownership interest of the mortgage loan seller or an affiliate thereof in, the borrower under any mortgage loan to be transferred to the issuing entity or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans and Multi-Property
Mortgage Loans" in this offering prospectus.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying base prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Furthermore, some of the underlying mortgage loans are secured by mortgaged real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of those mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

                                       74

INVESTORS MAY WANT TO CONSIDER PRIOR BANKRUPTCIES

     We are aware of seven (7) mortgage loans that we intend to transfer to the issuing entity, collectively representing 4.6% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk
Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
Mortgage Loan Underlying Your Offered Certificates" in the accompanying base prospectus.

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Sutton Plaza, representing 2.7% of the initial mortgage pool balance, there is a pending action brought against the related borrower, its sponsor and an entity owned by its sponsor by the entity which sold the related mortgaged real property to the borrower, alleging breach of certain agreements made by the parties at the time of the sale of the property to the borrower. The sponsor has deposited a reserve with the lender in an amount equal to a majority of the claim. There can be no assurance that any amounts deposited in such reserve will be sufficient to cover any losses sustained in connection with the foregoing.
The foregoing matter is further described in the discussion of the Sutton Plaza underlying mortgage loan in Annex F to this offering prospectus.

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

     From time to time we use capitalized terms in this offering prospectus, including in the Annexes to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

     This offering prospectus and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                                       75

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 62 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. Those mortgage loans will have an initial mortgage pool balance of approximately $1,007,111,098. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage
Pool Characteristics" below.

     The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this offering prospectus.

     Each of the mortgage loans that we intend to include in the trust (other than the Chevy Chase Center Mortgage Loan, representing 11.6% of the initial mortgage pool balance) was originated or co-originated by the related mortgage loan seller, by a predecessor to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to
Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and/or Moody's that three (3) of the mortgage loans that we intend to include in the trust, collectively representing
27.5% of the initial mortgage pool balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o    If a mortgage loan is secured by multiple mortgaged real properties, then a portion of that mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this offering prospectus.

                                       76

     o    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o    Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

     o    Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTI-PROPERTY MORTGAGE LOANS

     The mortgage pool will include 11 underlying mortgage loans, collectively representing 11.0% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by property or portfolio name set forth on
Annex A-1 to this offering prospectus, each individual multi-property mortgage loan that represents at least 1.0% of the initial mortgage pool balance.

                                                % OF INITIAL
                                    NUMBER OF     MORTGAGE
    PROPERTY/PORTFOLIO NAMES       PROPERTIES   POOL BALANCE
--------------------------------   ----------   ------------
1.   Memphis Retail Portfolio...       5            2.5%
2.   Park 100 - Portfolio.......       7            1.7%
3.   Jackson Retail Portfolio...       4            1.0%

     The table below identifies, by property or portfolio name set forth on
Annex A-1 to this offering prospectus, each group of cross-collateralized mortgage loans that represents at least 1.0% of the initial mortgage pool balance.

                                                                   % OF INITIAL
                                                       NUMBER OF     MORTGAGE
            PROPERTY/PORTFOLIO NAMES                  PROPERTIES   POOL BALANCE
---------------------------------------------------   ----------   ------------
1.   Chicago Hotel Portfolio - City Suites Hotel,
        Chicago Hotel Portfolio - Majestic Hotel
        and Chicago Hotel Portfolio - Willows
        Hotel......................................        3           2.5%
2.   West Point Shopping Center, Foothills
        Shopping Center and Country Square
        Shopping Center............................        3           2.0%
3.   Premier Park of Commerce - FedEx Ground and
        Premier Park of Commerce - FedEx Freight...        2           1.2%

                                       77

     Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See "--Description of the
Mortgage Pool--Defeasance Loans" below.

     In addition, some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust may entitle the related borrowers to release one or more of the corresponding mortgaged real properties, other than through defeasance, as further described under "--Partial Releases Other Than in Connection With
Defeasance" below.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     With respect to eight (8) separate groups of mortgage loans that we intend to include in the trust, consisting of a total of 25 mortgage loans, collectively representing 17.0% of the initial mortgage pool balance, the borrowers under the mortgage loans contained within each such group are related by virtue of having at least one controlling project sponsor or principal in common.

     The table below identifies, by property or portfolio name set forth on
Annex A-1 to this offering prospectus, each group of mortgaged real properties that: (a) are owned by the same or affiliated borrowers; and (b) secure a group of two (2) or more mortgage loans that may or may not be cross-collateralized and that represent in the aggregate at least 1.0% of the initial mortgage pool balance.

                                                                         % OF INITIAL
                                                       CUT-OFF DATE        MORTGAGE
             LOAN/PORTFOLIO NAME(S)                  PRINCIPAL BALANCE   POOL BALANCE
--------------------------------------------------   -----------------   ------------

1   Walgreens - Worcester.........................      $ 8,330,000          0.8%
    Walgreens - Staten Island.....................      $ 7,425,000          0.7%
    Walgreens - Windham...........................      $ 6,596,000          0.7%
    Walgreens - New Bedford.......................      $ 6,564,000          0.7%
    Walgreens - Yarmouth..........................      $ 6,063,000          0.6%
    Walgreens - Hampstead.........................      $ 5,804,000          0.6%
    Walgreens - Woodbury..........................      $ 5,760,000          0.6%

2   Memphis Retail Portfolio......................      $25,600,000          2.5%
    Jackson Retail Portfolio......................      $10,500,000          1.0%
    Riverfront Place..............................      $ 4,750,000          0.5%

3   Chicago Hotel Portfolio - City Suites Hotel...      $ 9,208,088          0.9%
    Chicago Hotel Portfolio - Majestic Hotel......      $ 8,118,905          0.8%
    Chicago Hotel Portfolio - Willows Hotel.......      $ 7,654,254          0.8%

4   West Point Shopping Center....................      $10,376,521          1.0%
    Foothills Shopping Center.....................      $ 6,385,552          0.6%
    Country Square Shopping Center................      $ 3,392,324          0.3%

5   Premier Park of Commerce - FedEx Ground.......      $ 6,000,000          0.6%
    Premier Park of Commerce - FedEx Freight......      $ 5,700,000          0.6%

6   Arbor Court...................................      $ 7,000,000          0.7%
    Vantage 78....................................      $ 3,850,000          0.4%

PARTIAL RELEASES OTHER THAN IN CONNECTION WITH DEFEASANCE

     Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted in connection with a defeasance which are described below under "--Description of the Mortgage Pool--Defeasance
Loans."

                                       78

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bashas Gold
Canyon, representing 1.2% of the initial mortgage pool balance, the related borrower has a right to obtain the release of up to two individual parcels from the lien of the mortgage loan at any time after the lockout date with respect to such mortgage loan upon satisfaction of certain conditions, including, but not limited to, (i) the borrower shall either prepay, along with a yield maintenance payment, or defease, a portion of the mortgage loan equal to the greater of (a)
125% of the portion of the mortgage loan allocated to the parcel being released as determined by lender at the time of the release based upon a then current appraisal and (b) an amount sufficient to ensure that (x) the remaining (in the event of a prepayment) or undefeased (in the event of a partial defeasance)
balance of the mortgage loan is no more than 75% of the then appraised value of the remaining portion of the mortgaged real property after the proposed release and (y) the debt service coverage ratio of the income from such remaining portion of the mortgaged real property to the regularly scheduled payments due under the remaining (in the event of a prepayment) or undefeased (in the event of a defeasance) balance of the mortgage loan is not greater than 1.25x; and
(ii) with respect to any prepayment in connection with such release, the lender shall either (a) apply such prepayment (or such portion thereof designated by lender) to the principal due under the mortgage loan and recast the regularly scheduled payments due thereunder in order to amortize the mortgage loan over the then remaining amortization period, or (b) retain on deposit such prepayment
(or such portion thereof designated by lender) in the form of cash, letter of credit or other liquid collateral, as additional collateral for the mortgage loan, (iii) if required by lender, the delivery by borrower of an opinion of tax counsel acceptable to lender that the nature, extent and all other aspects of the release will not have any adverse effect on any REMIC or other securitization vehicle which might hold or acquire the mortgage loan and (iv) if required by lender, confirmation that such release will not result in a downgrade of any applicable rating by any applicable rating agency or agencies.

     With respect to the two (2) cross-collateralized mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Premier Park of Commerce - FedEx Ground and Premier Park of
Commerce FedEx Freight, collectively representing 1.2% of the initial mortgage pool balance, the related borrower is permitted to obtain the release of any one of the related mortgaged real properties from the lien of the related mortgage and from the cross-collateralization provisions contained therein after the expiration of the prepayment lockout period upon satisfaction of certain conditions in the related loan documents, including payment of a prepayment premium (such prepayment premium to be the greater of 1% of the amount prepaid and yield maintenance) and the related release price (such release price to be the greater of (i) 110% of the outstanding principal balance of the underlying mortgage loan that is secured by the mortgaged real property being released and
(ii) an amount sufficient to ensure satisfaction of (a) an LTV test of 80% with respect to the remaining related mortgaged real property and (b) a DSCR test of
1.10x with respect to the remaining related mortgaged real property).

     Certain other mortgage loans that we intend to include in the trust may also permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this offering prospectus. See, for example, the discussion of the Westfield Southlake Mortgage Loan in Annex F to this offering prospectus.

DEFEASANCE LOANS

     Forty-seven (47) of the mortgage loans that we intend to include in the trust, representing 73.9% of the initial mortgage pool balance, permit the respective borrowers (subsequent to any initial prepayment lock-out period, which is currently in effect, and in one (1) case, a yield maintenance period, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and to thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date. The loans referred to in this paragraph do not

                                       79

include any loan that grants the related borrower the option to either defease or prepay the loan with a prepayment penalty or yield maintenance charge but does not provide for a period that is solely a defeasance period.

     In general, the Government Securities that are to be delivered in connection with the defeasance of all or any portion of any underlying mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date during the period contemplated by the prior bullet, be in a total amount equal to or greater than the scheduled debt service payment scheduled to be due or deemed due with respect to the defeased debt on that date and, in the case of the maturity date or last day of the prepayment lock-out period referred to in the prior bullet, be in an amount at least sufficient to pay off the defeased debt, with any excess to be returned to the related borrower or a successor borrower.

     Each group of cross-collateralized mortgage loans and each individual multi-property or multi-parcel mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties or parcels would be released and the cross-collateralization would terminate as to the released property, parcel or properties.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the defeased debt through, and to pay off the defeased debt on, the date contemplated above.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government
Securities.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o    44 of the mortgage loans that we intend to include in the trust, representing 58.6% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

     o    17 of the mortgage loans that we intend to include in the trust, representing 29.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month, and

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 11.6% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the first day of each month.

                                       80

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o    a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o    that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month (or such earlier due date as is provided under the loan documents) or, if that day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month.
For example, in the case of some of the underlying mortgage loans, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
Notwithstanding the foregoing, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Exchange South, which mortgage loan represents 1.7% of the initial mortgage pool balance, accrues interest at a rate of 6.23% per annum through and including the accrual period expiring on January 10, 2010 and at a rate of 6.57% per annum with respect to each accrual period thereafter.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from
5.6000% per annum to 7.1700% per annum, and the weighted average of those mortgage interest rates was 6.3497% per annum.

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     All but nine (9) of the underlying mortgage loans will accrue interest on an Actual/360 Basis. Nine (9) of the underlying mortgage loans, collectively representing 21.3% of the initial mortgage pool balance, accrue interest on a
30/360 Basis. Annex A-1 to this offering prospectus identifies whether each underlying mortgage loan accrues interest on an Actual/360 Basis or a 30/360
Basis.

     Balloon Loans. Sixty-one (61) of the mortgage loans that we intend to include in the trust, representing 88.4% of the initial mortgage pool balance, are Balloon Loans and are characterized by--

     o    either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Seventeen (17) of the Balloon Loans identified in the prior paragraph, representing 25.9% of the initial mortgage pool balance, require payments of interest only to be due on each due date until the stated maturity date. Another
27 of the Balloon Loans identified in the prior paragraph, representing 51.6% of the initial mortgage pool

                                       81

balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     Fully Amortizing Mortgage Loans. One (1) of the mortgage loans that we intend to include in the trust, representing 11.6% of the initial mortgage pool balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

                                       BALLOON       FULLY             ALL
                                        LOANS   AMORTIZING LOANS  MORTGAGE LOANS
                                       -------  ----------------  --------------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum..............................    180          240               240
Minimum..............................    120          240               120
Weighted Average.....................    121          240               135

REMAINING TERM TO MATURITY (MOS.)
Maximum..............................    160          223               223
Minimum..............................    101          223               101
Weighted Average.....................    116          223               128

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum..............................    360          240               360
Minimum..............................    300          240               240
Weighted Average.....................    358          240               340

REMAINING AMORTIZATION TERM (MOS.)
Maximum..............................    360          223               360
Minimum..............................    300          223               223
Weighted Average.....................    357          223               336

     The calculation of original and remaining amortization terms in the foregoing table does not take into account 17 mortgage loans that we intend to include in the trust, collectively representing 25.9% of the initial mortgage pool balance, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 27 other mortgage loans that we intend to include in the trust, representing 51.6% of the initial mortgage pool balance, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     The Sears Tower Mortgage Loan permits additional amortization payments solely to the extent available from excess cash flow, on each monthly payment date from and after March 11, 2011, the related borrower is required to make a principal payment allocable to the underlying mortgage loan in an amount equal to (x) a constant payment amount (assuming no default, equal to $123,397.20 from
March 11, 2011 through and including February 11, 2014 and $126,444.96 from
March 11, 2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month.

     The underlying mortgage loans identified in the preceding bullets are treated as interest-only mortgage loans for purposes of the foregoing table and therefore the calculation of original and remaining amortization terms in that table does not take those loans into account.

                                       82

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions.

     Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.
All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

     o    an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

     Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under
"--Terms and Conditions of the Underlying Mortgage Loans--Prepayment
Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

     The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string and the percentage represented thereby of the initial mortgage pool balance.

                  PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE

                                            % OF INITIAL
                              NUMBER OF       MORTGAGE
PREPAYMENT PROVISIONS(1)   MORTGAGE LOANS   POOL BALANCE
------------------------   --------------   ------------
L, D, O..............            25             61.3%
L, YM1%, O...........            11             20.9
L, D.................            21             11.4
L, YM1%..............             1              1.9
YM, D or YM, O.......             2              1.7
L, YM1%, D or YM1%...             1              1.6
L, YM1%, D, O........             1              1.2
                                ---            -----
TOTAL................            62            100.0%
                                ===            =====

----------
(1)  Any prepayment restriction period identified as "D or YM" or "D or YMx%"
     is, for the purposes of this offering prospectus, treated as a yield maintenance period.

                                       83

     For the purposes of the foregoing table, the letter designations under the heading "Prepayment Provisions" have the following meanings, as further described in the first paragraph of this "--Prepayments Provisions" section--

     o    "L" means the mortgage loan provides for a prepayment lock-out period;

     o    "D" means the mortgage loan provides for a defeasance period;

     o    "YM" means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

     o    "YMx%" means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) x%
          of the prepaid amount;

     o    "% Penalty" means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

     o    "D or YM" means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge;

     o    "D or YMx%" means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of the greater of (i) a yield maintenance charge and (ii) x% of the prepaid amount; and

     o    "O" means the mortgage loan provides for an open period.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 60 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 119 months;

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is eight months; and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 100 months.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the
Mortgage Loans Underlying

                                       84

Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment
Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the accompanying base prospectus.

     Open periods generally begin no more than four months prior to stated
maturity; provided that in the case of one (1) mortgage loan, representing 13.9%
of the initial mortgage pool balance, the open period begins six months prior to the stated maturity and, in the case of one (1) other mortgage loan, representing 7.3% of the initial mortgage pool balance, the open period begins
12 months prior to the stated maturity.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     Further, with respect to certain underlying mortgage loans, the related borrower is required to make prepayments to the lender upon the release of certain portions of the related mortgaged real property or properties, as described under "--Partial Releases Other Than in Connection With Defeasance" in
this offering prospectus.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--Tenancies in Common May Hinder Recovery" in
this offering prospectus and "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

                                       85

     In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    transfers by the borrower of tenancy-in-common interests in the corresponding mortgaged real property to a specified number of additional tenant-in-common owners;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1,
Annex A-2 and Annex A-3 to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                       86

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth in Annex F to this offering prospectus are summary descriptions
(including a presentation of selected loan and property information) of the ten
(10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust. The following table shows certain characteristics of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust, by cut-off date principal balance.

                                                     NUMBER OF
                                                  MORTGAGE LOANS/   CUT-OFF DATE   % OF INITIAL
                                     MORTGAGE     MORTGAGED REAL      PRINCIPAL      MORTGAGE     PROPERTY
            LOAN NAME               LOAN SELLER     PROPERTIES         BALANCE     POOL BALANCE     TYPE
---------------------------------   -----------   ---------------   ------------   ------------   ---------

Westfield Southlake..............        LB             1/1         $140,000,000       13.9%       Retail
Chevy Chase Center...............       UBS             1/1          116,628,806       11.6       Mixed Use
Regions Harbert Plaza............       UBS             1/1           91,000,000        9.0        Office
Westin Charlotte.................       UBS             1/1           75,250,000        7.5         Hotel
Computer Sciences Building.......       UBS             1/1           73,243,000        7.3        Office
Charleston Plaza.................        LB             1/1           39,695,002        3.9        Retail
Kettering Tower..................        LB             1/1           28,000,000        2.8        Office
Sutton Plaza.....................       UBS             1/1           26,937,452        2.7        Retail
Memphis Retail Portfolio.........        LB             1/5           25,600,000        2.5        Retail
Chicago Hotel Portfolio..........        LB             3/3           24,981,247        2.5         Hotel
                                                      -----         ------------       ----
TOTAL/WTD. AVG...................                     12/16         $641,335,507       63.7%
                                                      =====         ============       ====

                                        PROPERTY        CUT-OFF DATE                     CUT-OFF
                                          SIZE       PRINCIPAL BALANCE   CUT-OFF DATE      DATE
            LOAN NAME                  SF/ROOMS(1)   PER SF/ ROOMS(1)    U/W NCF DSCR   LTV RATIO
---------------------------------      -----------   -----------------   ------------   ---------

Westfield Southlake..............        1,372,889       $    102            1.98x        50.7%
Chevy Chase Center...............          397,744       $    293            1.43         42.6
Regions Harbert Plaza............          613,764       $    148            1.41         70.0
Westin Charlotte.................              700       $264,286            1.47(2)      74.0(4)
Computer Sciences Building.......          325,000       $    225            1.31         67.2
Charleston Plaza.................          132,653       $    299            1.37         61.1
Kettering Tower..................          484,265       $     58            1.51(3)      49.9(5)
Sutton Plaza.....................          167,164       $    161            1.48         74.8
Memphis Retail Portfolio.........          145,531       $    176            1.25         80.0
Chicago Hotel Portfolio..........              152       $164,350            1.26         68.6
                                                                             ----         ----
TOTAL/WTD. AVG...................                                            1.53x        60.1%
                                                                             ====         ====

----------
(1)  Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms).

(2)  Based on the entire Westin Charlotte Loan Combination.

(3)  Based on the Kettering Tower Mortgage Loan and does not take into account the Kettering Tower Non-Trust Loan. The Cut-off Date U/W DSCR for the
     entire Kettering Tower Loan Combination is 1.19x.

(4)  Based on the entire Westin Charlotte Loan Combination.

(5)  Based on the Kettering Tower Mortgage Loan and does not take into account the Kettering Tower Non-Trust Loan. The Cut-off Date LTV Ratio based on the entire Kettering Tower Loan Combination is 63.3%.

LOAN COMBINATIONS

     General. The mortgage pool will include four (4) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by one or more separate promissory notes. The aggregate debt represented by the entire
Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination. For example, as more specifically described below in this "--Loan
Combinations" section and under "Servicing of the Sears Tower Loan Combination"
in this offering prospectus, a particular noteholder or group of noteholders may be entitled, directly or through one or more designees and/or representatives, to exercise certain rights and powers that would affect the servicing of the subject Loan Combination (such noteholder(s), together with any such designee(s)
or representative(s), being herein referred to as the "Loan Combination
Controlling Party" for the subject Loan

                                       87

Combination). Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

                                                                                                                 U/W NCF DSCR AND
                                                                                                                   ORIGINAL LTV
       UNDERLYING MORTGAGE LOANS THAT ARE             RELATED PARI PASSU             RELATED SUBORDINATE            OF ENTIRE
           PART OF A LOAN COMBINATION                 NON-TRUST LOAN(S)(1)           NON-TRUST LOAN(S)(2)        LOAN COMBINATION
-----------------------------------------------  ----------------------------    ---------------------------    -----------------
 MORTGAGED PROPERTY     CUT-OFF        % OF
NAME (AS IDENTIFIED      DATE         INITIAL      ORIGINAL       NON-TRUST       ORIGINAL        NON-TRUST              ORIGINAL
ON ANNEX A-1 TO THIS   PRINCIPAL     MORTGAGE     PRINCIPAL         LOAN          PRINCIPAL         LOAN        U/W NCF    LTV
OFFERING PROSPECTUS)    BALANCE    POOL BALANCE    BALANCE       NOTEHOLDER        BALANCE       NOTEHOLDER       DSCR     RATIO
--------------------  -----------  ------------  ------------    ------------    ----------    -------------    -------  --------

Westin Charlotte....  $75,250,000      7.5%      $109,750,000    UBS Mortgage           N/A              N/A     1.25x    74.0%
                                                                  Loan Seller(3)
Kettering Tower.....  $28,000,000      2.8%               N/A             N/A    $7,500,000    Our Affiliate(4)  1.00x    63.3%
Sears Tower.........  $20,000,000      2.0%                  (5)             (6)           (5)              (6)  1.29x    63.9%
Best Western -
   Clearwater ......  $19,100,000      1.9%               N/A             N/A    $2,000,000    Our Affiliate(4)  1.20x    74.0%

----------
(1)  Reflects those Non-Trust Loans (the "Pari Passu Non-Trust Loans") that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.

(2)  Reflects those Non-Trust Loans (the "Subordinate Non-Trust Loans") that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis relative to the related underlying mortgage loan and any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject
     Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default
     Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination.

(3)  The related Pari Passu Non-Trust Loan is currently held by the UBS Mortgage
     Loan Seller, however, such Pari Passu Non-Trust Loan is anticipated to be included in a separate commercial mortgage loan securitization and/or may be further subdivided at any time into additional loans evidenced by multiple notes.

(4)  May be transferred to a third party institutional noteholder.

(5)  The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A note mortgage loans or groups of mortgage loans -- the
     Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note
     A-2 Sub-Loan Combination of $66,670,000 and the Sears Tower Note A-3
     Sub-Loan Combination of $273,330,000 (which includes the Sears Tower Note
     A-3-A Sub-Loan Combination, which includes the Sears Tower Mortgage Loan)
     -- and a subordinate B-note Non-Trust Loan of $100,000,000. The Sears Tower
     Note A-1 Non-Trust Loan was contributed to the LB-UBS series 2007-C2 commercial mortgage securitization. The Sears Tower Note A-2 Sub-Loan
     Combination consists of a senior component of $50,000,000 (which was contributed to the LB-UBS series 2007-C7 commercial mortgage securitization) and a junior component of $16,670,000 (the Sears Tower Note
     A-2-B Non-Trust Loan). The Sears Tower Note A-3 Sub-Loan Combination
     consists of a senior component of $205,000,000 (the Sears Tower Note A-3-A
     Sub-Loan Combination) and a junior component of $68,330,000 (the Sears
     Tower Note A-3-B Non-Trust Loan). The Sears Tower Note A-3-A Sub-Loan
     Combination consists of pari passu components of $20,000,000 (the Sears
     Tower Mortgage Loan (evidenced by note A-3-A-1)) and $185,000,000 (the
     Sears Tower Note A-3-A-2 Non-Trust Loan). The Sears Tower Mortgage Loan
     (evidenced by Note A-3-A-1), the Sears Tower Note A-3-A-2 Non-Trust Loan
     and the Sears Tower Note A-3-A Sub-Loan Combination (of which the Sears
     Tower Mortgage Loan is a part) as a whole are generally pari passu in right of payment with a portion (based on the Sears Tower Senior Percentage) of the Sears Tower Note A-1 Non-Trust Loan and the entire principal balance of the Sears Tower Note A-2-A Non-Trust Loan. The Sears Tower Note A-3
     Sub-Loan Combination is, as a whole, pari passu in right of payment with the entire principal balance of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-2 Sub-Loan Combination, as a whole. The Sears Tower
     Note A-2-B Non-Trust Loan is generally subordinate to the Sears Tower Note
     A-2-A Non-Trust Loan. The Sears Tower Note A-3-B Non-Trust Loan is
     generally subordinate to the Sears Tower Note A-3-A Sub-Loan Combination.
     The Sears Tower Note B Non-Trust Loan is generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
     Mortgage Loan, the Sears Tower Note A-2 Sub-Loan Combination, the Sears
     Tower Note A-3-A-2 Non-Trust Loan and the Sears Tower Note A-3-B Non-Trust
     Loan.

(6)  The Sears Tower Note A-1 Non-Trust Loan of $340,000,000 is included in the
     LB-UBS series 2007-C2 commercial mortgage securitization. The Sears Tower
     Note A-2-A Non-Trust Loan of $50,000,000 is included in the LB-UBS series
     2007-C7 commercial mortgage securitization. The Sears Tower Note A-3-A-2
     Non-Trust Loan of $185,000,000 is currently held by the UBS Mortgage Loan
     Seller. Each of the Sears Tower Note A-2-B Non-Trust Loan of $16,670,000,
     the Sears Tower Note A-3-B Non-Trust Loan of $68,330,000 and the Sears
     Tower Note B Non-Trust Loan of $100,000,000 is currently held by a third party institutional noteholder. The UBS Mortgage Loan Seller or such third party institutional noteholders may transfer such notes at any time to a third party institutional noteholder, include one or more of such notes in a commercial mortgage securitization or further subdivide one or more of such notes at any time into additional loans evidenced by multiple notes.

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     Set forth below is a brief description of the co-lender arrangement regarding the various Loan Combinations that are related to the series 2008-C1 securitization transaction.

     The Westin Charlotte Loan Combination.

     General. The Westin Charlotte Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are secured by the Westin Charlotte
Mortgaged Property. See the discussion of the Westin Charlotte Mortgage Loan in
Annex F to this offering prospectus for a more detailed description of the
Westin Charlotte Mortgage Loan. The Westin Charlotte Mortgage Loan will be serviced, along with the Westin Charlotte Non-Trust Loan, under the series
2008-C1 pooling and servicing agreement, which is the governing document for the securitization of the Westin Charlotte Non-Trust Loan and for the servicing of the entire Westin Charlotte Loan Combination.

     Co-Lender Agreement. The Westin Charlotte Co-Lender Agreement, dated as of
April 1, 2008, between the two holders of the mortgage loans comprising the
Westin Charlotte Loan Combination, generally provides that:

     o    Consent Rights. Subject to certain limitations, the related Loan
          Combination Controlling Party will have the ability to advise and direct the series 2008-C1 master servicer and/or the series 2008-C1 special servicer with respect to specified servicing actions regarding the Westin Charlotte Loan Combination, including those involving foreclosure or material modification of the Westin Charlotte Loan
          Combination. As of any date of determination, the Loan Combination
          Controlling Party for the Westin Charlotte Loan Combination will be the holder of the Westin Charlotte Mortgage Loan (directly, or through representatives, which representative will be, in accordance with the series 2008-C1 pooling and servicing agreement, the series 2008-C1 controlling class representative). The holder of the Westin Charlotte
          Non-Trust Loan will have the opportunity to consult, on a non-binding basis, with the series 2008-C1 master servicer and/or the series
          2008-C1 special servicer regarding such specified servicing actions in which the related Loan Combination Controlling Party has such consent rights.

     o    Replacement of Special Servicer. The Loan Combination Controlling
          Party may, subject to the satisfaction of the conditions set forth under "The Series 2008-C1 Pooling and Servicing Agreement--Replacement
          of the Special Servicer" in this offering prospectus, replace the special servicer with respect to the Westin Charlotte Loan
          Combination; provided that it must first consult on a non-binding basis with the holder of the Westin Charlotte Non-Trust Loan.

     The Kettering Tower Loan Combination and the Best Western - Clearwater Loan
Combination.

     General. Each of the Kettering Tower Mortgage Loan and the Best Western -
Clearwater Mortgage Loan is part of a Loan Combination comprised of two (2)
mortgage loans that are both secured by a mortgage lien on the related mortgaged real property or properties. See the discussion of the Kettering Tower Mortgage
Loan in Annex F to this offering prospectus for a more detailed description of the Kettering Tower Mortgage Loan. See also "The Series 2008-C1 Pooling and
Servicing Agreement--The Series 2008-C1 Controlling Class Representative and the
Serviced Non-Trust Loan Noteholders" in this offering prospectus for a more detailed description of certain rights of the respective holders of the underlying mortgage loan and the related Non-Trust Loan that, in each case, comprise such Loan Combination. The Non-Trust Loan in each of the subject Loan
Combinations will be serviced, in each case, along with the related underlying mortgage loan, under the series 2008-C1 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such Non-Trust
Loan was a mortgage loan in the trust (provided, however, that none of the master servicer, the special servicer or the trustee will be required to make
P&I advances with respect to such Non-Trust Loans).

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     Co-Lender Agreement. The holders of the mortgage loans comprising each of the Kettering Tower Loan Combination and the Best Western - Clearwater Loan
Combination are bound by the terms and provisions of the related Co-Lender
Agreement, each of which is dated in April 2008. The Co-Lender Agreement for each of the Kettering Tower Loan Combination and the Best Western - Clearwater
Loan Combination generally includes the following provisions, among others:

     o    Consent Rights. The Loan Combination Controlling Party for the subject
          Loan Combination will have the ability to advise and direct the series
          2008-C1 master servicer and/or special servicer with respect to certain specified servicing actions regarding such Loan Combination, including those involving foreclosure or material modification of such
          Loan Combination (see "The Series 2008-C1 Pooling and Servicing
          Agreement--The Series 2008-C1 Controlling Class Representative and the
          Serviced Non-Trust Loan Noteholders" in this offering prospectus), subject to certain conditions described in the subject Co-Lender
          Agreement. As of any date of determination, the Loan Combination
          Controlling Party for the subject Loan Combination will be the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2008-C1 pooling and servicing agreement, will be the series 2008-C1 controlling class
          representative). In addition to the foregoing, the ability of the applicable servicer to enter into certain amendments, forgiveness, deferrals, extensions, decreases, increases or waivers or other modifications of certain monetary terms or provisions of the related
          Subordinate Non-Trust Loan, the related underlying mortgage loan or the related loan documents is limited by the rights of the holder of the related Subordinate Non-Trust Loan to approve such modifications and other actions as contained in the subject Co-Lender Agreement;
          provided that the consent of the holder of the related Subordinate
          Non-Trust Loan will not be required in connection with any such modification or other action with respect to such Loan Combination after a sixty day period following receipt by the holder of such
          Subordinate Non-Trust Loan of written notice of its right to purchase the related underlying mortgage loan or during any period that the original principal amount of such Subordinate Non-Trust Loan, minus
          (x) any principal payments made by the related borrower and received on and allocated to such Subordinate Non-Trust Loan (whether as scheduled amortization, principal prepayments or otherwise), and (y)
          any existing appraisal reduction amount with respect to such Loan
          Combination, and (z) any realized losses with respect to such Loan
          Combination, is and remains less than 25% of an amount equal to (b)
          the original principal amount of such Subordinate Non-Trust Loan, minus any principal payments made by the related borrower and received on and allocated to such Subordinate Non-Trust Loan (whether as scheduled amortization, principal prepayments or otherwise).

     o    Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes and remains at least 60 days delinquent, the related Non-Trust Loan Noteholder will have the option to purchase the subject underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued and unpaid interest on such underlying mortgage loan (other than default interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2008-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

     o    Cure Rights. With respect to each subject Loan Combination, the related Subordinate Non-Trust Loan Noteholder (or its designee) has an assignable right to cure (i) a monetary default or a (ii) a non-monetary default susceptible of cure by the payment of money, in each case, within 10 business days of the later of (a) receipt by such
          Non-Trust Loan Noteholder(s) of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (A) six cure events are permitted during the term of each such Loan Combination and (B) no cure event shall exceed four consecutive months.

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     o    Replacement of Special Servicer. The holder of each of the subject underlying mortgage loans or its designee (which designee, in accordance with the series 2008-C1 pooling and servicing agreement, will be the series 2008-C1 controlling class representative) has the right to appoint and replace the special servicer with respect to the subject Loan Combination, after providing written notice to the related Subordinate Non-Trust Loan Noteholder and subject to satisfaction of further conditions set forth in the related Co-Lender
          Agreement.

     Priority of Payments. Pursuant to the Kettering Tower Co-Lender Agreement
or the Best Western - Clearwater Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exists either (a) certain monetary events of default as to the related underlying mortgage loan that have not been cured by the related Non-Trust Loan Noteholder (or by a designee of the related
Non-Trust Loan Noteholder) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when such underlying mortgage loan is being specially serviced, collections on such Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the subject underlying mortgage Loan and the related Non-Trust Loan generally in the following manner:

          (i) first, to the subject underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than default interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

          (ii) second, to the subject underlying mortgage loan, in each case until the principal balance of such underlying mortgage loan has been reduced to zero, in an amount equal to (to the extent not previously paid with respect to such underlying mortgage loan) the holder of such underlying mortgage loan's pro rata share of (a) all voluntary principal prepayments received with respect to the subject Loan Combination since the date of origination, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to the subject Loan Combination since the date of origination, and
     (c) the principal portion of any balloon payment received with respect to the subject Loan Combination since the date of origination, with (in each case) principal to be paid to the holder of the subject underlying mortgage loan on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the related Loan Combination;

          (iii) third, to the related Subordinate Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than default interest) on the unpaid principal balance thereof (net of related master servicing fees), to the extent then due and payable to the related Non-Trust Loan
     Noteholder in accordance with the related loan agreement, until all such interest is paid in full;

          (iv) fourth, to the related Subordinate Non-Trust Loan, in each case until the principal balance of such Non-Trust Loan has been reduced to zero, in an amount equal to (to the extent not previously paid with respect to such Non-Trust Loan) the holder of such Non-Trust Loan's pro rata share of (a) all voluntary principal prepayments received with respect to the subject Loan Combination since the date of origination, (b) all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds received with respect to such Loan Combination since the date of origination, and (c) the principal portion of any balloon payment received with respect to such Loan Combination since the date of origination, with (in each case) principal to be paid to the holder of the subject Non-Trust Loan on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the related Loan Combination;

          (v) fifth, to the subject underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan
     Combination (based on the relative amount of

                                       91

     principal then being prepaid with respect to the mortgage loans in the subject Loan Combination), to the extent actually paid;

          (vi) sixth, to the related Subordinate Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject
     Loan Combination (based on the relative amount of principal then being prepaid with respect to the mortgage loans in such Loan Combination), to the extent actually paid;

          (vii) seventh, to the holder of the related Subordinate Non-Trust
     Loan, up to the amount of any cure payments made by such Non-Trust Loan
     Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement;

          (viii) eighth, to the subject underlying mortgage loan, any late payment charges and default interest due in respect of such underlying mortgage loan in accordance with the related loan documents (after application as provided in the series 2008-C1 pooling and servicing agreement);

          (ix) ninth, to the related Subordinate Non-Trust Loan Noteholder, any late payment charges and default interest due in respect of such Non-Trust
     Loan in accordance with the related loan documents (after application as provided in the series 2008-C1 pooling and servicing agreement); and

          (x) tenth, for such remaining purposes as are provided in the related
     Co-Lender Agreement.

     Pursuant to the related Co-Lender Agreement, during the existence of: (a)
certain monetary events of default with respect to the subject underlying mortgage loan that have not been cured by the related Subordinate Non-Trust Loan
Noteholder (or by a designee of such Non-Trust Loan Noteholder) or (b) certain non-monetary events of default with respect to such underlying mortgage loan at a time when such underlying mortgage loan is being specially serviced, collections on the related Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to such underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

          (i) first, to the subject underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than default interest) on the unpaid principal balance thereof (net of the related master servicing fees);

          (ii) second, to the subject underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

          (iii) third, to the related Subordinate Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than default interest) on the principal balance thereof (net of the related master servicing fees), to the extent then due and payable to such Non-Trust Loan in accordance with the related loan agreement;

          (iv) fourth, if and only if the principal balance on the subject underlying mortgage loan has been reduced to zero, to the related
     Subordinate Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

          (v) fifth, to the subject underlying mortgage loan, a pro rata share of any prepayment consideration received with respect to the subject Loan
     Combination (based on the relative amount of principal then being prepaid with respect to the mortgage loans in such Loan Combination), to the extent actually paid;

                                       92

          (vi) sixth, to the related Subordinate Non-Trust Loan, a pro rata share of any prepayment consideration received with respect to the subject
     Loan Combination (based on the relative amount of principal then being prepaid with respect to the mortgage loans in such Loan Combination), to the extent actually paid;

          (vii) seventh, to the related Subordinate Non-Trust Loan, up to the amount of any cure payments made by such Non-Trust Loan with respect to the subject Loan Combination pursuant to related Co-Lender Agreement;

          (viii) eighth, to the subject underlying mortgage loan, any late payment charges and default interest due in respect of such underlying mortgage loan in accordance with the related loan documents (after application as provided in the series 2008-C1 pooling and servicing agreement);

          (ix) ninth, to the related Subordinate Non-Trust Loan, any late payment charges and default interest due in respect of such Non-Trust Loan in accordance with the related loan documents (after application as provided in the series 2008-C1 pooling and servicing agreement);

          (x) tenth, to the subject underlying mortgage loan, any other amounts paid in respect of such underlying mortgage loan and due in respect of such underlying mortgage loan;

          (xi) eleventh, to the related Subordinate Non-Trust Loan, any other amounts paid in respect of such Non-Trust Loan and due in respect of such
     Non-Trust Loan; and

          (xii) twelfth, for such remaining purposes as are provided in the related Co-Lender Agreement.

     The Sears Tower Loan Combination.

     General. The Sears Tower Mortgage Loan is part of the Sears Tower Loan
Combination, which is comprised of multiple mortgage loans that are all secured by the Sears Tower Mortgaged Property. The Sears Tower Loan Combination is
comprised of: (a) the Sears Tower Mortgage Loan (evidenced by note A-3-A-1), which has an original principal balance of $20,000,000; (b) one (1) mortgage loan (the "Sears Tower Note A-1 Non-Trust Loan"), which has an original principal balance of $340,000,000 and which is generally pari passu in right of payment with the Sears Tower Note A-2 Sub-Loan Combination and the Sears Tower
Note A-3 Sub-Loan Combination (which includes the Sears Tower Mortgage Loan);
(c) one (1) mortgage loan (the "Sears Tower Note A-2-A Non-Trust Loan"), which has an original principal balance of $50,000,000, (d) one (1) mortgage loan (the
"Sears Tower Note A-3-A-2 Non-Trust Loan" or, together with the Sears Tower
Mortgage Loan, the "Sears Tower Note A-3-A Sub-Loan Combination"), which has an original principal balance of $185,000,000 and is generally pari passu in right of payment with the Sears Tower Mortgage Loan; (e) one (1) mortgage loan (the
"Sears Tower Note A-2-B Non-Trust Loan" or, together with the Sears Tower Note
A-2-A Non-Trust Loan, the "Sears Tower Note A-2 Sub-Loan Combination"), which has an original principal balance of $16,670,000 and which is generally subordinate in right of payment to the Sears Tower Note A-2-A Non-Trust Loan, and, together with the Sears Tower Note A-2-B Non-Trust Loan, pari passu in right of payment with the Sears Tower Note A-1 Non-Trust Loan and the Sears
Tower Note A-3 Sub-Loan Combination (which includes the Sears Tower Mortgage
Loan); (f) one (1) mortgage loan (the "Sears Tower Note A-3-B Non-Trust Loan"
or, together with the Sears Tower Note A-3-A Sub-Loan Combination, the "Sears
Tower Note A-3 Sub-Loan Combination"), which has an original principal balance of $68,330,000 and which is generally subordinate in right of payment to the
Sears Tower Note A-3-A Sub-Loan Combination, and, together with the Sears Tower
Note A-3-B Non-Trust Loan, pari passu in right of payment with the Sears Tower
Note A-1 Non-Trust Loan and the Sears Tower Note A-2 Sub-Loan Combination (with the Sears Tower Note A-3-A Sub-Loan Combination being pari passu in right of payment with a portion (based on the Sears Tower Senior Percentage) of the Sears
Tower Note A-1 Non-Trust Loan and the entire principal balance of the Sears
Tower Note A-2-A Non-Trust Loan); and (g) one (1) mortgage loan (the "Sears
Tower Note B Non-Trust Loan"), which has an original principal balance of
$100,000,000

                                       93

(which may be further subdivided at any time) and which is generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan Combination.
The Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2-A Non-Trust
Loan, the Sears Tower Note A-2-B Non-Trust Loan, the Sears Tower Note A-3-A-2
Non-Trust Loan, the Sears Tower Note A-3-B Non-Trust Loan and the Sears Tower
Note B Non-Trust Loan together constitute the "Sears Tower Non-Trust Loans." The
Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans are serviced under the series 2007-C2 pooling and servicing agreement, which is the governing document for the securitization of a pool of mortgage loans that includes the
Sears Tower Note A-1 Non-Trust Loan and for the servicing of the entire Sears
Tower Loan Combination. See "Servicing of the Sears Tower Loan Combination" in
this offering prospectus for a more detailed description of certain rights of the Sears Tower Non-Trust Loan Noteholders. The holders of the mortgage loans comprising the Sears Tower Loan Combination are bound by the terms and provisions of the Sears Tower Co-Lender Agreement.

     Loan Combination Controlling Party. As of any date of determination, the
Loan Combination Controlling Party for the Sears Tower Loan Combination will be
(A) the Sears Tower Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the Sears Tower Note B Non-Trust
Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to the Sears Tower
Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of the Sears Tower Note B Non-Trust Loan, and (B) at such time as the unpaid principal balance of the Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the
Sears Tower Loan Combination that is allocable to the Sears Tower Note B
Non-Trust Loan, is less than 25.0% of the original principal balance of the
Sears Tower Note B Non-Trust Loan, the holders of the Sears Tower Note A-1
Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and the Sears
Tower Note A-3 Sub-Loan Combination, each of whom may act directly or through a representative (which representative, in the case of the Sears Tower Mortgage
Loan, under the series 2008-C1 pooling and servicing agreement, will be the series 2008-C1 controlling class representative).

     Consent Rights. Subject to certain limitations, the Loan Combination
Controlling Party for the Sears Tower Loan Combination will have the ability to advise and direct the 2007-C2 master servicer and/or the 2007-C2 special servicer with respect to certain specified servicing actions under the series
2007-C2 pooling and servicing agreement regarding the Sears Tower Loan
Combination, including certain actions involving foreclosure or material modification of the Sears Tower Loan Combination, subject to certain conditions described in the Sears Tower Co-Lender Agreement. Notwithstanding the foregoing, if the holders of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note
A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan Combination
constitute the related Loan Combination Controlling Party, but such holders have not, within the requisite time period provided for in the Sears Tower Co-Lender
Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2007-C2 special servicer or series 2007-C2 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the series 2007-C2 special servicer or 2007-C2 master servicer, as applicable, will be binding on all such parties.

     Purchase Option. If and for so long as the Sears Tower Loan Combination is specially serviced and a scheduled payment on the Sears Tower Loan Combination is at least 60 days delinquent, the Sears Tower Note B Non-Trust Loan Noteholder has the option to purchase the Sears Tower Note A-1 Non-Trust Loan, the Sears
Tower Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
Combination (together only) at a price generally equal to the aggregate unpaid principal balance of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan Combination,
together with all accrued unpaid interest on those loans (other than Default
Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C2 pooling and servicing agreement pursuant thereto
(but exclusive of any prepayment consideration and late payment charges).

                                       94

     Cure Rights. The Sears Tower Note B Non-Trust Loan Noteholder has the
assignable right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, within 10 business days of the later of (a) receipt of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than seven cure events in the aggregate are permitted during the term of the Sears Tower Loan
Combination, (ii) no more than three consecutive cure events by the Sears Tower
Note B Non-Trust Loan Noteholder are permitted and (iii) no more than four cure events by the Sears Tower Note B Non-Trust Loan Noteholder, whether or not consecutive, are permitted within any 12-month period. An individual "cure event" means the one-month period for which the holder of either promissory note for the Sears Tower Note B Non-Trust Loan has exercised its cure rights under the Sears Tower Co-Lender Agreement.

     Replacement of Special Servicer. The related Loan Combination Controlling
Party may replace the series 2007-C2 special servicer with respect to the Sears
Tower Loan Combination only, subject to satisfaction of the conditions set forth in the Sears Tower Co-Lender Agreement.

     Priority of Payments. Pursuant to that certain co-lender agreement entered into with respect to the Sears Tower Loan Combination (the "Sears Tower Senior
Co-Lender Agreement"), following the allocation of payments to each mortgage loan in the Sears Tower Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan
Combination or the Sears Tower Note A-3 Loan Combination for which the Sears
Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under "--Loan Combinations--The Sears Tower Loan Combination--Cure
Rights" above, or (b) certain non-monetary events of default with respect to the
Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan
Combination or the Sears Tower Note A-3 Sub-Loan Combination at a time when the
Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan
Combination and the Sears Tower Note A-3 Sub-Loan Combination are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, in an amount equal to
          (i) all scheduled principal payments attributable to the Sears Tower
          Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination
          and the Sears Tower Note A-3 Sub-Loan Combination (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and the Sears Tower Note
          A-3 Sub-Loan Combination (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan
          Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2
          Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan Combination
          (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears Tower Loan Combination, all principal payments attributable to the Sears Tower Note A-1 Non-Trust Loan, the
          Sears Tower Note A-2 Sub-Loan Combination and the Sears Tower Note A-3
          Sub-Loan Combination (based

                                       95

          on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

     o    third, to the Sears Tower Note B Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the Sears Tower
          Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan
          Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement;

     o    fourth, to the Sears Tower Note B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fifth, to the Sears Tower Note B Non-Trust Loan, in an amount equal to
          (i) all scheduled principal payments attributable to the Sears Tower
          Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan
          Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire
          Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears
          Tower Loan Combination, all principal payments attributable to the
          Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire
          Loan Combination);

     o    sixth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and the Sears Tower Note
          A-3 Sub-Loan Combination in accordance with the related loan documents;

     o    seventh, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Note
          A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and
          the Sears Tower Note A-3 Sub-Loan Combination in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    eighth, to the Sears Tower Note B Non-Trust Loan, any prepayment consideration attributable to the Sears Tower Note B Non-Trust Loan in accordance with the related loan documents;

     o    ninth, to the Sears Tower Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the Sears Tower Note B
          Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

     o    tenth, for such remaining purposes as are provided in the Sears Tower
          Senior Co-Lender Agreement.

     Pursuant to the Sears Tower Senior Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Sears
Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and
the Sears Tower Note A-3 Sub-Loan Combination (of which the Sears Tower Mortgage
Loan is a component) for which the Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under "--Loan Combinations--The
Sears Tower Loan Combination--Cure Rights"

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above, or (b) certain non-monetary events of default with respect to the Sears
Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and
the Sears Tower Note A-3 Sub-Loan Combination at a time when the Sears Tower
Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and the
Sears Tower Note A-3 Sub-Loan Combination are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to the Sears Tower Note B Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the Sears Tower
          Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan
          Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement;

     o    fourth, to the Sears Tower Note B Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fifth, to the Sears Tower Note B Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    sixth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and the Sears Tower Note
          A-3 Sub-Loan Combination (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan
          Combination) in accordance with the related loan documents;

     o    seventh, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Note
          A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and
          the Sears Tower Note A-3 Sub-Loan Combination (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    eighth, to the Sears Tower Note B Non-Trust Loan, any prepayment consideration attributable to the Sears Tower Note B Non-Trust Loan
          (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

     o    ninth, to the Sears Tower Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the Sears Tower Note B
          Non-Trust Loan (based on the principal balance of such

                                       97

          mortgage loan relative to the principal balance of the entire Loan
          Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    tenth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, on a pro rata and pari passu basis, any other amounts paid by the related borrower and due in respect of the Sears Tower
          Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination
          and the Sears Tower Note A-3 Sub-Loan Combination;

     o    eleventh, to the Sears Tower Note B Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Sears Tower
          Note B Non-Trust Loan;

     o    twelfth, to the Sears Tower Note B Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Sears
          Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower
          Loan Combination pursuant to the Sears Tower Senior Co-Lender
          Agreement or the applicable servicing agreement; and

     o    thirteenth, for such remaining purposes as are provided in the Sears
          Tower Senior Co-Lender Agreement.

     In addition, pursuant to that certain sub-co-lender agreement entered into with respect to the Sears Tower Note A-3 Sub-Loan Combination (the "Sears Tower
Sub-Co-Lender Agreement") and that certain sub-sub-co-lender agreement entered into with respect to the Sears Tower Note A-3-A Sub-Loan Combination (the "Sears
Tower Sub-Sub-Co-Lender Agreement" and, together with the Sears Tower
Sub-Co-Lender Agreement and Sears Tower Senior Co-Lender Agreement, the "Sears
Tower Co-Lender Agreement"), following the allocation of payments to each mortgage loan in the Sears Tower Note A-3 Sub-Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Sears Tower Note A-3 Sub-Loan Combination for which the Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under "--Loan Combinations--The Sears Tower Loan
Combination--Cure Rights" above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-3 Sub-Loan Combination at a time when the
Sears Tower Note A-3 Sub-Loan Combination is being specially serviced, amounts allocated to the Sears Tower Note A-3 Sub-Loan Combination pursuant to the Sears
Tower Senior Co-Lender Agreement will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o    first, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default
          Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A-3-A-2
          Non-Trust Loan (based on the principal balance of each such mortgage loans relative to the principal balance of the Sears Tower Note A-3
          Sub-Loan Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan (based on the principal balances of each such mortgage loan relative to the principal balance of the Sears Tower
          Note A-3 Sub-Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Mortgage Loan and the Sears
          Tower Note A-3-A-2 Non-Trust Loan (based on the principal

                                       98

          balance of each such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Sub-Loan Combination), and (iv) on the
          maturity date of the Sears Tower Note A-3 Sub-Loan Combination, all principal payments attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A-3-A-2 Non-Trust Loan (based on the principal balance of each such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan Combination);

     o    third, to the Sears Tower Note A-3-B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest)
          on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, to the Sears Tower Note A-3-B Non-Trust Loan, in an amount equal to (i) all scheduled principal payments attributable to the
          Sears Tower Note A-3-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears
          Tower Note A-3 Sub-Loan Combination), (ii) all voluntary principal prepayments attributable to such Sears Tower Note A-2-B Non-Trust Loan
          (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan Combination),
          (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to such Sears Tower
          Note A-3-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower
          Note A-3 Sub-Loan Combination), and (iv) on the maturity date of the
          Sears Tower Note A-3 Sub-Loan Combination, all principal payments attributable to the Sears Tower Note A-3-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan Combination);

     o    fifth, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A-3-A-2 Non-Trust Loan (based on the principal balance of each such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan Combination) in accordance with the related loan documents;

     o    sixth, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower
          Mortgage Loan (based on the principal balance of each such mortgage loan relative to the principal balance of the Sears Tower Note A-3
          Sub-Loan Combination) in accordance with the related loan documents
          (after application as provided in the applicable servicing agreement);

     o    seventh, to the Sears Tower Note A-3-B Non-Trust Loan, any prepayment consideration attributable to the Sears Tower Note A-3-B Non-Trust
          Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan
          Combination) in accordance with the related loan documents;

     o    eighth, to each Sears Tower Note A-3-B Non-Trust Loan, any late payment charges and Default Interest due in respect of such Sears
          Tower Note A-3-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears
          Tower Note A-3 Sub-Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

     o    ninth, for such remaining purposes as are provided in the Sears Tower
          Sub-Co-Lender Agreement.

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     Pursuant to the Sears Tower Sub-Co-Lender Agreement and the Sears Tower
Sub-Sub-Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Sears Tower Note A-3 Sub-Loan Combination for which the Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under "--Loan Combinations--The Sears Tower Loan
Combination--Cure Rights" above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-3 Sub-Loan Combination at a time when the
Sears Tower Note A-3 Sub-Loan Combination is being specially serviced, amounts allocated to the Sears Tower Note A-3 Sub-Loan Combination pursuant to the Sears
Tower Senior Co-Lender Agreement will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o    first, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default
          Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the principal balances thereof, until such principal balance has been reduced to zero;

     o    third, to the Sears Tower Note A-3-B Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fourth, to the Sears Tower Note A-3-B Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    fifth, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Mortgage Loan and the Sears Tower Note A-3-A-2 Non-Trust Loan (based on the principal balances of each such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan Combination) in accordance with the related loan documents;

     o    sixth, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower
          Mortgage Loan and the Sears Tower Note A-3-A-2 Non-Trust Loan (based on the principal balances of each such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    seventh, to the Sears Tower Note A-3-B Non-Trust Loan, any prepayment consideration attributable to such Sears Tower Note A-3-B Non-Trust
          Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-3 Sub-Loan
          Combination) in accordance with the related loan documents;

     o    eighth, to the Sears Tower Note A-3-B Non-Trust Loan, any late payment charges and Default Interest due in respect of the Sears Tower Note
          A-3-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-3
          Sub-Loan Combination) in accordance with the related loan documents
          (after application as provided in the applicable servicing agreement);

     o    ninth, to the Sears Tower Mortgage Loan and the Sears Tower Note
          A-3-A-2 Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the related borrower and due in

                                      100

          respect of the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the
          Sears Tower Note A-3 Sub-Loan Combination);

     o    tenth, to the Sears Tower Note A-3-B Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Sears Tower
          Note A-3-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower
          Note A-2 Sub-Loan Combination); and

     o    eleventh, for such remaining purposes as are provided in the Sears
          Tower Sub-Co-Lender Agreement and/or the Sears Tower Sub-Sub-Co-Lender
          Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust.

     o    With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
          Arbor Court and Vantage 78, which mortgage loans collectively represent 1.1% of the initial mortgage pool balance, the related mortgaged real properties participate in the Housing Assistance
          Payment (HAP) Program.

     o    With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
          Woodhaven Crossroads, which mortgage loan represents 0.2% of the initial mortgage pool balance, a land use restriction agreement requires the owner of such mortgaged real property to make at least 59 of the 168 units available for families making 80% or less of the area's median income; of those 59 at least 34 units are required to be available for families making 50% or less of the area's median income.

     o    Thirty-nine (39) of the mortgaged real properties, securing 54.1% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

     o    With respect to 19 of the mortgaged real properties, securing 11.0% of the initial mortgage pool balance, 90% or more of the gross leaseable area of the mortgaged real property is leased to a single tenant. In addition, the Computer Sciences Building Mortgaged Property, securing approximately 7.3% of the initial mortgage pool balance, is leased to a single tenant. The single tenant currently leases 84.6% of the net leasable area and contributes 100% of the mortgage property's revenue.
          The tenant has the exclusive right, but not the obligation, to expand into the remaining net leasable area at the related mortgaged property, which is currently vacant, through the end of its lease term.

     o    A number of companies are major tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

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     o    Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For examples, see Annex F and the footnotes to Annex A-1 to this offering prospectus.

     o    Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o    There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property has leased space at such mortgaged real property, but has not yet commenced occupancy of such leased space.

     o    There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. In addition, leases with an agency of the United
          States Federal Government generally are silent as to tenant defaults and landlord remedies, and restrict landlord operation and maintenance of the building.

     o    Certain tenants at the related mortgaged real properties have the right to terminate their lease(s) prior to the stated expiration dates of such leases, and the exercise of such termination rights may cause such leases to terminate prior to the maturity date of the related underlying mortgage loan. For example, with respect to the Regions
          Harbert Plaza Mortgage Loan, which mortgage loan represents 9.0% of the initial mortgage pool balance, the second largest tenant at the mortgaged real property, occupying 22.2% of the total net rentable area at the mortgaged real property, has a one-time termination option with respect to up to 30% of its occupied premises, which option may be exercised from and after October 31, 2017 upon 12 months' prior notice. See the discussion of the Regions Harbert Plaza Mortgage Loan in Annex F to this offering prospectus.

     Leasehold Mortgages. The underlying mortgage loans secured by the Westin
Charlotte Mortgage Loan and the mortgaged real property identified on Annex A-1 to this offering prospectus as Whole Foods - Cupertino, which mortgage loans collectively represent 8.7% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest (but not by the fee interest underlying such leasehold interest) in all or a material portion of the related mortgaged real property. In the case of the foregoing underlying mortgage loans, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender
(if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, defaults or breaches by the lessee, (excluding, in the case of the Whole Foods -
Cupertino underlying mortgage loan, specified defaults or breaches which include, but are not limited to, certain bankruptcy-related actions, certain attachments, levies, or seizures, and the related borrower's holdover of the mortgaged real property upon the expiration or termination of the related ground lease). For a discussion of the Westin Charlotte Mortgage Loan, see Annex F to
this offering prospectus.

     Purchase Options. In addition to those purchase options held by a
Subordinate Non-Trust Noteholder or holder of any related mezzanine loan as described under "--Loan Combinations" above in this offering prospectus and
"--Mezzanine Debt" below in this offering prospectus, there are other underlying mortgage loans for which there may be a related purchase option in favor of a third party.

     Rights of First Refusal/Rights of First Offer. With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required

                                      102

to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer;
provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this "--Rights of First Refusal/Rights of First Offer" section are some examples of the foregoing.

     With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Walgreen's - Harlingen, Walgreen's - Guthrie and Walgreen's - Dallas, GA, which mortgage loans collectively represent 0.9% of the initial mortgage pool balance,
Walgreen's Co., the sole tenant at each of the foregoing mortgaged real properties, has a right of first refusal to purchase each such mortgaged real property; such right to purchase shall not apply to a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related mortgage, but will apply to any subsequent transfers.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 294 North State
Street, which mortgage loan represents 0.2% of the initial mortgage pool balance, Ultimate Broiler and Grill, a tenant at such mortgaged real property, has a continuing right of first refusal to purchase such mortgaged real property at the price offered by each prospective buyer.

     Other Financing. Set forth below, with respect to the mortgage loans that we intend to include in the trust, is a discussion of certain additional debt
(in addition to the debt evidenced by the related mortgage loan), which may consist of (i) debt secured by the related mortgaged real property or properties which also secures the subject underlying mortgage loan, (ii) debt secured by a direct or indirect ownership interest in the related borrower, (iii) debt secured by collateral other than the collateral listed in clauses (i) and (ii)
above, or (iv) unsecured debt. Such additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk
Factors--Additional Secured Debt Increases the Likelihood that a Borrower Will
Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,
Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying base prospectus.

     Additional Debt Secured by the Mortgaged Real Property. In the case of the underlying mortgage loans described under "--Loan Combinations" above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some
Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which,
in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this offering prospectus and "--Loan Combinations" above. See also the discussions of the Westin Charlotte Mortgage Loan and the Kettering Tower
Mortgage Loan in Annex F to this offering prospectus.

     With respect to the Chevy Chase Center Mortgage Loan, which mortgage loan represents 11.6% of the initial mortgage pool balance, the Chevy Chase Center
Mortgaged Property was encumbered by a subordinate mortgage in favor of Bank of
America, N.A. in connection with a subordinate mortgage loan in the maximum principal amount of $10,000,000. Such subordinate mortgage loan has been paid in full. As of the date hereof, the subordinate mortgage has not yet been extinguished from the applicable records. The related mortgage loan seller has been informed that the removal of the subordinate mortgage from the records is currently in progress.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the

                                      103

related mortgaged real property. However, the direct or indirect equity interests in mortgage borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine debt as further described under "--Mezzanine Debt" below.

     Mezzanine Debt. With respect to the Memphis Retail Portfolio Mortgage Loan, which mortgage loan represents 2.5% of the initial mortgage pool balance, there is an existing mezzanine loan, which matures on November 11, 2017, secured by a pledge of the direct equity interests in the related mortgage borrowers in the amount of $1,600,000, as further described under the discussion of the Memphis
Retail Portfolio Mortgage Loan in Annex F to this offering prospectus. See also
"Risk Factors--Some of the Mortgaged Real Properties Are or May Be Encumbered by
Additional Debt and the Ownership Interests in Some Borrowers Have Been or May
Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to
Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow
Available to the Subject Mortgaged Real Property" in this offering prospectus.

     The table below identifies, by property or portfolio name set forth on
Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 13.8% of the initial mortgage pool balance, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount; and/or

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                    MORTGAGE LOAN
                                                     CUT-OFF DATE    MAXIMUM COMBINED     MINIMUM COMBINED
          MORTGAGED PROPERTY NAME                      BALANCE      LTV RATIO PERMITTED    DSCR PERMITTED
-------------------------------------------------   -------------   -------------------   ----------------

Computer Sciences Building(1)....................    $73,243,000            75%                1.15x
Walgreens - North Andover........................    $13,390,000            90%                1.00x
Columbus Office Warehouse Portfolio..............    $ 9,600,000            85%                1.10x
Chicago Hotel Portfolio - City Suites Hotel(2)...    $ 9,208,088            80%                1.20x
Chicago Hotel Portfolio - Majestic Hotel(2)......    $ 8,118,905            80%                1.20x
Chicago Hotel Portfolio - Willows Hotel(2).......    $ 7,654,254            80%                1.20x
Holiday Shopping Center..........................    $ 6,800,000            90%                1.05x
Riverfront Place.................................    $ 4,750,000            85%                1.05x
Walgreens - Clarence.............................    $ 4,114,000            90%                1.00x
294 North State Street...........................    $ 2,191,055            85%                1.15x

----------
(1)  See the discussion of the Computer Sciences Building Mortgage Loan in Annex
     F to this offering prospectus.

(2)  See the discussion of the Chicago Hotel Portfolio Mortgage Loans in Annex F
     to this offering prospectus.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the

                                      104

realization on the pledged ownership interests by the mezzanine lender. See
"Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans
May Reduce the Cash Flow Available to the Mortgaged Real Property Which May
Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this offering prospectus.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Moreover, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Hunt Club Corners, which mortgage loan represents 0.7% of the initial mortgage pool balance, the related borrower and any of its direct or indirect owners are not prohibited from incurring debt in addition to the related mortgage loan or pledging a direct or indirect interest in the related borrower to secure any such debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     Additional Secured and Unsecured Debt. Some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur (i) debt that is secured by some collateral other than the related mortgaged real property or interests in the related borrower or (ii) unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing, which aforementioned secured or unsecured debt may, in some cases, amount to a significant percentage of the principal balance of the subject underlying mortgage loan. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Best Western - Clearwater, which mortgage loan represents 1.9% of the initial mortgage pool balance, the related borrower has obtained an unsecured loan in the amount of $1,164,800 from one of its members, which unsecured loan is subject to a subordination and standstill agreement in favor of the mortgage lender. In addition, with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Park 100 - Portfolio, which mortgage loan represents 1.7%
of the initial mortgage pool balance, the related borrower is permitted to obtain unsecured loans from its members in the aggregate of up to 5% of the outstanding principal balance of the related mortgage loan.

     In addition to the foregoing, with respect to the Chevy Chase Center
Mortgage Loan, which mortgage loan represents 11.6% of the initial mortgage pool balance, because the Chevy Chase Center Sponsor, the owner of the Chevy Chase
Center Mortgaged Property, is not a special purpose entity, the Chevy Chase
Center Sponsor has no restrictions with respect to its ability to incur additional financing that is not secured by the Chevy Chase Center Mortgaged
Property. See "Risk Factors--Some Borrowers Under the Underlying Mortgage Loans
Will Not Be Special Purpose Entities" in this offering prospectus.

     Furthermore, with respect to one (1) underlying mortgage loan, which represents 2.0% of the initial mortgage pool balance, the related borrower is permitted to incur additional secured debt subject to certain requirements specified in the related loan documents, including the achievement of specified loan-to-value and debt service coverage ratios and execution and delivery of a subordination and standstill agreement acceptable to the lender.

                                      105

     Furthermore, most of the borrowers under the mortgage loans that we intend to include in the trust are permitted to incur customary trade debt (which may, in some cases, amount to a significant percentage of the principal balance of the related underlying mortgage loan) and to finance equipment. For example, with respect to the Charleston Plaza Mortgage Loan, which mortgage loan represents 3.9% of the initial mortgage pool balance, the related borrower may incur trade debt of up to 5% of the original principal balance of such mortgage loan.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

     Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o    determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o    determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties. For example, there exist various fire code violations, zoning violations, housing and building code violations and/or environmental control board violations on such mortgaged real properties, as further described under "Risk Factors--Some of the Mortgaged Real Properties May
Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990" in this offering prospectus.

     In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

     See "Risk Factors--Many of the Mortgaged Real Properties Are Legal
Nonconforming Uses or Legal Nonconforming Structures" and "--Some of the
Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or
Local Building Codes or with the Americans With Disabilities Act of 1990" in this offering prospectus, and "Risk Factors--Changes in Zoning Laws May
Adversely Affect the Use or Value of a Real Property" in the accompanying base prospectus.

                                      106

     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements.
However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

     Lockboxes. Fifty-nine (59) mortgage loans that we intend to include in the trust, representing approximately 87.3% of the initial mortgage pool balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

                    NUMBER OF   % OF INITIAL
                     MORTGAGE     MORTGAGE
TYPE OF LOCKBOX       LOANS     POOL BALANCE
-----------------   ---------   ------------
Hard.............       16         43.9%
Springing Soft...       36         25.7%
Springing Hard...        6         10.2%
Hard/Hotel.......        1          7.5%

     o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence:
          (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required
          (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

     o    HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or "over-the-counter" receipts may be deposited into the lockbox account by a property manager (which may be affiliated with the borrower) or, in certain cases, by the borrower, while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt

                                      107

          service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

     o    SPRINGING HARD LOCKBOX. Either--

          1.   income is collected by the borrower or the property manager
               (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard
               Lockbox with lender cash management; or

          2.   a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender's request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

     o    SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

     o    SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender's request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

     For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

     1.   a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

     2.   a failure to meet a specified debt service coverage ratio;

     3.   a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

     4.   an event of default under the mortgage loan.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o    property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination), and

          2.   the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

                                      108

     o    if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination),

          2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

          4.   the full insurable replacement cost of the improvements located on the mortgaged real property;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o    business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     However, not all mortgage loans require all such insurance.

     With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     In the case of the Sears Tower Mortgage Loan, which mortgage loan represents 2.0% of the initial mortgage pool balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a "captive insurer." The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of
Columbia and therefore is subject to the supervision of the District of Columbia
Commissioner of Insurance and the insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of
$3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by

                                      109

the D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event.
The loan documents require that the captive insurer re-insure its risk for losses other than those covered by TRIPRA. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance. In addition, it should be noted that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used. See "Risk Factors--Ten
Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage
Liens on Real Properties Located in Each of Maryland and Indiana and Five
Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage
Liens on Real Properties Located in Alabama, North Carolina, Florida, California
and Ohio" and "--The Absence or Inadequacy of Insurance Coverage on the
Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this offering prospectus.

     Certain mortgaged real properties securing one or more of the underlying mortgage loans are located in states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes, as further described in "Risk Factors--Ten Percent or More of the
Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real
Properties Located in Each of Maryland and Indiana and Five Percent or More of
the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real
Properties Located in Alabama, North Carolina, Florida, California and Ohio." In
addition, the mortgage loan documents related to such mortgaged real properties, in certain instances, include limitations on the requirements on the related borrower to maintain windstorm insurance as further described in "Risk
Factors--The Absence or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates," and such windstorm insurance usually requires higher than customary deductibles.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See
"Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular
Special Hazard Losses" in the accompanying base prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the

                                      110

benefit of the series 2008-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 16 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus, but neither we nor any of our affiliates makes any representations or warranties with respect to any such appraised values. Further, it is possible that the market values of the mortgaged real properties for any underlying mortgage loan have declined since the respective dates of those appraisals.

     Environmental Assessments. With respect to each of the mortgaged real properties securing the underlying mortgage loans, in connection with the origination of such loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under "Risk Factors--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this offering prospectus.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See "Risk
Factors--Lending on Income-Producing Real Properties Entails Environmental
Risks" in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

     The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the

                                      111

engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the Issue Date, we will acquire pursuant to one or more mortgage loan purchase agreements--

     o    41 mortgage loans, with an aggregate cut-off date principal balance of
          $490,363,205, from the Lehman Mortgage Loan Seller; and

     o    21 mortgage loans, with an aggregate cut-off date principal balance of
          $516,747,893, from the UBS Mortgage Loan Seller.

     We will transfer to the trustee, for the benefit of the series 2008-C1 certificateholders, all of the mortgage loans that we so acquire from the Lehman
Mortgage Loan Seller and the UBS Mortgage Loan Seller.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, we will be required to deliver to the trustee, with respect to each Lehman
Mortgage Loan, and the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, the following documents, among others:

     o    either--

          1.   the original promissory note(s) evidencing that mortgage loan, or

          2.   if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
               information relating to a mortgage instrument that has not been returned from the applicable recording office, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable
               recording office, or

          2.   a certified copy of that assignment as sent for recording; and

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     o    an original or copy of the related policy or certificate of lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy;

provided that the UBS Mortgage Loan Seller, in the case of the Sears Tower
Mortgage Loan, will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2008-C1 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related
Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the Sears Tower
Mortgage Loan (with the exception of the original mortgage note evidencing the
Sears Tower Mortgage Loan) have been delivered to LaSalle Bank National
Association, as trustee under the series 2007-C2 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Sears Tower Note A-1 Non-Trust
Loan.

     The trustee may appoint, at the trustee's expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2008-C1 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2008-C1 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2008-C1 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See "Description of the Governing Documents--Rights,
Protections, Indemnities and Immunities of the Trustee" in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2008-C1 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2008-C1 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth therein. LaSalle itself will act as initial custodian on behalf of the trustee. See "Transaction Participants--The
Trustees--The Initial Trustee" in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

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     If, as provided in the series 2008-C1 pooling and servicing agreement and/or the related mortgage loan purchase agreement--

     o    any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

     o    we or the UBS Mortgage Loan Seller, as applicable, are, subject to the discussion in the next sentence, notified of the missing document, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, or the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i)
          with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2008-C1 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the
          24-month period following the Issue Date, as of the date of such notice,

then the omission will constitute a "Material Document Omission" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.
Notwithstanding the foregoing, under certain circumstances, a notice of a
Material Document Omission with respect to an underlying mortgage loan must be delivered to us or the UBS Mortgage Loan Seller, as applicable, within a
12-month period following the first anniversary of the initial custodial certification given with respect to such mortgage loan, as required under the series 2008-C1 pooling and servicing agreement, in order for that notice to be effective and give rise to any rights against us or the UBS Mortgage Loan
Seller, as applicable.

     Within a specified period following the later of--

     o    the Issue Date, and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of each Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in
the case of each UBS Mortgage Loan, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than the Sears Tower Mortgage Loan), and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, the documents required to be included in the related Servicing File for the subject underlying mortgage loan. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to any underlying mortgage loan is not so delivered, and if a written request therefor is not made by the master servicer within approximately 15 months of the Issue
Date, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver that document with respect to the subject mortgage loan. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt but not the sufficiency or accuracy of the documents constituting the Servicing File that are then in its possession. The master servicer will not be under

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any duty or obligation to inspect, review or examine any of those documents to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make, with respect to each Lehman Mortgage Loan, and the UBS Mortgage
Loan Seller will make, with respect to each UBS Mortgage Loan, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o    The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2008-C1 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o    To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o    The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o    The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

     o    The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency,
          receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b)
          by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2)
          certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o    Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this "--Representations and Warranties"
          section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

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     o    The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Sears Tower Mortgage Loan, the trustee under the series 2007-C2 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this "Representations and Warranties" section, enforceable assignment of that mortgage instrument to the trustee.

     o    Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this
          "--Representations and Warranties" section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for
          Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan
          Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o    All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o    A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender's title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

     o    Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

     o    As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

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     o    Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan
          Combination).

     o    One or more environmental site assessments, or updates thereof were performed with respect to each mortgaged real property during the
          12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

     o    The related mortgage loan documents require the borrower to comply with applicable environmental laws.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     o    The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

     o    Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2008-C1 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party's knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

     o    Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contain provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

     o    Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or

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          rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

     o    The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

     o    The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender's title insurance policy.

     o    Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

     o    To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

     o    To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

     o    None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as
          having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

     o    One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the
          12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

     o    The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

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     o    If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender's consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease--or an estoppel or consent letter--requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; and (j) the ground lease has a current term--including options--which exceeds the mortgage loan maturity date.

     o    If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

     o    The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

     o    If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100%
          of the allocated loan amount for the portion of the mortgaged real property being released.

     o    As of origination, the mortgaged real property is free and clear of mechanics' and materialmen's liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender's title insurance policy in any jurisdiction where such coverage is available.

     THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE SUBJECT TO CERTAIN
EXCEPTIONS, INCLUDING, WITHOUT LIMITATION, ANY CONFLICTING DISCLOSURE CONTAINED
IN THIS OFFERING PROSPECTUS.

     If, as provided in the series 2008-C1 pooling and servicing agreement and/or the related mortgage loan purchase agreement--

     o    there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, as applicable,

     o    we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, or the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the
          24-month period following the Issue Date, as of the pricing date for the series 2008-C1 certificates, and (ii) with

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          respect to any notice of a breach that is delivered subsequent to the
          24-month period following the Issue Date, as of the date of such notice,

then that breach will be a "Material Breach" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the
UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a
Material Document Omission with respect to any underlying mortgage loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the
case of a UBS Mortgage Loan, will be required either:

     o    to cure that Material Breach or Material Document Omission, as the case may be, in all material respects;

     o    at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event that such party determines that such Material Breach or
          Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material
          Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or
          Material Document Omission, as applicable, and the subject Material
          Breach or Material Document Omission is not capable of being cured; or

     o    to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2.   all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3.   all unreimbursed servicing advances made under the series 2008-C1 pooling and servicing agreement with respect to that mortgage loan, plus

          4.   all unpaid interest accrued on advances made under the series
               2008-C1 pooling and servicing agreement with respect to that mortgage loan, plus

          5.   subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2008-C1 pooling and servicing agreement).

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     The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to
90 days following the date on which either (a) we, in the case of a Lehman
Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage
Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document
Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a
Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2008-C1 controlling class representative so consents, then we or the UBS Mortgage Loan
Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o    determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group,
          and

     o    the application of remedies.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series
2008-C1 certificateholders in connection with a Material Breach or a Material
Document Omission with respect to any mortgage loan in the trust.

     Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the UBS Mortgage
Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date.
Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the
Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus.
We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this offering prospectus.

     A copy of the series 2008-C1 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on
Form 8-K. In addition, if and to the extent that any material terms of the series 2008-C1 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2008-C1 pooling and servicing agreement, together

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with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form
8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     The issuing entity with respect to the series 2008-C1 certificates will be the LB-UBS Commercial Mortgage Trust 2008-C1, a common law trust created under the laws of the State of New York pursuant to the series 2008-C1 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2008-C1 is sometimes referred to in this offering prospectus as the "trust," "trust fund" or "issuing entity." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2008-C1 certificates being issued to us or at our direction.

     The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2008-C1 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2008-C1 pooling and servicing agreement. See
"Description of the Governing Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

     The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2008-C1 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

     The depositor is Structured Asset Securities Corporation II, a Delaware
corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper
Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman
Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers
Holdings Inc. The depositor's principal executive offices are located at 745
Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See "Transaction Participants--The Depositor"
in the accompanying base prospectus.

THE SPONSORS

     Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2008-C1 transaction. Lehman Brothers Holdings Inc., a
Delaware corporation ("LBHI"), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A. LBHI is our
affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters.

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     LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, (d) over
$15.0 billion of multifamily and commercial mortgage loans during fiscal year
2006 and (e) over $21.8 billion of multifamily and commercial mortgage loans during fiscal year 2007.

     LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

     For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "The Sponsor" in the accompanying base prospectus.

     UBS Real Estate Securities Inc. UBS Real Estate Securities Inc., a Delaware
corporation ("UBSRESI"), is one of the sponsors and one of the mortgage loan sellers, and is an affiliate of UBS Securities LLC, one of the underwriters.
UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

     UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and
London, and offices in additional locations throughout the world.

     UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

     UBSRESI's Securitization Program. UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units). UBSRESI engaged in its first securitization of commercial mortgage loans in December
2006, in which it securitized $1,034,330,405.06 of financial assets, and securitized approximately $7,613,003,693.27 of commercial mortgage loans during fiscal year 2007.

     UBSRESI originates and acquires multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated or acquired and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

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     In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See "Description of the
Mortgage Pool--Assignment of the Underlying Mortgage Loans," "--Representations
and Warranties" and "--Cures and Repurchases" in this offering prospectus.

     Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

     Underwriting Guidelines and Processes. Set forth below is a discussion of certain general underwriting guidelines with respect to multifamily and commercial mortgage loans originated by UBSRESI or an affiliate from which
UBSRESI acquires mortgage loans.

     Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

     A. Loan Analysis. Generally both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches.
The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

     B. Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates, as applicable. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     C. Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio (the "DSCR") and loan-to-value ratio (the "LTV") in connection with the origination of a loan.

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     The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI or its affiliates, as applicable and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.
For example, when calculating the DSCR for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account.
Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

     D. Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI or its affiliates may be the lender on that additional debt.

     The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

     E. Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will be obtained:

     (1) Appraisals. Independent appraisals or an update of an
independent appraisal will generally be required in connection with the origination of each mortgage loan that meet the requirements of the "Uniform
Standards of Professional Appraisal Practice" as adopted by the Appraisal
Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     (2) Environmental Assessment. In most cases, a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.
Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or its affiliates, as applicable, or an environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, additional environmental testing may be required, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

     (3) Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and

                                       125

electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     (4) Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

     F. Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, it will generally be examined whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

     G. Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, a borrower may be required under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI or its affiliates.
Furthermore, an alternative to a cash escrow or reserve from a borrower may be accepted, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, we may purchase mortgage loans from UBSRESI for inclusion in the trust fund which vary from, or do not comply with, UBSRESI's underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

MORTGAGE LOAN SELLERS

     LBHI and/or an affiliate thereof and UBSRESI will be the mortgage loan sellers for the series 2008-C1 securitization transaction. See "Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans" for further information on our acquisition of the underlying mortgage loans.

THE SERVICERS

     General. The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2008-C1 pooling and servicing agreement, and are described under "The
Series 2008-C1 Pooling and Servicing Agreement" in this offering prospectus and
"Description of the Governing Documents" in the accompanying base prospectus. In addition, as permitted under the series 2008-C1 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating related collections and reports with the remaining mortgage pool. No such sub-servicer is expected to primary service mortgage loans representing more than 10% of the initial mortgage pool balance. See "The Series 2008-C1
Pooling and Servicing Agreement--Sub-Servicers" in this offering prospectus.

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     The Initial Master Servicer. Wachovia Bank, National Association
("Wachovia") will be the initial master servicer under the series 2008-C1 pooling and servicing agreement and is the initial master servicer of the Sears
Tower Loan Combination under the series 2007-C2 pooling and servicing agreement.
Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1067, 8th
Floor, 201 S. College Street, Charlotte, North Carolina 28244.

     Wachovia has been servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on
McCracken Financial Solutions software, Strategy CS. Wachovia reports to trustees in the CMSA format. The table below sets forth information about
Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                               AS OF        AS OF        AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS   12/31/2005   12/31/2006   12/31/2007
-----------------------------------------   ----------   ----------   ----------
By Approximate Number....................     17,641       20,725       24,217
By Approximate Aggregate Unpaid Principal
   Balance (in billions).................    $ 182.5      $ 262.1      $ 359.5

     Within this portfolio, as of December 31, 2007, are approximately 21,018 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $291 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio, as of December 31, 2007, were located in all
50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin
Islands and Puerto Rico, and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                                APPROXIMATE SECURITIZED        APPROXIMATE OUTSTANDING   APPROXIMATE OUTSTANDING
           Date             MASTER SERVICED PORTFOLIO (UPB)*    ADVANCES (P&I AND SA)*     ADVANCES AS % OF UPB
-------------------------   --------------------------------   -----------------------   -----------------------

December 31, 2005........           $142,222,662,628                $164,516,780                   0.1%
December 31, 2006........           $201,283,960,215                $162,396,491                   0.1%
December 31, 2007........           $280,399,664,719                $141,510,670                   0.1%

----------
*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "SA" means servicing advances.

     Pursuant to an interim servicing agreement between Wachovia and the UBS
Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being

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contributed by the UBS Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan
Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan
Seller that were serviced by Wachovia prior to their inclusion in the trust.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer of commercial mortgage loans. Wachovia's ratings by each of these agencies is outlined below:

                            FITCH     S&P
                            -----   ------
Primary Servicer.........   CPS2+   Strong
Master Servicer..........    CMS2   Strong

     The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

     Wachovia may perform any of its obligations under the series 2008-C1 pooling and servicing agreement or, with respect to the Sears Tower Loan
Combination, under the series 2007-C2 pooling and servicing agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     o    provision of Strategy and Strategy CS software;

     o    identification, classification, imaging and storage of documents;

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     o    entry of rent roll information and property performance data from operating statements;

     o    tracking and reporting of flood zone changes;

     o    tracking, maintenance and payment of rents due under ground leases;

     o    abstracting of insurance requirements contained in loan documents;

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     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     o    abstracting of leasing consent requirements contained in loan documents;

     o    legal representation;

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

     o    maintenance and storage of letters of credit;

     o    tracking of anticipated repayment dates for loans with such terms;

     o    reconciliation of deal pricing, tapes and annexes prior to securitization;

     o    entry of new loan data and document collection;

     o    initiation of loan payoff process and provision of payoff quotes;

     o    printing, imaging and mailing of statements to borrowers;

     o    performance of property inspections;

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     o    review of financial spreads performed by sub-servicers;

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

     o    Uniform Commercial Code searches and filing.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "The Series 2008-C1
Pooling and Servicing Agreement--Accounts" in this offering prospectus (or in the case of the Sears Tower Mortgage Loan, to any comparable account established under the series 2007-C2 pooling and servicing agreement) within the time period required by the series 2008-C1 pooling and servicing agreement (or, in the case of the Sears Tower Mortgage Loan, required by the series 2007-C2 pooling and servicing agreement). On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving underlying mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

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     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2008-C1 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     Wachovia's Report on Assessment of Compliance with Servicing Criteria for
2007 describes the following material instances of noncompliance related to deposits of payments on pool assets and to disbursements:

     "With respect to servicing criterion 1122(d)(2)(i), certain payments on pool assets were not deposited into the appropriate custodial bank accounts within the timeframe as specified in the transaction agreements."

     "With respect to servicing criterion 1122(d)(2)(ii), certain disbursements made via wire transfer were authorized by personnel for amounts greater than such personnel's approval limits."

     Wachovia does not believe that the failure to follow the transaction agreements or internal procedures, as applicable, resulted in any loss of control over trust assets, in any incorrect wire transfers or in any material impact to investors. Wachovia has implemented additional controls to better monitor these processes and correct the non-compliance.

     The information set forth in this section titled "Transaction
Participants--The Servicers--The Initial Master Servicer" regarding Wachovia has been provided by it.

     Wachovia will make no representations as to the validity or sufficiency of the series 2007-C2 or series 2008-C1 pooling and servicing agreement, the series
2007-C2 or series 2008-C1 certificates, the underlying mortgage loans or this offering prospectus.

     The Initial Outside Master Servicer. Wachovia will also be the initial master servicer of the Sears Tower Loan Combination under the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2,
Commercial Mortgage Pass-Through Certificates, Series 2007-C2.

     The Initial Special Servicer. CWCapital Asset Management LLC ("CWCAM"), a
Massachusetts limited liability company, will initially be appointed as the special servicer under the series 2008-C1 pooling and servicing agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW,
Suite 1000, Washington, D.C. 20005 and its telephone number is (202) 715-9500.
CWCAM and its affiliates are involved in the real estate investment, finance, servicing and management business, including:

     o    originating and servicing commercial and multifamily real estate loans;

     o    investing in high yielding real estate loans and other commercial real estate debt instruments; and

     o    investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CMBS and CRE CDO transactions.

     CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. ("CMAE") and the special servicing operations of
CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the non-offered classes of series
2008-C1 certificates. CWCAM is a wholly-owned subsidiary of CW Financial
Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of CWCAM

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and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

     As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3,670 loans secured by properties throughout the United States with a then-current face value in excess of $32 billion. As of December 31, 2006, CWCAM acted as special servicer with respect to 94 domestic and two Canadian CMBS pools containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then current face value in excess of $108.7 billion. As of December 31, 2007, CWCAM acted as special servicer with respect to 116 domestic and two Canadian CMBS pools containing approximately 14,600 loans secured by properties throughout the
United States and Canada with a then current face value in excess of $177 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the series 2008-C1 certificates.

     CWCAM has three primary offices (Washington, D.C., Rockville, Maryland and
Needham, Massachusetts) and CWCAM provides special servicing activities for investments in various markets throughout the United States. As of December 31,
2007, CWCAM had 67 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2007, within the CMBS pools described in the preceding paragraph, 104 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

     CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are among other things in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the
Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued
accuracy, efficiency, transparency, monitoring and controls.

     Although CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market, it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2008-C1 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2008-C1 certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

     CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the series 2008-C1 certificateholders.

     CWCAM is not an affiliate of the depositor, any sponsor, the issuing entity, the master servicer or the trustee. There are no specific relationships involving or relating to this transaction or the underlying mortgage

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loans between CWCAM or any of its affiliates, on the one hand, and the depositor, any sponsor or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the depositor, any sponsor or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates. CWCAM is an affiliate of the entity that is anticipated to acquire the initial controlling class of series 2008-C1 certificates.

     No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

     From time to time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

     The information set forth in this section titled "Transaction
Participants--The Servicers--The Initial Special Servicer" regarding CWCAM has been provided by it.

     The Initial Outside Special Servicer. Pursuant to the series 2007-C2 pooling and servicing agreement, LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), acts as special servicer for the Sears Tower Loan Combination. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami
Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties;

     o    investing in high-yielding real estate loans; and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities
          ("CMBS").

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2007-C2 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
15 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 202 as of December 31,
2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December
31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion (f) 143 domestic CMBS pools as of
December 31, 2006, with a then current face

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value in excess of $201 billion and (g) 143 domestic CMBS pools as of December
31, 2007 with a then current face value in excess of $228 billion. Additionally,
LNR Partners has resolved approximately $19.0 billion of U.S. commercial and multifamily loans over the past 15 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of
U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S.
commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S.
commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S.
commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S.
commercial and multifamily mortgage loans during 2006 and $1.4 billion of U.S.
commercial and multifamily mortgage loans during 2007.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, New Hampshire, North Carolina, California and Colorado,
and in Europe, in England and Germany. As of December 31, 2007, LNR Partners had
over 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2007, LNR Partners and its affiliates specially service a portfolio, which included approximately 28,000 assets in the
50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of approximately $309 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-C2 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform with respect to the Sears Tower Loan Combination. LNR Partners has not
engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the Sears Tower Loan
Combination. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties with respect to the
Sears Tower Loan Combination and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2008-C1 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR
Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in three commercial mortgage securitization transactions.

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Under certain circumstances, LNR Partners also has the obligation to make servicing advances with respect to one collateralized debt obligation transaction.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the Sears Tower Loan Combination. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving the Sears Tower Loan Combination. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard described in the series 2007-C2 pooling and servicing agreement.

     No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Sears
Tower Loan Combination, as compared to the types of assets specially serviced by
LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgage-backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2008-C1 certificateholders.

     LNR Partners is not an affiliate of the depositor, any sponsor, the issuing entity, the master servicer, special servicer or trustee under the series
2008-C1 pooling and servicing agreement or any originator of any of the underlying mortgage loans identified in this offering prospectus.

     Except for LNR Partners acting as special servicer for the Sears Tower Loan
Combination, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between LNR
Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     The information set forth in this section titled "Transaction
Participants--The Servicers--The Initial Outside Special Servicer" regarding LNR
Partners has been provided by it.

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THE TRUSTEES

     The Initial Trustee. LaSalle Bank National Association will be the trustee and custodian under the series 2008-C1 pooling and servicing agreement. LaSalle
Bank National Association is a national banking association formed under the federal laws of the United States of America. LaSalle Bank National Association
is an affiliate of Banc of America Securities LLC, one of the underwriters.

     Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO
North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle Bank National Association, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within
LaSalle Bank National Association engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

     LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 730 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2008, LaSalle serves as trustee or paying agent on over 475 commercial mortgage-backed security transactions. We and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Mail Code:
IL4-135-16-25, Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services - LB-UBS Commercial Mortgage Trust 2008-C1 or at such other address as the trustee may designate from time to time.

     The long-term unsecured debt of LaSalle is rated "AA+" by S&P, "Aaa" by
Moody's and "AA" by Fitch Ratings.

     LaSalle's Report on Assessment of Compliance with Servicing Criteria for
2007 (the "2007 Assessment") describes in Appendix B thereto the following material instance of noncompliance related to investor reporting:

     "1122(d)(3)(i)(A) and (B) - During the Reporting Period, certain monthly investor or remittance reports were not prepared in accordance with the terms set forth in the transaction agreements and certain investor reports did not provide the information calculated in accordance with the terms specified in the transaction agreements for which certain individual errors may or may not have been material."

     The investor reporting errors identified on LaSalle's 2007 Assessment as material instances of noncompliance (the "Investor Reporting Errors") included, for example, revised delinquency, REO, foreclosure, repurchase, payoff or modified loan counts, category indicators and/or balances. The conclusion that the Investor Reporting Errors amounted to a material instance of noncompliance was based primarily on the aggregate number of errors as opposed to the materiality of any one error.

     The Investor Reporting Errors were generally caused by human error resulting primarily from high volume monthly data processing demands that had to be addressed within constricted time frames with less than a full complement of operational staff. Between the fourth quarter of 2007 and the first quarter of
2008, LaSalle has employed additional operational staff to accommodate the high volume of monthly investor reporting requirements and minimize the risk of the
Investor Reporting Errors recurring. Other necessary controls are in place to minimize the risk of such errors.

     With respect to the specific pool assets and mortgage-backed securities related to the Investor Reporting Errors, the errors did not have, and are not reasonable likely in the future to have, any material impact or effect on either the performance or servicing of such pool assets or the payments or expected payments on such mortgage-backed securities.

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     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2008-C1 pooling and servicing agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and
Irvine, California. LaSalle's two vault locations can maintain a total of approximately six million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process.
LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2008-C1 certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to the series 2008-C1 certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

     In addition to having express duties under the series 2008-C1 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2008-C1 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2008-C1 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2008-C1 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     LaSalle Bank National Association and UBSRESI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to
UBSRESI for certain commercial mortgage loans originated or purchased by it.
Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by UBSRESI to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle Bank National Association and Lehman Brothers Bank, FSB ("LBB"), an
affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph,
"Lehman"), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans

                                       136

originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by Lehman to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2008-C1 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series
2008-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The Initial Outside Trustee. LaSalle is also the trustee under the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust
2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, and is
in such capacity the mortgagee of record and the custodian of various loan documents for the Sears Tower Loan Combination.

SIGNIFICANT OBLIGORS

     The Westfield Southlake Mortgaged Property and the Chevy Chase Center
Mortgaged Property, securing underlying mortgage loans which represent 13.9% and
11.6%, respectively, of the initial mortgage pool balance, are each a
"significant obligor," within the meaning of Items 1101 and 1112 of Regulation
AB, with respect to the mortgage pool. Additionally, as further described in the discussion of the Chevy Chase Center Mortgage Loan in Annex F to this offering prospectus, the owner of the Chevy Chase Center Mortgaged Property, The Chevy
Chase Land Company of Montgomery County, Maryland, a Maryland corporation, is not the related borrower but has guaranteed such mortgage loan and is also a
"significant obligor," within the meaning of Items 1101 and 1112 of Regulation
AB, with respect to the mortgage pool. See the discussions of the Westfield
Southlake Mortgage Loan and the Chevy Chase Center Mortgage Loan in Annex F to
this offering prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc.
Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman
Brothers Inc., one of the underwriters with respect to this offering. Lehman
Brothers Inc. is a wholly owned, direct subsidiary of LBHI, a co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of LBHI is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also "Transaction Participants--The Sponsors," "--The Mortgage Loan Sellers" and
"Summary of Offering Prospectus--Relevant Parties" in this offering prospectus and "Transaction Participants--The Depositor," "--The Sponsor" and "--The
Originators" in the accompanying base prospectus.

     UBSRESI, a co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated or co-originated by UBSRESI or its affiliates, directly or through correspondents. See also "Transaction
Participants--The Sponsors" and "--The Mortgage Loan Sellers" and "Summary of
Offering Prospectus--Relevant Parties" in this offering prospectus.

                                      137

     Pursuant to an interim servicing agreement between Wachovia and the UBS
Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller,
Wachovia acts as primary servicer with respect to mortgage loans owned by the
Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

     The trustee has entered into separate custodial agreements with each of
UBSRESI and Lehman Brothers Bank, FSB, an affiliate of LBHI (Lehman Brothers
Bank, FSB and LBHI, collectively, for purposes of this paragraph, "Lehman"), whereby the trustee, for consideration, provides custodial services to each of
UBSRESI and Lehman for certain commercial mortgage loans originated or purchased by UBSRESI or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for all of the mortgage loans to be sold by each of UBSRESI and Lehman to us in connection with this securitization. In addition, LaSalle Bank National Association, the initial trustee, is an affiliate of Banc of America Securities LLC, one of the underwriters. See also "Transaction Participants--The Trustees--The Initial
Trustee" in this offering prospectus.

     The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the series 2008-C1 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also "Transaction
Participants--The Servicers" in this offering prospectus.

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               THE SERIES 2008-C1 POOLING AND SERVICING AGREEMENT

GENERAL

     The parties to the series 2008-C1 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2008-C1 pooling and servicing agreement will govern, among other things:

     o    the issuance of the series 2008-C1 certificates;

     o    the formation of the issuing entity;

     o    the transfer of the initial trust assets to the issuing entity;

     o    the retention of the trust assets on behalf of the series 2008-C1 certificateholders; and

     o    the servicing and administration of the mortgage loans in the trust
          (other than the Outside Serviced Trust Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and
          (b) any related REO Properties acquired by the special servicer on behalf of the series 2008-C1 certificateholders and, if and when applicable, the related Serviced Non-Trust Noteholders(s) as a result of foreclosure or other similar action.

     Because the Westin Charlotte Loan Combination, the Kettering Tower Loan
Combination and the Best Western - Clearwater Loan Combination are to be
serviced and administered under the series 2008-C1 pooling and servicing agreement, while the Sears Tower Loan Combination is subject to a servicing arrangement not governed by the series 2008-C1 pooling and servicing agreement, we have adopted the use of the following terms:

     o    "Serviced Loan Combination" refers to a Loan Combination that is being serviced and administered under the series 2008-C1 pooling and servicing agreement. The Westin Charlotte Loan Combination, the
          Kettering Tower Loan Combination and the Best Western - Clearwater
          Loan Combination are the Serviced Loan Combinations.

     o    "Serviced Non-Trust Loan" refers to a Non-Trust Loan that is part of a
          Serviced Loan Combination. The Westin Charlotte Non-Trust Loan, the
          Kettering Tower Non-Trust Loan and the Best Western - Clearwater
          Non-Trust Loan are the Serviced Non-Trust Loans.

     o    "Serviced Non-Trust Loan Noteholder" refers to the holder of the promissory note evidencing a Serviced Non-Trust Loan.

     o    "Outside Serviced Loan Combination" refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2008-C1 pooling and servicing agreement. The Sears
          Tower Loan Combination is the only Outside Serviced Loan Combination.

     o    "Outside Serviced Trust Mortgage Loan" refers to an underlying mortgage loan that is part of the Outside Serviced Loan Combination.
          The Sears Tower Mortgage Loan is the only Outside Serviced Trust
          Mortgage Loan.

     The following summaries describe some of the material provisions of the series 2008-C1 pooling and servicing agreement. In addition, see "Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans,"
"--Representations and Warranties" and "--Cures and Repurchases" and
"Description of the Offered Certificates" in this offering prospectus and
"Description of the Governing Documents" in the accompanying base prospectus.

                                      139

OVERVIEW OF SERVICING

     The series 2008-C1 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer those underlying mortgage loans, Non-Trust Loans and REO Properties for which it is responsible (as described in the following paragraphs), directly or through sub-servicers, in accordance with:

     o    any and all applicable laws;

     o    the express terms of the series 2008-C1 pooling and servicing agreement;

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (other than the Outside
Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (excluding, if applicable, the Outside Serviced Trust Mortgage Loan) and each Serviced
Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing
Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to the Outside Serviced Loan Combination).

     Despite the foregoing, the series 2008-C1 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to the Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan
Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Outside
Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside
Serviced Trust Mortgage Loan) in the trust and the Serviced Non-Trust Loans.
Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2008-C1 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2008-C1 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of
"Servicing Transfer Event" in the glossary to this offering prospectus.

     In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other

                                      140

mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan
Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such
Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing
Transfer Event may occur with respect thereto.

     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2008-C1 pooling and servicing agreement as if each such
Serviced Non-Trust Loan was a mortgage loan in the trust.

     Notwithstanding the foregoing, the Sears Tower Mortgage Loan will not be serviced under the series 2008-C1 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement, for so long as the applicable Sears
Tower Non-Trust Loan is part of the Series 2007-C2 Securitization, the Sears
Tower Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C2 Securitization (subject to replacement of each such party), in accordance with the series 2007-C2 pooling and servicing agreement (or any permitted successor servicing agreement).

     The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (excluding the Outside Serviced
Trust Mortgage Loan) under the series 2008-C1 pooling and servicing agreement.
For a description of certain of the servicing arrangements for the Outside
Serviced Loan Combination, see "Servicing of the Sears Tower Loan Combination"
in this offering prospectus.

SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     The series 2008-C1 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2008-C1 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2008-C1 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2008-C1 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2008-C1 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer's obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2008-C1 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2008-C1 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without

                                      141

the consent of the master servicer or special servicer, as the case may be; and
(f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2008-C1 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer's rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

     References in the series 2008-C1 pooling and servicing agreement, and under this "The Series 2008-C1 Pooling and Servicing Agreement" section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2008-C1 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2008-C1 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2008-C1 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2008-C1 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

     The series 2008-C1 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee and the series
2008-C1 certificateholders and, in the case of a Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2008-C1 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2008-C1 certificateholders and the Serviced Non-Trust Loan
Noteholder(s) for the performance of their respective obligations and duties under the series 2008-C1 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Principal Master Servicing Compensation. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loan)
and each and every Serviced Non-Trust Loan, including each such mortgage loan--

     o    that is being specially serviced;

     o    as to which the corresponding mortgaged real property has become an
          REO Property; or

     o    that has been defeased.

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     In the case of each mortgage loan in the trust, the master servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage
Loan) and the Serviced Non-Trust Loans will generally consist of--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loan) and each Serviced Non-Trust Loan--

     o    that is being specially serviced, or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Serviced Loan Combination may also be paid out of collections on the entire subject Loan Combination.

                                      143

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new
Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees payable with respect to a Serviced
Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing
Transfer Event.

     If the special servicer is terminated or replaced--other than for cause--or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2008-C1 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2008-C1 certificateholders.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of the
Outside Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an
REO Property that relates to, the Outside Serviced Loan Combination) as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0%
to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o    a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

     o    the repurchase of any mortgage loan in the trust by us or the UBS
          Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2008-C1 pooling and servicing agreement, as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this offering prospectus;

                                      144

     o    the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option (other than in the case of certain third-party assignees of the special servicer or the series 2008-C1 controlling class representative that acquired the fair value purchase option for no material consideration), as described under "--Fair Value Option" below;

     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o    the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2008-C1 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination"
          in this offering prospectus;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and
          (b) the liquidation fee is actually paid; or

     o    the receipt or application of loss of value payments, as described under "Description of the Mortgage Pool--Cures and Repurchases" in
          this offering prospectus;

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2008-C1 certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire mortgage pool
(but, in the case of the Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Serviced Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See
"--Accounts--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts--REO Account" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2008-C1 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of the Outside Serviced Trust Mortgage
Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer

                                      145

and the special servicer, as additional compensation, as provided in the series
2008-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses (exclusive of special servicing fees, liquidation fees and workout fees) that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool--other than late payment charges and Default Interest collected with respect to the subject mortgage loan--and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2008-C1 pooling and servicing agreement.
Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the Outside Serviced Loan Combination.
However, Default Interest and late payment charges allocable to the Outside
Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

     Prepayment Interest Shortfalls. The series 2008-C1 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loan) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2.   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

                                      146

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2008-C1 certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2008-C1 certificates (or, in the case of the Floating Rate
Classes, to the respective corresponding REMIC regular interests), in reduction of the interest payable thereon, as and to the extent described under
"Description of the Offered Certificates--Payments--Payments of Interest" in
this offering prospectus, and the master servicer will have no subsequent liability for such amounts.

     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2008-C1 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2008-C1 pooling and servicing agreement except as expressly provided therein.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2008-C1 pooling and servicing agreement. In addition, the series 2008-C1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See
"--Advances" below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2008-C1 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related
REO Property, the best interests of the series 2008-C1 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

TRUSTEE COMPENSATION

     The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month's interest accrued at 0.00175% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. The trustee fee will accrue on a 30/360 Basis.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See "--Accounts--Collection Account" and
"--Accounts--Interest Reserve Account" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's collection account or interest reserve account.

ADVANCES

     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in

                                      147

connection with the servicing of a mortgage loan under the series 2008-C1 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in connection with the related mortgage loan or REO Property.

     Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2008-C1 pooling and servicing agreement. Those servicing advances will be made by the master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2008-C1 pooling and servicing agreement. See "Servicing of the Sears Tower Loan Combination" in this offering prospectus.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2008-C1 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2008-C1 pooling and servicing agreement.
The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request.
If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series
2008-C1 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o    if the failure continues for three more business days, to make the servicing advance.

     None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled:
(a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its "as is"
or then current condition and with its then current occupancy, as modified by that party's assumptions--consistent with the Servicing Standard--regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines--or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines--is not recoverable from expected collections on the related mortgage loan or REO
Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit

                                      148

in the master servicer's custodial account from time to time. See, however,
"--Advances--Special Considerations Regarding the Reimbursement of
Nonrecoverable Advances" below. See also "Description of the Governing
Documents--Advances" in the accompanying base prospectus and
"--Accounts--Custodial Account" below.

     Advances of Delinquent Monthly Debt Service Payments. The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of the Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that--

     o    were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if the master servicer determines that an
Appraisal Reduction Amount exists with respect to any mortgage loan in the trust
(or, with respect to the Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto upon which the master servicer may but shall not be required to conclusively rely), then the master servicer will generally reduce the interest portion--but not the principal portion--of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the
Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o    the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction, the numerator of which is equal to the Stated Principal
          Balance of the subject mortgage loan, net of the Appraisal Reduction
          Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Notwithstanding the foregoing, in the case of each underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

     Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal
Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of "Appraisal Reduction Amount" set forth in the
Glossary to this offering prospectus.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2008-C1 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2008-C1 certificates on that distribution date. The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside
Serviced Trust Mortgage Loan.

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     The master servicer and the trustee will each be entitled to recover any
P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan--including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO
Property--that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. See, however, "--Advances--Special Considerations Regarding the
Reimbursement of Nonrecoverable Advances" below. The master servicer and the trustee will be required to rely on the special servicer's determination (and may rely on the determination of the servicer of the Outside Serviced Trust
Mortgage Loan), and the trustee will be entitled to rely on the master servicer's determination, that any P&I advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its "as is" or then current condition and with its then current occupancy, as modified by such party's assumptions -- consistent with the Servicing Standard -- regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See "Description of the
Governing Documents--Advances" in the accompanying base prospectus and
"--Accounts--Custodial Account" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO
Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

     Neither the master servicer nor the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

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     Special Considerations Regarding the Reimbursement of Nonrecoverable
Advances. If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i)
first, out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds, with a corresponding reduction in the Total Principal Distribution Amount, and (ii)
then, out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds.

     Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2008-C1 controlling class representative), with interest thereon at the prime rate described under
"--Advances--Interest on Advances" below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2008-C1 certificateholders to the detriment of other classes of series 2008-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series
2008-C1 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2008-C1 certificateholders.

     Interest on Advances. Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable--

     o    first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2008-C1 certificates.

THE SERIES 2008-C1 CONTROLLING CLASS REPRESENTATIVE AND THE SERVICED NON-TRUST
LOAN NOTEHOLDERS

     Series 2008-C1 Controlling Class. As of any date of determination, the controlling class of series 2008-C1 certificateholders will be the holders of the most subordinate class of series 2008-C1 principal balance certificates then outstanding that has a total principal balance that is at least equal to 25% of that class's original

                                      151

total principal balance. However, if no class of series 2008-C1 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2008-C1 certificateholders will be the holders of the most subordinate class of series 2008-C1 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series
2008-C1 principal balance certificates is more subordinate than another such class will be based on the payment priority described under "Description of the
Offered Certificates--Payments--Priority of Payments" in this offering prospectus. The class A-1, A-AB, A-2 and A-2FL certificates will be treated as one class, the class A-M and A-MFL certificates will be treated as one class and the class A-J and A-JFL certificates will be treated as one class, in each case for purposes of determining, and exercising the rights of, the controlling class of series 2008-C1 certificates. For clarification, the controlling class of series 2008-C1 certificateholders will in no event be the holders of the class X certificates or the holders of the series 2008-C1 REMIC residual certificates.

     Selection of the Series 2008-C1 Controlling Class Representative. The
series 2008-C1 pooling and servicing agreement permits the holder or holders of series 2008-C1 certificates representing a majority of the voting rights allocated to the series 2008-C1 controlling class to select a representative with the rights and powers described below in this "--The Series 2008-C1
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
section and elsewhere in this offering prospectus. In addition, if the series
2008-C1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2008-C1 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series
2008-C1 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders--or, if applicable, the beneficial owners--of series 2008-C1 certificates representing a majority of the voting rights allocated to the series 2008-C1 controlling class that a series 2008-C1 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2008-C1 controlling class certificates will be the series 2008-C1 controlling class representative.

     If the series 2008-C1 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2008-C1 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, the related
Loan Combination Controlling Party to provide advice and direction to the master servicer and/or the special servicer (or, with respect to the Outside Serviced
Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this "--The Series 2008-C1 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders" section. The Loan Combination
Controlling Party for each Loan Combination is identified or determined as described under "Description of the Mortgage Pool--Loan Combinations" in this offering prospectus.

     Rights and Powers of The Series 2008-C1 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders. Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2008-C1 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer's taking), among others, any of the following actions under the series 2008-C1 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series
2008-C1 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days)
of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

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     o    any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of Default
          Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance)
          of a mortgage loan in the trust;

     o    any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
          "Description of the Offered Certificates--Termination" in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the series 2008-C1 pooling and servicing agreement;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for specially serviced mortgage loans in the trust, other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c)
          occurs in connection with a defeasance;

     o    any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust, other than any release of collateral that (a) is required by the terms of such mortgage loan
          (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2008-C1 pooling and servicing agreement;

     o    any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2008-C1 pooling and servicing agreement;

     o    any acceptance of a change in the property management company for a mortgage loan in the trust that has an unpaid principal balance greater than $5,000,000, unless no material lender discretion is involved;

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o    any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2008-C1 pooling and servicing agreement;

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing
Standard, then the special servicer or the master servicer, as applicable, may

                                      153

take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the series 2008-C1 controlling class representative's response.

     In addition, the series 2008-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust--other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan
Combination--that the series 2008-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2008-C1 pooling and servicing agreement.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2008-C1 pooling and servicing agreement) will, in general, be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2008-C1 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination
Controlling Party has objected within ten business days (or within such other time period provided for in the related Co-Lender Agreement) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o    any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan
          Combination if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

     o    any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

     o    any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

     o    any determination to bring the related mortgaged real property
          (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o    any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

     o    any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

     o    any acceptance of substitute or additional collateral for the subject
          Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

                                      154

     o    any waiver of or determination to enforce or not to enforce a
          "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Loan Combination;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

     o    any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender's approval is required by the related loan documents;

     o    any release of the related borrower or any guarantor from liability with respect to the subject Loan Combination or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement unless required under the loan agreement;

     o    any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender's approval is required by the related loan documents;

     o    any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender's approval is required by the related loan documents;

     o    any modification to a ground lease or certain designated space leases;

     o    any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan
          Combination rather than toward restoration of the related mortgaged real property;

     o    any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

     o    the subordination of any lien created pursuant to the terms of the related loan documents;

     o    any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

     o    any proposed amendment to any single purpose entity provision of the related loan documents;

     o    any determination by the master servicer that a Servicing Transfer
          Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

     o    any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2008-C1 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject
          Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2008-C1 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2008-C1 pooling and servicing agreement), as

                                      155

applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the related Loan Combination Controlling Party may generally direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2008-C1 controlling class representative or by the Loan
Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this "--The Series 2008-C1 Controlling
Class Representative and the Serviced Non-Trust Loan Noteholders--Rights and
Powers of The Series 2008-C1 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2008-C1 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the
Internal Revenue Code, and, pursuant to the series 2008-C1 pooling and servicing agreement, the applicable servicer is required to ignore any such advice, direction or objection that such servicer has determined in its reasonable, good faith judgment would have such effect.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2008-C1 controlling class representative or, in general, the related Loan Combination Controlling Party for a Serviced Loan Combination, as
applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Serviced Loan Combination that is being specially serviced under the series 2008-C1 pooling and servicing agreement if--

     o    the special servicer has, as described above, notified the series
          2008-C1 controlling class representative or the related Loan
          Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that
          Loan Combination, and

     o    for 60 days following the first of those notices, the series 2008-C1 controlling class representative or the related Loan Combination
          Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the
          Servicing Standard.

     Limitation on Liability of The Series 2008-C1 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders. The series 2008-C1 controlling class representative will not be liable to the trust or the series
2008-C1 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2008-C1 controlling class representative will not be protected against any liability to a series 2008-C1 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations or duties. Each series
2008-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2008-C1 certificates, that:

     o    the series 2008-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2008-C1 certificates;

     o    the series 2008-C1 controlling class representative may act solely in the interests of the holders of the series 2008-C1 controlling class;

                                      156

     o    the series 2008-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2008-C1 certificates other than the series 2008-C1 controlling class;

     o    the series 2008-C1 controlling class representative may take actions that favor the interests of the holders of the series 2008-C1 controlling class over the interests of the holders of one or more other classes of series 2008-C1 certificates;

     o    the series 2008-C1 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2008-C1 controlling class;
          and

     o    the series 2008-C1 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2008-C1 controlling class, and no series 2008-C1 certificateholder may take any action whatsoever against the series
          2008-C1 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers described under "--The Series 2008-C1
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of The Series 2008-C1 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above with respect to a Serviced Loan Combination, will be entitled to substantially the same limitations on liability to which the series 2008-C1 controlling class representative is entitled.

     Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and
Right to Cure Defaults.

     With respect to each of the Kettering Tower Loan Combination, the Best
Western - Clearwater Loan Combination and the Sears Tower Loan Combination:

     o    if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the holder of a related Subordinate Non-Trust Loan has the option to purchase the underlying mortgage loan, as further described under
          "Description of the Mortgage Pool--Loan Combinations--The Kettering
          Tower Loan Combination and the Best Western - Clearwater Loan
          Combination--Co-Lender Agreement--Purchase Option" and "Description of
          the Mortgage Pool--Loan Combinations--The Sears Tower Loan
          Combination--Co-Lender Agreement--Purchase Option," respectively, in this offering prospectus; and

     o    the holder of a Subordinate Non-Trust Loan will have an assignable right to cure certain events of default with respect to the related underlying mortgage loan in the subject Loan Combination, as further described under "Description of the Mortgage Pool--Loan
          Combinations--The Kettering Tower Loan Combination and the Best
          Western - Clearwater Loan Combination--Co-Lender Agreement--Cure
          Rights" and "Description of the Mortgage Pool--Loan Combinations--The
          Sears Tower Loan Combination--Co-Lender Agreement--Cure Rights,"
          respectively, in this offering prospectus.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion below in this "--Replacement of the Special
Servicer" section, series 2008-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2008-C1 controlling class may--

     o    terminate an existing special servicer with or without cause, and

                                      157

     o    appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.   written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2008-C1 certificates, and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2008-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2008-C1 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2008-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2008-C1 controlling class to replace the special servicer, those series
2008-C1 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to the Serviced Loan
Combinations prior to appointing a replacement special servicer; provided that those series 2008-C1 certificateholders may, in their sole discretion, reject any advice provided by such Serviced Non-Trust Loan Noteholder. For a description of the rights of certain Non-Trust Loan Noteholders to consult regarding replacement of the special servicer, see "Description of the Mortgage
Pool--Loan Combinations--The Westin Charlotte Loan Combination--Replacement of
Special Servicer" and "Description of the Mortgage Pool--Loan Combinations--The
Kettering Tower Loan Combination and the Best Western - Clearwater Loan
Combination--Replacement of Special Servicer" in this offering prospectus.

     If the controlling class of series 2008-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2008-C1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series 2008-C1 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an
REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2008-C1 pooling and servicing agreement, the series 2008-C1 certificateholders and the Serviced Non-Trust Loan Noteholders of any
termination of the special servicer and appointment of a new special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2008-C1 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

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ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2008-C1 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above, the special servicer or the master servicer, in accordance with the series 2008-C1 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan)
and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2008-C1 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2008-C1 pooling and servicing agreement.
Notwithstanding the foregoing, with respect to the Outside Serviced Trust
Mortgage Loan, the master servicer and special servicer for the Outside Serviced
Loan Combination will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any underlying mortgage loan. The special servicer, subject to the limitations described below in this "--Modifications, Waivers, Amendments and
Consents" section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) and the
Serviced Non-Trust Loans.

     The series 2008-C1 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than the Outside Serviced Trust
Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under "--The Series 2008-C1
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above, and further subject to obtaining any rating confirmations required under the series 2008-C1 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2008-C1 pooling and servicing agreement, including, without limitation--

     o    approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of (a) 40,000 square feet and (b) 25% of the related mortgaged real property,

     o    approving a change of the property manager at the request of the related borrower; provided that (A) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, (B) the related underlying mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the subject underlying mortgage is not part of a
          Loan Combination;

     o    approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

     o    approving annual budgets for the related mortgaged real property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the

                                      159

          amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

     o    subject to the restrictions set forth in the series 2008-C1 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

     o    approving modifications, consents or waivers (other than those set forth in the series 2008-C1 pooling and servicing agreement) in connection with a defeasance permitted by the terms of the related underlying mortgage loan if the master servicer receives an opinion of counsel (which opinion of counsel shall be an expense of the borrower)
          to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2008-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on "prohibited transaction" being imposed on the trust assets, and

     o    approving or consenting to grants of easements and rights-of-way that do not materially effect the use or value of the related mortgaged real property or the related borrower's ability to make payments with respect to the subject underlying mortgage loan; provided that the underlying mortgage loan does not have an outstanding principal balance in excess of 2% of the outstanding principal balance of the mortgage pool;

provided that--

     1.   any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or
          Default Interest,

     2.   agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

     3.   agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2008-C1 pooling and servicing agreement, and

     4.   any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2008-C1 pooling and servicing agreement relating to the enforcement of the mortgagee's rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

     Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series
2008-C1 pooling and servicing agreement to fail to qualify as such under the
Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality

                                      160

property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $35,000,000 and 5% of the then aggregate principal balance of the mortgage pool or which constitutes one of the ten (10) largest mortgage loans in the trust (by outstanding principal balance), unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody's that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series
2008-C1 certificates.

     The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2008-C1 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2008-C1 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2008-C1 controlling class representative with respect to material decisions and settlement proposals. In addition, the special servicer may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2008-C1 pooling and servicing agreement.

     The series 2008-C1 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder (or, if applicable, consent to the master servicer taking such action) if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard; and

     o    except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
          Provisions" above and/or "--Maintenance of Insurance" below, will not--

          1.   affect the amount or timing of any scheduled payments of
               principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
               Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during the applicable prepayment lock-out period,

          3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4.   in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2008-C1
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above, the special servicer may, among other things--

     o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

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     o    reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o    forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o    accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o    subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1.   the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2.   in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2008-C1 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2008-C1 certificateholders and the related Serviced
          Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

     3.   that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
          Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2008-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4.   the subject mortgage loan is not the Outside Serviced Trust Mortgage
          Loan.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

     o    extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o    if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     In general, any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination must be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related
Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related
Co-Lender Agreement prior to the subject modification, extension, waiver or amendment.

                                      162

     Further, to the extent consistent with the Servicing Standard, if a
Serviced Loan Combination includes a Subordinate Non-Trust Loan:

     o    no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in that Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

     o    no reduction of the mortgage interest rate of the underlying mortgage loan in that Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust
          Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this offering prospectus.

     Notwithstanding the foregoing, the master servicer and special servicer under the series 2008-C1 pooling and servicing agreement will not be responsible for entering into any modifications or amendments or for granting any waivers or consents with respect to the Outside Serviced Loan Combination. See "Description
of the Mortgage Pool--Loan Combinations" and "Servicing of the Sears Tower Loan
Combination" in this offering prospectus.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans
(other than the Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2008-C1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of a Senior/Subordinate Loan Combination, may be relevant to the determination of the identity of the related Loan Combination Controlling
Party. See "--Advances--Advances of Delinquent Monthly Debt Service Payments"
and "--The Series 2008-C1 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2008-C1 pooling and servicing agreement will be determined following either--

     o    the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o    the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

                                      163

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation.
Based upon that update, the master servicer is to redetermine and report to the trustee and the special servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o    if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
          "--General" above,

     o    the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan)
or, if applicable, any Serviced Loan Combination, the series 2008-C1 controlling class representative or a related Non-Trust Loan Noteholder, as applicable, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2008-C1 controlling class representative or that related Non-Trust Loan Noteholder, as the case may be, the master servicer will be required to recalculate the Appraisal Reduction
Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the special servicer.

     Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the Sears Tower Loan Combination will be determined based upon appraisals obtained in accordance with the series 2007-C2 pooling and servicing agreement on terms similar to those described above, and any such determination will affect the amount of any advances of delinquent interest required to be made on the Sears Tower Mortgage Loan.

MAINTENANCE OF INSURANCE

     The series 2008-C1 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to the Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the master servicer (with respect to

                                      164

non-specially serviced mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) determines in its reasonable judgment
(subject to any required consent of the series 2008-C1 controlling class representative or the related Loan Combination Controlling Party, in each case if and as applicable), that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b)
is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2008-C1 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2008-C1 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than a REO Property relating to the Outside Serviced
Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2008-C1 pooling and servicing agreement, then, to the extent such policy--

     o    is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2008-C1 pooling and servicing agreement, and

     o    provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or
REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the
Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

     In the case of the Outside Serviced Loan Combination, the master servicer and/or the special servicer under the series 2007-C2 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property. See "Servicing of the Sears
Tower Loan Combination" in this offering prospectus.

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FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2008-C1 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, the Outside Serviced Trust
Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of--

     o    the outstanding principal balance of that mortgage loan,

     o    all accrued and unpaid interest on that mortgage loan, other than
          Default Interest,

     o    all unreimbursed servicing advances with respect to that mortgage loan,

     o    all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

     o    any other amounts payable under the series 2008-C1 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this "--Fair Value Option" section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the
Servicing Standard and the discussion in the next to last paragraph of this
"--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid
(without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

                                      166

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2008-C1 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

     Notwithstanding the foregoing, with respect to the Outside Serviced Trust
Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the series 2007-C2 pooling and servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicer, but only to the extent such information is so obtained. If the special servicer under the series 2008-C1 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to the Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for the Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price. In connection with the foregoing, the special servicer will be entitled to withdraw from the collection account any out-of-pocket expenses associated with making a fair value determination.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series
2008-C1 pooling and servicing agreement and the Servicing Standard.

                                      167

     Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2008-C1 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than the Outside
Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under "--The Series 2008-C1 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2008-C1 certificateholders and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o    the special servicer has previously determined in accordance with the
          Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o    in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2008-C1 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust
          Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2008-C1 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series 2008-C1
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second

                                      168

paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "--Realization Upon Defaulted
Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2008-C1 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2008-C1 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders--Rights and Powers of The Series 2008-C1 Controlling
Class Representative and the Serviced Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the
Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2008-C1 certificateholders, for--

     o    any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

     o    any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

     o    any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

     In addition, amounts otherwise payable on the series 2008-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     The special servicer under the governing servicing agreement for the
Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the Outside
Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See "Servicing of the Sears Tower
Loan Combination" in this offering prospectus.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2008-C1 pooling and servicing agreement to fail to qualify as such under the
          Internal Revenue Code.

                                      169

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the
Servicing Standard and the terms and conditions of the series 2008-C1 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2008-C1 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer determines, in accordance with the
Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2008-C1 certificateholders (and, if the subject REO
Property relates to a Serviced Loan Combination, the related Serviced Non-Trust
Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is

                                      170

particularly present in the case of hospitality and healthcare properties.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2008-C1 certificateholders. See "Federal Income Tax
Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2008-C1 pooling and servicing agreement with respect to any REO Property relating to the Outside
Serviced Loan Combination. If a mortgaged real property relating to the Outside
Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement. See "Servicing of the Sears Tower Loan Combination" in this offering prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2008-C1 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. Beginning in 2009, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o    at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o    at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to the Outside Serviced Loan Combination.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

                                      171

     With respect to the Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2008-C1 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to the Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the series 2008-C1 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee and the special servicer copies of the operating statements and rent rolls it collects or receives. Pursuant to the terms of the series 2008-C1 pooling and servicing agreement, the master servicer
(with respect to each underlying mortgage loan other than any underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property) or the special servicer (with respect to each REO Property)
will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to the Outside Serviced Loan Combination) for the applicable period; provided that, solely with respect to any specially serviced underlying mortgage loan, the master servicer shall prepare such operating statement analysis report based upon information gathered by itself and the special servicer). See "Description of the Offered Certificates--Reports to Certificateholders; Available
Information" in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     With respect to the Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2008-C1 pooling and servicing agreement. Such information will be made available to the series 2008-C1 certificateholders by the trustee as provided in this offering prospectus.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2009, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation
AB, but only in years in which the trust is required to file an annual report on
Form 10-K under the Securities Exchange Act of 1934) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

     o    a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable

                                      172

          servicing criteria, (c) the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
          December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer's, the special servicer's or the trustee's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

     o    as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
          Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

     o    a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
          2008, inclusive--and of its performance under the series 2008-C1 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series
          2008-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2008-C1 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2008-C1 certificateholders, at their expense, upon written request to the trustee.

ACCOUNTS

     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2008-C1 pooling and servicing agreement will consist of:

     o    the master servicer's custodial account;

     o    each Serviced Loan Combination-specific account maintained by the master servicer, which Loan Combination-specific accounts are comparable to the custodial account;

     o    the trustee's collection account;

     o    the trustee's interest reserve account;

     o    the trustee's floating rate account;

     o    the special servicer's REO account; and

                                      173

     o    the special servicer's loss of value reserve fund.

     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2008-C1 pooling and servicing agreement or other third party.

     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2008-C1 certificateholders on the distribution date relating to the collection period in which those collections were received.

     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Custodial Account.

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or, at the master servicer's discretion, invested in Permitted Investments.
Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2008-C1 pooling and servicing agreement.

     Deposits. Under the series 2008-C1 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2008-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
          collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's
          REO account;

                                      174

     o    any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o    all remittances to the trust under the series 2007-C2 pooling and servicing agreement and/or the Sears Tower Co-Lender Agreement with respect to the Sears Tower Mortgage Loan;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under "--Maintenance of Insurance" above;

     o    any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer's
          REO account;

     o    any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o    insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Outside
Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "--Custodial Account--Deposits" section with respect to the Outside
Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering the Outside Serviced Trust
Mortgage Loan.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

     Also notwithstanding the foregoing, the custodial account and each Serviced
Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

                                      175

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1.   to remit to the trustee for deposit in the trustee's collection account described under "--Accounts--Collection Account" below, on the business day preceding each distribution date, an amount (the "Master
          Servicer Remittance Amount") equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b)  payments and other collections received after the end of the related collection period,

          (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2008-C1
               certificateholders in accordance with any of clauses 3. through
               6. below, and

          (d)  amounts deposited in the custodial account in error;

     2.   apply amounts held for future distribution on the series 2008-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "--Advances--Advances of Delinquent Monthly Debt
          Service Payments" in this offering prospectus;

     3.   to pay any and all fees, additional compensation, expenses, indemnities and reimbursements (including, without limitation, reimbursements of advances and interest thereon) owing by the trust, as set forth under "Description of the Offered Certificates--Fees and
          Expenses" in this offering prospectus and as further described above under "--Servicing Compensation and Payment of Expenses" and
          "--Trustee Compensation" above, and that are not otherwise payable out of any other series 2008-C1 transaction account;

     4.   with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     5.   to make any required payments--other than normal monthly
          remittances--due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan
          Combination, including to reimburse a servicer of the Outside Serviced
          Loan Combination for a servicing advance that is not recoverable out of collections on the Outside Serviced Loan Combination;

     6.   to pay any other items described in this offering prospectus as being payable from the custodial account;

     7.   to withdraw amounts deposited in the custodial account in error;

     8.   to invest amounts held in the custodial account in Permitted
          Investments; and

     9.   to clear and terminate the custodial account upon the termination of the series 2008-C1 pooling and servicing agreement.

                                      176

     Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable
Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. and 4. and 6. through 9. of the prior paragraph. The series 2008-C1 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination.

     Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2008-C1 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO
Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust and administered under the series 2008-C1 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2008-C1 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the series 2008-C1 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence,

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph, and

     o    if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced
          Non-Trust Loan Noteholder.

     The special servicer may, subject to the limitations described in the series 2008-C1 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Only the special servicer and sub-servicers retained by it will have access to funds in the special servicer's REO account.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

                                      177

     If an REO Property relates to the Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer's REO account.

     Collection Account.

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2008-C1 certificates
(exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the trustee's collection account may be held as cash or, at the trustee's discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee's collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2008-C1 pooling and servicing agreement.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o    the applicable Master Servicer Remittance Amount;

     o    any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

     o    any payments made by the master servicer to cover Prepayment Interest
          Shortfalls incurred during the related collection period.

     See "--Advances--Advances of Delinquent Monthly Debt Service Payments,"
"--Accounts--Custodial Account" and "--Servicing Compensation and Payment of
Expenses" above.

     With respect to each distribution date that occurs during March, commencing in 2009, the trustee will be required to transfer from its interest reserve account, which we describe under "--Accounts--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o    to pay itself a monthly fee, which is described under "--Trustee
          Compensation" above, to invest funds held in the collection account in
          Permitted Investments and to pay itself investment earnings on
          Permitted Investments of funds in the collection account;

     o    to indemnify itself and various related persons as described under
          "Description of the Governing Documents--Rights, Protections,
          Indemnities and Immunities of the Trustee" in the accompanying base prospectus;

     o    to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2008-C1 pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as

                                      178

          described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying base prospectus and "--REO Properties" above;

     o    to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o    with respect to each distribution date during January of 2009 or any year thereafter that is not a leap year or during February of 2009 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o    to withdraw amounts deposited in the collection account in error.

     On each distribution date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2008-C1 certificates (exclusive of the Floating Rate
Certificates) and the respective REMIC regular interests corresponding to the
Floating Rate Classes. For any distribution date, the funds available to make payments on the series 2008-C1 certificates will consist of the following separate components--

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as and to the extent described under
          "Description of the Offered Certificates--Payments--Payments of
          Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus, and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available P&I Funds, and

          2.   will be distributed as described under "Description of the
               Offered Certificates--Payments--Priority of Payments" in this offering prospectus.

     Only the trustee will have access to funds in the collection account.

     Interest Reserve Account. The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

     The funds held in the trustee's interest reserve account may be held as cash or, at the trustee's discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2008-C1 pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in February 2009, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or, in the case of the Outside Serviced Trust

                                      179

Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of the per annum rate at which the master servicing fee under the series 2007-C2 pooling and servicing agreement accrues with respect to the Sears
Tower Mortgage Loan on a 30/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning with March 2009, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I
Funds for the distribution date during the month of transfer.

     Only the trustee will have access to funds in the interest reserve account.

     Loss of Value Reserve Fund. If we make, with respect to a Lehman Mortgage
Loan, or the UBS Mortgage Loan Seller makes, with respect to a UBS Mortgage
Loan, a loss of value payment in connection with a Material Breach or Material
Document Defect, as described under "Description of the Mortgage Pool--Cures and
Repurchases" in this offering prospectus, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

     The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional
Trust Fund Expenses with respect to any other underlying mortgage loan.

     Only the special servicer will have access to funds in the loss of value reserve fund.

     Floating Rate Account. The trustee must maintain an account--the floating rate account--in which it will hold payments allocable to the REMIC regular interest corresponding to each Floating Rate Class and payments from the swap counterparty under the related interest rate swap agreement corresponding to each Floating Rate Class, and from which it will make payments on each Floating
Rate Class and regularly scheduled payments due to the swap counterparty under the related interest rate swap agreement for each Floating Rate Class. Only the trustee will have access to funds in the floating rate account. That floating rate account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the
Floating Rate Certificates.

     The funds held in the trustee's floating rate account may be held as cash or, at the trustee's discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee's floating rate account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2008-C1 pooling and servicing agreement.

                                      180

                                  FLOW OF FUNDS

                                                                                              --------------------
                                                                                             |    PAYMENTS AND    |
                                                                                             | COLLECTIONS ON THE |
                              -----------------------------------------------------          |  LOAN COMBINATIONS |
                             | Payments and Collections on the Underlying Mortgage |         /-------------------- \
                             |     Loans that Are Not Part of Loan Combinations    |        /                       \
                              -----------------------------------------------------        /    ----------------     \
                                     |                       |                            /    |  Income from   |     \
         -------------------------   |                       |                           /     | Serviced Loan  |      \
        |    Income from REO      |  |                       |                          /      |  Combination   |       \
        | Property that Does Not  |  |                       |                         /       |  REO Property  |        \
        |    Relate to a Loan     |  |                       |                        /         ----------------          \
        |      Combination        |  |                       |                       /                  |                  |
         -------------------------   |                       |                      /                   |                  |
                     |               |                      \|/                    /                    |                  |
                     |               |         ----------------------------       /                    \|/                 |
                     |               |        |      MASTER SERVICER       |/    /           -----------------------       |
                    \|/               \       |                            |-----           |   SPECIAL SERVICER    |      |
         -------------------------     \      |       Escrow Accounts      |\               |                       |      |
        |     SPECIAL SERVICER    |     \     |      Reserve Accounts      |                |    Serviced Loan      |      |
        |                         |      \    |     Servicing Accounts     |                | Combination-Specific  |      |
        |     Pool REO Account    |       \    ----------------------------                 |     REO Accounts      |      |
         ------------------------- \       \                 |                               -----------------------       |
                                    \       \                |                                          |                  |
                                     \       \               |                                          |                  |
         -------------------------    \      \|/            \|/                                         |                  |
        |      SPECIAL SERVICER   |    \     \ ----------------------------                            \|/                 |
        |                         |     ------|      MASTER SERVICER       |/               ------------------------       |
        |  Loss of Value Reserve  |          /|                            |---------------|    MASTER SERVICER     |      |
        |           Fund          |          \|  Pool Custodial Account    |\              |                        |/     |
         ------------------------- ----------  ----------------------------                |     Serviced Loan      |-------
                    /|\                      /      /|\      |                             |  Combination-Specific  |\
                     |                               |       |                             |   Custodial Accounts   |
                     |                              /        |                              ------------------------
                     |                    /---------        \|/                                         |
         -------------------------       /     ----------------------------                             |
        |  MORTGAGE LOAN SELLERS  |     /     |           TRUSTEE          |/                           |
        |                         |    /      |                            |---------                  \|/
        |  Loss of Value Payments |   /       |      Collection Account    |\        |     -------------------------
         -------------------------   /         ----------------------------          |    | Serviced Non-Trust Loan |
       ------------------------------         /|\    |       |             |         |    |       Noteholders       |
      |  --------------------------            |     |       |             |         |     -------------------------
      | |          TRUSTEE         |------------     |       |             |         |
      | |                          |/                |       |              \        |      ------------------------
      | | Interest Reserve Account |-----------------       \|/              \       |     |    MASTER SERVICER     |
      |  -------------------------- \          ----------------------------   \       -----|                        |
      |                                       |       Series 2008-C1       |   \           |      P&I Advances      |
      |                                       |     Certificateholders     |    \          |   Payments to cover    |
      |-----------------------------          |   (other than holders of   |     \         |  prepayment interest   |
      |   OUTSIDE MASTER SERVICER   |         | Floating Rate Certificates)|      \        |       shortfalls       |
      |                             |          ----------------------------        \        ------------------------
      |   Payments and Collections  |                                               \
      |  on Outside Serviced Trust  |                                                \      ------------------------
      |       Mortgage Loan and     |                                                 \    |        TRUSTEE         |
      |     Related REO Property    |                                                  \  \|                        |
       -----------------------------                                                    ---| Floating Rate Account  |
                                                                                          / ------------------------
                                                                                                        |
                                                                                                        |
                                                                                                        |
                                                                                                       \|/
                                                                                            ------------------------
                                                                                           |     Floating Rate      |
                                                                                           |   Certificateholders   |
                                                                                            ------------------------

                                       181

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2008-C1 pooling and servicing agreement:

     o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced
          Non-Trust Loan Noteholder, which failure is not remedied by 11:00
          a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

     o    the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2008-C1 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2008-C1 pooling and servicing agreement;

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2008-C1 pooling and servicing agreement, and that failure continues unremedied for 30 days--or such shorter period as may be provided for in the series 2008-C1 pooling and servicing agreement for certain specified acts--or, if the responsible party is diligently attempting to remedy the failure, 60 days--or such shorter period as may be provided for in the series 2008-C1 pooling and servicing agreement for certain specified acts--after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2008-C1 pooling and servicing agreement or by series 2008-C1 certificateholders entitled to not less than 25%
          of the voting rights for the series 2008-C1 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2008-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2008-C1 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2008-C1 pooling and servicing agreement or by series 2008-C1 certificateholders entitled to not less than 25%
          of the voting rights for the series 2008-C1 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

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     o    the master servicer or the special servicer is removed from S&P's
          Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
          a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2008-C1 certificates are qualified, downgraded or withdrawn in connection therewith; and

     o    a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody's to one or more classes of the series 2008-C1 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Moody's has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

     The series 2008-C1 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans and/or securities backed thereby.

     If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then--within ten days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series 2008-C1 certificateholders, S&P and Moody's notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2008-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2008-C1 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2008-C1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2008-C1 certificateholder.

     Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2008-C1 pooling and servicing agreement, all authority and power of the defaulting party under the series 2008-C1 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series
2008-C1 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Serviced Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2008-C1 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

     Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2008-C1 pooling and servicing agreement; or

                                      183

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2008-C1 pooling and servicing agreement.

     The holders of series 2008-C1 certificates entitled to a majority of the voting rights for the series 2008-C1 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2008-C1 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of approximately 60 days--during which time the master servicer will continue to master service the mortgage loans--to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Moody's have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2008-C1 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

     In general, series 2008-C1 certificateholders entitled to at least 66 2/3%
of the voting rights allocated to each class of series 2008-C1 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2008-C1 certificates. In addition, any waiver of an event of default under the second bullet of the "--Events of Default" section above in this offering prospectus requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the "--Events of Default" section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2008-C1 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a
Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b)
furthermore, if an event of default affects solely a Serviced Non-Trust Loan
Noteholder, then the master servicer may not be terminated by the trustee.
However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject
Loan Combination. Also notwithstanding the foregoing in this "--Rights Upon
Event of Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan
Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2008-C1 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2008-C1 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

     In general, with respect to the Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2008-C1 certificateholders entitled to waive a comparable event of default under the series 2008-C1 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the Outside Serviced
Trust Mortgage Loan, the trustee may (and, at the direction of the series
2008-C1 controlling class representative or the holders of series

                                       184

2008-C1 certificates entitled to 25% of the series 2008-C1 voting rights, will be required to) pursue such rights, if any, as the holder of the Outside
Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement.

     No series 2008-C1 certificateholder will have the right under the series
2008-C1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, series 2008-C1 certificateholders entitled to not less than 25% of the series 2008-C1 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2008-C1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o    except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     See "Description of the Governing Documents--Rights, Protection,
Indemnities and Immunities of the Trustee" for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

NON-TRUST LOAN SECURITIES

     If any Serviced Non-Trust Loan is securitized, the master servicer and/or the special servicer may be required to obtain rating agency confirmations with respect to the related Non-Trust Loan Securities in connection with certain servicing actions involving the related Loan Combination, which may result in delays.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOAN

     The Outside Serviced Trust Mortgage Loan and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for such Loan Combination. If the trustee is requested to take any action in its capacity as holder of the Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under "--Rights
Upon Event of Default" above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series
2008-C1 controlling class representative.

THIRD-PARTY BENEFICIARIES

     The mortgage loan sellers and the Serviced Non-Trust Loan Noteholders will be third-party beneficiaries of the series 2008-C1 pooling and servicing agreement to the extent set forth therein. Accordingly, the series 2008-C1 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

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                  SERVICING OF THE SEARS TOWER LOAN COMBINATION

     The series 2007-C2 pooling and servicing agreement initially governs the servicing and administration of the Sears Tower Loan Combination and any related
REO Property. The series 2007-C2 pooling and servicing agreement is the governing document for the Series 2007-C2 Securitization, which closed prior to the Issue Date. Under the series 2007-C2 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle
Bank National Association and the initial special servicer is LNR Partners, Inc.
The master servicer, special servicer and trustee under the series 2008-C1 pooling and servicing agreement will not have any obligation or authority to supervise the series 2007-C2 master servicer, the series 2007-C2 special servicer or the series 2007-C2 trustee or to make servicing advances with respect to the Sears Tower Loan Combination. The series 2007-C2 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2008-C1 securitization and the servicing arrangements under the series 2007-C2 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2008-C1 pooling and servicing agreement. In that regard:

     o    One or more parties to the series 2007-C2 pooling and servicing agreement will be responsible for making servicing advances with respect to the subject Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the subject Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the related underlying mortgage loan included in the series 2008-C1 securitization transaction.

     o    The mortgage loans that form the subject Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2008-C1 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement
          (subject to any rights of the related Loan Combination Controlling
          Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the subject Loan Combination).

     o    The mortgage loans that form the subject Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing
          Transfer Events under the Series 2008-C1 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2007-C2 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the related underlying mortgage loan included in the series 2008-C1 securitization transaction that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2008-C1 pooling and servicing agreement with respect to other underlying mortgage loans.

     o    In general, under the series 2007-C2 pooling and servicing agreement, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Sears Tower Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related
          Co-Lender Agreement, the Sears Tower Note B Non-Trust Loan Noteholder
          prevents the occurrence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2
          Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan Combination
          through the exercise of cure rights as set forth in the related
          Co-Lender Agreement, then the existence of such Servicing Transfer
          Event

                                      186

          with respect to the Sears Tower Note B Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower
          Note A-2 Sub-Loan Combination and the Sears Tower Note A-3 Sub-Loan
          Combination, or the transfer to special servicing of the applicable
          Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

     o    The master servicer and special servicer for the Series 2007-C2
          Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to that Loan Combination under terms and conditions similar to those described under "The Series 2008-C1 Pooling and Servicing
          Agreement--Modifications, Waivers, Amendments and Consents" and
          "Description of the Mortgage Pool--Loan Combinations" in this offering prospectus, except that, as specified in the series 2007-C2 pooling and servicing agreement, the master servicer thereunder will be primarily responsible for approving certain modifications, consents, waivers or amendments, including without limitation--

          (a)  consenting to subordination of the lien of the subject Loan
               Combination to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that such master servicer has determined in accordance with the applicable servicing standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the subject Loan Combination, or materially or adversely affect the value of the related mortgaged real property;

          (b)  granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

          (c)  granting releases of non-material parcels of the related mortgaged real property, releases of the related mortgaged real property in connection with a defeasance or a pending or
               threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of the related mortgaged real property as required by the related loan documents;

          (d)  approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

          (e)  subject to certain related conditions, approving annual budgets for the related mortgaged property;

          (f)  disbursements of any earnout or holdback amounts in accordance with the related loan documents;

          (g)  waiving provisions of the subject Loan Combination requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a "due-on-sale" or
               "due-on-encumbrance" clause;

          (h)  subject to certain other restrictions regarding principal prepayments, waiving any provision of the subject Loan
               Combination requiring a specified number of days notice prior to a principal prepayment;

                                       187

          (i)  consenting to changing the property manager with respect to the related mortgaged real property; and

          (j)  granting other similar non-material waivers, consents, modifications or amendments;

          provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2)
          agreeing to such modification, waiver or amendment would be consistent with the applicable servicing standard.

     o    In addition, the management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the series 2007-C2 trust fund or any party to the series 2007-C2 pooling and servicing agreement will generally be handled by the related master servicer and/or special servicer, as more specifically provided for in the series 2007-C2 pooling and servicing agreement. In connection with handling such matters, the related master servicer and/or special servicer may be required to seek the consent of the series 2007-C2 controlling class representative with respect to material decisions and settlement proposals. In addition, the related master servicer or special servicer, as applicable, may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C2 pooling and servicing agreement.

     o    Any modification, extension, waiver or amendment of the payment terms of the subject Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the related underlying mortgage loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement.

     o    The master servicer and special servicer under the series 2007-C2 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the Loan Combination
          Controlling Party for the Sears Tower Loan Combination and consult with the other holders of the mortgage loans comprising the Sears
          Tower Loan Combination under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see "The Series
          2008-C1 Pooling and Servicing Agreement--The Series 2008-C1
          Controlling Class Representative and the Serviced Non-Trust Loan
          Noteholders--Rights and Powers of The Series 2008-C1 Controlling Class
          Representative and the Serviced Non-Trust Loan Noteholders"), subject to the discussion under "Description of the Mortgage Pool--Loan
          Combinations--The Sears Tower Mortgage Loan--Co-Lender
          Agreement--Consent Rights" in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination
          Controlling Party for the Sears Tower Loan Combination has consent rights may be different in some respects.

     o    In addition, subject to the discussion in the following bullets, the related Loan Combination Controlling Party may generally direct the special servicer and/or master servicer under the series 2007-C2 pooling and servicing agreement to take, or refrain from taking, any actions with respect to a Loan Combination that the related Loan
          Combination Controlling Party may consider consistent with the related
          Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

     o    Notwithstanding the foregoing, if the holders of the Sears Tower Note
          A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and
          the Sears Tower Note A-3 Sub-Loan

                                       188

          Combination or their respective representatives constitute the related
          Loan Combination Controlling Party, and if they have not, within the requisite time period provided for in the Sears Tower Co-Lender
          Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2007-C2 special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the series 2007-C2 special servicer or master servicer, as applicable, will be binding on all such parties, subject to certain conditions set forth in the series 2007-C2 pooling and servicing agreement.

     o    Further notwithstanding the foregoing, no advice, direction or objection given or made by the Loan Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing bullets in this "Servicing of the Sears Tower Loan Combination" section, may
          (1) require or cause the applicable special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C2 pooling and servicing agreement, including the obligation of that servicer to act in accordance with the Servicing
          Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c)
          applicable law, including the REMIC provisions of the Internal Revenue
          Code or (2) subject that servicer to liability or materially expand the scope of its obligations under the respective pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect. Furthermore, the series 2007-C2 special servicer will not be obligated to seek approval from the related Loan Combination Controlling Party under the related pooling and servicing agreement for any actions to be taken by such special servicer with respect to the workout or liquidation of the subject Loan Combination if--

          (a)  the applicable special servicer has, as described above, notified the applicable Loan Combination Controlling Party in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of that Loan Combination
               and

          (b)  for 60 days following the first of those notices, the applicable
               Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     o    The holders or beneficial owners of a majority interest in the series
          2007-C2 controlling class will have the right to replace the special servicer under the series 2007-C2 pooling and servicing agreement, and the related Loan Combination Controlling Party will have the right to replace the special servicer under the series 2007-C2 pooling and servicing agreement solely with respect to the Sears Tower Loan
          Combination, on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series
          2008-C1 pooling and servicing agreement by the holders or beneficial owners of a majority interest in the series 2008-C1 controlling class, as described under "The Series 2008-C1 Pooling and Servicing
          Agreement--Replacement of the Special Servicer" in this offering prospectus.

     o    In general, the respective parties to the series 2007-C2 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2008-C1 pooling and servicing agreement.

     o    If the related Non-Trust Loan is ever no longer part of the trust fund created pursuant to the series 2007-C2 pooling and servicing agreement, then the subject Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer and, if applicable, the special servicer under the related pooling and servicing agreement, on terms substantially similar to those in the related pooling and servicing agreement, unless that

                                       189

          master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree. No such other servicing agreement may be entered into on behalf of the trust as the holder of the related underlying mortgage loan unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement, and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Moody's of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series
          2008-C1 certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2008-C1 certificates will be issued, on or about April 29, 2008, under the series 2008-C1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreement with the UBS
          Mortgage Loan Seller;

     o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

     o    the trust's interest in any REO Property relating to the Sears Tower
          Mortgage Loan; and

     o    those funds or assets as from time to time are deposited in the various transaction accounts described under "Description of the
          Series 2008-C1 Pooling and Servicing Agreement--Accounts" in this offering prospectus.

     The series 2008-C1 securitization transaction will also include swap agreements relating to the Floating Rate Certificates.

     The series 2008-C1 certificates will include the following classes:

     o    the A-1, A-AB, A-2, A-M and A-J classes, which are the classes of series 2008-C1 certificates that are offered by this offering prospectus; and

     o    the A-2FL, A-MFL, A-JFL, X, B, C, D, E, F, G, H, J, K, L, M, N, P, Q,
          S and T classes and one or more classes of the series 2008-C1 REMIC residual certificates, which are the classes of series 2008-C1 certificates that--

          1.   will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended,
               and

          2.   are not offered by this offering prospectus.

                                       190

     Each Floating Rate Class will represent undivided interests in a grantor trust, the assets of which will include, among other things, a REMIC regular interest, the rights and obligations under an interest rate swap agreement and a sub-account of the trustee's floating rate account. For so long as it is in effect, the interest rate swap agreement in respect of any particular Floating
Rate Class will provide, among other things, that amounts payable as interest by the issuing entity with respect to the REMIC regular interest corresponding to that Floating Rate Class will be exchanged for amounts payable as interest by the swap counterparty under the related interest rate swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. Each interest rate swap agreement will provide for amounts payable to the issuing entity to be calculated on the basis of a LIBOR-based interest rate accruing on a notional amount equal to the total principal balance of the applicable Floating Rate Class outstanding from time to time. The total principal balance of each Floating Rate Class at any time will equal the total principal balance of the corresponding REMIC regular interest.

     The class A-1, A-AB, A-2, A-2FL, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F, G,
H, J, K, L, M, N, P, Q, S and T certificates are the series 2008-C1 certificates that will have principal balances and are sometimes referred to as the series
2008-C1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized
Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2008-C1 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2008-C1 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" below.

     Notwithstanding the foregoing, in the case of each of the Floating Rate
Classes, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the
REMIC regular interest corresponding to that Floating Rate Class before actually being distributed to the certificateholders of that Floating Rate Class. In addition, any reduction in the total principal balance of a Floating Rate Class on any given distribution date, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund
Expenses will be made in response to the same reduction made in the total principal balance of the REMIC regular interest corresponding to that Floating
Rate Class in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class (and, accordingly, the total principal balance of that Floating Rate Class) may be increased in connection with a reinstatement of any portion of the related total principal balance previously reduced as described in the prior sentence. The total principal balance of any Floating Rate Class at any time will equal the then total principal balance of the corresponding REMIC regular interest.

     The class X certificates will not have principal balances and are sometimes referred to as the series 2008-C1 interest only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a total notional amount. The total notional amount of the class X certificates will equal the total principal balance of the series 2008-C1 principal balance certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of

                                       191

the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

     The series 2008-C1 REMIC residual certificates will not have principal balances or notional amounts.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
          and

     o    all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and

                                       192

settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex E hereto.

PAYMENTS

     General. On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2008-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial distribution date, if such initial distribution date occurs in the same calendar month as the Issue
Date, to the holders of record at the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2008-C1 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the REMIC regular interest corresponding to a
Floating Rate Class will be made to the applicable sub-account of the trustee's floating rate account.

     Payments of Interest. All of the classes of the series 2008-C1 certificates
(except for the series 2008-C1 REMIC residual certificates) and all of the REMIC regular interests corresponding to the Floating Rate Classes will bear interest.

     With respect to each interest-bearing class of the series 2008-C1 certificates and each REMIC regular interest corresponding to a Floating Rate
Class, that interest will accrue during each applicable interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2008-C1 certificates or that particular REMIC regular interest for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2008-C1 certificates or that particular REMIC regular interest outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of each of the Floating Rate Classes, for so long as the related interest rate swap agreement is in effect and there is no continuing event of default thereunder, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     In addition, in the case of each Floating Rate Class, if funds allocated to payments of interest distributions with respect to the corresponding REMIC regular interest on any distribution date are less than the applicable amount payable to the swap counterparty for that distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the related interest rate swap agreement and, accordingly, in the amount of interest payable on the applicable Floating Rate Class on the subject distribution date.

                                       193

     On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of Payments"
below, the total amount of interest distributable with respect to each interest-bearing class of the series 2008-C1 certificates (exclusive of the
Floating Rate Classes) and each REMIC regular interest corresponding to a
Floating Rate Class will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2008-C1 certificates or that REMIC regular interest, as the case may be, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall for
          that distribution date that is allocable to that class of series
          2008-C1 certificates or that REMIC regular interest, as the case may
          be.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2008-C1 certificates (exclusive of the
Floating Rate Classes) or with respect to the REMIC regular interest corresponding to any Floating Rate Class is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2008-C1 certificates or that REMIC regular interest, as the case may be, on future distribution dates, subject to the
Available P&I Funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series
2008-C1 certificates (exclusive of the Floating Rate Classes) and the respective
REMIC regular interests corresponding to the Floating Rate Classes on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2008-C1 certificates and REMIC regular interest for the related interest accrual period. Although Net Aggregate Prepayment Interest
Shortfalls will not be directly allocated to any of the Floating Rate Classes, any such shortfalls allocated to the REMIC regular interest corresponding to a
Floating Rate Class will result in a dollar- for- dollar reduction in the interest distributable on that Floating Rate Class.

     Any distributions of interest allocated to the REMIC regular interest corresponding to any Floating Rate Class will be deposited in the applicable sub-account of the trustee's floating rate account and will thereafter be distributed to the holders of the applicable Floating Rate Certificates and/or the swap counterparty, as applicable.

     Calculation of Pass-Through Rates. The table on page 8 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2008-C1 certificates (except the Floating Rate Classes), provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2008-C1 certificates.

     The pass-through rates for the class __, __, __ and __ certificates will be fixed at the rate per annum identified in the table on page 8 of this offering prospectus as the initial pass-through rate for that class.

     The pass-through rates for the class __, __, __, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page 8 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any applicable interest accrual period, if the applicable Weighted Average Pool
Pass-Through Rate is below the identified initial pass-through rate for the class __, __, __, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series
2008-C1 certificates during that interest accrual period will be that Weighted
Average Pool Pass-Through Rate.

                                       194

     The pass-through rates for the class __, __ and __ certificates will, in the case of each of those classes, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

                                  CLASS   MARGIN
                                  -----   ------
                                             %
                                             %
                                             %

     The pass-through rates for the class __, __, __, __, __, __ and __
certificates will, in the case of each of those classes, for any applicable interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate applicable to the class __ REMIC regular interest for each applicable interest accrual period will equal __% per annum.

     The pass-through rate applicable to the class __ REMIC regular interest for each applicable interest accrual period will equal the lesser of--

     o    __% per annum, and

     o    the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rates applicable to the class __ REMIC regular interest for each applicable interest accrual period will equal the Weighted Average Pool
Pass-Through Rate for that interest accrual period.

     For so long as the related swap agreement is in effect and there is no continuing event of default thereunder, the pass-through rate applicable to a
Floating Rate Class for any applicable interest accrual period will equal LIBOR plus the applicable class margin set forth in the following table.

                                  CLASS   MARGIN
                                  -----   ------
                                  A-2FL      %
                                  A-MFL      %
                                  A-JFL      %

     However, the pass-through rate with respect to any Floating Rate Class may be effectively reduced as a result of shortfalls allocated to the corresponding
REMIC regular interest. In addition, if there is a continuing event of default under the related interest rate swap agreement, or if the related interest rate swap agreement is terminated and a replacement interest rate swap agreement is not obtained, then the pass-through rate applicable to that Floating Rate Class will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for that Floating Rate Class will also convert to those of the corresponding REMIC regular interest. "LIBOR" is an independent interest rate index that will be determined monthly as provided in the series
2008-C1 pooling and servicing agreement.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components (each, a "Class X Component") of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those Class X Components. Each of those Class X
Components will be comprised of the total principal balance of one of the classes of series 2008-C1 principal balance certificates.

                                       195

     For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to each
Class X Component will equal the excess, if any, of (a) the Weighted Average
Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2008-C1 principal balance certificates that relates to that
Class X Component (or, in the case of a Floating Rate Class, for the corresponding REMIC regular interest).

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The series 2008-C1 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds for each distribution date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2008-C1 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2008-C1 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

     Subject to the adjustments described in the following two paragraphs, the
"Total Principal Distribution Amount" for any distribution date will be an amount equal to the total, without duplication, of the following:

     o    payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o    all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o    all other collections, including Liquidation Proceeds, Condemnation
          Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

     o    all advances of principal made with respect to the underlying mortgage loans for that distribution date.

     Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with

                                       196

accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds.
As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Distribution Amount for the distribution date corresponding to the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Distribution Amount for the distribution date corresponding to the collection period in which that
Default Interest, late payment charge or other amount was received.

     On any distribution date, the trustee will generally make payments of principal with respect to the various classes of series 2008-C1 principal balance certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) in the following order and amounts (in each case, to the extent of available funds):

     o    first, with respect to the class A-AB certificates, up to the lesser of (a) the Total Principal Distribution Amount for the applicable distribution date and (b) the amount necessary to reduce the total principal balance of that class to the Class A-AB Planned Principal
          Balance for the applicable distribution date;

     o    second, with respect to (1) the class A-1 certificates, (2) the class
          A-AB certificates, and (3) the class A-2 and A-2FL certificates (on a pro rata basis in accordance with their respective total principal balances), in that order, in the case of each of clauses (1) through
          (3) of this bullet up to the lesser of (a) the remaining portion of the Total Principal Distribution Amount for the applicable distribution date and (b) the remaining total principal balance of the subject class(es); and

     o    then, with respect to (1) the class A-M and A-MFL certificates (on a pro rata basis in accordance with their respective total principal balances), and (2) the class A-J and A-JFL certificates (on a pro rata basis in accordance with their respective total principal balances), in that order, in the case of each of clauses (1) and (2) of this bullet up to the lesser of (a) the remaining portion of the Total
          Principal Distribution Amount for the applicable distribution date, and (b) the remaining total principal balance of the subject classes.

     After the class A-1, A-AB, A-2, A-2FL, A-M, A-MFL, A-J and A-JFL certificates have been retired, subject to available funds, payments of remaining principal will be made with respect to the class B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S and T certificates, in that order, in the case of each such class up to the lesser of (a) the remaining portion of the Total Principal
Distribution Amount for the applicable distribution date, and (b) the remaining total principal balance of the subject class.

                                       197

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-AB, A-2 and A-2FL classes are outstanding at that time, payments of principal on the outstanding class A-1,
A-AB, A-2 and A-2FL certificates (in the case of a Floating Rate Class, through the corresponding REMIC regular interest) will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2008-C1 certificates then outstanding.

     Also notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2008-C1 principal balance certificates will be entitled to receive (in the case of a Floating Rate Class, through the corresponding REMIC regular interest)
payments of principal up to the total principal balance of that class of series
2008-C1 principal balance certificates outstanding immediately prior to that final distribution date and without regard to the Total Principal Distribution
Amount for such final distribution date.

     In the case of each Floating Rate Class, any payments of principal will first be made with respect to the corresponding REMIC regular interest, after which any corresponding payments of principal will be made to the holders of the applicable Floating Rate Certificates.

     The class X certificates and the series 2008-C1 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2008-C1 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate
Classes may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of series 2008-C1 principal balance certificates or any such REMIC regular interest, as the case may be, then, subject to the Available P&I Funds and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of that class or the holders of the Floating Rate Class that corresponds to that REMIC regular interest, as the case may be, will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below and elsewhere in this offering prospectus mean, in the case of any class of series 2008-C1 principal balance certificates (exclusive of a Floating Rate Class) or any REMIC regular interest that corresponds to a Floating Rate Class, for any distribution date, the total amount payable with respect to that class of series 2008-C1 principal balance certificates or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class of series 2008-C1 principal balance certificates or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2008-C1 principal balance certificates (exclusive of the Floating Rate
Certificates) and the respective REMIC regular interests corresponding to the
Floating Rate Classes immediately following the distributions to be made with respect thereto on any distribution date, then the total principal balance of a class of series 2008-C1 principal balance certificates or of the REMIC regular interest corresponding to a Floating Rate Class, which total principal balance was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2008-C1 principal balance certificates or to the trustee's floating rate account with respect to the subject

                                       198

REMIC regular interest, as the case may be. See "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the
Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

          (1) to pay interest to the holders of the class A-1, A-AB, A-2 and X certificates and to the trustee's floating rate account with respect to the class A-2FL REMIC regular interest, in an amount up to, and on a pro rata basis in accordance with the total amount of interest payable with respect to each such class of series 2008-C1 certificates and each such REMIC regular interest on the subject distribution date;

          (2) to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class
     A-AB Planned Principal Balance for the subject distribution date;

          (3) to pay principal, first, to the holders of the class A-1 certificates, second, to the holders of the class A-AB certificates, and third, to the holders of the class A-2 certificates and to the trustee's floating rate account with respect to the class A-2FL REMIC regular interest (on a pro rata basis in accordance with the respective total principal balances of the class A-2 certificates and the class A-2FL REMIC regular interest), sequentially among those classes and that REMIC regular interest in that order, in each case until the total principal balance of the subject class of series 2008-C1 certificates and/or the subject REMIC regular interest has been reduced to zero, in an aggregate amount up to the
     Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-AB certificates on the subject distribution date as described in the immediately preceding clause (2); and

          (4) to make payments to the holders of the class A-1, A-AB and A-2 certificates and to the trustee's floating rate account with respect to the class A-2FL REMIC regular interest, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes and that REMIC regular interest for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class
A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1,
A-AB and A-2 classes and the class A-2FL REMIC regular interest will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes and that REMIC regular interest then outstanding.

     On each distribution date, following the payments to be made with respect to the class A-1, A-AB, A-2 and X certificates and the class A-2FL REMIC regular interest as described above, the trustee will apply any remaining Available P&I
Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1) payments to the holders of the class A-M certificates and to the trustee's floating rate account with respect to the class A-MFL REMIC regular interest--

          first, in respect of interest, in an amount up to, and on a pro rata basis in accordance with, the respective total amounts of interest payable with respect to the class A-M certificates and the class A-MFL REMIC regular interest on the subject distribution date,

                                       199

          second, in respect of principal, until the total principal balance of the class A-M certificates and the class A-MFL REMIC regular interest is reduced to zero, up to an aggregate amount (allocated between the class A-M certificates and the class A-MFL REMIC regular interest on a pro rata basis by principal balance) equal to the excess, if any, of the Total Principal
     Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB and A-2 certificates and the class
     A-2FL REMIC regular interest outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, in an amount up to, and on a pro rata basis in accordance with, the then respective loss reimbursement amounts for the class A-M certificates and the class A-MFL REMIC regular interest;

     (2) payments to the holders of the class A-J certificates and to the trustee's floating rate account with respect to the class A-JFL REMIC regular interest--

          first, in respect of interest, in an amount up to, and on a pro rata basis in accordance with, the respective total amounts of interest payable with respect to the class A-J certificates and the class A-JFL REMIC regular interest on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class A-J certificates and the class A-JFL REMIC regular interest is reduced to zero, up to an aggregate amount (allocated between the class A-J certificates and the class A-JFL REMIC regular interest on a pro rata basis by principal balance) equal to the excess, if any, of the Total Principal
     Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB, A-2 and A-M certificates and the class A-2FL and A-MFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, in an amount up to, and on a pro rata basis in accordance with, the then respective loss reimbursement amounts for the class A-J certificates and the class A-JFL REMIC regular interest;

     (3) payments to the holders of the class B certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M and A-J certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (4) payments to the holders of the class C certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J and B certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

                                       200

          third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (5) payments to the holders of the class D certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B and C certificates and the class A-2FL, A-MFL and A-JFL
     REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (6) payments to the holders of the class E certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C and D certificates and the class A-2FL, A-MFL and A-JFL
     REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (7) payments to the holders of the class F certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D and E certificates and the class A-2FL, A-MFL and
     A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (8) payments to the holders of the class G certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E and F certificates and the class A-2FL, A-MFL and
     A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

                                       201

     (9) payments to the holders of the class H certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F and G certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (10) payments to the holders of the class J certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-2FL,
     A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (11) payments to the holders of the class K certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-2FL,
     A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (12) payments to the holders of the class L certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the class
     A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

                                       202

     (13) payments to the holders of the class M certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates and the class
     A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (14) payments to the holders of the class N certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (15) payments to the holders of the class P certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (16) payments to the holders of the class Q certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

                                       203

     (17) payments to the holders of the class S certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (18) payments to the holders of the class T certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

          second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-AB,
     A-2, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates and the class A-2FL, A-MFL and A-JFL REMIC regular interests outstanding immediately prior to the subject distribution date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

     (19) payments to the holders of the series 2008-C1 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I
Funds for such distribution date and the priority of payments described above in this paragraph, each class of series 2008-C1 principal balance certificates and
REMIC regular interest referred to above in this paragraph will represent the right to receive payments of principal sufficient to retire those certificates or that REMIC regular interest, as the case may be, without regard to the Total
Principal Distribution Amount for the final distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-AB, A-2, A-M, A-J,
B, C, D, E, F, G, H, J or K certificates that are (and/or the trustee's floating rate account if the REMIC regular interest corresponding to any Floating Rate
Class is) then entitled to payments of principal on such distribution date, up to an amount equal to, in the case of any particular class of those series
2008-C1 certificates or any such REMIC regular interest, the product of--

     o    the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2008-C1 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest

                                       204

          accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2008-C1 principal balance certificates or to the trustee's floating rate account with respect to that REMIC regular interest, as the case may be, on that distribution date, and the denominator of which is the Total Principal
          Distribution Amount for that distribution date.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X certificates.

     So long as the interest rate swap agreement relating to any Floating Rate
Class remains in effect and there is no continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that Floating Rate Class will be payable to the swap counterparty. If the interest rate swap agreement relating to any Floating Rate Class is no longer in effect or there is a continuing event of default thereunder, prepayment consideration allocated to the REMIC regular interest corresponding to that
Floating Rate Class will be payable to the holders of the applicable Floating
Rate Certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this offering prospectus.

     Payments on each of the Floating Rate Classes. All distributions allocable to the REMIC regular interest corresponding to a Floating Rate Class, as well as all payments by the swap counterparty under the related interest rate swap agreement, will be deposited in the applicable sub-account of the trustee's floating rate account. Payments on each of the Floating Rate Classes, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the applicable sub-account of the trustee's floating rate account.

     In general, the holders of certificates of any Floating Rate Class will be entitled to receive on each distribution date an amount equal to the excess, if any, of (a) the sum of (i) all payments, if any, made with respect to the corresponding REMIC regular interest on that distribution date, plus (ii) all payments, if any, made by the swap counterparty with respect to the subject
Floating Rate Class for that distribution date under the related interest rate swap agreement, over (b) all regularly scheduled payments, if any, payable to the swap counterparty with respect to the subject Floating Rate Class for that distribution date under the related interest rate swap agreement.

                                       205

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2008-C1 certificates and/or the respective
          REMIC regular interests corresponding to the Floating Rate Classes,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2008-C1 certificates and/or the respective REMIC regular interests corresponding to the Floating Rate Classes, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2008-C1 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through
Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2008-C1 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "Description of the Series 2008-C1 Pooling and Servicing Agreement--Advances--Advances of Delinquent Monthly Debt Service
Payments" in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2008-C1 principal balance certificates
(exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes. If this occurs following the payments made to the series 2008-C1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2008-C1 principal balance certificates and the following REMIC regular interests are to be successively reduced in the following order, until the total principal balance of those classes of certificates and REMIC regular interests equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

                                       206

              ORDER OF ALLOCATION               CLASS
              -------------------   ------------------------------
                       1st                        T
                       2nd                        S
                       3rd                        Q
                       4th                        P
                       5th                        N
                       6th                        M
                       7th                        L
                       8th                        K
                       9th                        J
                      10th                        H
                      11th                        G
                      12th                        F
                      13th                        E
                      14th                        D
                      15th                        C
                      16th                        B
                      17th                  A-J and A-JFL,
                                       pro rata based on total
                                    outstanding principal balances
                      18th                  A-M and A-MFL,
                                       pro rata based on total
                                    outstanding principal balances
                      19th            A-1, A-AB, A-2 and A-2FL,
                                       pro rata based on total
                                    outstanding principal balances

     The references in the foregoing table to "A-2FL," "A-MFL" and "A-JFL" means the class A-2FL REMIC regular interest, the class A-MFL REMIC regular interest and the class A-JFL REMIC regular interest, respectively. However, any reduction in the total principal balance of the REMIC regular interest corresponding to any Floating Rate Class, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the applicable Floating Rate Class.

     The reductions in the total principal balances of the respective classes of series 2008-C1 principal balance certificates (exclusive of the Floating Rate
Classes) and the respective REMIC regular interests corresponding to the
Floating Rate Classes, as described above, will represent an allocation of the
Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b)
those classes of series 2008-C1 principal balance certificates and REMIC regular interests.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest); over

     o    the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in

                                       207

connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

     Additional Trust Fund Expenses may include:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    any unanticipated, non-mortgage loan specific expense of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and various related persons described under "Description of the
               Governing Documents--Rights, Protections, Indemnities and
               Immunities of the Trustee" in the accompanying base prospectus,

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying base prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "The Series
               2008-C1 Pooling and Servicing Agreement--REO Properties" in this offering prospectus and/or "Federal Income Tax
               Consequences--REMICs--Prohibited Transactions Tax and Other
               Taxes" in the accompanying base prospectus;

     o    rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default
          Interest actually collected on the related underlying mortgage loan;
          and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "The Series 2008-C1 Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in
          this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the governing servicing agreement for the Sears Tower
Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to the Sears Tower Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2008-C1 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the
Sears Tower Mortgage Loan, should be considered Additional Trust Fund Expenses.

                                       208

     The Total Principal Distribution Amount may from time to time include
Recovered Amounts. In such circumstances, it is possible that the total Stated
Principal Balance of the mortgage pool may exceed the total principal balance of the series 2008-C1 principal balance certificates (exclusive of the Floating
Rate Certificates) and/or one or more of the respective REMIC regular interests corresponding to the Floating Rate Classes. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2008-C1 principal balance certificates (exclusive of the Floating
Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate Classes, the total principal balance(s) of one or more classes of series 2008-C1 principal balance certificates (exclusive of the Floating Rate
Certificates) and the respective REMIC regular interests corresponding to the
Floating Rate Classes, that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section, may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2008-C1 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective
REMIC regular interests corresponding to the Floating Rate Classes in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2008-C1 principal balance certificates and/or REMIC regular interest with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2008-C1 principal balance certificates (exclusive of the Floating Rate Certificates) and the respective REMIC regular interests corresponding to the Floating Rate
Classes, being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2008-C1 certificates (exclusive of the Floating Rate Classes) and the various respective
REMIC regular interests corresponding to the Floating Rate Classes that would otherwise have accrued if the reinstated principal amounts had never been written off.

                                      209

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

   TYPE / RECIPIENT (1)              AMOUNT               GENERAL PURPOSE                SOURCE (2)                 FREQUENCY
-------------------------  -------------------------  -----------------------  ------------------------------  -------------------

FEES

Master Servicing Fee /     With respect to each            Compensation        First, out of recoveries of           Monthly
Master Servicer            underlying mortgage loan,                           interest with respect to that
                           an interest strip accrued                           mortgage loan and then, if the
                           at the related annual                               subject mortgage loan and any
                           master servicing fee rate                           related REO Property has been
                           on the same principal                               liquidated, out of general
                           amount on which interest                            collections on deposit in the
                           accrues or is deemed to                             custodial account.(4)
                           accrue from time to time
                           on that mortgage loan.
                           The master servicing fee
                           for each underlying
                           mortgage loan will be
                           calculated on a 30/360
                           Basis.(3)

Additional Master          Prepayment interest             Compensation        Interest payments made by the       Time to time
Servicing Compensation /   excesses on underlying                              related mortgagor intended to
Master Servicer            mortgage loans that are                             cover interest accrued on the
                           the subject of a                                    subject principal prepayment
                           principal prepayment in                             with respect to the subject
                           full or in part after                               mortgage loan during the
                           their due date in any                               period from and after the
                           collection period.                                  related due date

                           All interest and                Compensation        Interest and investment income        Monthly
                           investment income earned                            related to the subject
                           on amounts on deposit in                            accounts (net of investment
                           the master servicer's                               losses)
                           pool custodial account
                           and in any Loan
                           Combination-specific
                           custodial account.

                           All interest and                Compensation        Interest and investment income        Monthly
                           investment income earned                            related to the subject
                           on amounts on deposit in                            accounts (net of investment
                           the servicing accounts,                             losses).
                           reserve accounts and the
                           defeasance account
                           maintained by the master
                           servicer, to the extent
                           not otherwise payable to
                           the borrowers.

                           Late payment charges and        Compensation        Payments of late payment            Time to time
                           Default Interest actually                           charges and Default Interest
                           collected with respect to                           made by mortgagors with
                           any underlying mortgage                             respect to the underlying
                           loan in the trust fund                              mortgage loans.
                           during any collection
                           period (and, in the case
                           of the Sears Tower
                           Mortgage Loan, passed
                           through to the trust),
                           but only to the extent
                           that such late payment
                           charges and Default
                           Interest accrued while it
                           was a non-specially
                           serviced mortgage loan
                           and are not otherwise
                           allocable to pay the
                           following items with
                           respect to the subject
                           mortgage loan: (i)
                           interest on advances; or
                           (ii) Additional Trust
                           Fund Expenses (exclusive
                           of special servicing
                           fees, liquidation fees
                           and workout fees)
                           currently payable or
                           previously paid with
                           respect to the subject
                           mortgage loan or related
                           mortgaged real property
                           from collections on the
                           mortgage pool and not
                           previously reimbursed.

Outside Master Servicing   With respect to the Sears       Compensation        Out of payments of interest           Monthly
Fee / Master Servicer of   Tower Mortgage Loan, an                             with respect to the Sears
the Outside Serviced       interest strip accrued at                           Tower Mortgage Loan.
Trust Mortgage Loan        the rate of 0.01% per
                           annum on the same
                           principal amount on which
                           interest accrues or is
                           deemed to accrue from
                           time to time on the
                           subject underlying
                           mortgage loan. The
                           outside master servicing
                           fee for the Sears Tower
                           Mortgage Loan will be
                           calculated on a 30/360
                           Basis.

                                       210

   TYPE / RECIPIENT (1)              AMOUNT               GENERAL PURPOSE                SOURCE (2)                 FREQUENCY
-------------------------  -------------------------  -----------------------  ------------------------------  -------------------

Special Servicing Fee /    With respect to each            Compensation        Out of general collections on       Time to time
Special Servicer           underlying mortgage loan                            all the mortgage loans and any
                           (other than the Sears                               REO Properties in the
                           Tower Mortgage Loan) and                            trust.(4)(5)
                           Serviced Non-Trust Loan
                           that is being specially
                           serviced or as to which
                           the related mortgaged
                           real property has become
                           an REO Property, a fee in
                           an amount that accrues
                           from time to time at the
                           rate of 0.25% per annum
                           on the same principal
                           amount on which interest
                           accrues or is deemed to
                           accrue from time to time
                           on the subject underlying
                           mortgage loan.

Outside Special Servicing  With respect to the Sears       Compensation        Out of payments and other           Time to time
Fee / Special Servicer of  Tower Mortgage Loan, a                              collections on the Sears Tower
the Outside Serviced       fee in an amount that                               Loan Combination, as
Trust Mortgage Loan        accrues at the rate of                              applicable.
                           0.25% per annum on the
                           principal amount on which
                           interest accrues or is
                           deemed to accrue from
                           time to time on such
                           mortgage loan.

Workout Fee / Special      With respect to each            Compensation        Out of each collection of           Time to time
Servicer                   underlying mortgage loan                            interest (other than Default
                           (other than, if                                     Interest), principal and
                           applicable, the Sears                               prepayment consideration
                           Tower Mortgage Loan) and                            received on the subject
                           each Serviced Non-Trust                             mortgage loan.(5)
                           Loan that has been and
                           continues to be
                           worked-out, an amount
                           equal to a workout fee
                           rate of 1.0%, multiplied
                           by each collection of
                           interest (other than
                           Default Interest),
                           principal and prepayment
                           consideration received on
                           the subject mortgage loan
                           for so long as it remains
                           a worked-out mortgage
                           loan.

Liquidation Fee / Special  With respect to any             Compensation        Out of the full, partial or         Time to time
Servicer                   specially serviced                                  discounted payoff obtained
                           mortgage loan (other                                from the related borrower
                           than, if applicable, the                            and/or Liquidation Proceeds
                           Sears Tower Mortgage                                (exclusive of any portion of
                           Loan) and any Serviced                              that payment or proceeds that
                           Non-Trust Loan for which                            represents a recovery of
                           the special servicer                                Default Interest) in respect
                           obtains a full, partial                             of the related specially
                           or discounted payoff and                            serviced mortgage loan or
                           with respect to any                                 related REO Property, as the
                           specially serviced                                  case may be.(5)
                           mortgage loan (other
                           than, if applicable, the
                           Sears Tower Mortgage
                           Loan) or related REO
                           Property for which the
                           special servicer receives
                           any Liquidation Proceeds,
                           an amount equal to the
                           product of (i) a
                           liquidation fee rate of
                           1.0%, multiplied by (ii)
                           the amount of the related
                           payment or proceeds
                           (exclusive of Default
                           Interest). (6)

Outside Serviced Trust     With respect to the Sears       Compensation        Out of payments and other           Time to time
Mortgage Loan Workout Fee  Tower Mortgage Loan, the                            collections on the Sears Tower
and Liquidation Fee /      related liquidation fee                             Loan Combination.
Special Servicer of the    and workout fee due and
Outside Serviced Trust     owing under the outside
Mortgage Loan              servicing agreement,
                           which fees are calculated
                           in substantially the same
                           manner as the comparable
                           fees under the series
                           2008-C1 pooling and
                           servicing agreement.

Additional Special         All interest and                Compensation        Interest and investment income      Time to time
Servicing Compensation /   investment income earned                            related to the subject
Special Servicer           on amounts on deposit in                            accounts (net of investment
                           the special servicer's                              losses).
                           REO Account.

                           Late payment charges and        Compensation        Late payment charges and            Time to time
                           Default Interest actually                           Default Interest actually
                           collected with respect to                           collected in respect of the
                           any mortgage loan (and in                           underlying mortgage loans.
                           the case of the Sears
                           Tower Mortgage Loan,
                           passed through to the
                           trust), but only to the
                           extent such late payment
                           charges and Default
                           Interest (a) accrued with
                           respect to that mortgage
                           loan while it was
                           specially serviced or
                           after the related
                           mortgaged real property
                           became an REO Property
                           and (b) are not otherwise
                           allocable to pay the
                           following items with
                           respect to the subject
                           mortgage loan: (i)
                           interest on advances; or
                           (ii) Additional Trust
                           Fund Expenses (exclusive
                           of special servicing
                           fees, liquidation fees
                           and workout fees)
                           currently payable or
                           previously paid with

                                       211

   TYPE / RECIPIENT (1)              AMOUNT               GENERAL PURPOSE                 SOURCE (2)                 FREQUENCY
-------------------------  -------------------------  -----------------------  ------------------------------  -------------------

                           respect to the subject
                           mortgage loan or
                           mortgaged real property
                           from collections on the
                           mortgage pool and not
                           previously reimbursed.

Additional Servicing       All assumption fees,            Compensation        Related payments made by            Time to time
Compensation / Master      assumption application                              mortgagors with respect to the
Servicer and/or Special    fees, modification fees,                            subject mortgage loans.
Servicer (7)               consent fees, extension
                           fees, defeasance fees and
                           similar fees actually
                           collected on the
                           underlying mortgage loans
                           (other than the Sears
                           Tower Mortgage Loan) and
                           the Serviced Non-Trust
                           Loans.

Trustee Fee / Trustee      With respect to each            Compensation        General collections on the            Monthly
                           distribution date, an                               mortgage pool on deposit in
                           amount generally equal to                           the trustee's collection
                           an interest strip accrued                           account.
                           at the rate of 0.00175%
                           per annum on the Stated
                           Principal Balance
                           outstanding immediately
                           prior to such
                           distribution date of each
                           and every underlying
                           mortgage loan. (8)

Additional Trustee         All interest and                Compensation        Interest and investment income        Monthly
Compensation / Trustee     investment income earned                            realized on funds deposited in
                           on amounts on deposit in                            the trustee's collection
                           the trustee's collection                            account, interest reserve
                           account, interest reserve                           account and floating rate
                           account and floating rate                           account (net of investment
                           account.                                            losses).

EXPENSES

Servicing Advances /       To the extent of funds        Reimbursement of      Amounts on deposit in the           Time to time
Master Servicer, Special   available, the amount of           expenses         custodial account or servicing
Servicer or Trustee        any servicing advances.                             accounts that represent (a)
                                                                               payments made by the related
                                                                               mortgagor to cover the item
                                                                               for which such servicing
                                                                               advance was made or (b)
                                                                               Liquidation Proceeds,
                                                                               Condemnation Proceeds,
                                                                               Insurance Proceeds and, if
                                                                               applicable, REO revenues (in
                                                                               each case, if applicable, net
                                                                               of any liquidation fee or
                                                                               workout fee payable therefrom)
                                                                               received in respect of the
                                                                               particular mortgage loan or
                                                                               related REO Property, provided
                                                                               that if the master servicer,
                                                                               special servicer or trustee
                                                                               determines that a servicing
                                                                               advance is not recoverable out
                                                                               of collections on the related
                                                                               underlying mortgage, then such
                                                                               reimbursements shall be paid
                                                                               out of general collections on
                                                                               the mortgage loans and any REO
                                                                               Properties in the trust on
                                                                               deposit in the custodial
                                                                               account.(9)

Interest on servicing      At a rate per annum equal   Payment of interest on  First, out of Default Interest      Time to time
advances / Master          to the prime rate as          servicing advances    and late payment charges on
Servicer, Special          published in the "Money                             the related mortgage loan and
Servicer or Trustee        Rates" section of The                               then, after or at the same
                           Wall Street Journal,                                time that advance is
                           accrued on the amount of                            reimbursed, out of any other
                           each outstanding                                    amounts then on deposit in the
                           servicing advance.                                  master servicer's custodial
                                                                               account.(10)

                                       212

   TYPE / RECIPIENT (1)              AMOUNT               GENERAL PURPOSE                 SOURCE (2)                 FREQUENCY
-------------------------  -------------------------  -----------------------  ------------------------------  -------------------

P&I Advances / Master      To the extent of funds       Reimbursement of P&I   Late collections of interest        Time to time
Servicer and Trustee       available, the amount of      advances made with    and principal (net of related
                           any P&I advances.          respect to the mortgage  master servicing, workout and
                                                                pool           liquidation fees) received in
                                                                               respect of the related
                                                                               underlying mortgage loan or
                                                                               REO Property as to which such
                                                                               P&I advance was made, provided
                                                                               that if the master servicer or
                                                                               trustee determines that a P&I
                                                                               advance is not recoverable out
                                                                               of collections on the related
                                                                               underlying mortgage, then out
                                                                               of general collections on the
                                                                               mortgage loans and any REO
                                                                               Properties in the trust on
                                                                               deposit in the master
                                                                               servicer's custodial
                                                                               account.(4)

Interest on P&I Advances   At a rate per annum equal   Payment of interest on  First, out of Default Interest      Time to time
/ Master Servicer and      to the prime rate as             P&I advances       and late payment charges on
Trustee                    published in the "Money                             the related mortgage loan and
                           Rates" section of The                               then, after or at the same
                           Wall Street Journal,                                time that advance is
                           accrued on the amount of                            reimbursed, out of any other
                           each outstanding P&I                                amounts then on deposit in the
                           advance.                                            master servicer's custodial
                                                                               account.(10)

Unpaid expenses (other     To the extent of funds         Reimbursement of     Default Interest and late           Time to time
than interest on           available, the amount of           expenses         payment charges on deposit in
servicing advances or P&I  any outstanding expenses.                           the custodial account that
advances, special                                                              were received with respect to
servicing fees, workout                                                        the mortgage loan as to which
fees and liquidation                                                           the expense was incurred, to
fees)                                                                          the extent not applied to the
                                                                               payment of interest on
                                                                               outstanding servicing or P&I
                                                                               advances.

Reimbursement of costs     To the extent of funds         Reimbursement of     General collections on deposit      Time to time
and expenses for the       available, the costs and           expenses         in the master servicer's
remediation of adverse     expenses in connection                              custodial account.(4)
environmental conditions   with the remediation of
at any mortgaged real      adverse environmental
property / Special         condition at any
Servicer                   mortgaged real property
                           that secures a defaulted
                           mortgage loan in the
                           trust (such costs and
                           expenses will be incurred
                           only if the Special
                           Servicer has determined
                           to acquire title or
                           possession of the related
                           mortgaged real property).

Cost of an independent     To the extent of funds       Payment of expenses    General collections on deposit      Time to time
appraiser or other expert  available, the cost of                              in the master servicer's
in real estate matters     such independent                                    custodial account.(4)
                           appraiser or other expert
                           in real estate matters.

Fees of an independent     To the extent of funds       Payment of expenses    General collections on deposit      Time to time
contractor retained to     available, the amount of                            in the master servicer's
manage an REO Property     the fees of such                                    custodial account.(4)
                           independent contractor.

Servicing expenses, that   To the extent the master     Payment of servicing   General collections on deposit      Time to time
would, if advanced by the  servicer or the special            expenses         in the master servicer's
master servicer or         servicer, as applicable,                            custodial account.(4)
special servicer,          has determined in
constitute nonrecoverable  accordance with the
servicing advances         Servicing Standard that
                           making the payment is in
                           the best interest of the
                           series 2008-C1
                           certificateholders and to
                           the extent of funds
                           available, the amount of
                           such servicing expense.

Amounts payable or         Amounts (other than               Payment or        General collections on deposit      Time to time
reimbursable to a          normal monthly payments)       reimbursement or     in the master servicer's
Non-Trust Noteholder or a  specifically payable or     amounts payable by the  custodial account.
servicer of the Outside    reimbursable to such                trust
Serviced Trust Mortgage    party by the trust in its
Loan                       capacity as holder of the
                           related underlying
                           mortgage loan that is
                           part of the relevant Loan
                           Combination, pursuant to
                           the terms of the related
                           Co-Lender Agreement.

                                       213

   TYPE / RECIPIENT (1)              AMOUNT               GENERAL PURPOSE                 SOURCE (2)                 FREQUENCY
-------------------------  -------------------------  -----------------------  ------------------------------  -------------------

Cost of making a           Any costs incurred in        Payment of expenses    General collections on deposit      Time to time
recoverability             connection with obtaining                           in the master servicer's
determination with         an appraisal and/or other                           custodial account.
respect to required P&I    relevant information
advances on the Outside    necessary to make the
Serviced Trust Mortgage    subject recoverability
Loan                       determination, to the
                           extent the master
                           servicer determines, in
                           accordance with the
                           Servicing Standard, that
                           it has received
                           insufficient information
                           from the master servicer
                           or special servicer under
                           the governing servicing
                           agreement for the Sears
                           Tower Mortgage Loan to
                           make the subject
                           recoverability
                           determination.

Reimbursement of           To the extent of funds         Reimbursement of     First, out of amounts on            Time to time
nonrecoverable advances    available, the amount of           expenses         deposit in the custodial
and interest thereon /     any P&I advance or                                  account that represent
Master Servicer, Special   servicing advance, and                              payments or collections of
Servicer or Trustee        interest thereon, that                              principal on the mortgage
                           the advancing party has                             pool, and second, out of any
                           determined to be not                                other payments and/or
                           recoverable out of                                  collections on the mortgage
                           collections on the                                  pool.
                           related underlying
                           mortgage loan.

Indemnification of         Any cost or expenses in        Indemnification      General collections on deposit      Time to time
expenses in connection     connection with any                                 in the master servicer's
with the termination and   actions taken by any                                custodial account.
removal of the master      party to the pooling and
servicer or the special    servicing agreement with
servicer as a result of    respect to the
an Event of Default / the  termination and removal
applicable party to the    of the master servicer or
pooling and servicing      special servicer
agreement                  following an Event of
                           Default (if not paid by
                           the defaulting party
                           within 90 days after
                           notice of such costs and
                           expenses).

Cost of transferring       The cost of transferring     Payment of expenses    General collections on deposit      Time to time
mortgage files and         mortgage files and                                  in the master servicer's
related documents to a     related documents to a                              custodial account.
successor trustee /        successor trustee.
trustee

Cost of recording the      The cost of recording the    Payment of expenses    General collections on deposit          Once
series 2008-C1 pooling     series 2008-C1 pooling                              in the master servicer's
and servicing agreement    and servicing agreement.                            custodial account.

Cost of opinions or        To the extent of funds       Payment of expenses    General collections on the          Time to time
advice of counsel and tax  available, the cost of                              mortgage pool on deposit in
accountants/ Party         such opinions of counsel                            the trustee's collection
incurring such expense     or advice of counsel.                               account or the master
                                                                               servicer's custodial
                                                                               account.(4)

Payment of any federal,    The amount of any            Payment of taxes and   General collections on the          Time to time
state and local taxes      federal, state and local       related expenses     mortgage pool on deposit in
imposed on the trust, its  taxes imposed on the                                the trustee's collection
assets and/or              trust, its assets and/or                            account.
transactions, together     transactions, together
with all incidental costs  with all incidental costs
and expenses, that are     and expenses.
required to be borne by
the trust / Party payment
such expense and related
expenses

Indemnification Expenses   The amount of any              Indemnification      General collections on the          Time to time
/ Tax Administrator        professional fees or                                mortgage pool on deposit in
                           expenses related to                                 the trustee's collection
                           audits or any                                       account.
                           administrative or
                           judicial proceedings with
                           respect to the Trust Fund
                           that involve the IRS or
                           state tax authorities.

Funds necessary for the    To the extent of funds       Payment of expenses    Amounts on deposit in the           Time to time
proper operation,          available, the amount of                            account established by the
management, leasing,       the expenses for the                                special servicer for the
maintenance and            proper operation,                                   retention of revenues and
disposition of any         management, leasing,                                other proceeds derived from
administered REO Property  maintenance and                                     such REO Property.(4)
/ Special Servicer         disposition of such REO
                           Property.

                                       214

   TYPE / RECIPIENT (1)              AMOUNT               GENERAL PURPOSE                 SOURCE (2)                 FREQUENCY
-------------------------  -------------------------  -----------------------  ------------------------------  -------------------

The cost or expenses       The amount of such cost       Indemnification of    Out of the trust fund (in any       Time to time
incurred in connection     or expenses.                       expenses         event, out of amounts
with determining the                                                           otherwise payable with respect
identity of the series                                                         to the series 2008-C1
2008-C1 controlling class                                                      controlling class
representative                                                                 certificates).

Indemnification Expenses   Any loss, liability or         Indemnification      Amounts on deposit on the           Time to time
/ Trustee and any          reasonable                                          master servicer's custodial
director, officer,         "out-of-pocket" expense                             account and the trustee's
employee or agent of the   arising out of, or                                  collection account (and, to
Trustee                    incurred in connection                              the extent that a Loan
                           with the series 2008-C1                             Combination or any related REO
                           pooling and servicing                               Property is affected, such
                           agreement, the series                               indemnity will be payable out
                           2008-C1 certificates                                of the related Loan
                           (provided that such loss,                           Combination custodial
                           liability or expense                                account).
                           constitutes an
                           "unanticipated expense"
                           within the meaning of
                           Treasury regulations
                           section
                           1.860G-1(b)(3)(ii)).(11)

Indemnification Expenses   Any loss, liability or         Indemnification      Amounts on deposit on the           Time to time
/ Depositor, Master        reasonable expense                                  master servicer's custodial
Servicer or Special        (including reasonable                               account.(12)
Servicer and any           legal fees and expenses)
director, officer,         incurred in connection
employee or agent of       with any legal action or
Depositor, Master          claim relating to the
Servicer or Special        series 2008-C1 pooling
Servicer                   and servicing agreement
                           or the series 2008-C1
                           certificates. (11)

Servicing Advances,        Substantially the same as     Fees, Expenses and    Payable out of collections on       Time to time
Interest on Servicing      corresponding items under      Indemnification      the Sears Tower Loan
Advances, Servicing        the series 2008-C1                                  Combination.(13)
Expenses and               pooling and servicing
Indemnification Expenses   agreement.
/ Master Servicer or
Special Servicer of the
Outside Serviced Trust
Mortgage Loan

                                       215

----------
(1)  If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2008-C1 pooling and servicing agreement. See "Description of the
     Governing Documents--Amendment" in the accompanying base prospectus.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2008-C1 certificates.

(3)  The master servicing fee rate payable with respect to the Sears Tower
     Mortgage Loan under the series 2008-C1 pooling and servicing agreement will equal 0.10% per annum. The master servicing fee rate payable with respect to each other underlying mortgage loan will be 0.20% per annum. See "The
     Series 2008-C1 Pooling and Servicing Agreement--Servicing Compensation and
     Payment of Expenses--The Principal Master Servicing Compensation" in this offering prospectus.

(4)  In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)  If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of any related Subordinate Serviced Non-Trust Loan(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, such Non-Trust Loan(s) with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(6)  Circumstances as to when a liquidation fee is not payable are set forth under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing
     Compensation and Payment of Expenses--Principal Special Servicing
     Compensation--Liquidation Fee" in this offering prospectus.

(7)  Allocable between the master servicer and the special servicer as provided in the series 2008-C1 pooling and servicing agreement.

(8)  See "The Series 2008-C1 Pooling and Servicing Agreement--Trustee
     Compensation" in this offering prospectus. The trustee fee will be calculated on a 30/360 Basis.

(9)  If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Serviced Loan Combination-specific account that represent
     Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, if
     applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master servicer's custodial account.

(10) If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan
     Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan
     Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans (or, in the case of interest on P&I advances, to the holder(s) of any
     Subordinate Non-Trust Mortgage Loan(s)) comprising the subject Serviced
     Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series
     2008-C1 pooling and servicing agreement, out of general collections on the mortgage pool.

(11) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2008-C1 pooling and servicing agreement, or (b) any

                                      216

     loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series 2008-C1 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2008-C1 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2008-C1 pooling and servicing agreement, or allocable overhead.

(12) If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Serviced Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust
     Loan(s) included in such Loan Combination, will also be payable out of the master servicer's custodial account if amounts on deposit in the related
     Serviced Loan Combination-specific account are insufficient therefor.

(13) The trust must bear its pro rata share of any servicing advance made with respect to the Sears Tower Loan Combination, together with interest thereon, not otherwise recoverable out of collections on the Sears Tower
     Loan Combination.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o    A distribution date statement containing substantially the information contained in Annex C to this offering prospectus.

     o    A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o    A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annex A-1 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

     The master servicer or the special servicer, as specified in the series
2008-C1 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports, among others, with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Sears
Tower Mortgage Loan) and the corresponding mortgaged real properties:

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA REO status report;

     o    a CMSA servicer watch list;

     o    a loan payoff notification report;

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     o    a CMSA comparative financial status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA loan periodic update file;

     o    a CMSA loan setup file;

     o    a CMSA advance recovery report;

     o    a CMSA property file;

     o    a CMSA special servicer loan file;

     o    a CMSA total loan report; and

     o    a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

     With respect to the Sears Tower Mortgage Loan, the reports required to be delivered to the holder of such mortgage loan by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2008-C1 pooling and servicing agreement. To the extent any such information with respect to the Sears Tower Mortgage Loan or the related mortgaged real property is received from the master servicer under the series 2007-C2 pooling and servicing agreement, the series 2008-C1 master servicer is required to aggregate that information with the CMSA reports the series 2008-C1 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available
Electronically." The obligation of the series 2008-C1 master servicer and/or the trustee to remit any reports or information identified in this "--Reports to
Certificateholders; Available Information" section with respect to the Sears
Tower Mortgage Loan is dependent upon its receipt of the corresponding

                                       218

information from a party responsible for servicing that mortgage loan, upon which information the master servicer and the trustee may conclusively rely.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2008-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, a servicer of the Sears Tower Mortgage Loan or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2008-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2008-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2008-C1 certificateholders and beneficial owners of series 2008-C1 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2008-C1 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the Certificates--Incorporation of Certain
Documents by Reference; Reports Filed with the SEC" in the accompanying base prospectus.

     The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus.
Requests for this information should be made to the trustee

                                       219

at LaSalle Bank National Association, 135 South LaSalle Street, Mail Code:
IL4-135-16-25, Chicago, Illinois 60603, Attention: Manisha Sharma, telephone number (312) 904-8845.

     The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2008-C1 pooling and servicing agreement.

     Upon notice from the underwriters that the non-offered classes of series
2008-C1 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group,
Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2008-C1 certificateholders.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

     Other Information. The series 2008-C1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o    the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2008-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o    the series 2008-C1 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

     o    all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2008-C1 certificateholders since the Issue Date;

     o    all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under "The Series 2008-C1 Pooling and Servicing
          Agreement--Evidence as to Compliance" in this offering prospectus;

     o    all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under "The Series
          2008-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in
          this offering prospectus;

     o    the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than the Sears Tower
          Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o    the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

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     o    upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
          (other than the Sears Tower Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Description of the Series 2008-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this offering prospectus;

     o    upon request, except in the case of the Sears Tower Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Description of the Series 2008-C1 Pooling and
          Servicing Agreement--Inspections; Collection of Operating Information"
          in this offering prospectus; and

     o    with respect to the Sears Tower Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Sears Tower Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2008-C1 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity;
          and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series
          2008-C1 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2008-C1 certificates will be allocated among the respective classes of those certificates as follows:

     o    99% of the voting rights will be allocated among the holders of the various classes of series 2008-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    1% of the voting rights will be allocated among the holders of the class X certificates; and

     o    0% of the voting rights will be allocated among the holders of the series 2008-C1 REMIC residual certificates.

     Voting rights allocated to a class of series 2008-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

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TERMINATION

     The obligations created by the series 2008-C1 pooling and servicing agreement will terminate following the earliest of--

     1.   the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of
          certificateholders of the series 2008-C1 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

     Written notice of termination of the series 2008-C1 pooling and servicing agreement will be given to each series 2008-C1 certificateholder. The final payment with respect to each series 2008-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2008-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o    the sum of--

          1.   the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties,
               together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2.   the appraised value of all REO Properties then included in the trust,

     minus

     o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2008-C1 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2008-C1 certificates. However, the rights of any single holder or group of holders of the series 2008-C1 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2008-C1 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2008-C1 certificateholders, will constitute part of the Available P&I
Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2008-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     In addition, following the date on which the total principal balances of the class A-1, A-AB, A-2, A-2FL, A-M, A-MFL, A-J, A-JFL, B, C, D, E, F and G
certificates are reduced to zero, the trust may also be terminated, with the consent of 100% of the remaining series 2008-C1 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2008-C1 pooling and servicing agreement, in

                                       222

connection with an exchange of all the remaining series 2008-C1 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with

                                       223

liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2008-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2008-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

                                       224

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Available
P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors," "Description of the Mortgage Pool," "The Series 2008-C1
Pooling and Servicing Agreement" and "Servicing of the Sears Tower Loan
Combination" in this offering prospectus and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying base prospectus.

                                       225

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex B-1 hereto show the pre-tax corporate bond equivalent yield to maturity, the modified duration, the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the
Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 99 24/32%.

                                       226

     We calculated the yields set forth in the tables on Annex B-1 by--

     o    determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

     o    converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex B-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the
Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies.
Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate.
Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex B-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex B-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex B-1. In addition, there can be no assurance that--

     o    the underlying mortgage loans will prepay at any particular rate,

     o    the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex B-1, or

     o    the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

                                       227

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

     Payments of principal will be made with respect to the various classes of series 2008-C1 certificates and/or, in the case of the Floating Rate Classes, the various corresponding REMIC regular interests in the order described under
"Description of the Offered Certificates--Payments--Payments of Principal" and
"--Payments--Priority of Payments" in this offering prospectus. Because of the order in which those payments of principal are made, the weighted average lives of some classes of offered certificates will be shorter, and the weighted average lives of the other classes of offered certificates will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2008-C1 principal balance certificates (or, in the case of the
Floating Rate Classes, the corresponding REMIC regular interests).

     The tables set forth in Annex B-2 show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex B-2.
Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex B-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages

                                       228

of initial principal balances and weighted average lives shown in the tables.
Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o    the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

     o    mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o    pay expenses incurred in connection with the issuance of the series
          2008-C1 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2008-C1 pooling and servicing agreement and the governing servicing agreement for the Sears Tower Mortgage
Loan, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2008-C1 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal
Revenue Code.

     In addition, in the opinion of Thacher Proffitt & Wood LLP, with respect to each Floating Rate Class, the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee's floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal
Revenue Code, and the applicable Floating Rate Certificates will represent undivided beneficial ownership interests in that grantor trust.

     For federal income tax purposes,

     o    the class A-1, A-AB, A-2, X, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
          M, N, P, Q, S and T certificates and the respective REMIC regular interests corresponding to the Floating Rate Classes will evidence or constitute regular interests in, and will generally be treated as debt obligations of, a REMIC;

                                       229

     o    the certificates comprising any particular Floating Rate Class will represent undivided beneficial ownership interests in the grantor trust consisting of the corresponding REMIC regular interest, the related interest rate swap agreement and the applicable sub-account of the trustee's floating rate account; and

     o    each class of the series 2008-C1 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

     For federal income tax purposes, the class X certificates will evidence multiple regular interests in a REMIC.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of an offered certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying base prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2008-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    no mortgage loan in the trust will be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

                                       230

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

                                       231

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels, and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2008-C1 certificateholders.

     See "The Series 2008-C1 Pooling and Servicing Agreement--REO Properties" in
this offering prospectus and "Federal Income Tax Consequences--REMICs--
Prohibited Transactions Tax and Other Taxes" in the accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

                                       232

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

     If a Plan acquires a series 2008-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as entities holding "plan assets," but this exception will be tested immediately after each acquisition of a series 2008-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2008-C1 certificates by
Plans, it cannot be assured that benefit plan investors will own less than 25%
of each class of the series 2008-C1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch, Moody's, Dominion Bond Rating Service Limited (known as
          DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS,
          Inc.);

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

                                       233

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2008-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch, Moody's, Dominion Bond Rating Service Limited (known as DBRS
          Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.)
          for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

     Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the
Issue Date based on the outstanding principal balance of the loan and the fair market value of the mortgaged real property as of the Issue Date. It is possible that, if the fair market value of any of the mortgage loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans and for loans for which an appraisal has not recently been obtained, as

                                       234

indicated by the appraisal date as specified on Annex A-1 to this offering prospectus, than it is for the other mortgage loans.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, any party responsible for servicing the Sears Tower
          Mortgage Loan, any provider of credit support, any Exemption-Favored
          Party or any mortgagor is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by
reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of the series 2008-C1 certificates between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the series 2008-C1 certificates is (1) a borrower with respect to 5.0% or less of the fair market value of the issuing entity's assets or (2) an affiliate of such a person, provided that: (a) the Plan is not an
          Excluded Plan; (b) each Plan's investment in each class of series
          2008-C1 certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan's acquisition of the offered certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of series 2008-C1 certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted
          Group;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

     o    the continued holding of offered certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

     There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of series 2008-C1 certificates will be sold in the initial issuance to members

                                       235

of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any offered certificates.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

     Persons who have an ongoing relationship with the California Public
Employees Retirement System ("CALPERS"), which is a governmental plan, should note that this plan has an ownership interest in the borrower with respect to the Computer Sciences Building Mortgage Loan. Such persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold offered certificates.

                                      236

                                LEGAL INVESTMENT

     Upon initial issuance, the offered certificates will be mortgage related securities for purposes of SMMEA. Otherwise, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire the offered certificates. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the proceeds that we expect to receive from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about
April 29, 2008, against payment for them in immediately available funds.

     The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1.   no stop order suspending the effectiveness of our registration statement is in effect, and

          2.   no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     Certain of the underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of

                                       237

1933, as amended, relating to the disclosure in various free writing prospectuses and the prospectus supplement relating to the offered certificates, this offering prospectus, the accompanying base prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to
Sell Your Offered Certificates and May Have an Adverse Effect on the Market
Value of Your Offered Certificates" in the accompanying base prospectus.

     With respect to this offering, Lehman Brothers Inc., one of our affiliates, and UBS Securities LLC are acting as co-lead managers and co-bookrunners in the following manner: Lehman Brothers Inc. is acting as sole bookrunning manager with respect to __% of each of the __ and __ classes, and __% of each of the __,
__ and __ classes; and UBS Securities LLC is acting as sole bookrunning manager with respect to the remaining portion of each class of offered certificates.
Banc of America Securities LLC is acting as co-manager.

     Each underwriter will represent to and agree with us that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2008-C1 certificates to the public in that
Relevant Member State other than:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

     (c)  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

     (d)  in any other circumstances falling within Article 3(2) of the
          Prospectus Directive;

provided that no such offer of the certificates shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus
Directive or supplement a prospectus pursuant to Article 16 of the Prospectus
Directive.

     For the purposes of the foregoing, the expression an "offer of series
2008-C1 certificates to the public" in relation to any series 2008-C1 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2008-C1 certificates to be

                                      238

offered so as to enable an investor to decide to purchase or subscribe the series 2008-C1 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for
all of the underwriters by Thacher Proffitt & Wood LLP, New York, New York and
for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page 8 of this offering prospectus.

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     See "Rating" in the accompanying base prospectus.

                                      239

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this offering prospectus, including in Annexes A-1 and A-2 to this offering prospectus.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not required to be paid by any party to the series 2008-C1 pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

     o    causes a shortfall in the payments of interest or principal on any class of series 2008-C1 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this offering prospectus.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of--

     o    the per annum rate at which the related master servicing fee
          (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2008-C1 pooling and servicing agreement, and

     o    the per annum rate at which the monthly trustee fee is calculated under the series 2008-C1 pooling and servicing agreement, and

     o    solely with respect to the Sears Tower Mortgage Loan, the per annum rate at which the applicable servicing fee for the Sears Tower
          Mortgage Loan is calculated (on a 30/360 Basis) under the series
          2007-C2 pooling and servicing agreement.

"ADR" means average daily rate.

                                      240

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than the Sears Tower Mortgage Loan) as to which an Appraisal Trigger
Event has occurred, an amount that will equal the excess, if any, of "x" over
"y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2.   to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2008-C1 pooling and servicing
               agreement;

          5.   any other unpaid items that could become Additional Trust Fund
               Expenses in respect of the mortgage loan; and

          6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow
               reserves held by the master servicer or the special servicer that cover any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a)  90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its
                    review of the related appraisal and other relevant
                    information), over

               (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month
                    period following the date of determination, and

               (c)  may be used to reduce the principal balance of the mortgage loan; and

                                      241

          3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for
               purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust (other than the
Sears Tower Mortgage Loan)--

     o    an Appraisal Trigger Event occurs,

     o    no appraisal or other valuation estimate, as described under "The
          Series 2008-C1 Pooling and Servicing Agreement--Required Appraisals,"
          is obtained or performed within 60 days after the occurrence of that
          Appraisal Trigger Event, and

     o    either--

          1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
               Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an
               appraisal or other valuation, that would, in the special
               servicer's judgment, materially affect the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the master servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount for a mortgage loan in the trust (other than the Sears Tower Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger
Event has occurred during the preceding three-month period; and no Appraisal
Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. In the case of the Sears Tower Loan Combination, any Appraisal
Reduction Amount will be calculated with respect to the entire Sears Tower Loan
Combination in accordance with the series 2007-C2 pooling and servicing agreement, in a manner generally the same as that described above. If any
Serviced Loan Combination includes a Pari Passu Non-Trust Loan, and if that Pari
Passu Non-Trust Loan is securitized, then interest on related delinquency advances will be taken into account in calculating any related Appraisal
Reduction Amount.

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows--

     o    with respect to the Westin Charlotte Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the underlying mortgage loan and the Pari-Passu
          Non-Trust Loan(s) in the subject Loan Combination;

                                      242

     o    with respect to the Kettering Tower Loan Combination and the Best
          Western - Clearwater Loan Combination, any resulting Appraisal
          Reduction Amount will be allocated, first, to the related Subordinate
          Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest)
          on, that Subordinate Non-Trust Loan, and then, to the subject
          Subordinate Non-Trust Loan, and then to the subject underlying mortgage loan; and

     o    with respect to the Sears Tower Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated, first, to the Sears
          Tower Note B Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
          Default Interest) on, the Sears Tower Note B Non-Trust Loan, and then, on a pro rata basis by balance, between the Sears Tower Note A-1
          Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination (with the portion thereof allocable to such sub-loan combination to be allocated, first, to the Sears Tower Note A-2-B Non-Trust Loan, and then, to the Sears Tower Note A-2-A Non-Trust Loan) and the Sears
          Tower Note A-3 Sub-Loan Combination (with the portion thereof allocable to such sub-loan combination to be allocated, first, to the
          Sears Tower Note A-3-B Non-Trust Loan, and then, to the Sears Tower
          Mortgage Loan and the Sears Tower Note A-3-A-2 Non-Trust Loan, pro
          rata).

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Sears Tower Mortgage Loan) or any Serviced Non-Trust Loan,
any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that--

          1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
               mortgage loan,

          2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
               instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released,
               or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is delinquent--

          1.   except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

          2.   solely in the case of a balloon payment, if any, (i) except as described in clause (ii) below, for 60 days after the subject balloon payment was due, or (ii) in certain circumstances
               involving the delivery of a refinancing commitment acceptable to the special servicer prior to the date 60 days after the balloon payment was due, for 120 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

                                      243

     o    a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events with respect to the Sears Tower Mortgage Loan will be as set forth in, and appraisals of the Sears Tower Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2007-C2
Securitization (or other successor servicing agreement). Those Appraisal Trigger
Events will be similar, but may not be identical, to those described above.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2008-C1 certificates on each distribution date. The Available P&I Funds are more particularly described under "The Series
2008-C1 Pooling and Servicing Agreement--Accounts--Collection
Account--Withdrawals" in this offering prospectus.

     "BALLOON BALANCE" has the same meaning as "Maturity Balance."

     "BALLOON LOAN" means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "BEST WESTERN - CLEARWATER CO-LENDER AGREEMENT" means the Co-Lender
Agreement for the Best Western - Clearwater Loan Combination.

     "BEST WESTERN - CLEARWATER LOAN COMBINATION" means, together, the Best
Western - Clearwater Mortgage Loan and the Best Western - Clearwater Non-Trust
Loan.

     "BEST WESTERN - CLEARWATER MORTGAGE LOAN" means the underlying mortgage loan secured by the Best Western - Clearwater Mortgaged Property.

     "BEST WESTERN - CLEARWATER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Best Western -
Clearwater.

     "BEST WESTERN - CLEARWATER NON-TRUST LOAN" means the Non-Trust Loan secured by the Best Western - Clearwater Mortgaged Property, which Non-Trust Loan is, as and to the extent set forth in the Best Western - Clearwater Co-Lender
Agreement, subordinate in right of payment with the Best Western - Clearwater
Mortgage Loan.

     "BEST WESTERN - CLEARWATER NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Best Western - Clearwater Non-Trust Loan.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

                                      244

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CHARLESTON PLAZA BORROWER" means the borrower under the Charleston Plaza
Mortgage Loan, as identified in the discussion of the Charleston Plaza Mortgage
Loan in Annex F to this offering prospectus.

     "CHARLESTON PLAZA MORTGAGE LOAN" means the underlying mortgage loan secured by the Charleston Plaza Mortgaged Property.

     "CHARLESTON PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Charleston Plaza.

     "CHEVY CHASE CENTER BORROWER" means the borrower under the Chevy Chase
Center Mortgage Loan, as identified in the discussion of the Chevy Chase Center
Mortgage Loan in Annex F to this offering prospectus.

     "CHEVY CHASE CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the Chevy Chase Center Mortgaged Property.

     "CHEVY CHASE CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Chevy Chase Center.

     "CHEVY CHASE CENTER SPONSOR" means the sponsor of the Chevy Chase Center
Mortgage Loan, as defined in the discussion of the Chevy Chase Center Mortgage
Loan in Annex F to this offering prospectus.

     "CHICAGO HOTEL PORTFOLIO BORROWERS" means the borrowers under the Chicago
Hotel Portfolio Mortgage Loans, as identified in the discussion of the Chicago
Hotel Portfolio Mortgage Loans in Annex F to this offering prospectus.

     "CHICAGO HOTEL PORTFOLIO MORTGAGE LOANS" means the underlying mortgage loans secured by the Chicago Hotel Portfolio Mortgaged Properties.

     "CHICAGO HOTEL PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as
Chicago Hotel Portfolio.

     "CLASS A-AB PLANNED PRINCIPAL BALANCE" means, for any distribution date, the scheduled principal balance for the class A-AB certificates specified for that distribution date on Annex D to this offering prospectus. However, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to -- and, furthermore, following retirement of the class A-1 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than--the scheduled principal balance that is specified for such distribution date on Annex D to this offering prospectus.

     "CLASS A SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the distribution date on which the total principal balance of the class A-M, A-MFL, A-J, A-JFL,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates is reduced to zero as described under "Description of the Offered Certificates" in this offering prospectus.

     "CLASS X COMPONENT" has the meaning assigned thereto under "Description of the Certificates--Payments--Calculation of Pass-Through Rates" in this offering prospectus.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMBS" means commercial and multifamily mortgaged-backed securities.

                                      245

     "CMSA" means the Commercial Mortgage Securities Association.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under "Description of the Mortgage Pool--Loan Combinations" in this offering prospectus.

     "COMPUTER SCIENCES BUILDING BORROWER" means the borrower under the Computer
Sciences Building Mortgage Loan, as identified in the discussion of the Computer
Sciences Building Mortgage Loan in Annex F to this offering prospectus.

     "COMPUTER SCIENCES BUILDING MORTGAGE LOAN" means the underlying mortgage loan secured by the Computer Sciences Building Mortgaged Property.

     "COMPUTER SCIENCES BUILDING MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Computer
Sciences Building.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPI" means consumer price index.

     "CPR" means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

     "CSC" has the meaning assigned thereto in the discussion of the Computer
Sciences Building Mortgage Loan in Annex F to this offering prospectus.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

     o    with respect to any mortgage loan in the trust (other than the Sears
          Tower Mortgage Loan and the Westin Charlotte Mortgage Loan), the
          ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus
               (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o    with respect to the Sears Tower Mortgage Loan, the ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of the Sears Tower Mortgage
               Loan, as shown on Annex A-1 to this offering prospectus, together with an amount equal to the sum of (a) the Sears Tower Senior
               Percentage of the cut-off date principal balance of the Sears
               Tower Note A-1 Non-Trust Loan plus (b) the total aggregate cut-off date principal balance of the Sears Tower Note A-2-A
               Non-Trust Loan and the Sears Tower Note A-3-A-2 Non-Trust Loan,
               to

                                      246

          2.   the appraised value of the Sears Tower Mortgaged Property, as shown on Annex A-1 to this offering prospectus; and

     o    with respect to the Westin Charlotte Mortgage Loan, the ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of the Westin Charlotte
               Mortgage Loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of the related
               Westin Charlotte Non-Trust Loan, to

          2.   the appraised value of the Westin Charlotte Mortgaged Property, as shown on Annex A-1 to this offering prospectus.

     "CUT-OFF DATE U/W NCF DSCR" means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Underwritten Net
Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, that would accrue in respect of that underlying mortgage loan and such related Pari Passu Non-Trust
Loan(s)) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

     "CWCAM" means CWCapital Asset Management LLC.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest accrued on the subject mortgage loan at the related mortgage interest rate.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield Maintenance
Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve
Statistical Release H.15-Selected Interest Rates (519), under the heading U.S.
Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If
Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

                                      247

     "EFFECTIVE GROSS INCOME," "EGI" and "U/W EGI" each means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    allowances for vacancies, concessions and credit losses.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

     In determining the "revenue" component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

                                      248

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

     o    certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

     For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCLUDED PLAN" means any Plan with respect to which any member of the
Restricted Group is a "plan sponsor" within the meaning of section 3(16)(B) of
ERISA.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Lehman Brothers Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman
          Brothers Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FLOATING RATE CERTIFICATES" means, collectively, the class A-2FL, A-MFL and A-JFL certificates.

     "FLOATING RATE CLASS" means a class of Floating Rate Certificates.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

                                      249

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2008-C1 certificates, which will be on or about April 29, 2008.

     "KETTERING TOWER BORROWER" means the borrower under the Kettering Tower
Mortgage Loan, as identified in the discussion of the Kettering Tower Mortgage
Loan in Annex F to this offering prospectus.

     "KETTERING TOWER CO-LENDER AGREEMENT" means the Co-Lender Agreement for the
Kettering Tower Loan Combination.

     "KETTERING TOWER LOAN COMBINATION" means, together, the Kettering Tower
Mortgage Loan and the Kettering Tower Non-Trust Loan.

     "KETTERING TOWER MORTGAGE LOAN" means the underlying mortgage loan secured by the Kettering Tower Mortgaged Property.

     "KETTERING TOWER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Kettering Tower.

     "KETTERING TOWER NON-TRUST LOAN" means the Non-Trust Loan secured by the
Kettering Tower Mortgaged Property, which Non-Trust Loan is, as and to the extent provided in the Kettering Tower Co-Lender Agreement, subordinate in right of payment to the Kettering Tower Mortgage Loan.

     "KETTERING TOWER NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Kettering Tower Non-Trust Loan.

     "LASALLE" means LaSalle Bank National Association.

     "LBHI" means Lehman Brothers Holdings Inc.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN," as referred to under the "Loan Seller" column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

                                      250

     "LIQUIDATION PROCEEDS" means, in general, all cash proceeds received and retained by the trust in connection with--

     o    the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o    the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this offering prospectus;

     o    the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "The Series 2008-C1 Pooling and Servicing
          Agreement--Fair Value Option" in this offering prospectus;

     o    the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2008-C1 controlling class or the master servicer, as described under "Description of the Offered
          Certificates--Termination" in this offering prospectus;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o    the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LNR" means LNR Property Holdings Ltd.

     "LNR PARTNERS" means LNR Partners, Inc.

     "LOAN COMBINATION" means each of the "Loan Combinations" described, and identified in the chart, under "Description of the Mortgage Pool--Loan
Combinations--General" in this offering prospectus.

     "LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--General" in this offering prospectus.

     "LOAN PER BED" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu
Non-Trust Loans (other than the Sears Tower Mortgage Loan), the total cut-off date principal balance of that mortgage loan and the related Pari Passu
Non-Trust Loan(s)), divided by the number of beds at or in the related mortgaged real property.

     "LOAN PER SF," "LOAN PER SQ. FT." and "LOAN PER SQUARE FOOT" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of the Sears
Tower Mortgage Loan or any underlying mortgage loan that is part of a Loan
Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan and either the Sears
Tower Pari Passu Non-Trust Portion or such related Pari Passu Non-Trust Loan(s), as applicable), divided by the net rentable square foot area of the related mortgaged real property.

                                      251

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu
Non-Trust Loans, the total cut-off date principal balance of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s)), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "LTV" and "LTV RATIO" each means loan-to-value ratio.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning assigned to that term under "The Series 2008-C1 Pooling and Servicing Agreement--Accounts--Custodial
Account--Withdrawals" in this offering prospectus.

     "MATERIAL BREACH" has the meaning assigned to that term under "Description of the Mortgage Pool--Representations and Warranties" in this offering prospectus.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned to that term under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
in this offering prospectus.

     "MATURITY BALANCE" means, with respect to any mortgage loan in the trust or any related Non-Trust Loan, the expected balance of the subject mortgage loan on its maturity date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling
Assumptions.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV," "MATURITY LTV
RATIO" and "SCHEDULED MATURITY LTV" each means:

     o    with respect to any mortgage loan in the trust (other than the Sears
          Tower Mortgage Loan and the Westin Charlotte Mortgage Loan), the
          ratio, expressed as a percentage, of--

          1.   the Maturity Balance of the subject underlying mortgage loan, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus
               (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o    with respect to the Sears Tower Mortgage Loan, the ratio, expressed as a percentage, of--

          1.   the Maturity Balance of the Sears Tower Mortgage Loan, together with an amount equal to the sum of (a) the Sears Tower Senior
               Percentage of the Maturity Balance of the Sears Tower Note A-1
               Non-Trust Loan plus (b) the total Maturity Balance of the Sears
               Tower Note A-2-A Non-Trust Loan and the Sears Tower Note A-3-A-2
               Non-Trust Loan, to

          2.   the appraised value of the Sears Tower Mortgaged Property, as shown on Annex A-1 to this offering prospectus; and

                                      252

     o    with respect to the Westin Charlotte Mortgage Loan, the ratio, expressed as a percentage, of--

          1.   the total Maturity Balance of the Westin Charlotte Mortgage Loan and the Westin Charlotte Non-Trust Loan, to

          2.   the appraised value of the Westin Charlotte Mortgaged Property, as shown on Annex A-1 to this offering prospectus.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2008-C1 certificates and the mortgage loans in the trust:

     o    the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,007,111,098;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2008-C1 certificates and each REMIC regular interest corresponding to a Floating Rate Class is as described in this offering prospectus;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an
          Actual/360 Basis or a 30/360 Basis, as applicable;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination;"

     o    there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

     o    no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

                                      253

     o    there are no Additional Trust Fund Expenses;

     o    with respect to the Sears Tower Mortgage Loan, where on each monthly payment date from and after March 11, 2011, solely to the extent available from excess cash flow, the related borrower is required to make a principal payment in an amount equal to (x) a constant payment amount (assuming no default, equal to $123,397.20 from March 11, 2011 through and including February 11, 2014 and $126,444.96 from March 11,
          2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in May 2008; and

     o    the offered certificates are settled on April 29, 2008.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage--which may decline over time--of the principal amount prepaid or (c)
some combination of (a) and (b).

     "MEMPHIS RETAIL PORTFOLIO BORROWERS" means the borrowers under the Memphis
Retail Portfolio Mortgage Loan, as identified in the discussion of the Memphis
Retail Portfolio Mortgage Loan in Annex F to this offering prospectus.

     "MEMPHIS RETAIL PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Memphis Retail Portfolio Mortgaged Properties.

     "MEMPHIS RETAIL PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as
Memphis Retail Portfolio.

     "MOODY'S" means Moody's Investors Service, Inc.

     "N/A" and "NAP" mean that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to--

          1.   the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

                                      254

          minus

          2.   the related Administrative Cost Rate;

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than the Sears Tower Mortgage Loan), for any distribution date, an annual rate generally equal to--

          1.   the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
               Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

          minus

          2.   the related Administrative Cost Rate; and

     o    in the case of the Sears Tower Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to--

          1.   the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
               Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on a 30/360 Basis under the series
               2007-C2 pooling and servicing agreement), adjusted to an
               actual/360 equivalent, and the denominator of which is the Stated
               Principal Balance of that mortgage loan immediately prior to the subject distribution date,

          minus

          2.   the sum of the related master servicing fee rate and the trustee fee rate under the series 2008-C1 pooling and servicing
               agreement.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b)
of each of the second and third bullets of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month. In addition, the Net Mortgage Pass-Through
Rate for the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Exchange South will reflect any step-up in the related mortgage interest rate as described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--Mortgage Rates; Calculations of Interest" in this offering prospectus.

                                      255

     "NON-TRUST LOAN" means any mortgage loan that is part of a Loan Combination but is not transferred to the issuing entity.

     "NON-TRUST LOAN NOTEHOLDER" means the holder of a promissory note for a
Non-Trust Loan.

     "NON-TRUST LOAN SECURITIES" means any securities backed by a Non-Trust
Loan.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or " OCCUPANCY RATE" means:

     o    in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o    in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o    in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

     o    in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o    in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

                                      256

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and Occupancy
Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

     "OTHER SECURED DEBT" means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

     "OUTSIDE SERVICED LOAN COMBINATION" has the meaning assigned to that term under "The Series 2008-C1 Pooling and Servicing Agreement--General" in this offering prospectus.

     "OUTSIDE SERVICED TRUST MORTGAGE LOAN" has the meaning assigned to that term under "The Series 2008-C1 Pooling and Servicing Agreement--General" in this offering prospectus.

     "P&I" means principal and/or interest.

     "PARI PASSU NON-TRUST LOAN" has the meaning assigned to that term under
"Description of the Mortgage Pool--Loan Combinations--General" in this offering prospectus. The Westin Charlotte Pari Passu Non-Trust Loan, the Sears Tower Note
A-1 Non-Trust Loan (solely with respect to the Sears Tower Senior Percentage thereof), the Sears Tower Note A-2-A Non-Trust Loan and the Sears Tower Note
A-3-A-2 Non-Trust Loan are the only Pari Passu Non-Trust Loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o    liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

                                      257

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment);

     o    the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o    condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment);

     o    if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized; and

     o    other matters to which like properties are commonly subject.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2008-C1 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of the Sears Tower Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of the Sears Tower Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

     "PREPAYMENT PROVISIONS" means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on March 17, 2007 and is in a lockout period through March 16, 2008 has a total lockout period consisting of
13 months.

     "PTCE" means prohibited transaction class exemption.

     "PTE" means prohibited transaction exemption.

                                      258

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this offering prospectus.

     "RECOVERED AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal" in this offering prospectus.

     "REGIONS HARBERT PLAZA BORROWERS" means the borrowers under the Regions
Harbert Plaza Mortgage Loan, as identified in the discussion of the Regions
Harbert Plaza Mortgage Loan in Annex F to this offering prospectus.

     "REGIONS HARBERT PLAZA MORTGAGE LOAN" means the underlying mortgage loan secured by the Regions Harbert Plaza Mortgaged Property.

     "REGIONS HARBERT PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Regions Harbert
Plaza.

     "REGULATION AB" means Part 229 of Title 17 of the Code of Federal
Regulations - Asset-Backed Securities, 17 C.F.R. Sections 229.1100-229.1123, as
such may be amended from time to time.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this offering prospectus.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under "Method of Distribution" in this offering prospectus.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

                                      259

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   any party having servicing responsibilities with respect to the Sears
          Tower Mortgage Loan or any related REO Property;

     8.   a mortgage loan seller,

     9.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

     10.  any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEARS TOWER CO-LENDER AGREEMENT" means, collectively, the Sears Tower
Senior Co-Lender Agreement and the Sears Tower Sub-Co-Lender Agreement.

     "SEARS TOWER LOAN COMBINATION" means, together, the Sears Tower Mortgage
Loan and the Sears Tower Non-Trust Loans.

     "SEARS TOWER MORTGAGE LOAN" means the underlying mortgage loan secured by the Sears Tower Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A-3-A-1.

     "SEARS TOWER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Sears Tower.

     "SEARS TOWER NON-TRUST LOAN" means the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2-A Non-Trust Loan, the Sears Tower Note A-2-B Non-Trust
Loan, the Sears Tower Note A-3-A-2 Non-Trust Loan, the Sears Tower Note A-3-B
Non-Trust Loan and the Sears Tower Note B Non-Trust Loan, as applicable.

     "SEARS TOWER NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Sears Tower Non-Trust Loan.

     "SEARS TOWER NOTE A-1 NON-TRUST LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower Loan
Combination" in this offering prospectus.

     "SEARS TOWER NOTE A-2-A NON-TRUST LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower
Loan Combination" in this offering prospectus.

                                      260

     "SEARS TOWER NOTE A-2-B NON-TRUST LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower
Loan Combination" in this offering prospectus.

     "SEARS TOWER NOTE A-2 SUB-LOAN COMBINATION" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears
Tower Loan Combination" in this offering prospectus.

     "SEARS TOWER NOTE A-3 SUB-LOAN COMBINATION" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears
Tower Loan Combination" in this offering prospectus.

     "SEARS TOWER NOTE A-3-A SUB-LOAN COMBINATION" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears
Tower Loan Combination" in this offering prospectus.

     "SEARS TOWER NOTE A-3-A-2 NON-TRUST LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower
Loan Combination" in this offering prospectus.

     "SEARS TOWER NOTE A-3-B NON-TRUST LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower
Loan Combination" in this offering prospectus.

     "SEARS TOWER NOTE B NON-TRUST LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower Loan
Combination" in this offering prospectus.

     "SEARS TOWER NOTE B NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing the Sears Tower Note B Non-Trust Loan.

     "SEARS TOWER SENIOR CO-LENDER AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower
Loan Combination" in this offering prospectus.

     "SEARS TOWER SENIOR PERCENTAGE" means a fraction, the numerator of which is the cut-off date principal balance of the Sears Tower Note A-3-A Sub-Loan
Combination, and the denominator of which is the cut-off date principal balance of the Sears Tower Note A-3 Sub-Loan Combination.

     "SEARS TOWER PARI PASSU NON-TRUST PORTION" means the following Sears Tower
Non-Trust Loans or portions thereof, collectively: (a) a designated portion
(based on the Sears Tower Senior Percentage) of the Sears Tower Note A-1
Non-Trust Loan; (b) the Sears Tower Note A-2-A Non-Trust Loan; and (c) the Sears
Tower Note A-3-A-2 Non-Trust Loan.

     "SEARS TOWER SUB-CO-LENDER AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower Loan
Combination" in this offering prospectus.

     "SEARS TOWER SUB-SUB-CO-LENDER AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Loan Combinations--The Sears Tower
Loan Combination" in this offering prospectus.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

                                      261

     "SENIOR/SUBORDINATE LOAN COMBINATION" means a Loan Combination that consists of an underlying mortgage loan and one or more Subordinate Non-Trust
Loans and may include one or more Pari Passu Non-Trust Loans.

     "SERIES 2007-C2 SECURITIZATION" means the securitization that includes the
Sears Tower Note A-1 Non-Trust Loan, and in connection with which the LB-UBS
Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
Certificates, Series 2007-C2, were issued.

     "SERVICED LOAN COMBINATION" has the meaning assigned to the term under "The
Series 2008-C1 Pooling and Servicing Agreement--General" in this offering prospectus.

     "SERVICED NON-TRUST LOAN" has the meaning assigned to that term under "The
Series 2008-C1 Pooling and Servicing Agreement--General" in this offering prospectus.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" means the holder of a promissory note for a Serviced Non-Trust Loan.

     "SERVICING FILE" means, with respect to each underlying mortgage loan
(other than the Outside Serviced Trust Mortgage Loan), the following documents, to the extent applicable to such underlying mortgage loan: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports; provided that, in each case, the subject document: (a) was obtained in connection with the origination of the subject underlying mortgage loan, (b) relates to, and is reasonably necessary for, the administration or servicing of the subject underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2008-C1 pooling and servicing agreement, and (c) is in our possession or under our control or in the possession or under the control of the UBS Mortgage
Loan Seller, as applicable; and, provided further, that neither we nor the UBS
Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2008-C1 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2008-C1 certificateholders and the related Serviced
Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2008-C1 pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due
               consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

                                      262

          2.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special
               servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

          in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2008-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o    with a view to--

          1.   the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2.   the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2008-C1 certificateholders, as a collective whole (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan
               Combination to the series 2008-C1 certificateholders and the related Non-Trust Loan Noteholder(s), as a collective whole) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1.   any relationship, including as lender on any other debt
               (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2008-C1 pooling and servicing agreement,

          2.   the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2008-C1 certificate or any interest in a Non-Trust Loan,

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4.   the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2008-C1 pooling and servicing agreement generally or with respect to any particular transaction, and

          5.   the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2008-C1 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     With respect to the Sears Tower Mortgage Loan, the governing servicing agreement provides for a servicing standard which is similar, but not identical, to the foregoing.

                                      263

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2008-C1 pooling and servicing agreement, any of the following events:

     1.   the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2008-C1 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)--

          (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b)  solely in the case of a delinquent balloon payment, (i) except as described in clause (ii) below, for 60 days after the subject balloon payment was due, or (ii) in certain circumstances
               involving the delivery of a refinancing commitment acceptable to the special servicer prior to the date 60 days after the balloon payment was due, for 120 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     2.   a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the master servicer (with respect to non-specially serviced mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) has determined in each case in its reasonable judgment
          (subject to any required consent of the series 2008-C1 controlling class representative or the related Loan Combination Controlling
          Party, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series
          2008-C1 certificateholders or, in the case of a Serviced Non-Trust
          Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day
          (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2008-C1
          certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

     3.   the master servicer determines, or the special servicer (with the consent of the series 2008-C1 controlling class representative)
          determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a non-monetary default (other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region

                                      264

          in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2008-C1 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o    with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan
Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such
Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate
Servicing Transfer Event has occurred with respect thereto.

     The Sears Tower Loan Combination is not being serviced under the series
2008-C1 pooling and servicing agreement, and the Servicing Transfer Events with respect thereto under the series 2007-C2 pooling and servicing agreement (which governs the servicing of the Sears Tower Loan Combination), will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising the Sears
Tower Loan Combination. If the Sears Tower Note B Non-Trust Loan Noteholder
prevents the occurrence of a Servicing Transfer Event with respect to the Sears
Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and
the Sears Tower Note A-3 Sub-Loan Combination through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect

                                      265

to the Sears Tower Note B Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Sears Tower Note
A-1 Non-Trust Loan, the Sears Tower Note A-2 Sub-Loan Combination and the Sears
Tower Note A-3 Sub-Loan Combination, or the transfer to special servicing of the
Sears Tower Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SHADOW RATING" means that it has been confirmed to us by S&P and Moody's that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that
               Total Principal Distribution Amount as a result of the
               reimbursement of nonrecoverable advances or the collection of
               Recovered Amounts as described under "Description of the Offered
               Certificates--Payments--Payments of Principal" in this offering prospectus),

          2.   the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" has the meaning assigned to such term under
"Description of the Mortgage Pool--Loan Combinations--General" in this offering prospectus.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

     "SUBORDINATE SERVICED NON-TRUST LOAN" means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

     "SUTTON PLAZA BORROWER" means the borrower under the Sutton Plaza Mortgage
Loan, as identified in the discussion of the Sutton Plaza Mortgage Loan in Annex
F to this offering prospectus.

     "SUTTON PLAZA MORTGAGE LOAN" means the underlying mortgage loan secured by the Sutton Plaza Mortgaged Property.

                                      266

     "SUTTON PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Sutton Plaza.

     "SUTTON PLAZA SPONSOR" means the sponsor of the Sutton Plaza Mortgage Loan, as identified in the discussion of the Chevy Chase Center Mortgage Loan in Annex
F to this offering prospectus.

     "TI/LC" means tenant improvements and leasing commissions.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Sears
Tower Mortgage Loan, the foregoing reserves are collected and held by a servicer under the series 2007-C2 pooling and servicing agreement.

     "TOTAL EXPENSES" and "U/W TOTAL EXPENSES" each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

     In determining "Total Expenses" for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o    if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

     o    property management fees were generally assumed to be 1.0% to 6.0%
          (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at
          $1,000,000.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

     For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal"
in this offering prospectus.

     "TRIPRA" means the Terrorism Risk Program Authorization Act of 2007.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" and "UBSRESI" each means UBS Real Estate
Securities Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58,
Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption
2007-05, as described under "ERISA Considerations" in this offering prospectus.

                                      267

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Underwritten Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o    the Underwritten Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

     o    twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt Service
Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o    with respect to any underlying mortgage loan (other than the Sears
          Tower Mortgage Loan) that is part of a Loan Combination that also includes one or more Pari Passu Non-Trust Loans, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) (see "Description of the Mortgage
          Pool--Loan Combinations" in this offering prospectus);

     o    with respect to the Sears Tower Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for that mortgage loan, together with (a) the Sears
          Tower Senior Percentage of the monthly debt service payments on the
          Sears Tower Note A-1 Non-Trust Loan and (b) the total monthly debt service payments on the Sears Tower Note A-2-A Non-Trust Loan and the
          Sears Tower Note A-3-A-2 Non-Trust Loan (see "Description of the
          Mortgage Pool--Loan Combinations" in this offering prospectus);

     o    in the case of any underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

     o    in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

     Unless the context clearly indicates otherwise, the Underwritten Debt
Service Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Subordinate Non-Trust Loan.

                                      268

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

     o    certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex
A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the
footnotes thereto.

     "UNDERWRITTEN NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b)  operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c)  fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

                                      269

          (d)  replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Underwritten Net Cash Flow can also be expressed as (a) Effective Gross
Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

     Underwritten Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Underwritten Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available;

     o    except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than five months prior to the respective date of origination; and

     o    in the case of single tenant properties, the payments due under the related lease.

     In the case of the underlying mortgage loans described in Annex F to this offering prospectus and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Underwritten Net Cash Flow.

     In determining the "revenue" component of Underwritten Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties
(other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the

                                      270

applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Net Cash Flow for the related mortgaged real property or properties
(which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

     o    certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this offering prospectus.

     In determining the "expense" component of Underwritten Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o    if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o    property management fees were generally assumed to be 1.0% to 6.0%
          (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at
          $1,000,000; and

     o    in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

                                      271

     Annual replacement reserves are--

          (a)  in the case of retail, office, self-storage and
               industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

          (b)  in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero; and

          (d)  in the case of hospitality properties, generally 4%, inclusive of gross revenues.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Underwritten Net Cash Flow."

     For more detailed information regarding the Underwritten Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual
Underlying Mortgage Loans and the footnotes thereto.

     Underwritten Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

     "UNDERWRITTEN NET OPERATING INCOME" means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o    the Underwritten Net Cash Flow for that mortgaged real property; plus

     o    underwritten replacement reserves and tenant improvements and leasing commissions.

     Underwritten Net Operating Income can also be expressed as Effective Gross
Income minus Total Expenses.

     Underwritten Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                      272

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "U/W EGI" has the same meaning as Effective Gross Income.

     "U/W NCF" has the same meaning as Underwritten Net Cash Flow.

     "U/W NCF DSCR" has the same meaning as Underwritten Debt Service Coverage
Ratio.

     "U/W NET CASH FLOW" has the same meaning as Underwritten Net Cash Flow.

     "U/W NET OPERATING INCOME" has the same meaning as Underwritten Net
Operating Income.

     "U/W NOI" has the same meaning as Underwritten Net Operating Income.

     "U/W TOTAL EXPENSES" has the same meaning as Total Expenses.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans' respective Stated Principal
Balances immediately prior to the related distribution date.

     "WESTFIELD SOUTHLAKE BORROWER" means the borrower under the Westfield
Southlake Mortgage Loan, as identified in the discussion of the Westfield
Southlake Mortgage Loan in Annex F to this offering prospectus.

     "WESTFIELD SOUTHLAKE MORTGAGE LOAN" means the underlying mortgage loan secured by the Westfield Southlake Mortgaged Property.

     "WESTFIELD SOUTHLAKE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Westfield Southlake.

     "WESTIN CHARLOTTE BORROWER" means the borrower under the Westin Charlotte
Mortgage Loan, as identified in the discussion of the Westin Charlotte Mortgage
Loan in Annex F to this offering prospectus.

     "WESTIN CHARLOTTE CO-LENDER AGREEMENT" means the Co-Lender Agreement for the Westin Charlotte Loan Combination.

     "WESTIN CHARLOTTE LOAN COMBINATION" means, together, the Westin Charlotte
Mortgage Loan and the Westin Charlotte Non-Trust Loan.

     "WESTIN CHARLOTTE MORTGAGE LOAN" means the underlying mortgage loan secured by the Westin Charlotte Mortgaged Property.

     "WESTIN CHARLOTTE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Westin Charlotte.

     "WESTIN CHARLOTTE NON-TRUST LOAN" means the Non-Trust Loan secured by the
Westin Charlotte Mortgaged Property, which Non-Trust Loan may be further subdivided into additional loans evidenced by

                                      273

multiple notes at any time and is, at all times, pari passu in right of payment with the Westin Charlotte Mortgage Loan.

     "WESTIN CHARLOTTE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Westin Charlotte Non-Trust Loan.

     "YEAR BUILT" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

     "YEAR RENOVATED" means the year that a mortgaged real property was most recently renovated in a substantial manner.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X) %(Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                      274

                                    ANNEX A-1

         CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                                      A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1

ITALICS Indicate Loans Secured by Multiple Properties or Crossed Collateralized
Pools Secured by Multiple Loans

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL   FOOTNOTE
  NO.        NO.     LOAN SELLER                     PROPERTY NAME
-----------------------------------------------------------------------------------------

   1         (1)          LB       Westfield Southlake
   2         (2)         UBS       Chevy Chase Center
   3         (3)         UBS       Regions Harbert Plaza
   4         (4)         UBS       Westin Charlotte
   5         (5)         UBS       Computer Sciences Building
-----------------------------------------------------------------------------------------
   6         (6)          LB       Charleston Plaza
   7         (7)          LB       Kettering Tower
   8         (8)         UBS       Sutton Plaza
   9                      LB       Memphis Retail Portfolio
  9.01                    LB       The Shops of Collierville
-----------------------------------------------------------------------------------------
  9.02                    LB       Chickasaw Gardens
  9.03                    LB       Country Club Collections
  9.04                    LB       Trezevant Enterprises - Fed Ex/Kinko's
  9.05                    LB       Trezevant Enterprises - Corky's
   10        (9)          LB       Chicago Hotel Portfolio - Crossed Rollup
-----------------------------------------------------------------------------------------
 10.01       (10)         LB       Chicago Hotel Portfolio - City Suites Hotel
 10.02       (11)         LB       Chicago Hotel Portfolio - Majestic Hotel
 10.03       (12)         LB       Chicago Hotel Portfolio - Willows Hotel
   11        (13)         LB       Southwest Retail Portfolio - Crossed Rollup
 11.01                    LB       West Point Shopping Center
-----------------------------------------------------------------------------------------
 11.02       (14)         LB       Foothills Shopping Center
 11.03       (15)         LB       Country Square Shopping Center
   12        (16)        UBS       Sears Tower
   13        (17)         LB       Best Western - Clearwater
   14                     LB       Park 100 - Portfolio
-----------------------------------------------------------------------------------------
 14.01                    LB       Building 113
 14.02                    LB       Building 114
 14.03                    LB       Building 108
 14.04                    LB       Building 55
 14.05                    LB       Building 106
-----------------------------------------------------------------------------------------
 14.06                    LB       Building 101
 14.07                    LB       Building 105
   15        (18)         LB       Exchange South
   16        (19)        UBS       Home Depot - Vallejo, CA
   17        (20)        UBS       Walgreens - North Andover
-----------------------------------------------------------------------------------------
   18                     LB       Village Marketplace
   19        (21)         LB       Bashas Gold Canyon
   20                     LB       Whole Foods - Cupertino
   21        (22)         LB       Premier Park of Commerce Portfolio - Crossed Rollup
 21.01       (23)         LB       Premier Park of Commerce - FedEx Ground
-----------------------------------------------------------------------------------------
 21.02       (24)         LB       Premier Park of Commerce - FedEx Freight
   22        (25)        UBS       Best Western Harrisburg
   23                     LB       Tower Parking Garage
   24        (26)         LB       Jackson Retail Portfolio
 24.01                    LB       Dick's Sporting Goods
-----------------------------------------------------------------------------------------
 24.02                    LB       Park Place
 24.03                    LB       Horizon Travel
 24.04                    LB       Moe's Building
   25        (27)         LB       Columbus Office Warehouse Portfolio
   26        (28)        UBS       Banco Popular - Bronx
-----------------------------------------------------------------------------------------
   27        (29)        UBS       Walgreens - Worcester
   28        (30)        UBS       Chestnut Hill Centre
   29        (31)        UBS       Walgreens - Staten Island
   30                     LB       Arbor Court
   31                     LB       Hunt Club Corners
-----------------------------------------------------------------------------------------
   32        (32)         LB       Holiday Shopping Center
   33                     LB       Triangle Square Shopping Center
   34        (33)        UBS       Walgreens - Windham
   35        (34)        UBS       Walgreens - New Bedford
   36        (35)        UBS       Walgreens - Yarmouth
-----------------------------------------------------------------------------------------
   37        (36)        UBS       Walgreens - Hampstead
   38        (37)        UBS       Walgreens - Woodbury
   39                     LB       Polaris Retail Center
   40                     LB       Comfort Suites - Midland
   41        (38)         LB       Riverfront Place
-----------------------------------------------------------------------------------------
   42                     LB       The Market at Uvalde
   43                     LB       East Hills Village
   44        (39)        UBS       Walgreens - Clarence
   45                     LB       Vantage 78
   46                     LB       Walgreen's - Harlingen
-----------------------------------------------------------------------------------------
   47        (40)        UBS       Friendly Storage
   48        (41)         LB       Vernon Industrial
   49                     LB       Walgreen's - Guthrie
   50                     LB       Walgreen's - Dallas, GA
   51        (42)         LB       Summer's Village
-----------------------------------------------------------------------------------------
   52                     LB       Sunset Centre
   53                     LB       MDKL Flowood
   54        (43)        UBS       4258 Main Street
   55                     LB       294 North State Street
   56                     LB       Woodhaven Crossroads
-----------------------------------------------------------------------------------------
   57                     LB       Western Green

CONTROL
  NO.                                       ADDRESS
--------------------------------------------------------------------------------

   1      2109 Southlake Mall
   2      5425 Wisconsin Avenue
   3      1901 Sixth Avenue North
   4      601 South College Street
   5      7900 Harkins Road
--------------------------------------------------------------------------------
   6      2400-2450 Charleston Road
   7      40 North Main Street
   8      Route 206 and Flanders Bartley Road
   9      Various
  9.01    875 West Poplar Avenue
--------------------------------------------------------------------------------
  9.02    3181 Poplar Avenue
  9.03    2140-2150 Poplar Avenue
  9.04    1130 North Germantown Parkway
  9.05    743 West Popular Avenue
   10     N/A
--------------------------------------------------------------------------------
 10.01    933 West Belmont Avenue
 10.02    528 West Brompton Avenue
 10.03    555 West Surf Street
   11     N/A
 11.01    3835-3881 West 5400 South
--------------------------------------------------------------------------------
 11.02    11101 Menaul Boulevard NE
 11.03    10310-10384 South Redwood Road
   12     233 South Wacker Drive
   13     691 South Gulfview Boulevard
   14     Various
--------------------------------------------------------------------------------
 14.01    5602-5676 W. 73rd Street
 14.02    5601-5671 W. 74th Street
 14.03    5605-5741 W. 73rd Street
 14.04    6119-99 W. 80th Street
 14.05    7112-72 Zionsville Road
--------------------------------------------------------------------------------
 14.06    5840-5958 W. 71st Street
 14.07    5720-80 W. 71st Street
   15     9143 Phillips Highway
   16     5180 Sonoma Boulevard
   17     SEC Turnpike and Waverly Road
--------------------------------------------------------------------------------
   18     1825 Tamiami Trail
   19     5301 South Superstition Mountain Drive
   20     20955 Stevens Creek Boulevard
   21     N/A
 21.01    45th Street & Park Avenue
--------------------------------------------------------------------------------
 21.02    45th Street & Park Avenue
   22     815 Eisenhower Boulevard
   23     40 North Front Street
   24     Various
 24.01    1165 Vann Drive
--------------------------------------------------------------------------------
 24.02    228 Parkstone Place
 24.03    340 Parkstone Place
 24.04    1923 Emporium Drive
   25     6969 Worthington-Galena Road, 6999 Huntley Road, and 7029 Huntley Road
   26     2923-2927 3rd Avenue
--------------------------------------------------------------------------------
   27     Grafton Street & Penn Avenue
   28     8223-8229 Germantown Avenue
   29     1579 Forest Avenue
   30     802 Seminar
   31     520 Hunt Club Boulevard
--------------------------------------------------------------------------------
   32     4545 Sun Ray Drive
   33     4731 Apex Highway
   34     741 Roosevelt Trail
   35     NEC Phillips Road and Acushnet Avenue
   36     Route 28 & Forest Street
--------------------------------------------------------------------------------
   37     288 Sandown Road
   38     SWC Broad Street & Penn Street
   39     1140-1158 Polaris Parkway
   40     4706 Garfield Street
   41     810 River Avenue
--------------------------------------------------------------------------------
   42     13502-13530 Interstate Highway 10 East
   43     2611-2625 Oswell Street
   44     6785 Transit Road
   45     3501 Wheatley Avenue
   46     1801 West Harrison
--------------------------------------------------------------------------------
   47     3969 Boat Club Road
   48     4330 E. 26th Street
   49     1603 South Division Street
   50     4519 Dallas-Acworth Highway
   51     3701-3733 North Beltline Road
--------------------------------------------------------------------------------
   52     9999 S.W. 72nd Street
   53     163 Ridge Way
   54     4258 Main Street
   55     294 North State Street
   56     5931 Oakland Hills, 350 Shady Lane Drive, 5301 Greenshaven Drive
--------------------------------------------------------------------------------
   57     2105 Robin Road

                                                                        CROSS          ORIGINAL    CUT-OFF DATE   % OF AGGREGATE
CONTROL                                                   LOAN      COLLATERALIZED     BALANCE        BALANCE      CUT-OFF DATE
  NO.              CITY            STATE      ZIP       PURPOSE         GROUPS           ($)           ($)            BALANCE
--------------------------------------------------------------------------------------------------------------------------------

   1      Merrillville             IN         46410   Refinance          No          140,000,000    140,000,000        13.9%
   2      Chevy Chase              MD         20815   Refinance          No          121,000,000    116,628,806        11.6%
   3      Birmingham               AL         35203   Acquisition        No           91,000,000     91,000,000         9.0%
   4      Charlotte                NC         28202   Refinance          No           75,250,000     75,250,000         7.5%
   5      Lanham                   MD         20706   Acquisition        No           73,243,000     73,243,000         7.3%
--------------------------------------------------------------------------------------------------------------------------------
   6      Mountain View            CA         94043   Refinance          No           40,000,000     39,695,002         3.9%
   7      Dayton                   OH         45423   Refinance          No           28,000,000     28,000,000         2.8%
   8      Mount Olive Township     NJ         07836   Refinance          No           26,937,452     26,937,452         2.7%
   9      Various                  TN       Various   Acquisition        No           25,600,000     25,600,000         2.5%
  9.01    Collierville             TN         38017   N/A            Yes (LB-A)
--------------------------------------------------------------------------------------------------------------------------------
  9.02    Memphis                  TN         38111   N/A            Yes (LB-A)
  9.03    Collierville             TN         38017   N/A            Yes (LB-A)
  9.04    Memphis                  TN         38133   N/A            Yes (LB-A)
  9.05    Collierville             TN         38017   N/A            Yes (LB-A)
   10     N/A                      N/A          N/A   N/A            Yes (LB-1)       25,000,000     24,981,247         2.5%
--------------------------------------------------------------------------------------------------------------------------------
 10.01    Chicago                  IL         60657   Acquisition    Yes (LB-1)        9,215,000      9,208,088         0.9%
 10.02    Chicago                  IL         60657   Acquisition    Yes (LB-1)        8,125,000      8,118,905         0.8%
 10.03    Chicago                  IL         60657   Acquisition    Yes (LB-1)        7,660,000      7,654,254         0.8%
   11     N/A                      N/A          N/A   N/A            Yes (LB-2)       20,200,000     20,154,397         2.0%
 11.01    Taylorsville             UT         84118   Acquisition    Yes (LB-2)       10,400,000     10,376,521         1.0%
--------------------------------------------------------------------------------------------------------------------------------
 11.02    Alburquerque             NM         87112   Acquisition    Yes (LB-2)        6,400,000      6,385,552         0.6%
 11.03    South Jordan             UT         84095   Acquisition    Yes (LB-2)        3,400,000      3,392,324         0.3%
   12     Chicago                  IL         60606   Refinance          No           20,000,000     20,000,000         2.0%
   13     Clearwater Beach         FL         33767   Refinance          No           19,100,000     19,100,000         1.9%
   14     Indianapolis             IN         46278   Acquisition        No           17,450,000     17,450,000         1.7%
--------------------------------------------------------------------------------------------------------------------------------
 14.01    Indianapolis             IN         46278   N/A            Yes (LB-B)
 14.02    Indianapolis             IN         46278   N/A            Yes (LB-B)
 14.03    Indianapolis             IN         46278   N/A            Yes (LB-B)
 14.04    Indianapolis             IN         46278   N/A            Yes (LB-B)
 14.05    Indianapolis             IN         46278   N/A            Yes (LB-B)
--------------------------------------------------------------------------------------------------------------------------------
 14.06    Indianapolis             IN         46278   N/A            Yes (LB-B)
 14.07    Indianapolis             IN         46278   N/A            Yes (LB-B)
   15     Jacksonville             FL         32256   Acquisition        No           16,800,000     16,800,000         1.7%
   16     Vallejo                  CA         94589   Acquisition        No           16,000,000     16,000,000         1.6%
   17     North Andover            MA         01845   Acquisition        No           13,390,000     13,390,000         1.3%
--------------------------------------------------------------------------------------------------------------------------------
   18     Port Charlotte           FL         33948   Refinance          No           12,400,000     12,380,268         1.2%
   19     Apache Junction          AZ         85218   Refinance          No           11,980,000     11,980,000         1.2%
   20     Cupertino                CA         95014   Refinance          No           11,987,000     11,901,884         1.2%
   21     N/A                      N/A          N/A   N/A            Yes (LB-3)       11,700,000     11,700,000         1.2%
 21.01    West Palm Beach          FL         33407   Refinance      Yes (LB-3)        6,000,000      6,000,000         0.6%
--------------------------------------------------------------------------------------------------------------------------------
 21.02    West Palm Beach          FL         33407   Refinance      Yes (LB-3)        5,700,000      5,700,000         0.6%
   22     Lower Swatara Township   PA         17057   Acquisition        No           11,200,000     11,155,135         1.1%
   23     Columbus                 OH         43215   Refinance          No           11,000,000     11,000,000         1.1%
   24     Jackson                  TN         38305   Acquisition        No           10,500,000     10,500,000         1.0%
 24.01    Jackson                  TN         38305   N/A            Yes (LB-C)
--------------------------------------------------------------------------------------------------------------------------------
 24.02    Jackson                  TN         38305   N/A            Yes (LB-C)
 24.03    Jackson                  TN         38305   N/A            Yes (LB-C)
 24.04    Jackson                  TN         38305   N/A            Yes (LB-C)
   25     Worthington              OH         43229   Acquisition        No            9,600,000      9,600,000         1.0%
   26     Bronx                    NY         10455   Acquisition        No            8,860,000      8,860,000         0.9%
--------------------------------------------------------------------------------------------------------------------------------
   27     Worcester                MA         01604   Acquisition        No            8,330,000      8,330,000         0.8%
   28     Philadelphia             PA         19118   Acquisition        No            8,160,000      8,160,000         0.8%
   29     Staten Island            NY         10302   Acquisition        No            7,425,000      7,425,000         0.7%
   30     Houston                  TX         77060   Acquisition        No            7,000,000      7,000,000         0.7%
   31     Apopka                   FL         32703   Acquisition        No            7,000,000      6,854,074         0.7%
--------------------------------------------------------------------------------------------------------------------------------
   32     Holiday                  FL         34690   Acquisition        No            6,800,000      6,800,000         0.7%
   33     Durham                   NC         27713   Refinance          No            6,600,000      6,600,000         0.7%
   34     Windham                  ME         04062   Acquisition        No            6,596,000      6,596,000         0.7%
   35     New Bedford              MA         02745   Acquisition        No            6,564,000      6,564,000         0.7%
   36     Yarmouth                 MA         02664   Acquisition        No            6,063,000      6,063,000         0.6%
--------------------------------------------------------------------------------------------------------------------------------
   37     East Hampstead           NH         03826   Acquisition        No            5,804,000      5,804,000         0.6%
   38     Woodbury                 NJ         08096   Acquisition        No            5,760,000      5,760,000         0.6%
   39     Columbus                 OH         43240   Refinance          No            5,040,000      4,951,909         0.5%
   40     Midland                  TX         79705   Acquisition        No            4,965,000      4,950,316         0.5%
   41     Pittsburgh               PA         15212   Acquisition        No            4,750,000      4,750,000         0.5%
--------------------------------------------------------------------------------------------------------------------------------
   42     Houston                  TX         77015   Acquisition        No            4,300,000      4,300,000         0.4%
   43     Bakersfield              CA         93306   Refinance          No            4,280,000      4,270,555         0.4%
   44     Clarence                 NY         14051   Acquisition        No            4,114,000      4,114,000         0.4%
   45     Charlotte                NC         28205   Acquisition        No            3,850,000      3,850,000         0.4%
   46     Harlingen                TX         78550   Acquisition        No            3,395,000      3,395,000         0.3%
--------------------------------------------------------------------------------------------------------------------------------
   47     Lake Worth               TX         76135   Acquisition        No            3,185,000      3,185,000         0.3%
   48     Vernon                   CA         90023   Refinance          No            3,000,000      3,000,000         0.3%
   49     Guthrie                  OK         73044   Acquisition        No            2,925,000      2,925,000         0.3%
   50     Dallas                   GA         30132   Acquisition        No            2,900,000      2,900,000         0.3%
   51     Irving                   TX         75038   Acquisition        No            2,900,000      2,900,000         0.3%
--------------------------------------------------------------------------------------------------------------------------------
   52     Miami                    FL         33173   Refinance          No            2,500,000      2,490,572         0.2%
   53     Flowood                  MS         39232   Refinance          No            2,300,000      2,294,410         0.2%
   54     Philadelphia             PA         19127   Refinance          No            2,282,500      2,282,500         0.2%
   55     Orem                     UT         84057   Acquisition        No            2,200,000      2,191,055         0.2%
   56     Fort Worth               TX         76112   Acquisition        No            2,100,000      2,100,000         0.2%
--------------------------------------------------------------------------------------------------------------------------------
   57     Bowling Green            KY         42101   Acquisition        No            1,000,000        997,515         0.1%

            CUMULATIVE %               ADMINISTRATIVE    INTEREST                              ORIGINAL    ORIGINAL
CONTROL   OF INITIAL POOL   MORTGAGE       COST           ACCRUAL         AMORTIZATION        SEASONING   INTEREST-ONLY
  NO.         BALANCE       RATE (%)      RATE (%)        BASIS                TYPE             (MOS.)    PERIOD (MOS.)
-----------------------------------------------------------------------------------------------------------------------

   1          13.9%          6.0200           0.20175   Actual/360   Interest-Only                3            120
   2          25.5%          6.5200           0.20175    30/360      Fully Amortizing             17            0
   3          34.5%          6.4900           0.20175   Actual/360   Interest-Only, Balloon       1            24
   4          42.0%          6.0700           0.20175   Actual/360   Interest-Only, Balloon       3            12
   5          49.3%          6.8500           0.20175   Actual/360   Interest-Only, Balloon       4            12
-----------------------------------------------------------------------------------------------------------------------
   6          53.2%          5.6000           0.20175    30/360      Interest-Only, Balloon       19           12
   7          56.0%          5.8800           0.20175   Actual/360   Interest-Only, Balloon       11           24
   8          58.7%          5.9300           0.20175   Actual/360   Interest-Only, Balloon       16           36
   9          61.2%          6.6400           0.20175   Actual/360   Interest-Only, Balloon       5            36
  9.01
-----------------------------------------------------------------------------------------------------------------------
  9.02
  9.03
  9.04
  9.05
   10         63.7%          6.9000               N/A     N/A        N/A                         N/A           N/A
-----------------------------------------------------------------------------------------------------------------------
 10.01                       6.9000           0.20175   Actual/360   Balloon                      1             0
 10.02                       6.9000           0.20175   Actual/360   Balloon                      1             0
 10.03                       6.9000           0.20175   Actual/360   Balloon                      1             0
   11         65.7%          7.0400               N/A     N/A        N/A                         N/A           N/A
 11.01                       7.0400           0.20175   Actual/360   Balloon                      3             0
-----------------------------------------------------------------------------------------------------------------------
 11.02                       7.0400           0.20175   Actual/360   Balloon                      3             0
 11.03                       7.0400           0.20175   Actual/360   Balloon                      3             0
   12         67.7%          6.2695           0.11175   Actual/360   Interest-Only                14           120
   13         69.6%          6.9500           0.20175   Actual/360   Interest-Only, Balloon       5            24
   14         71.3%          6.9500           0.20175   Actual/360   Interest-Only, Balloon       4            36
-----------------------------------------------------------------------------------------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
-----------------------------------------------------------------------------------------------------------------------
 14.06
 14.07
   15         73.0%          6.2300           0.20175   Actual/360   Interest-Only, Balloon       3            60
   16         74.6%          5.9320           0.20175   Actual/360   Interest-Only                16           131
   17         75.9%          5.6600           0.20175   Actual/360   Interest-Only                8            120
-----------------------------------------------------------------------------------------------------------------------
   18         77.1%          7.1700           0.20175   Actual/360   Balloon                      2             0
   19         78.3%          5.9200           0.20175    30/360      Interest-Only, Balloon       18           24
   20         79.5%          5.9800           0.20175    30/360      Balloon                      7             0
   21         80.6%          5.8600               N/A     N/A        N/A                         N/A           N/A
 21.01                       5.8600           0.20175    30/360      Interest-Only                5            120
-----------------------------------------------------------------------------------------------------------------------
 21.02                       5.8600           0.20175    30/360      Interest-Only                5            120
   22         81.8%          6.7160           0.20175   Actual/360   Balloon                      5             0
   23         82.8%          6.2200           0.20175    30/360      Interest-Only, Balloon       16           24
   24         83.9%          6.9300           0.20175   Actual/360   Interest-Only, Balloon       3            24
 24.01
-----------------------------------------------------------------------------------------------------------------------
 24.02
 24.03
 24.04
   25         84.8%          6.4900           0.20175   Actual/360   Interest-Only, Balloon       5            24
   26         85.7%          6.4475           0.20175   Actual/360   Interest-Only, Balloon       5            60
-----------------------------------------------------------------------------------------------------------------------
   27         86.5%          6.2500           0.20175   Actual/360   Interest-Only                1            120
   28         87.4%          7.0370           0.20175   Actual/360   Interest-Only, Balloon       3            36
   29         88.1%          6.2500           0.20175   Actual/360   Interest-Only                1            120
   30         88.8%          5.9500           0.20175   Actual/360   Interest-Only, Balloon       11           36
   31         89.5%          6.0100           0.20175    30/360      Balloon                      20            0
-----------------------------------------------------------------------------------------------------------------------
   32         90.1%          6.3200           0.20175   Actual/360   Interest-Only, Balloon       4            36
   33         90.8%          6.9000           0.20175   Actual/360   Interest-Only, Balloon       2            24
   34         91.5%          5.8800           0.20175   Actual/360   Interest-Only                7            120
   35         92.1%          6.2500           0.20175   Actual/360   Interest-Only                1            120
   36         92.7%          6.2500           0.20175   Actual/360   Interest-Only                1            120
-----------------------------------------------------------------------------------------------------------------------
   37         93.3%          5.8300           0.20175   Actual/360   Interest-Only                7            120
   38         93.9%          6.2500           0.20175   Actual/360   Interest-Only                1            120
   39         94.4%          5.7000           0.20175    30/360      Balloon                      16            0
   40         94.8%          7.0000           0.20175   Actual/360   Balloon                      3             0
   41         95.3%          6.8600           0.20175   Actual/360   Interest-Only, Balloon       3            36
-----------------------------------------------------------------------------------------------------------------------
   42         95.7%          6.9000           0.20175   Actual/360   Interest-Only, Balloon       3            36
   43         96.2%          7.1400           0.20175   Actual/360   Balloon                      3             0
   44         96.6%          5.7700           0.20175   Actual/360   Interest-Only                12           120
   45         97.0%          5.8600           0.20175   Actual/360   Interest-Only, Balloon       11           36
   46         97.3%          6.5000           0.20175   Actual/360   Interest-Only                2            120
-----------------------------------------------------------------------------------------------------------------------
   47         97.6%          6.5900           0.20175   Actual/360   Interest-Only, Balloon       4            36
   48         97.9%          7.1300           0.20175   Actual/360   Interest-Only, Balloon       3            36
   49         98.2%          6.5000           0.20175   Actual/360   Interest-Only                2            120
   50         98.5%          6.5000           0.20175   Actual/360   Interest-Only                2            120
   51         98.8%          6.7600           0.20175   Actual/360   Interest-Only, Balloon       4            24
-----------------------------------------------------------------------------------------------------------------------
   52         99.0%          6.9800           0.20175   Actual/360   Balloon                      5             0
   53         99.2%          6.7100           0.20175   Actual/360   Balloon                      3             0
   54         99.5%          6.3025           0.20175   Actual/360   Interest-Only, Balloon       2            36
   55         99.7%          6.6500           0.20175   Actual/360   Balloon                      5             0
   56         99.9%          7.1400           0.20175   Actual/360   Interest-Only, Balloon       3            12
-----------------------------------------------------------------------------------------------------------------------
   57        100.0%          6.6100           0.20175   Actual/360   Balloon                      3             0

            REMAINING       ORIGINAL        REMAINING       ORIGINAL       REMAINING      REMAINING                      ANTICIPATED
CONTROL   INTEREST-ONLY      TERM TO         TERM TO       AMORTIZATION  AMORTIZATION  LOCKOUT/DEFEASANCE  ORIGINATION    REPAYMENT
  NO.     PERIOD (MOS.)  MATURITY (MOS.)  MATURITY (MOS.)   TERM (MOS.)   TERM (MOS.)    PERIOD (MOS.)       DATE           DATE
------------------------------------------------------------------------------------------------------------------------------------

   1           117              120             117              0             0               111          12/20/2007       N/A
   2            0               240             223             240           223              103          10/20/2006       N/A
   3           23               120             119             360           360              116           2/29/2008       N/A
   4            9               120             117             360           360              114          12/13/2007       N/A
   5            8               123             119             360           360              107          11/21/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
   6            0               120             101             360           353              41            8/17/2006       N/A
   7           13               120             109             360           360              106            5/8/2007       N/A
   8           20               132             116             360           360              113          11/17/2006       N/A
   9           31               120             115             360           360              112          10/31/2007       N/A
  9.01
------------------------------------------------------------------------------------------------------------------------------------
  9.02
  9.03
  9.04
  9.05
   10          N/A              N/A             N/A             N/A           N/A              N/A                 N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------
 10.01          0               120             119             342           341              119           2/15/2008       N/A
 10.02          0               120             119             342           341              119           2/15/2008       N/A
 10.03          0               120             119             342           341              119           2/15/2008       N/A
   11          N/A              N/A             N/A             N/A           N/A              N/A                 N/A       N/A
 11.01          0               120             117             360           357              117          12/28/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
 11.02          0               120             117             360           357              117          12/28/2007       N/A
 11.03          0               120             117             360           357              117          12/28/2007       N/A
   12          106              120             106              0             0               103           1/31/2007       N/A
   13          19               120             115             360           360              19            11/9/2007       N/A
   14          32               120             116             360           360              113          11/30/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
------------------------------------------------------------------------------------------------------------------------------------
 14.06
 14.07
   15          57               120             117             360           360              113          12/12/2007       N/A
   16          115              131             115              0             0                8            3/19/2008       N/A
   17          112              120             112              0             0                0            7/31/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
   18           0               120             118             360           358              115            2/4/2008       N/A
   19           6               120             102             360           360              17             9/8/2006       N/A
   20           0               120             113             360           353              41            8/30/2007       N/A
   21          N/A              N/A             N/A             N/A           N/A              N/A                 N/A       N/A
 21.01         115              120             115              0             0               43           10/15/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
 21.02         115              120             115              0             0               43           10/15/2007       N/A
   22           0               120             115             360           355              113           11/2/2007       N/A
   23           8               120             104             300           300              32           11/13/2006       N/A
   24          21               120             117             360           360              114          12/21/2007       N/A
 24.01
------------------------------------------------------------------------------------------------------------------------------------
 24.02
 24.03
 24.04
   25          19               120             115             360           360              115           11/6/2007       N/A
   26          55               120             115             360           360              112           11/5/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
   27          119              120             119              0             0               116           3/12/2008       N/A
   28          33               120             117             360           360              117          12/19/2007       N/A
   29          119              120             119              0             0               116           3/12/2008       N/A
   30          25               120             109             360           360              109           4/18/2007       N/A
   31           0               180             160             360           340              52            7/12/2006       N/A
------------------------------------------------------------------------------------------------------------------------------------
   32          32               120             116             360           360              116          11/19/2007       N/A
   33          22               120             118             360           360              118            2/1/2008       N/A
   34          113              120             113              0             0               110            9/7/2007       N/A
   35          119              120             119              0             0               116           3/12/2008       N/A
   36          119              120             119              0             0               116           3/12/2008       N/A
------------------------------------------------------------------------------------------------------------------------------------
   37          113              120             113              0             0               110            9/7/2007       N/A
   38          119              120             119              0             0               116           3/12/2008       N/A
   39           0               120             104             360           344              20           11/15/2006       N/A
   40           0               120             117             324           321              117            1/2/2008       N/A
   41          33               120             117             360           360              114          12/14/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
   42          33               120             117             360           360              116          12/20/2007       N/A
   43           0               120             117             360           357              117            1/8/2008       N/A
   44          108              120             108              0             0                0            3/30/2007       N/A
   45          25               120             109             360           360              109           4/19/2007       N/A
   46          118              120             118              0             0               118           1/31/2008       N/A
------------------------------------------------------------------------------------------------------------------------------------
   47          32               120             116             360           360              21            3/24/2008       N/A
   48          33               120             117             360           360              117          12/12/2007       N/A
   49          118              120             118              0             0               118           1/18/2008       N/A
   50          118              120             118              0             0               118           1/25/2008       N/A
   51          20               120             116             360           360              116          11/14/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
   52           0               120             115             360           355              115           11/1/2007       N/A
   53           0               120             117             360           357              115           1/10/2008       N/A
   54          34               120             118             360           360              25            1/23/2008       N/A
   55           0               120             115             360           355              19           10/26/2007       N/A
   56           9               120             117             360           360              116          12/12/2007       N/A
------------------------------------------------------------------------------------------------------------------------------------
   57           0               120             117             360           357              117            1/9/2008       N/A

                                                               PROPERTY                                       MONTHLY
CONTROL    MATURITY      BALLOON           PROPERTY              TYPE                 PREPAYMENT               DEBT
  NO.        DATE      BALANCE ($)           TYPE              SPECIFIC               PROVISIONS            SERVICE ($)
-----------------------------------------------------------------------------------------------------------------------

   1       1/11/2018   140,000,000   Retail                 Regional Mall     L(28),D(86),O(6)                712,088
   2       11/1/2026           630   Mixed Use              Office/Retail     L(120),YM1%(117),O(3)           903,568
   3        3/9/2018    81,537,118   Office                 CBD               L(26),D(91),O(3)                574,584
   4       1/11/2018    65,402,124   Hotel                  Full Service      L(28),D(89),O(3)                454,554
   5        3/9/2018    64,570,594   Office                 Suburban          L(29),D(82),O(12)               479,932
-----------------------------------------------------------------------------------------------------------------------
   6       9/11/2016    33,984,390   Retail                 Anchored          L(60),YM1%(57),O(3)             229,632
   7       5/11/2017    24,749,618   Office                 N/A               L(36),D(81),O(3)                165,720
   8      12/11/2017    23,834,987   Retail                 Anchored          L(41),D(88),O(3)                160,291
   9      11/11/2017    23,412,034   Retail                 Unanchored        L(30),D(87),O(3)                164,174
  9.01                               Retail                 Unanchored
-----------------------------------------------------------------------------------------------------------------------
  9.02                               Retail                 Unanchored
  9.03                               Retail                 Unanchored
  9.04                               Retail                 Unanchored
  9.05                               Retail                 Single Tenant
   10            N/A    21,288,764   N/A                    N/A               N/A                                 N/A
-----------------------------------------------------------------------------------------------------------------------
 10.01     3/11/2018     7,847,038   Hotel                  Limited Service   L(26),D(94)                      61,665
 10.02     3/11/2018     6,918,849   Hotel                  Limited Service   L(26),D(94)                      54,371
 10.03     3/11/2018     6,522,877   Hotel                  Limited Service   L(26),D(94)                      51,259
   11            N/A    17,636,109   N/A                    N/A               N/A                                 N/A
 11.01     1/11/2018     9,079,977   Retail                 Anchored          L(28),D(92)                      69,471
-----------------------------------------------------------------------------------------------------------------------
 11.02     1/11/2018     5,587,678   Retail                 Anchored          L(28),D(92)                      42,751
 11.03     1/11/2018     2,968,453   Retail                 Unanchored        L(28),D(92)                      22,712
   12      2/11/2017    20,000,000   Office                 CBD               L(39),D(78),O(3)                105,943
   13     11/11/2017    17,273,569   Hotel                  Full Service      L(24),YM1%(96)                  126,432
   14     12/11/2017    16,047,142   Industrial/Warehouse   N/A               L(29),D(88),O(3)                115,510
-----------------------------------------------------------------------------------------------------------------------
 14.01                               Industrial/Warehouse   N/A
 14.02                               Industrial/Warehouse   N/A
 14.03                               Industrial/Warehouse   N/A
 14.04                               Industrial/Warehouse   N/A
 14.05                               Industrial/Warehouse   N/A
-----------------------------------------------------------------------------------------------------------------------
 14.06                               Industrial/Warehouse   N/A
 14.07                               Industrial/Warehouse   N/A
   15      1/11/2018    15,829,647   Office                 N/A               L(36),D(80),O(4)                106,962
   16      11/9/2017    16,000,000   Retail                 Single Tenant     L(24),YM1%(17),DorYM1%(90)       80,192
   17       8/9/2017    13,390,000   Retail                 Anchored          YM(33),DorYM(84),O(3)            64,033
-----------------------------------------------------------------------------------------------------------------------
   18      2/11/2018    10,861,426   Retail                 Anchored          L(48),D(69),O(3)                 83,918
   19     10/11/2016    10,497,622   Retail                 Anchored          L(35),YM1%(8),D(74),O(3)         71,211
   20      9/11/2017    10,026,044   Retail                 Single Tenant     L(48),YM1%(69),O(3)              71,714
   21            N/A    11,700,000   N/A                    N/A               N/A                                 N/A
 21.01    11/11/2017     6,000,000   Industrial/Warehouse   N/A               L(48),YM1%(69),O(3)              29,300
-----------------------------------------------------------------------------------------------------------------------
 21.02    11/11/2017     5,700,000   Industrial/Warehouse   N/A               L(48),YM1%(69),O(3)              27,835
   22      11/9/2017     9,694,024   Hotel                  Full Service      L(30),D(88),O(2)                 72,390
   23     12/11/2016     9,097,681   Parking Garage         N/A               L(48),YM1%(69),O(3)              72,360
   24      1/11/2018     9,491,868   Retail                 Anchored          L(28),D(89),O(3)                 69,364
 24.01                               Retail                 Single Tenant
-----------------------------------------------------------------------------------------------------------------------
 24.02                               Retail                 Unanchored
 24.03                               Retail                 Single Tenant
 24.04                               Retail                 Unanchored
   25     11/11/2017     8,599,333   Industrial/Warehouse   N/A               L(48),D(72)                      60,615
   26      11/9/2017     8,335,618   Retail                 Unanchored        L(30),D(87),O(3)                 55,696
-----------------------------------------------------------------------------------------------------------------------
   27       3/9/2018     8,330,000   Retail                 Single Tenant     L(26),D(91),O(3)                 43,988
   28       1/9/2018     7,514,604   Mixed Use              Hotel/Retail      L(28),D(92)                      54,492
   29       3/9/2018     7,425,000   Retail                 Single Tenant     L(26),D(91),O(3)                 39,209
   30      5/11/2017     6,320,455   Multifamily            Garden            L(48),D(72)                      41,744
   31      8/11/2021     4,975,568   Retail                 Anchored          L(72),YM1%(105),O(3)             42,014
-----------------------------------------------------------------------------------------------------------------------
   32     12/11/2017     6,182,806   Retail                 Anchored          L(48),D(72)                      42,179
   33      2/11/2018     5,962,074   Retail                 Anchored          L(48),D(72)                      43,468
   34       9/9/2017     6,596,000   Retail                 Anchored          L(32),D(85),O(3)                 32,769
   35       3/9/2018     6,564,000   Retail                 Single Tenant     L(26),D(91),O(3)                 34,662
   36       3/9/2018     6,063,000   Retail                 Single Tenant     L(26),D(91),O(3)                 32,017
-----------------------------------------------------------------------------------------------------------------------
   37       9/9/2017     5,804,000   Retail                 Single Tenant     L(32),D(85),O(3)                 28,589
   38       3/9/2018     5,760,000   Retail                 Single Tenant     L(26),D(91),O(3)                 30,417
   39     12/11/2016     4,183,473   Retail                 Unanchored        L(36),YM1%(81),O(3)              29,252
   40      1/11/2018     4,135,650   Hotel                  Limited Service   L(48),D(72)                      34,150
   41      1/11/2018     4,360,931   Office                 N/A               L(28),D(89),O(3)                 31,157
-----------------------------------------------------------------------------------------------------------------------
   42      1/11/2018     3,950,547   Retail                 Shadow Anchored   L(28),D(91),O(1)                 28,320
   43      1/11/2018     3,746,581   Retail                 Unanchored        L(28),D(92)                      28,879
   44      4/11/2017     4,114,000   Retail                 Single Tenant     YM(37),DorYM(80),O(3)            20,056
   45      5/11/2017     3,470,100   Multifamily            Garden            L(36),D(84)                      22,737
   46      2/11/2018     3,395,000   Retail                 Single Tenant     L(27),D(93)                      18,645
-----------------------------------------------------------------------------------------------------------------------
   47      12/9/2017     2,910,336   Self Storage           Self Storage      L(25),YM1%(94),O(1)              20,320
   48      1/11/2018     2,767,099   Industrial/Warehouse   N/A               L(28),D(92)                      20,222
   49      2/11/2018     2,925,000   Retail                 Single Tenant     L(27),D(93)                      16,064
   50      2/11/2018     2,900,000   Retail                 Single Tenant     L(27),D(93)                      15,927
   51     12/11/2017     2,612,701   Retail                 Unanchored        L(48),D(72)                      18,829
-----------------------------------------------------------------------------------------------------------------------
   52     11/11/2017     2,179,288   Mixed Use              Office/Retail     L(48),D(72)                      16,599
   53      1/11/2018     1,990,355   Retail                 Unanchored        L(28),D(90),O(2)                 14,857
   54       2/9/2018     2,074,359   Multifamily            Low Rise          L(27),YM1%(90),O(3)              14,132
   55     11/11/2017     1,900,741   Retail                 Unanchored        L(24),YM1%(93),O(3)              14,123
   56      1/11/2018     1,873,147   Multifamily            Garden            L(28),D(91),O(1)                 14,169
-----------------------------------------------------------------------------------------------------------------------
   57      1/11/2018       862,998   Multifamily            Garden            L(28),D(92)                       6,393

             GROSS        TOTAL      U/W NET       U/W NET                                                 2ND            2ND
CONTROL     INCOME       EXPENSES   OPERATING       CASH            MOST RECENT         MOST RECENT     MOST RECENT   MOST RECENT
  NO.         ($)         ($)       INCOME ($)    FLOW ($)            PERIOD                NOI            YEAR           NOI
---------------------------------------------------------------------------------------------------------------------------------

   1      28,968,574   11,321,633   17,646,941   16,927,982           2007               19,008,456       2006         16,308,624
   2      22,586,598    6,544,750   16,041,848   15,496,977           2007               13,940,992       2006          8,060,248
   3      14,358,744    5,310,009    9,048,735    8,460,203           2007                6,465,037       2006          6,611,651
   4      51,873,272   33,009,307   18,863,965   16,789,034           2007               18,905,556       2006         17,051,908
   5       8,963,199    1,911,266    7,051,933    6,665,183      T-12 (09/30/2007)        6,314,021       2006          6,136,709
---------------------------------------------------------------------------------------------------------------------------------
   6       5,204,661    1,374,116    3,830,545    3,773,931      T-12 (12/31/2007)        3,777,700       N/A                   0
   7       6,693,353    3,712,457    2,980,896    2,527,016           2007                3,308,123       2006          3,014,616
   8       3,252,030      805,538    2,446,492    2,398,753           2007                1,502,810       2006          1,565,232
   9       2,938,543      673,572    2,264,971    2,150,404   Annualized (11/30/2007)     2,278,510       2006          2,181,212
  9.01
---------------------------------------------------------------------------------------------------------------------------------
  9.02
  9.03
  9.04
  9.05
   10            N/A          N/A          N/A          N/A           N/A                       N/A       N/A                 N/A
---------------------------------------------------------------------------------------------------------------------------------
 10.01     2,008,747      991,452    1,017,295      936,945      T-12 (10/31/2007)        1,097,133       2006          1,000,112
 10.02     2,026,716    1,125,182      901,534      820,465      T-12 (10/31/2007)          985,730       2006            892,792
 10.03     2,052,314    1,193,666      858,648      776,555      T-12 (10/31/2007)          941,272       2006            870,611
   11            N/A          N/A          N/A          N/A           N/A                       N/A       N/A                 N/A
 11.01     1,357,257      335,747    1,021,510      957,537      T-12 (10/31/2007)          813,914   Annualized 2007     884,047
---------------------------------------------------------------------------------------------------------------------------------
 11.02       859,879      219,792      640,087      579,980     T-12 (11/06-10/07)          614,119       2006            585,209
 11.03       441,360      109,029      332,331      302,542     T-12 (11/06-10/07)          362,932       2006            379,489
   12     31,843,642   64,243,235   67,600,407   64,121,268           2007               58,430,131       2006         52,696,945
   13      4,143,189    1,968,490    2,174,699    2,008,972      T-12 (10/31/2007)        2,388,725       2006          1,659,767
   14      2,791,704      996,359    1,795,345    1,506,021     Annualized (7/2007)       1,725,490       2006          1,856,454
---------------------------------------------------------------------------------------------------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
---------------------------------------------------------------------------------------------------------------------------------
 14.06
 14.07
   15      2,347,498      844,465    1,503,032    1,323,214      Annualized YTD           1,168,261       2006          1,106,051
   16      1,389,150            0    1,389,150    1,376,535           N/A                         0       N/A                   0
   17        987,489       29,625      957,864      944,698           N/A                         0       N/A                   0
---------------------------------------------------------------------------------------------------------------------------------
   18      1,934,984      680,708    1,254,276    1,154,614           2007                1,204,105       2006          1,170,093
   19      1,582,120      484,092    1,098,028    1,052,689           2007                1,038,410       N/A                   0
   20      2,382,040    1,206,937    1,175,102    1,164,961           N/A                         0       N/A                   0
   21            N/A          N/A          N/A          N/A           N/A                       N/A       N/A                 N/A
 21.01       486,732       17,036      469,696      459,967           N/A                         0       N/A                   0
---------------------------------------------------------------------------------------------------------------------------------
 21.02       457,848       16,025      441,823      438,033           N/A                         0       N/A                   0
   22      4,193,872    2,748,969    1,444,903    1,277,148      T-12 (11/30/2007)        1,495,472       2006          1,149,270
   23      2,154,589      644,858    1,509,731    1,469,031      T-12 (12/31/2007)        1,779,122       2006          1,723,231
   24      1,246,703      252,890      993,813      972,582           N/A                         0       N/A                   0
 24.01
---------------------------------------------------------------------------------------------------------------------------------
 24.02
 24.03
 24.04
   25      1,484,726      563,331      921,395      847,785   Annualized (1/07-8/07)        806,598       2006            742,652
   26        829,678       10,103      819,575      818,491           N/A                         0       N/A                   0
---------------------------------------------------------------------------------------------------------------------------------
   27        646,395       19,392      627,003      625,000           N/A                         0       N/A                   0
   28      2,176,698    1,235,119      889,560      823,218      T-12 (09/30/2007)          879,038       2006            848,337
   29        575,936       17,278      558,658      557,000           N/A                         0       N/A                   0
   30      1,696,753    1,045,141      651,612      587,116       Annualized 2007           579,685       2006            441,835
   31      1,223,019      489,986      733,033      669,070           2007                  762,501       N/A                   0
---------------------------------------------------------------------------------------------------------------------------------
   32        832,168      270,861      561,307      537,730           2006                  698,916       2005            508,659
   33        790,452      156,840      633,612      597,915         2007 YTD                539,048       2006            574,284
   34        494,041       16,724      477,317      474,187           N/A                         0       N/A                   0
   35        724,011      226,720      497,291      495,000           N/A                         0       N/A                   0
   36        470,618       14,119      456,499      455,000           N/A                         0       N/A                   0
---------------------------------------------------------------------------------------------------------------------------------
   37        430,152       12,897      417,255      415,000           N/A                         0       N/A                   0
   38        466,029       13,981      452,048      450,000           N/A                         0       N/A                   0
   39        713,444      214,907      498,537      461,302           2007                  512,543       2006            559,547
   40      1,751,286    1,053,485      697,801      627,749      T-12 (9/06-8/07)           737,809       2006            682,021
   41        660,554      161,178      499,376      449,417     T-12 (12/06-11/07)          533,294       2006            524,812
---------------------------------------------------------------------------------------------------------------------------------
   42        644,998      192,335      452,664      431,714         2007 YTD                283,332       2006            253,666
   43        569,597      165,931      403,665      382,038     T-12 (11/30/07)             433,879       2006            411,534
   44        306,415        9,192      297,223      295,000           N/A                         0       N/A                   0
   45      1,038,067      608,877      429,190      383,731           2007                  379,093       2006            458,421
   46        392,294       72,318      319,976      317,012                                       0                             0
---------------------------------------------------------------------------------------------------------------------------------
   47        525,638      236,716      288,922      279,472      T-12 (10/31/2007)          321,666       2006            281,796
   48        291,594        8,748      282,846      277,680           N/A                         0       N/A                   0
   49        346,749       66,776      279,973      277,873           N/A                         0       N/A                   0
   50        344,987       69,546      275,441      272,477           N/A                         0       N/A                   0
   51        419,887      140,391      279,496      255,839     Annualized (8/2007)         269,367       2006            146,670
---------------------------------------------------------------------------------------------------------------------------------
   52        494,747      226,855      267,893      244,456      T-12 (10/06-9/07)          338,238       2006            264,984
   53        332,601       70,190      262,410      247,628   Annualized (10/31/2007)       150,147       N/A                   0
   54        254,631       54,850      199,781      196,836    T-3 Ann. (10/31/2007)        231,552       2006             31,313
   55        256,794       38,529      218,266      201,424       T-12 (9/07)               238,650       2006            222,504
   56        786,126      536,460      249,666      211,866       Annualized 2007           269,513       2006            172,241
---------------------------------------------------------------------------------------------------------------------------------
   57        415,688      291,262      124,426       99,426     T-12 (12/06-11/07)           94,661       2006             86,340

                3RD             3RD           U/W      CUT-OFF DATE
CONTROL     MOST RECENT     MOST RECENT       NCF           NCF
  NO.           YEAR            NOI        DSCR (X)      DSCR (X)
-----------------------------------------------------------------

   1            N/A                   0       1.98         1.98
   2            N/A                   0       1.43         1.43
   3            2005          6,229,909       1.23         1.41
   4            2005         13,503,000       1.25         1.47
   5            2005          5,983,364       1.16         1.31
-----------------------------------------------------------------
   6            N/A                   0       1.37         1.37
   7            2005          2,424,916       1.27         1.51
   8            2005          1,355,957       1.25         1.48
   9            2005          2,241,242       1.09         1.25
  9.01
-----------------------------------------------------------------
  9.02
  9.03
  9.04
  9.05
   10           N/A                 N/A       1.26         1.26
-----------------------------------------------------------------
 10.01          2005            737,505       1.27         1.27
 10.02          2005            611,073       1.26         1.26
 10.03          2005            578,141       1.26         1.26
   11           N/A                 N/A       1.14         1.14
 11.01    Annualized 2006       714,510       1.15         1.15
-----------------------------------------------------------------
 11.02          2005            624,248       1.13         1.13
 11.03          2005            334,457       1.11         1.11
   12           2005         61,687,140       1.98         1.98
   13           N/A                   0       1.32         1.49
   14           2005          1,968,811       1.09         1.22
-----------------------------------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
-----------------------------------------------------------------
 14.06
 14.07
   15           2005          1,084,496       1.03         1.25
   16           N/A                   0       1.43         1.43
   17           N/A                   0       1.23         1.23
-----------------------------------------------------------------
   18           2005          1,149,580       1.15         1.15
   19           N/A                   0       1.23         1.48
   20           N/A                   0       1.35         1.35
   21           N/A                 N/A       1.31         1.31
 21.01          N/A                   0       1.31         1.31
-----------------------------------------------------------------
 21.02          N/A                   0       1.31         1.31
   22           2005          1,152,449       1.47         1.47
   23           2005          1,644,029       1.69         2.15
   24           N/A                   0       1.17         1.32
 24.01
-----------------------------------------------------------------
 24.02
 24.03
 24.04
   25           2005            631,480       1.17         1.34
   26           N/A                   0       1.22         1.41
-----------------------------------------------------------------
   27           N/A                   0       1.18         1.18
   28           2005            705,013       1.26         1.41
   29           N/A                   0       1.18         1.18
   30           2005            454,936       1.17         1.39
   31           N/A                   0       1.33         1.33
-----------------------------------------------------------------
   32           2004            704,895       1.06         1.23
   33           2005            613,093       1.15         1.29
   34           N/A                   0       1.21         1.21
   35           N/A                   0       1.19         1.19
   36           N/A                   0       1.18         1.18
-----------------------------------------------------------------
   37           N/A                   0       1.21         1.21
   38           N/A                   0       1.23         1.23
   39           N/A                   0       1.31         1.31
   40           2005            497,767       1.53         1.53
   41           2005            505,462       1.20         1.36
-----------------------------------------------------------------
   42           2005            295,286       1.27         1.44
   43           2005            426,206       1.10         1.10
   44           N/A                   0       1.23         1.23
   45           2005            462,936       1.41         1.68
   46                                 0       1.42         1.42
-----------------------------------------------------------------
   47           N/A                   0       1.15         1.31
   48           N/A                   0       1.14         1.28
   49           N/A                   0       1.44         1.44
   50           N/A                   0       1.43         1.43
   51           2005            164,041       1.13         1.29
-----------------------------------------------------------------
   52           2005            280,744       1.23         1.23
   53           N/A                   0       1.39         1.39
   54           N/A                   0       1.16         1.35
   55           2005            215,225       1.19         1.19
   56           2005            189,253       1.25         1.39
-----------------------------------------------------------------
   57           2005             81,111       1.30         1.30

                                              CUT-OFF  SCHEDULED     HOSPITALITY                            SQ FEET,
CONTROL  FOOTNOTE    APPRAISED     APPRAISAL   DATE     MATURITY/     AVERAGE         YEAR       YEAR     PADS, ROOMS
  NO.       NO.       VALUE ($)      DATE     LTV (%)   LTV (%)    DAILY RATE ($)     BUILT    RENOVATED  UNITS OR ACRE
-----------------------------------------------------------------------------------------------------------------------

   1         (1)     276,000,000   11/8/2007    50.7       50.7          0.00            1974  1998-1999      1,372,889
   2         (2)     274,000,000   6/18/2007    42.6        0.0          0.00            2006        N/A        397,744
   3         (3)     130,000,000   1/28/2008    70.0       62.7          0.00            1989        N/A        613,764
   4         (4)     250,000,000  12/20/2007    74.0       64.3        165.18           2001         N/A            700
   5         (5)     109,000,000  10/15/2007    67.2       59.2          0.00            2002        N/A        325,000
-----------------------------------------------------------------------------------------------------------------------
   6         (6)      65,000,000   2/14/2008    61.1       52.3          0.00            2006        N/A        132,653
   7         (7)      56,100,000    3/8/2007    49.9       44.1          0.00            1970       2006        484,265
   8         (8)      36,000,000   11/5/2007    74.8       66.2          0.00            1973       1999        167,164
   9                  32,000,000    8/3/2007    80.0       73.2          0.00         Various    Various        145,531
  9.01                14,700,000    8/3/2007                             0.00            1993        N/A         60,229
-----------------------------------------------------------------------------------------------------------------------
  9.02                 7,250,000    8/3/2007                             0.00       1951-1995        N/A         50,750
  9.03                 6,100,000    8/3/2007                             0.00            2004        N/A         23,800
  9.04                 2,900,000    8/3/2007                             0.00            2000        N/A          7,500
  9.05                 1,050,000    8/3/2007                             0.00            1978       2001          3,252
   10        (9)      36,400,000         N/A    68.6       58.5           N/A             N/A        N/A            N/A
-----------------------------------------------------------------------------------------------------------------------
 10.01       (10)     13,300,000   12/6/2007    69.2       59.0        175.36            1926       1999             45
 10.02       (11)     11,900,000   12/6/2007    68.2       58.1        180.35            1929       1999             52
 10.03       (12)     11,200,000   12/6/2007    68.3       58.2        174.01            1928       1999             55
   11        (13)     29,100,000         N/A    70.8       61.9           N/A             N/A        N/A            N/A
 11.01                13,000,000   8/16/2007    79.8       69.8          0.00       1981-1984        N/A        170,813
-----------------------------------------------------------------------------------------------------------------------
 11.02       (14)      9,800,000    2/1/2008    65.2       57.0          0.00            1974        N/A         92,320
 11.03       (15)      6,300,000   8/16/2007    53.8       47.1          0.00            1987        N/A         32,561
   12        (16)  1,220,000,000   3/21/2007    41.8       41.8          0.00            1973       1993      3,800,411
   13        (17)     28,500,000   9/17/2007    67.0       60.6        124.89            1973       2005            110
   14                 23,460,000   9/11/2007    74.4       68.4          0.00         Various        N/A        360,166
-----------------------------------------------------------------------------------------------------------------------
 14.01                 4,981,000   9/11/2007                             0.00            1987        N/A         72,166
 14.02                 4,061,000   9/11/2007                             0.00            1987        N/A         56,700
 14.03                 3,867,000   9/11/2007                             0.00            1983        N/A         60,300
 14.04                 3,109,000   9/11/2007                             0.00            1984        N/A         43,200
 14.05                 2,769,000   9/11/2007                             0.00            1983        N/A         41,400
-----------------------------------------------------------------------------------------------------------------------
 14.06                 2,688,000   9/11/2007                             0.00            1982        N/A         45,000
 14.07                 1,985,000   9/11/2007                             0.00            1983        N/A         41,400
   15        (18)     24,700,000  11/12/2007    68.0       64.1          0.00            1990       1996        186,819
   16        (19)     21,410,000  10/15/2007    74.7       74.7          0.00            1991       2007        126,155
   17        (20)     16,220,000    8/1/2007    82.6       82.6          0.00            2007        N/A         25,745
-----------------------------------------------------------------------------------------------------------------------
   18                 26,110,000    1/3/2008    47.4       41.6          0.00      1984, 1985       2005        183,064
   19        (21)     17,150,000   9/19/2007    69.9       61.2          0.00            2000       2007         88,418
   20                 20,000,000    7/1/2007    59.5       50.1          0.00            2007        N/A         67,613
   21        (22)     15,600,000         N/A    75.0       75.0          N/A              N/A        N/A            N/A
 21.01       (23)      8,000,000   7/25/2007    75.0       75.0          0.00            2007        N/A        459,937
-----------------------------------------------------------------------------------------------------------------------
 21.02       (24)      7,600,000   7/25/2007    75.0       75.0          0.00            2007        N/A        432,640
   22        (25)     15,700,000    8/1/2007    71.1       61.7         78.92            1989       2007            174
   23                 17,300,000   2/17/2008    63.6       52.6          0.00            1986        N/A          1,189
   24        (26)     13,475,000   9/28/2007    77.9       70.4          0.00         Various        N/A         70,770
 24.01                 6,950,000   9/28/2007                             0.00            2007        N/A         45,000
-----------------------------------------------------------------------------------------------------------------------
 24.02                 2,550,000   9/28/2007                             0.00            2007        N/A         14,400
 24.03                 2,800,000   9/28/2007                             0.00            2007        N/A          4,300
 24.04                 1,175,000   9/28/2007                             0.00            2005        N/A          7,070
   25        (27)     12,000,000   9/19/2007    80.0       71.7          0.00       1971-1973       1991        184,337
   26        (28)     11,800,000   9/17/2007    75.1       70.6          0.00            1920        N/A          7,227
-----------------------------------------------------------------------------------------------------------------------
   27        (29)     10,420,000    6/1/2007    79.9       79.9          0.00            2007        N/A         13,354
   28        (30)     11,000,000   11/2/2007    74.2       68.3          0.00            1864       2006         24,540
   29        (31)      9,300,000    4/1/2007    79.8       79.8          0.00            2007        N/A         11,056
   30                  8,775,000   3/20/2007    79.8       72.0          0.00            1978       2006            232
   31                 13,275,000   2/15/2008    51.6       37.5          0.00            1980        N/A        101,522
-----------------------------------------------------------------------------------------------------------------------
   32        (32)      8,820,000    8/6/2007    77.1       70.1          0.00            1994        N/A         67,363
   33                  8,900,000  11/15/2007    74.2       67.0          0.00            1981       2008         71,725
   34        (33)      7,920,000   2/19/2007    83.3       83.3          0.00            2006        N/A         15,331
   35        (34)      8,250,000    6/1/2007    79.6       79.6          0.00            2007        N/A         15,272
   36        (35)      7,580,000    5/1/2007    80.0       80.0          0.00            2007        N/A          9,996
-----------------------------------------------------------------------------------------------------------------------
   37        (36)      6,920,000    5/1/2007    83.9       83.9          0.00            2007        N/A         15,035
   38        (37)      7,200,000   10/1/2007    80.0       80.0          0.00            2007        N/A         13,650
   39                  7,200,000    2/7/2008    68.8       58.1          0.00            2002        N/A         19,113
   40                  6,620,000  10/15/2007    74.8       62.5         90.25            1998        N/A             63
   41        (38)      6,000,000   10/1/2007    79.2       72.7          0.00            1911       2000         46,177
-----------------------------------------------------------------------------------------------------------------------
   42                  5,650,000   1/13/2008    76.1       69.9          0.00            1987       2007         31,024
   43                  5,750,000   11/7/2007    74.3       65.2          0.00            1986        N/A         25,323
   44        (39)      4,900,000   1/18/2007    84.0       84.0          0.00            2006        N/A         14,820
   45                  6,130,000   2/13/2008    62.8       56.6          0.00       1965-1968        N/A            168
   46                  5,230,000  12/30/2007    64.9       64.9          0.00            2007        N/A         14,820
-----------------------------------------------------------------------------------------------------------------------
   47        (40)      4,850,000  10/16/2007    65.7       60.0          0.00            2000        N/A         63,000
   48        (41)      4,300,000   3/13/2007    69.8       64.4          0.00            1952        N/A         48,175
   49                  4,500,000   11/5/2007    65.0       65.0          0.00            2007        N/A         10,500
   50                  4,500,000  11/19/2007    64.4       64.4          0.00            2007        N/A         14,820
   51        (42)      4,000,000   9/27/2007    72.5       65.3          0.00            1983        N/A         20,886
-----------------------------------------------------------------------------------------------------------------------
   52                  4,600,000   10/9/2007    54.1       47.4          0.00            1985        N/A         21,342
   53                  3,300,000  10/16/2007    69.5       60.3          0.00            2007        N/A         11,845
   54        (43)      3,180,000   11/7/2007    71.8       65.2          0.00            1994       2007             10
   55                  2,950,000   10/8/2007    74.3       64.4          0.00            2000        N/A         20,400
   56                  3,415,000  10/26/2007    61.5       54.9          0.00            1985        N/A            168
-----------------------------------------------------------------------------------------------------------------------
   57                  2,090,000   9/20/2007    47.7       41.3          0.00            1972        N/A            100

              UNIT       LOAN                     RENT                                              LARGEST
CONTROL        OF        PER        OCCUPANCY     ROLL         OWNERSHIP                            TENANT
  NO.        MEASURE     UNIT     PERCENTAGE (%)  DATE         INTEREST                             NAME
-------------------------------------------------------------------------------------------------------------------------

   1            Sq Feet      102       94.7         2/1/2008   Fee Simple  Sears
   2            Sq Feet      293       97.8        1/15/2008   Fee Simple  The Mills Limited Partnership
   3            Sq Feet      148       97.8        2/29/2008   Fee Simple  Regions Bank
   4              Rooms  264,286       71.0        2/29/2008   Fee Simple  N/A
                                                             and Leasehold
   5            Sq Feet      225       84.6       10/24/2007   Fee Simple  Computer Sciences Corporation
-------------------------------------------------------------------------------------------------------------------------
   6            Sq Feet      299      100.0         2/1/2008   Fee Simple  Bed Bath & Beyond
   7            Sq Feet       58       71.7        1/11/2008   Fee Simple  JP Morgan Chase Bank
   8            Sq Feet      161       92.1         3/7/2008   Fee Simple  The Great Atlantic & Pacific Tea Company, Inc.
   9            Sq Feet      176       87.3        2/12/2008   Fee Simple  N/A
  9.01          Sq Feet                85.5        2/12/2008   Fee Simple  Finovilla Cuisine
-------------------------------------------------------------------------------------------------------------------------
  9.02          Sq Feet                80.7        2/12/2008   Fee Simple  David's Frames & Art
  9.03          Sq Feet               100.0        2/12/2008   Fee Simple  Superstore Inc.
  9.04          Sq Feet               100.0        2/12/2008   Fee Simple  Fed Ex/Kinko's
  9.05          Sq Feet               100.0        2/12/2008   Fee Simple  Corky's
   10               N/A      N/A       N/A               N/A          N/A  N/A
-------------------------------------------------------------------------------------------------------------------------
 10.01            Rooms  204,624       65.5       10/31/2007   Fee Simple  N/A
 10.02            Rooms  156,133       58.4       10/31/2007   Fee Simple  N/A
 10.03            Rooms  139,168       58.0       10/31/2007   Fee Simple  N/A
   11               N/A      N/A       N/A               N/A          N/A  N/A
 11.01          Sq Feet       61       95.5       12/28/2007   Fee Simple  Kmart
-------------------------------------------------------------------------------------------------------------------------
 11.02          Sq Feet       69       95.7       12/28/2007   Fee Simple  Wild Oats Markets, Inc.
 11.03          Sq Feet      104       76.8       12/28/2007   Fee Simple  Kwal-Howell's Inc.
   12           Sq Feet      134       79.5       12/31/2007   Fee Simple  Ernst & Young, LLP
   13             Rooms  173,636       74.4       10/31/2007   Fee Simple  N/A
   14           Sq Feet       48       81.8       11/29/2007   Fee Simple  N/A
-------------------------------------------------------------------------------------------------------------------------
 14.01          Sq Feet                90.4       11/29/2007   Fee Simple  Dalmation Fire, Inc.
 14.02          Sq Feet                85.5       11/29/2007   Fee Simple  UPS
 14.03          Sq Feet                77.6       11/29/2006   Fee Simple  North Park Academy
 14.04          Sq Feet                78.8       11/29/2007   Fee Simple  Calderon Textiles
 14.05          Sq Feet                80.4       11/29/2007   Fee Simple  OCE North America
-------------------------------------------------------------------------------------------------------------------------
 14.06          Sq Feet                88.0       11/29/2007   Fee Simple  River Bend Hose
 14.07          Sq Feet                52.2       11/29/2007   Fee Simple  Logicalis
   15           Sq Feet       90       94.8       12/12/2007   Fee Simple  Florida Oncology Associates, PC
   16           Sq Feet      127      100.0       10/30/2007   Fee Simple  Home Depot USA, Inc.
   17           Sq Feet      520      100.0         4/2/2008   Fee Simple  Walgreen Eastern Co., Inc.
-------------------------------------------------------------------------------------------------------------------------
   18           Sq Feet       68      100.0        1/31/2008   Fee Simple  Staples, Inc.
   19           Sq Feet      135      100.0         3/1/2008   Fee Simple  Basha's
   20           Sq Feet      176      100.0        7/30/2007    Leasehold  Whole Foods
   21               N/A      N/A       N/A               N/A          N/A  N/A
 21.01          Sq Feet       13      100.0         2/1/2008   Fee Simple  Scannell Properties # 63 LLC
-------------------------------------------------------------------------------------------------------------------------
 21.02          Sq Feet       13      100.0         2/1/2008   Fee Simple  Scannell Properties #64, LLC
   22             Rooms   64,110       67.6        8/31/2007   Fee Simple  N/A
   23    Parking Spaces    9,251      100.0        1/16/2008   Fee Simple  N/A
   24           Sq Feet      148      100.0       12/17/2007   Fee Simple  N/A
 24.01          Sq Feet               100.0       12/17/2007   Fee Simple  Dick's Sporting Goods
-------------------------------------------------------------------------------------------------------------------------
 24.02          Sq Feet               100.0       12/17/2007   Fee Simple  Sparky's
 24.03          Sq Feet               100.0       12/17/2007   Fee Simple  Horizon Companies
 24.04          Sq Feet               100.0       12/17/2007   Fee Simple  Moe's of West Tennessee
   25           Sq Feet       52       93.3        11/2/2007   Fee Simple  WW Graiger
   26           Sq Feet    1,226      100.0        11/5/2007   Fee Simple  Banco Popular North America
-------------------------------------------------------------------------------------------------------------------------
   27           Sq Feet      624      100.0       11/29/2007   Fee Simple  Walgreen Co.
   28           Sq Feet      333      100.0        3/19/2008   Fee Simple  Chas & Chas, Inc. and Charles A. LaRosa
   29           Sq Feet      672      100.0       11/29/2007   Fee Simple  Walgreen Eastern Co., Inc.
   30             Units   30,172       96.1         2/1/2008   Fee Simple  N/A
   31           Sq Feet       68      100.0        1/31/2008   Fee Simple  Publix Super Markets
-------------------------------------------------------------------------------------------------------------------------
   32           Sq Feet      101       95.8        11/8/2007   Fee Simple  Publix Super Markets, Inc.
   33           Sq Feet       92       98.6        1/31/2008   Fee Simple  Big Lots Store, Inc.
   34           Sq Feet      430      100.0        4/11/2007   Fee Simple  Walgreen Eastern Co., Inc.
   35           Sq Feet      430      100.0        1/18/2008   Fee Simple and Leasehold  Walgreen Eastern Co., Inc.
   36           Sq Feet      607      100.0       11/29/2007   Fee Simple  Walgreen Eastern Co., Inc.
-------------------------------------------------------------------------------------------------------------------------
   37           Sq Feet      386      100.0         7/3/2007   Fee Simple  Walgreen Eastern Co., Inc.
   38           Sq Feet      422      100.0       11/19/2007   Fee Simple  Walgreen Eastern Co., Inc.
   39           Sq Feet      259      100.0         2/4/2008   Fee Simple  The Men's Warehouse
   40             Rooms   78,576       83.7        8/31/2007   Fee Simple  N/A
   41           Sq Feet      103       95.5       11/14/2007   Fee Simple  MCPC, Inc.
-------------------------------------------------------------------------------------------------------------------------
   42           Sq Feet      139       94.8       12/20/2007   Fee Simple  Aaron Rents
   43           Sq Feet      169      100.0         1/8/2008   Fee Simple  Kern County Mental Health
   44           Sq Feet      278      100.0        3/27/2007   Fee Simple  Walgreen Eastern Co., Inc.
   45             Units   22,917       96.4        1/25/2008   Fee Simple  N/A
   46           Sq Feet      229      100.0        1/30/2008   Fee Simple  Walgreen Co.
-------------------------------------------------------------------------------------------------------------------------
   47           Sq Feet       51       78.8        2/22/2008   Fee Simple  N/A
   48           Sq Feet       62      100.0       12/12/2007   Fee Simple  Seven For All Mankind, LLC
   49           Sq Feet      279      100.0        1/24/2008   Fee Simple  Walgreen Co.
   50           Sq Feet      196      100.0        1/24/2008   Fee Simple  Walgreen Co.
   51           Sq Feet      139       91.2        11/7/2007   Fee Simple  Blockbuster
-------------------------------------------------------------------------------------------------------------------------
   52           Sq Feet      117      100.0       10/26/2007   Fee Simple  Siam Palace Restaurant Inc.
   53           Sq Feet      194      100.0       12/21/2007   Fee Simple  Verizon Wireless
   54             Units  228,250      100.0        11/6/2007   Fee Simple  N/A
   55           Sq Feet      107      100.0       10/24/2007   Fee Simple  1st Orental Market
   56             Units   12,500       91.7       12/11/2007   Fee Simple  N/A
-------------------------------------------------------------------------------------------------------------------------
   57             Units    9,975       96.0        12/7/2007   Fee Simple  N/A

              LARGEST           LARGEST    2ND LARGEST
CONTROL    TENANT AREA      TENANT LEASE   TENANT
  NO.     LEASED (SQ. FT.)    EXP. DATE    NAME
------------------------------------------------------------------------------------------------

   1          216,982         9/17/2079    JC Penney
   2          202,147         4/30/2019    Giant of Maryland LLC
   3          213,408        12/31/2017    Balch & Bingham LLP
   4              N/A               N/A    N/A
   5          275,000         9/30/2012    N/A
------------------------------------------------------------------------------------------------
   6           35,000         1/31/2021    REI
   7           94,328         4/30/2012    Dayton Racquet Club, Inc.
   8           58,547         2/28/2025    Tractor Supply Company
   9              N/A               N/A    N/A
  9.01          4,334         9/30/2015    Steve Galella & Perin Jones DDS
------------------------------------------------------------------------------------------------
  9.02          3,080         8/31/2008    Porter Paints
  9.03          4,200         6/30/2010    Century 21
  9.04          6,500        10/31/2010    Princess Nails
  9.05          3,252         9/30/2011    N/A
   10             N/A               N/A    N/A
------------------------------------------------------------------------------------------------
 10.01            N/A               N/A    N/A
 10.02            N/A               N/A    N/A
 10.03            N/A               N/A    N/A
   11             N/A               N/A    N/A
 11.01         87,407         8/31/2011    Albertson's
------------------------------------------------------------------------------------------------
 11.02         21,400         6/30/2008    PNS Stores, Inc.
 11.03          4,770         2/28/2010    Kid to Kid
   12         387,360         5/31/2012    Goldman Sachs & Co., Inc.
   13             N/A               N/A    N/A
   14             N/A               N/A    N/A
------------------------------------------------------------------------------------------------
 14.01         10,800         7/31/2010    National Starch & Chemical
 14.02         12,900         2/29/2012    Royal Office Products
 14.03          9,000         7/31/2008    Span, Inc.
 14.04         12,510         7/31/2013    E-Motor
 14.05          4,500               MTM    Kids Only
------------------------------------------------------------------------------------------------
 14.06          7,200        12/31/2009    Action Brace
 14.07          9,900         6/30/2010    Claim Aid
   15          17,813         4/30/2009    Columbia Analytical Services, Inc.
   16         126,155        10/31/2027    N/A
   17          14,692         6/30/2082    PETCO Animal Supplies Stores, Inc.
------------------------------------------------------------------------------------------------
   18          31,740         5/31/2011    Big Lots
   19          53,625         5/31/2020    Blockbuster
   20          67,613         1/31/2030    N/A
   21             N/A               N/A    N/A
 21.01        459,937         5/31/2027    N/A
------------------------------------------------------------------------------------------------
 21.02        432,640         6/30/2027    N/A
   22             N/A               N/A    N/A
   23             N/A               N/A    N/A
   24             N/A               N/A    N/A
 24.01         45,000         11/1/2017    N/A
------------------------------------------------------------------------------------------------
 24.02          8,000         10/1/2017    Los Portales
 24.03          4,300          9/1/2027    N/A
 24.04          2,400          7/1/2010    Sendsations
   25          19,200         4/30/2011    AGA Linde
   26           4,752         11/5/2017    Romajope Mens Shop, Inc.
------------------------------------------------------------------------------------------------
   27          13,354         9/30/2082    N/A
   28           5,060         7/31/2009    Three I's Inc.
   29          11,056        10/31/2056    N/A
   30             N/A               N/A    N/A
   31          57,000        12/01/2010    Walgreen Co.
------------------------------------------------------------------------------------------------
   32          42,323        12/14/2014    Walgreen Co.
   33          35,200         1/31/2013    Auto Zone Development Corporation
   34          13,987         1/31/2082    Wadleigh Food Services, Inc. ("Little Caesars Pizza")
   35          15,272         7/31/2082    N/A
   36           9,996         7/31/2082    N/A
------------------------------------------------------------------------------------------------
   37          15,035         4/30/2082    N/A
   38          13,650         8/31/2082    N/A
   39           6,520         2/28/2013    Casual Male
   40             N/A               N/A    N/A
   41           7,258        12/31/2009    Starbucks
------------------------------------------------------------------------------------------------
   42           7,600         4/30/2010    Wings 'N More
   43          11,076        11/30/2010    Hallmark
   44          14,820          5/1/2081    N/A
   45             N/A               N/A    N/A
   46          14,820        12/31/2032    N/A
------------------------------------------------------------------------------------------------
   47             N/A               N/A    N/A
   48          48,175        11/30/2016    N/A
   49          10,500        10/14/2032    N/A
   50          14,820        10/31/2032    N/A
   51           6,185         2/28/2010    Jefferson Dental Clinic
------------------------------------------------------------------------------------------------
   52           2,340        12/31/2010    Antonio Bello
   53           3,515         2/10/2012    Nebletts Frame Outlets
   54             N/A               N/A    N/A
   55           3,600         1/15/2014    Ultimate Broiler & Grill
   56             N/A               N/A    N/A
------------------------------------------------------------------------------------------------
   57             N/A               N/A    N/A

            2ND LARGEST       2ND LARGEST     3RD LARGEST                               3RD LARGEST
CONTROL     TENANT AREA      TENANT LEASE     TENANT                                    TENANT AREA
  NO.     LEASED (SQ. FT.)     EXP. DATE      NAME                                    LEASED (SQ. FT.)
------------------------------------------------------------------------------------------------------

   1               166,145       9/30/2014   Macy's                                            164,574
   2                39,752       2/28/2026   GEF Management Corporation                         21,274
   3               136,444      10/31/2022   Maynard, Cooper & Gale, P.C.                      136,295
   4                   N/A             N/A   N/A                                                   N/A
   5                   N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
   6                30,500       8/31/2016   Best Buy                                           30,000
   7                28,291      11/30/2029   C.H. Dean & Associates                             25,875
   8                44,439       1/31/2023   Dollar Tree Stores, Inc.                            9,800
   9                   N/A             N/A   N/A                                                   N/A
  9.01               3,400       7/31/2008   Payless ShoeSource, Inc.                            3,010
------------------------------------------------------------------------------------------------------
  9.02               2,800       6/30/2010   Sparkle Cleaners                                    2,800
  9.03               3,500       6/30/2009   Bangkok Alley                                       2,800
  9.04               1,000       8/31/2011   N/A                                                   N/A
  9.05                 N/A             N/A   N/A                                                   N/A
   10                  N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
 10.01                 N/A             N/A   N/A                                                   N/A
 10.02                 N/A             N/A   N/A                                                   N/A
 10.03                 N/A             N/A   N/A                                                   N/A
   11                  N/A             N/A   N/A                                                   N/A
 11.01              42,007       5/31/2012   Crazy Buffet                                        8,070
------------------------------------------------------------------------------------------------------
 11.02              19,481       1/31/2013   Harbour Freight Tools                              15,000
 11.03               3,480      11/30/2008   C&C Ballet                                          3,096
   12              243,311       2/28/2011   Schiff Hardin LLP                                 218,410
   13                  N/A             N/A   N/A                                                   N/A
   14                  N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
 14.01               9,651      12/14/2013   Life Touch                                          7,899
 14.02               6,000      11/30/2010   Hoosier Mailing Equipment                           6,000
 14.03               7,200      11/30/2008   Donan Engineering                                   5,400
 14.04               7,200       7/31/2012   Xtrac                                               6,480
 14.05               4,500       5/31/2010   MP Painting and Textures                            3,600
------------------------------------------------------------------------------------------------------
 14.06               6,300       5/31/2012   Yellow Book Sales                                   6,000
 14.07               7,200       5/31/2009   Micromini Associates                                4,500
   15               17,637      12/31/2014   Unique Consumer Concept, Inc.                      14,863
   16                  N/A             N/A   N/A                                                   N/A
   17               11,053       1/31/2020   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
   18               28,985       2/29/2012   Books-A-Million, Inc.                              26,215
   19                3,070       7/31/2010   Jack in the Box                                     2,637
   20                  N/A             N/A   N/A                                                   N/A
   21                  N/A             N/A   N/A                                                   N/A
 21.01                 N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
 21.02                 N/A             N/A   N/A                                                   N/A
   22                  N/A             N/A   N/A                                                   N/A
   23                  N/A             N/A   N/A                                                   N/A
   24                  N/A             N/A   N/A                                                   N/A
 24.01                 N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
 24.02               3,200        1/1/2013   GAT                                                 1,600
 24.03                 N/A             N/A   N/A                                                   N/A
 24.04               1,792        3/1/2012   Super Suppers                                       1,778
   25               17,810       7/31/2012   UPS Sonic Air                                      14,400
   26                2,475        2/1/2018   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
   27                  N/A             N/A   N/A                                                   N/A
   28                4,296       6/30/2017   U.S. Postal Service                                 3,009
   29                  N/A             N/A   N/A                                                   N/A
   30                  N/A             N/A   N/A                                                   N/A
   31               12,060      11/30/2010   Greg's Hallmark                                     4,060
------------------------------------------------------------------------------------------------------
   32               14,820      11/30/2044   Castle Dental Centers of Florida, Inc.              3,500
   33                9,600       4/16/2018   Kuos, Inc dba Mr. Wok                               6,400
   34                1,344       4/30/2012   N/A                                                   N/A
   35                  N/A             N/A   N/A                                                   N/A
   36                  N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
   37                  N/A             N/A   N/A                                                   N/A
   38                  N/A             N/A   N/A                                                   N/A
   39                3,552      10/31/2009   Cord Camera                                         2,716
   40                  N/A             N/A   N/A                                                   N/A
   41                6,384       7/31/2011   AFLAC                                               5,555
------------------------------------------------------------------------------------------------------
   42                5,400      10/31/2016   Mo International, Inc.                              5,200
   43                5,517       2/28/2010   Los Hermanos Restaurant                             2,900
   44                  N/A             N/A   N/A                                                   N/A
   45                  N/A             N/A   N/A                                                   N/A
   46                  N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
   47                  N/A             N/A   N/A                                                   N/A
   48                  N/A             N/A   N/A                                                   N/A
   49                  N/A             N/A   N/A                                                   N/A
   50                  N/A             N/A   N/A                                                   N/A
   51                5,232       6/30/2012   Beltline Vision                                     2,094
------------------------------------------------------------------------------------------------------
   52                2,086             MTM   AN Excellent Medical, Inc.                          2,052
   53                2,935      11/30/2012   New Balance                                         2,470
   54                  N/A             N/A   N/A                                                   N/A
   55                3,000        8/1/2016   Sergio Centro Latino                                3,000
   56                  N/A             N/A   N/A                                                   N/A
------------------------------------------------------------------------------------------------------
   57                  N/A             N/A   N/A                                                   N/A

           3RD LARGEST
CONTROL   TENANT LEASE            TAX                INSURANCE
  NO.       EXP. DATE            ESCROW                ESCROW
-------------------------------------------------------------------

   1         9/17/2079    No (Springing)        No (Springing)
   2        12/31/2018    Yes                   No
   3        12/31/2019    Yes                   Yes
   4               N/A    Yes                   Yes
   5               N/A    Yes                   Yes
-------------------------------------------------------------------
   6         1/31/2018    Yes                   No (Springing)
   7        11/30/2010    Yes                   Yes
   8         8/29/2018    Yes                   Yes
   9               N/A    Yes                   Yes
  9.01       7/31/2009
-------------------------------------------------------------------
  9.02      12/31/2008
  9.03       3/31/2010
  9.04             N/A
  9.05             N/A
   10              N/A    N/A                   N/A
-------------------------------------------------------------------
 10.01             N/A    Yes                   Yes
 10.02             N/A    Yes                   Yes
 10.03             N/A    Yes                   Yes
   11              N/A    N/A                   N/A
 11.01       7/31/2017    Yes                   Yes
-------------------------------------------------------------------
 11.02       9/30/2013    Yes                   Yes
 11.03       5/31/2008    Yes                   Yes
   12       10/31/2021    Yes                   Yes
   13              N/A    Yes                   Yes
   14              N/A    Yes                   Yes
-------------------------------------------------------------------
 14.01       5/31/2011
 14.02       4/30/2012
 14.03       6/30/2008
 14.04      11/30/2008
 14.05       9/30/2010
-------------------------------------------------------------------
 14.06      10/31/2010
 14.07       5/31/2011
   15       12/31/2010    Yes                   Yes
   16              N/A    Yes                   No (IG Tenant Pays)
   17              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
-------------------------------------------------------------------
   18        1/31/2011    Yes                   Yes
   19        5/31/2015    Yes                   No (Springing)
   20              N/A    No                    Springing
   21              N/A    N/A                   N/A
 21.01             N/A    No (Springing)        No (Springing)
-------------------------------------------------------------------
 21.02             N/A    No (Springing)        No (Springing)
   22              N/A    Yes                   Yes
   23              N/A    Yes                   No (Springing)
   24              N/A    Yes                   Yes
 24.01             N/A
-------------------------------------------------------------------
 24.02       10/1/2008
 24.03             N/A
 24.04       11/1/2011
   25        8/31/2010    Yes                   Yes
   26              N/A    No (Springing)        Yes
-------------------------------------------------------------------
   27              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   28        1/25/2012    Yes                   No (Springing)
   29              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   30              N/A    Yes                   Yes
   31        2/28/2013    Yes                   No (Springing)
-------------------------------------------------------------------
   32        9/30/2010    Yes                   Yes
   33        8/31/2014    Yes                   Yes
   34              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   35              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   36              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
-------------------------------------------------------------------
   37              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   38              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   39       12/31/2009    Yes                   No
   40              N/A    Yes                   Yes
   41        1/31/2009    Yes                   Yes
-------------------------------------------------------------------
   42              MTM    Yes                   Yes
   43        9/30/2010    Yes                   Yes
   44              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   45              N/A    Yes                   Yes
   46              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
-------------------------------------------------------------------
   47              N/A    Yes                   Yes
   48              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   49              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   50              N/A    No (IG Tenant Pays)   No (IG Tenant Pays)
   51        1/31/2009    Yes                   Yes
-------------------------------------------------------------------
   52        2/28/2009    Yes (Springing)       Yes (Blanket Policy)
   53       11/30/2012    Yes                   Yes
   54              N/A    Yes                   Yes
   55        9/30/2008    Yes                   Yes
   56              N/A    Yes                   Yes
-------------------------------------------------------------------
   57              N/A    Yes                   Yes

           UPFRONT            UPFRONT                  ANNUAL                                UPFRONT               ANNUAL
CONTROL     CAPEX            DEPOSIT TO               DEPOSIT TO          REPLACEMENT       DEPOSIT TO           DEPOSIT TO
  NO.    RESERVE ($)  REPLACEMENT RESERVE ($)  REPLACEMENT RESERVE ($)  RESERVE CAP ($)  TI/LC RESERVE ($)  TI/LC RESERVE ($)
-----------------------------------------------------------------------------------------------------------------------------

   1              0                         0                        0                0                  0                  0
   2              0                         0                        0                0            438,400                  0

   3        390,000                         0                  122,760                0                  0            450,000
   4              0                         0                2,148,200                0                  0                  0
   5              0                     5,417                   65,000                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
   6              0                         0                        0                0                  0                  0
   7              0                     4,220                   50,642                0            500,000            504,000
   8              0                         0                   24,991                0                  0             30,246
   9         23,032                    29,609                        0           29,609            425,000                  0
  9.01
-----------------------------------------------------------------------------------------------------------------------------
  9.02
  9.03
  9.04
  9.05
   10           N/A                       N/A                      N/A              N/A                N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------
 10.01            0                     6,696                   80,350                0                  0                  0
 10.02            0                     6,756                   81,069                0                  0                  0
 10.03            0                     6,841                   82,093                0                  0                  0
   11           N/A                       N/A                      N/A              N/A                N/A                N/A
 11.01            0                         0                   17,081                0                  0             47,828
-----------------------------------------------------------------------------------------------------------------------------
 11.02       13,125                         0                   24,891                0                  0             36,379
 11.03            0                         0                    6,838                0                  0              9,117
   12             0                 5,000,000                1,000,000                0         30,000,000          3,333,333
   13         1,250                         0                  331,456                0                  0                  0
   14           625                   100,000                        0          100,000            400,000                  0
-----------------------------------------------------------------------------------------------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
-----------------------------------------------------------------------------------------------------------------------------
 14.06
 14.07
   15             0                   500,000                        0                0          1,100,000                  0
   16             0                         0                        0                0            400,000                  0
   17             0                         0                        0                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
   18             0                         0                   27,745                0                  0             50,000
   19             0                         0                        0                0                  0                  0
   20        47,000                         0                        0                0                  0                  0
   21           N/A                       N/A                      N/A              N/A                N/A                N/A
 21.01            0                         0                        0                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
 21.02            0                         0                        0                0                  0                  0
   22             0                   155,000                  162,720                0                  0                  0
   23             0                         0                        0                0                  0                  0
   24             0                     5,000                        0            5,000            250,000                  0
 24.01
-----------------------------------------------------------------------------------------------------------------------------
 24.02
 24.03
 24.04
   25             0                         0                   27,651                0             50,000            150,000
   26             0                         0                        0                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
   27             0                         0                        0                0                  0                  0
   28         7,858                         0                   51,388                0                  0             15,000
   29             0                         0                        0                0                  0                  0
   30         7,250                         0                   64,496          128,992                  0                  0
   31             0                         0                        0                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
   32        62,688                         0                   10,039                0                  0                  0
   33             0                         0                   10,759                0            100,000             25,000
   34             0                         0                        0                0                  0                  0
   35             0                         0                        0                0                  0                  0
   36             0                         0                        0                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
   37             0                         0                        0                0                  0                  0
   38             0                         0                        0                0                  0                  0
   39             0                         0                        0                0              1,208             14,496
   40             0                         0                   70,051                0                  0                  0
   41             0                    12,500                        0           12,500            200,000             30,000
-----------------------------------------------------------------------------------------------------------------------------
   42             0                         0                    5,134           15,403             50,000             12,873
   43        19,781                         0                    2,532            5,065                  0             19,095
   44             0                         0                        0                0                  0                  0
   45        11,563                         0                   44,352          133,056                  0                  0
   46             0                         0                        0                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
   47         8,750                    28,350                      788           28,350                  0                  0
   48             0                         0                    4,818                0                  0                  0
   49             0                         0                        0                0                  0                  0
   50             0                         0                        0                0                  0                  0
   51             0                         0                    3,551                0            100,000             10,443
-----------------------------------------------------------------------------------------------------------------------------
   52             0                     3,200                        0                0             16,800                  0
   53             0                         0                    1,185                0                  0              7,000
   54             0                         0                    2,945                0                  0                  0
   55             0                         0                    2,040            6,120             50,000                  0
   56        14,500                         0                   42,000                0                  0                  0
-----------------------------------------------------------------------------------------------------------------------------
   57             0                         0                   25,000           50,000                  0                  0

CONTROL      TI/LC                                                        OTHER
  NO.    RESERVE CAP ($)                                                RESERVES
------------------------------------------------------------------------------------------------------------------------------------

   1                   0  N/A
   2                   0  Mills Letter of Credit ($6,787,860), TI Rollover Reserve ($100,000 initial, $30,000/month commencing
                          January 1, 2007 through December 31, 2009; $60,000/month commencing January 1, 2010 through December 31,
                          2012; $80,000/month commencing January 1, 2013 through December 31, 2015; and $160,000/month commencing
                          January 1, 2016 through April 30, 2018)
   3                   0  Regions TI/LC Holdback ($1,834,290), Maynard Rent Concession Funds  ($61,702), Oh Wow TI Obligation
                          Reserve ($7,553)
   4                   0  N/A
   5                   0  N/A
------------------------------------------------------------------------------------------------------------------------------------
   6                   0  N/A
   7           1,500,000  N/A
   8                   0  PNC TI Reserve ($181,000), Dollar Tree Tenant Allowance Reserve ($99,000), PNC Free Rent Reserve
                          ($83,058), Dollar Tree Tenant Improvements Reserve ($52,925)
   9             250,000  Tenant Holdback
  9.01
------------------------------------------------------------------------------------------------------------------------------------
  9.02
  9.03
  9.04
  9.05
   10                N/A  N/A
------------------------------------------------------------------------------------------------------------------------------------
 10.01                 0  Capital Improvements Holdback
 10.02                 0  Capital Improvements Holdback
 10.03                 0  Capital Improvements Holdback
   11                N/A  N/A
 11.01                 0  N/A
------------------------------------------------------------------------------------------------------------------------------------
 11.02                 0  Tenant Holdback
 11.03                 0  N/A
   12                  0  Skydeck Reserve Funds ($8,000,000), Existing TI Obligation Funds ($5,000,000 initial, $358,333.33 monthly through February 11, 2010)
   13                  0  Restabilization Reserve (Springing)
   14            400,000  N/A
------------------------------------------------------------------------------------------------------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
------------------------------------------------------------------------------------------------------------------------------------
 14.06
 14.07
   15                  0  Rent Holdback
   16                  0  N/A
   17                  0  N/A
------------------------------------------------------------------------------------------------------------------------------------
   18                  0  N/A
   19                  0  N/A
   20                  0  N/A
   21                N/A  N/A
 21.01                 0  N/A
------------------------------------------------------------------------------------------------------------------------------------
 21.02                 0  N/A
   22                  0  Additional Collateral Escrow Fund ($145,000)
   23                  0  N/A
   24            250,000  N/A
 24.01
------------------------------------------------------------------------------------------------------------------------------------
 24.02
 24.03
 24.04
   25            300,000  N/A
   26                  0  N/A
------------------------------------------------------------------------------------------------------------------------------------
   27                  0  N/A
   28             60,000  N/A
   29                  0  N/A
   30                  0  N/A
   31                  0  Leasing Holdback (LOC) - $1,450,000  (Released)
------------------------------------------------------------------------------------------------------------------------------------
   32                  0  N/A
   33                  0  Holdback
   34                  0  N/A
   35                  0  N/A
   36                  0  N/A
------------------------------------------------------------------------------------------------------------------------------------
   37                  0  N/A
   38                  0  N/A
   39             86,976  N/A
   40                  0  Property Improvement Plan Holdback
   41                  0  N/A
------------------------------------------------------------------------------------------------------------------------------------
   42             38,619  N/A
   43             40,000  N/A
   44                  0  N/A
   45                  0  N/A
   46                  0  Punchlist & 2 mos. rent
------------------------------------------------------------------------------------------------------------------------------------
   47                  0  N/A
   48                  0  N/A
   49                  0  N/A
   50                  0  Punchlist Items Holdback
   51             31,329  N/A
------------------------------------------------------------------------------------------------------------------------------------
   52                  0  N/A
   53             21,000  N/A
   54                  0  Bella Trattoria Escrow Fund ($5,000)
   55             50,000  N/A
   56                  0  N/A
------------------------------------------------------------------------------------------------------------------------------------
   57                  0  N/A

             UPFRONT          AS OF
CONTROL      OTHER          DATE OF
  NO.      RESERVES ($)  RESERVE ACCOUNT
----------------------------------------

   1                  0        3/11/2008
   2            100,000        3/11/2008

   3          1,903,545        3/11/2008
   4                  0        3/11/2008
   5                  0        3/11/2008
----------------------------------------
   6                  0        3/11/2008
   7                  0        3/11/2008
   8            415,983        3/11/2008
   9             50,621        3/11/2008
  9.01
----------------------------------------
  9.02
  9.03
  9.04
  9.05
   10               N/A              N/A
----------------------------------------
 10.01          333,703        3/11/2008
 10.02          333,703        3/11/2008
 10.03          333,703        3/11/2008
   11               N/A              N/A
 11.01                0        3/11/2008
----------------------------------------
 11.02          500,000        3/11/2008
 11.03                0        3/11/2008
   12         8,093,356        3/11/2008
   13                 0        3/11/2008
   14                 0        3/11/2008
----------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
----------------------------------------
 14.06
 14.07
   15           279,855        3/11/2008
   16                 0        3/11/2008
   17                 0        3/11/2008
----------------------------------------
   18                 0        3/11/2008
   19                 0        3/11/2008
   20                 0        3/11/2008
   21               N/A              N/A
 21.01                0        3/11/2008
----------------------------------------
 21.02                0        3/11/2008
   22           145,266        3/11/2008
   23                 0        3/11/2008
   24                 0        3/11/2008
 24.01
----------------------------------------
 24.02
 24.03
 24.04
   25                 0        3/11/2008
   26                 0        3/11/2008
----------------------------------------
   27                 0        3/11/2008
   28                 0        3/11/2008
   29                 0        3/11/2008
   30                 0        3/11/2008
   31                 0        3/11/2008
----------------------------------------
   32                 0        3/11/2008
   33           238,788        3/11/2008
   34                 0        3/11/2008
   35                 0        3/11/2008
   36                 0        3/11/2008
----------------------------------------
   37                 0        3/11/2008
   38                 0        3/11/2008
   39                 0        3/11/2008
   40           125,958        3/11/2008
   41                 0        3/11/2008
----------------------------------------
   42                 0        3/11/2008
   43                 0        3/11/2008
   44                 0        3/11/2008
   45                 0        3/11/2008
   46            80,000        3/11/2008
----------------------------------------
   47                 0        3/11/2008
   48                 0        3/11/2008
   49                 0        3/11/2008
   50            75,000        3/11/2008
   51                 0        3/11/2008
----------------------------------------
   52                 0        3/11/2008
   53                 0        3/11/2008
   54             5,002        3/11/2008
   55                 0        3/11/2008
   56                 0        3/11/2008
----------------------------------------
   57                 0        3/11/2008

Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter/number designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or cross-collateralized with each of the other mortgage loans or mortgaged properties with the same letter/number designation.

With regard to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

With regard to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total cut-off date principal balance is less than 0.05%.

The weighted average occupancy for multi-property loans is based on allocated unit of measure.

(1) Westfield Southlake	Total square footage reflects gross leasable area of the entire center including any major tenants or outparcels which may not be part of the collateral. Gross square feet comprising the Westfield Southlake Mall consists of 776,697 square feet of anchor space, 124,441 square feet of mini-major space, 358,355 square feet of in-line space, 67,920 square feet of outparcels, and a 45,476 square-foot movie theater.

Collateral square feet comprising the Westfield Southlake Mortgaged Property consists of 166,145 square feet of JC Penney anchor space, 124,441 square feet of mini-major space, 358,355 square feet of in-line space and 20,168 square feet of outparcels.

Overall occupancy reflects the actual physical occupancy based on the rent roll dated February 1, 2008. Overall occupancy includes 520,196 square feet occupied by Sears (216,982 square feet), Macy’s (164,574 square feet) and Carson Pirie Scott & Co. (138,640 square feet), which own their stores and pads and are not part of the collateral. Overall occupancy also includes Kohl’s (90,356 square feet) which owns its store and leases its pad from the Westfield Southlake Borrower, as well as eight outparcels (aggregating 47,752 square feet) which own their stores and lease their pads from the Westfield Southlake Borrower.

The Westfield Southlake Mall has an overall mall occupancy of 94.7% and an overall collateral occupancy of 89.2%.

(2) Chevy Chase Center	Square Feet at the mortgaged property includes 223,421 square feet of office space and 174,323 square feet of retail space.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 108,320 square feet of space leased but not currently occupied. One office tenant, The Mills Limited Partnership, does not occupy 84.6% (171,065 square feet) of its total leased space (202,147 square feet), with such tenant subleasing 116,672 square feet to seven tenants, three of which (45,194 square feet) have not yet taken occupancy. The total space leased but not occupied by The Mills Limited Partnership or a sublease tenant is 99,587 square feet. Two retail tenants recently executed leases for 8,733 square feet (6,475 square feet leased to Hela Spa, PLLC and 2,258 square feet leased to NLDC, LLC) but have not yet taken occupancy. Actual in-place occupancy excluding spaces leased but not occupied is 70.6%. Occupancy Percentages for

Annex A-1 Footnotes — continued

the office space and the retail space specifically are 45.9% (100.0% leased) and 90.8% (95.0% leased), respectively.

U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes the amount by which average rent over the remaining term of the lease exceeds the current base rent for Tiffany and Company, J. Choo USA, Inc., LVMH Fashion Group Americas, Inc. ‘‘(Louis Vuitton’’), Gucci America, Inc., Bulgari Retail USA, S.r.l., Max East Coast VI, Inc. (‘‘Max Mara’’), SBL, Inc. (‘‘Cartier’’), Barney’s, Inc., R.L. Fashions of Maryland, LLC (‘‘Ralph Lauren’’), Devanlay Retail Group, Inc. (‘‘Lacoste’’), Chevy Chase Bank, F.S.B., Giant of Maryland LLC (‘‘Giant Food/Drug Store’’), EagleBank and Solo Mio, LLC (‘‘The UPS Store’’). Based on the actual in-place rental payments, the U/W NCF DSCR is 1.35x and the U/W NCF Cut-off Date DSCR is 1.35x.

The Mills Limited Partnership does not occupy 84.6% (171,065 square feet) of its total leased space (202,147 square feet), with such tenant subleasing a total of 116,672 square feet to seven tenants. 30,612 square feet is subleased to The Travel Channel, L.L.C., 29,370 square feet is subleased to American Capital Strategies, LTD., 17,858 square feet is subleased to NEA Development Corp., 13,000 square feet is subleased to Columbia Partners, L.L.C., 11,250 square feet is subleased to Choice Hotels International Services Corporation, 8,898 square feet is subleased to MPEG LA, LLC and 5,684 square feet is subleased to Bosley, Inc.

At the closing of the mortgage loan, the related borrower deposited $438,400 into the tenant improvement reserve account, which funds are required to be used in connection with certain vacant spaces, allocated in accordance with the mortgage loan documentation.

At closing, the related borrower deposited $100,000 into a rollover reserve account. The related borrower is required to make deposits into the rollover reserve account the following amounts: (i) $20,000 on December 1, 2006; (ii) $30,000 per month commencing January 1, 2007 through December 31, 2009; (iii) $60,000 per month commencing January 1, 2010 through December 31, 2012; (iv) $80,000 per month commencing January 1, 2013 through December 31, 2015; and (v) $160,000 per month commencing January 1, 2016 through April 30, 2018. The rollover reserve funds are required to be used specifically for tenant improvements and leasing commissions with respect to the 202,147 square foot space that is currently leased to The Mills Limited Partnership through April 30, 2019 (the ‘‘Rollover Space’’).

The related borrower may draw upon the rollover reserve account for tenant improvement costs and leasing commissions associated with any leased portion of the Rollover Space, in amounts equal to the product of (a) $59.56 and (b) the respective rentable square feet of Rollover Space leased by tenants that must be in occupancy and paying rent. All remaining funds in the rollover reserve account are required to be released to the related borrower upon, among other things, 95% occupancy of the Rollover Space.

(3) Regions Harbert Plaza	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 72,659 square feet leased but not yet occupied by two tenants (54,474 square feet leased to Regions Bank, 18,185 square feet leased to Maynard, Cooper & Gale, P.C.) and the Maynard Expansion Space (described below). Actual in place occupancy excluding such

Annex A-1 Footnotes — continued

spaces is 83.0%. U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent calculated by (i) averaging base rental payments over the remaining lease term and (ii) including full unabated rent associated with the Maynard, Cooper & Gale, P.C. space. At the closing of the mortgage loan, the related borrower deposited $61,702, which represents four months of free rent associated with the Maynard Cooper & Gale, P.C. space. Based on the actual in-place rental payments, the U/W NCF DSCR is 1.18x and the U/W NCF Cut-off Date DSCR is 1.36x.

Balch & Bingham LLP has the right to terminate up to 30.0% of its space, which must be on the upper-most and/or lower-most levels of the then leased space, effective as of October 31, 2017, with 12-months notice. The termination option is only exercisable once, and upon exercise the tenant has no further rights pursuant to the termination option.

Maynard, Cooper & Gale, P.C. (‘‘Maynard’’) is obligated to take possession of 18,185 additional square feet (the ‘‘Maynard Expansion Space’’) from January 1, 2012 through December 31, 2019. Maynard has the option to take possession of the Maynard Expansion Space at any time prior to December 31, 2011 at the then-current rent with 180 days notice. MarRay-ASH Plaza, Inc., an Alabama corporation (‘‘MarRay-ASH’’) and the seller of the mortgaged property to the related borrower, master leases the Maynard Expansion Space until such time as Maynard takes possession of the Maynard Expansion Space. In connection therewith, MarRay-ASH has delivered to the related borrower a letter of credit in the initial amount of $1,837,048 as security for its required rent payments under the master lease, which letter of credit was collaterally assigned to the lender.

The balance of the letter of credit decreases in proportion to the rent payments made by MarRay-ASH to the related borrower. The letter of credit expires upon termination of the master lease.

Maynard, Cooper & Gale, P.C. has the right to terminate 19,985 square feet, which must be on the upper-most and/or lower-most levels of the then leased space, on either December 31, 2010 or December 31, 2016 with 12-months notice. The termination option is only exercisable once, and upon exercise the tenant has no further rights pursuant to the termination option.

At the closing of the mortgage loan, the related borrower deposited $1,841,843 into a rollover reserve account, which represents outstanding tenant improvement obligations to two tenants, Regions Bank ($1,832,290) and Snow’s Cards and Gifts, Inc. ($7,553). The related borrower is required to (i) make monthly deposits in the amount of $37,500 into the rollover reserve account for tenant improvements and leasing commissions, lease cancellation fees, buy-out fees or similar fees that may be incurred to be made at the mortgaged property and (ii) deposit any lease termination payments into the rollover reserve account (other than termination payments made by Balch & Bingham LLP, which termination payments shall be deposited by the related borrower into the cash collateral reserve account).

At the closing of the mortgage loan, the related borrower deposited $61,702 into a rent concessions account, which represents four months of free rent associated with 9,092 square feet leased to Maynard Cooper & Gale, P.C..

Annex A-1 Footnotes — continued

The related borrower must deliver a letter of credit on December 31, 2016, 12-months prior to the Regions Bank lease expiration. In the event that Regions Bank (or its parent entity or entities, if any) is acquired by or merges with, or into, another entity resulting in a change of control of Regions Bank, such letter of credit must be delivered on June 30, 2016. The letter of credit will be in an amount equal to the difference between (i) $6,500,000 and (ii) the amount of funds then on deposit in the rollover reserve account.

(4) Westin Charlotte	The Westin Charlotte Mortgage Loan is part of the Westin Charlotte Loan Combination that also includes one or more Westin Charlotte Pari Passu Non-Trust Loan(s) in the aggregate principal amount of $109,750,000. The entire Westin Charlotte Loan Combination is in the principal amount of $185,000,000.

U/W NCF DSCR, U/W Cut-off Date DSCR, Cut-Off Date LTV and Scheduled Maturity LTV are all based on the initial principal balance of the Westin Charlotte Mortgage Loan Combination (the $75,250,000 A1 Note trust balance and the non-trust $109,750,000 pari passu A2 Note) totaling $185,000,000. The DSCR of the Westin Charlotte Loan Combination is 1.47x on an interest-only basis and 1.25x on an amortizing basis, calculated based on a 30-year amortization schedule and an interest rate of 6.070% (Actual/360 basis).

The Westin Charlotte Mortgage Loan is collateralized by three separate condominium units. Two of the condominium units, the 700 room Hotel Unit and the Hotel Parking Deck Unit, are owned in fee by the related borrower. The related borrower has a leasehold interest in the Meeting Facilities Unit subject to a certain Westin Charlotte Ground Lease. The term of the ground lease runs through January 21, 2029 at which time it is automatically renewed for the first of five additional 10-year renewal terms. A fourth condominium unit, the City Parking Deck Unit, is leased to Starport Parking I, LLC, an affiliate of the related borrower, by the City of Charlotte and the Charlotte Regional Visitors Authority. The City Parking Deck Unit is not collateral for the loan, however it’s operations do contribute parking revenue to the Westin Charlotte.

The related borrower is required to make ongoing deposits to the FF&E reserve account in an amount equal to 4% of gross operating revenue for the immediately preceding calendar month for the annual capital expenditures/FF&E approved by lender (the ‘‘Required FF&E Reserve Amount’’). Notwithstanding the foregoing, so long as the manager is making deposits into a reserve account for the payment of capital expenditures and FF&E in accordance with the provisions of the management agreement, then related borrower is not required to make deposits of funds into the FF&E reserve account; provided, however, in the event that the manager is no longer making deposits into an account for the payment of capital expenditures and/or FF&E, in accordance with the provisions of the Westin Charlotte Management Agreement, then the related borrower is to deposit the Required FF&E Reserve Amount to the FF&E reserve account. As of the Cut Off Date, such deposits have been made in accordance with the provisions of the management agreement and are held in an eligible account.

(5) Computer Sciences Building	An excess cash flow sweep will commence 48 months prior to the expiration of the initial lease term for Computer Science Corporation (‘‘CSC’’), at which time all excess cash flow from the mortgaged property shall be swept into the rollover account. The excess cash flow sweep shall terminate upon either (i) the execution of CSC’s first five-year extension option under the CSC lease or (ii) the execution

Annex A-1 Footnotes — continued

of a lease (or leases) with one or more replacement tenants acceptable to lender, at the prevailing market rental rate, expiring no earlier than September 30, 2017 and otherwise in accordance with the requirements of the loan documents. The aggregate amount of such swept funds shall not exceed $5,500,000 (the ‘‘Excess Cash Flow Sweep Cap’’), provided that, in the event CSC exercises its one-year extension option under the CSC lease, the Excess Cash Flow Sweep Cap shall no longer apply and the cash flow sweep will continue until the expiration of the lease extension in 2013 or until CSC or one or more replacement tenants executes a lease or leases meeting the requirements of the loan documents. Under the cash flow sweep termination event indicated in (i) above, all funds swept into the rollover account during the excess cash flow sweep are required to be released to the related borrower; and under the cash flow sweep termination event indicated in (ii) above, all funds swept into the rollover account during the excess cash flow sweep in excess of the re-tenanting costs associated with replacement tenant(s) are required to be released to the related borrower upon such replacement tenant(s) taking occupancy (of no less than 275,000 square feet) and paying full, unabated rent.

An excess cash flow sweep will also commence on March 9, 2016 and continue through the maturity of the loan; provided, however, the excess cash flow sweep shall terminate upon either (i) the execution of CSC’s second five-year extension option or (ii) the execution of a lease (or leases) with one or more replacement tenants acceptable to lender, at the prevailing market rental rate, expiring no earlier than September 30, 2022 and otherwise in accordance with the requirements of the loan documents. Additionally, an excess cash flow sweep will commence upon any termination of the CSC lease. Each of the excess cash flow sweeps above may be substituted with a letter of credit acceptable to lender.

U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR includes base rent for CSC calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan. Based on the actual in-place rental payments, the U/W NCF DSCR is 1.08x and the U/W NCF Cut-off Date DSCR is 1.22x.

(6) Charleston Plaza	Payments of interest-only were required through and including the payment date in September 2007.

(7) Kettering Tower	The Kettering Tower Mortgage Loan is part of the Kettering Tower Loan Combination that also includes the Kettering Tower Non-Trust Loan in the cut-off date principal amount of $7,500,000. The Kettering Tower Loan Combination has a cut-off date principal balance of $35,500,000.

The U/W DSCR and Cut-off Date DSCR based on the U/W NCF for the entire Kettering Tower Loan Combination are 1.00x and 1.19x, respectively, based on a rate of 5.880% per annum for the Kettering Tower Mortgage Loan and a rate of 5.880% per annum for the Kettering Tower Non-Trust Loan.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Kettering Tower Mortgage Loan and do not take into account the Kettering Tower Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire Kettering Tower Loan Combination are 63.3% and 55.9%, respectively.

Annex A-1 Footnotes — continued

The Kettering Tower Borrower has deposited $1,708,758 into a reserve fund to be utilized to discharge a mechanic’s lien placed on the Kettering Tower Mortgaged Property in July 2007. If the mechanic’s lien is not discharged by June 3, 2008, then the Kettering Tower Borrower is required pursuant to a letter agreement with the lender to make additional payments in to the reserve of: $136,701 on June 3, 2008 and $11,392 on the eleventh day of July 2008 and each succeeding calendar month thereafter, until the mechanic’s lien is discharged. The foregoing additional payments are required because the mechanic’s lien accrues interest at the rate of 8% per annum and the initial deposit to the reserve may not be sufficient to discharge the lien. Upon discharge of the mechanic’s lien, all remaining amounts in the reserve shall be remitted to the Kettering Tower Borrower.

(8) Sutton Plaza	On December 7, 2007, the related borrower obtained an earn-out advance in the amount of $4,337,452, which is included in the original principal balance of the loan. Pursuant to the terms of the earn-out agreement, on the payment date in January 2008 through and including the payment date in December 2009, the annual debt service shall be based on interest-only payments at the current mortgage rate. Pursuant to the terms of the earn-out agreement, beginning on January 9, 2010, the annual debt service shall be that which is stated in the Mortgage Note Modification Agreement based on an amortization term of 360 months. That annual debt service, as re-calculated, is the amount shown.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut Off Date U/W NCF DSCR were calculated including rent for two tenants, Dollar Tree Stores, Inc. and PNC Bank, National Association, that have executed leases but have not yet taken occupancy. According to the related borrower, the space leased by Dollar Tree Stores, Inc. (9,800 square feet) is currently being built-out and is required to be delivered to the tenant no later than May 11, 2008, pursuant to the lease. PNC Bank, National Association has executed a ground lease for a to-be-built pad site at the mortgaged property. Excluding the space leased to Dollar Tree Stores, Inc. and PNC Bank, National Association, the occupancy percentage is 83.9% and the U/W NCF DSCR is 1.09x calculated based on a 30-year amortization schedule (1.30x based on interest-only payments as of the Cut Off Date). The amount of $151,925 was escrowed with respect to the Dollar Tree Stores, Inc. space, with $52,925 representing the anticipated remaining costs for the related borrower to complete the required work, which amount will be released on an ongoing basis as the work is completed, and $99,000 representing remaining tenant allowances the related borrower is obligated to pay Dollar Tree Stores, Inc. within 30 days of tenant opening for business. The amount of $264,058 was escrowed with respect to the PNC Bank, National Association space, with $181,000 representing 100% of the estimated costs associated with the remaining work the related borrower is obligated to complete before delivery, which amount will be released on an ongoing basis as the work is completed, and $83,058 representing seven months of rent and reimbursements (through October 2008) under the PNC Bank, National Association lease, which amount is required to be released upon the tenant taking possession of the space and the required building permits being obtained. Per the related borrower, PNC Bank National Association is expected to take possession by June 30, 2008. The referenced reserves above totaling $415,983 were escrowed on March 27, 2008.

U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR include rent for The Great Atlantic & Pacific Tea Company, Inc. and PNC Bank, National

Annex A-1 Footnotes — continued

Association calculated by averaging the contractual rental payments over the lesser of the loan term or the lease term. Based on the actual in-place rental payments of The Great Atlantic & Pacific Tea Company, Inc. and PNC Bank, National Association, the U/W NCF DSCR is 1.17x and the U/W Cut-off Date DSCR is 1.39x.

Pursuant to the Mortgage Note Modification Agreement, dated December 7, 2007, the Payment Date was changed from the eleventh to the ninth day of each month.

(9)	Chicago Hotel Portfolio	The Chicago Hotel Portolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $9,215,000 loan (the ‘‘Chicago Hotel Portfolio — City Suites Hotel Mortgage Loan’’), a $8,125,000 loan (the ‘‘Chicago Hotel Portfolio — Majestic Hotel Mortgage Loan’’), and a $7,660,000 loan (the ‘‘Chicago Hotel Portfolio — Willows Hotel Mortgage Loan’’).

(10)	Chicago Hotel Portfolio — City Suites Hotel	The Appraised Value reflects the ‘‘As-Is’’ appraised value. The ‘‘Prospective’’ appraised value as of January 1, 2009 is $13,700,000, representing an LTV of 67.2%.

(11)	Chicago Hotel Portfolio — Majestic Hotel	The Appraised Value reflects the ‘‘As-Is’’ appraised value. The ‘‘Prospective’’ appraised value as of January 1, 2009 is $12,300,000, representing an LTV of 66.0%.

(12)	Chicago Hotel Portfolio — Willows Hotel	The Appraised Value reflects the ‘‘As-Is’’ appraised value. The ‘‘Prospective’’ appraised value as of January 1, 2009 is $11,500,000, representing an LTV of 66.6%.

(13)	Southwest Retail Portfolio	The Southwest Retail Portolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $10,400,000 loan (the ‘‘West Point Shopping Center Mortgage Loan’’), a $6,400,000 loan (the ‘‘Foothills Shopping Center Mortgage Loan’’), and a $3,400,000 loan (the ‘‘Country Square Shopping Center Mortgage Loan’’).

(14)	Foothills Shopping Center	The sponsor of the borrower has entered into two master leases at the related mortgaged real property which collectively represent approximately 44.3% of the rentable area at the related mortgaged real property.

(15)	Country Square Shopping Center	The Appraised Value reflects the ‘‘As-Is’’ appraised value. The ‘‘Prospective’’ appraised value as of August 16, 2010 is $7,500,000, representing an LTV of 45.2%.

The sponsor of the borrower has entered into one master lease at the related mortgaged real property which collectively represent approximately 4.5% of the rentable area at the related mortgaged real property.

(16)	Sears Tower	The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A Note mortgage loans or groups of mortgage loans — the Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note A-2

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Sub-Loan Combination of $66,670,000 and the Sears Tower Note A-3 Sub-Loan Combination of $273,330,000 (which includes the Sears Tower Note A-3-A Sub-Loan Combination, which includes the Sears Tower Mortgage Loan) — and a B-Note Non-Trust Loan of $100,000,000. The Sears Tower Note A-1 Non-Trust Loan was contributed to the LB-UBS series 2007-C2 commercial mortgage securitization. The Sears Tower Note A-2 Sub-Loan Combination was bifurcated into a senior component of $50,000,000 (which was contributed to the LB-UBS series 2007-C7 commercial mortgage securitization) and a junior component of $16,670,000 (the Sears Tower Note A-2-B Non-Trust Loan).

The Sears Tower Note A-3 Sub-Loan Combination was bifurcated into a senior component of $205,000,000 (the Sears Tower Note A-3-A Sub-Loan Combination) and a junior component of $68,330,000 (the Sears Tower Note A-3-B Non-Trust Loan). The Sears Tower Note A-3-A Sub-Loan Combination was split into pari passu components of $20,000,000 (the Sears Tower Mortgage Loan (evidenced by Note A-3-A-1)) and $185,000,000 (the Sears Tower Note A-3-A-2 Non-Trust Loan). The Sears Tower Mortgage Loan (evidenced by Note A-3-A-1), the Sears Tower Note A-3-A-2 Non-Trust Loan and the Sears Tower Note A-3-A Sub-Loan Combination (of which the Sears Tower Mortgage Loan is a part) as a whole are generally pari passu in right of payment with the proportionate share of the Sears Tower Note A-1 Non-Trust Loan and the entire principal balance of the Sears Tower Note A-2-A Non-Trust Loan.

The Sears Tower Note A-3-A Sub-Loan Combination is, as a whole, generally pari passu in right of payment with a portion (based on the Sears Tower Senior Percentage) of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-2-A Non-Trust Loan. The Sears Tower Note A-3 Sub-Loan Combination is, as a whole, generally pari passu to the entire principal balances of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-2 Sub-Loan Combination, as a whole. The Sears Tower Note A-2-B Non-Trust Loan is generally subordinate to the Sears Tower Note A-2-A Non-Trust Loan. The Sears Tower Note A-3-B Non-Trust Loan is generally subordinate to the Sears Tower Note A-3-A Sub-Loan Combination. The Sears Tower Note B Non-Trust Loan is generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Mortgage Loan, the Sears Tower Note A-2 Sub-Loan Combination, the Sears Tower Note A-3-A-2 Non-Trust Loan and the Sears Tower Note A-3-B Non-Trust Loan.

Original LTV, Cut-Off Date LTV and Maturity Date LTV are calculated based on $510,000,000 of the Sears Tower Loan Combination. The $510,000,000 is comprised of the Sears Tower Mortgage Loan, the proportionate share of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000), and the entire principal balances of the Sears Tower Note A-2-A Non-Trust Loan ($50,000,000) and the Sears Tower Note A-3-A-2 Non-Trust Loan ($185,000,000). The Original LTV and Cut-Off Date LTV of the Sears Tower Loan Combination is approximately 63.9%.

U/W NCF DSCR and U/W NCF DSCR Cut-off Date DSCR, Original LTV, Cut-Off Date LTV and Maturity Date LTV are calculated based on $510,000,000 of the Sears Tower pari passu A-Notes and an interest rate of 6.2695%, calculated on an Actual/360 basis. The $510,000,000 is comprised of the Sears Tower Mortgage Loan, the proportionate share of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000), and the entire principal balances of the Sears Tower Note A-2-A Non-Trust Loan ($50,000,000) and the Sears Tower Note

Annex A-1 Footnotes — continued

A-3-A-2 Non-Trust Loan ($185,000,000). The DSCR of the Sears Tower Loan Combination is 1.29x, calculated based on an interest rate of 6.2695% and an Actual/360 basis.

UW NCF and UW NCF DSCR were calculated including 35,636 square feet of recently executed leases for tenants that are not yet in occupancy and 128,059 square feet of space leased to Goldman Sachs Group, Inc. that is currently dark. The current Occupancy Percentage calculated without these leases and the dark Goldman Sachs Group, Inc. space is 75.2%. Excluding the 35,636 square feet of recently executed leases, the U/W NCF DSCR is 1.96x.

The scheduled debt service was calculated by applying the 6.2695% coupon to the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1, the pari passu $50,000,000 Note A-2-A and the $185,000,000 pari passu Sears Tower Note A-3-A-2, totaling $510,000,000.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity. From and after March 11, 2011 and on each Monthly Payment Date thereafter throughout the term, solely to the extent of ‘‘Available Cash’’, as defined in the loan agreement, borrower is required to make a payment in an amount equal to the ‘‘Applicable Monthly Constant Payment’’ less the monthly interest payment actually paid in such calendar month. ‘‘Applicable Monthly Constant Payment’’ shall mean (a) from March 11, 2011 through and including February 11, 2014, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $123,397 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $126,445. Such amounts will accrue if not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest-only payments.

The Maturity Balance of the Sears Tower Mortgage Loan calculated, based on each Scheduled Amortization Payment being made in full when due, is $18,359,881. Based on each Scheduled Amortization Payment being made in full when due, the Maturity LTV for the entire Sears Tower Loan Combination is expected to be 58.7%.

At the closing of the mortgage loan the related borrower deposited the amount of $30,000,000 for tenant improvements and leasing commissions. An additional $10,000,000 has been guaranteed by key principals, which will be collected over the first three years of the loan in equal payments of approximately $3,333,333 per annum which shall reduce the guaranty obligations dollar for dollar.

At the closing of the mortgage loan the related borrower deposited the amount of $5,000,000 for existing tenant improvements and leasing commissions. Ongoing reserves for exisiting tenant improvements and leasing commissions will be collected over the first three years of the loan in equal payments of $4,300,000 per annum.

The related borrower will be required to fund ongoing reserves for tenant improvements and leasing commissions in the amount of $5,000,000 per annum commencing on the payment dates in February 2010 through and including January 2011 and May 2011 through and including April 2012 until the continuance of a Goldman rollover suspension period (related to the payment

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period commencing in February 2010) or a E&Y rollover suspension period (related to the payment period commencing in May 2011). In each case the rollover suspension period shall mean (i) the related tenant, or a replacement tenant acceptable to lender entering into a lease acceptable to lender as described in the mortgage loan documents including but not limited to a term no less than five years or (ii) a minimum DSCR of 1.25x.

At the closing of the mortgage loan the related borrower deposited the amount of $5,000,000 for capital expenditures and $8,000,000 related to certain capital expenditures related to the Skydeck premises and lower levels of the mortgaged property. An additional $5,000,000 has been guaranteed by key principals, which will be collected over the first five years of the loan in equal payments of $1,000,000 per annum which shall reduce the guaranty obligations dollar for dollar.

(17) Best Western — Clearwater	The Best Western — Clearwater Mortgage Loan is part of the Best Western — Clearwater Loan Combination that also includes the Best Western — Clearwater Non-Trust Loan in the cut-off date principal amount of $2,000,000. The Best Western — Clearwater Loan Combination has a cut-off date principal balance of $21,100,000.

The U/W DSCR and Cut-off Date DSCR based on the U/W NCF for the entire Best Western — Clearwater Loan Combination are 1.20x and 1.35x, respectively, based on a rate of 6.950% per annum for the Best Western — Clearwater Mortgage Loan and a rate of 6.950% per annum for the Best Western — Clearwater Non-Trust Loan.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Best Western — Clearwater Mortgage Loan and do not take into account the Best Western — Clearwater Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire Best Western — Clearwater Loan Combination are 74.0% and 67.0%, respectively.

(18) Exchange South	The Exchange South Loan currently accrues interest at a rate of 6.23%. From and after the accrual period beginning on January 11, 2010, the Exchange South Loan will accrue interest at a rate of 6.57%, resulting in a monthly debt service payment of $106,962 and a U/W NCF DSCR of 1.03x.

Monthly Replacement and TI/ LC Reserves will commence on January 11, 2013.

(19) Home Depot — Vallejo, CA	U/W Net Cash Flow, U/W NCF DSCR and Cut Off Date U/W NCF DSCR include rent for Home Depot U.S.A. Inc. calculated by averaging contractual rental payments over the term of the loan.

Home Depot USA, Inc. executed a new 20-year NNN lease at the mortgaged property. Home Depot USA, Inc. has accepted possession of the property as of October 31, 2007 and plans to take occupancy after completing fit-out at the site. Per the terms of the lease, the tenant shall commence paying rent on the Rent Commencement Date, defined as the earlier of i) 300 days from the date of possession or ii) 30 days after opening for business. A debt service reserve in the amount of $963,032 (12 months debt service) was established at closing.

In the event that any environmental remediation is required at the site in connection with the property’s former use, Home Depot USA, Inc. may either i) cure such issues at the expense of the borrower, or ii) terminate the lease in the

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event that the borrower does not cure the issue. The Phase I assessment for the property revealed no evidence of environmental conditions and recommended no further investigation. An Environmental Reserve of $245,250 was established at closing to cover any potential cleanup costs that could occur. The reserve amount is equivalent to 150% of the cost associated with the environmental consultant’s conservative estimate of possible remediation costs. The escrow is required to be released to the related borrower upon notification that any environmental issues have been cured to the satisfaction of Home Depot USA, Inc.

On December 12, 2006, the related borrower purchased the subject property in connection with an initial funding amount of $6,600,000. On October 31, 2007 the related borrower received an earnout funding of $9,400,000 in connection with Home Depot USA, Inc.’s taking possession of the site. The fully funded loan amount of $16,000,000 is reflected in the Original Balance and Cut-Off Date Balance.

A tax escrow of $140,228 was established at closing for tax payments due prior to Home Depot USA, Inc.’s Rent Commencement Date. Upon the Rent Commencement Date Home Depot USA, Inc. shall be responsible for the payment of property taxes per the terms of their lease.

A leasing commission reserve was established at closing in the amount of $400,000 to pay leasing commissions due in connection with The Home Depot Lease. $250,000 of the leasing commission has been paid to date, while the balance ($150,000) shall be payable when i) an original tenant estoppel letter acceptable to Lender is received from the tenant, ii) borrower certifies that the lease is true, correct, and complete; the related tenant improvements have been completed and paid for; and any obligations of any leasing agent have been fully performed.

(20)	Walgreens — North Andover	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (June 2032), and every five years thereafter, pursuant to the lease.

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(21)	Bashas Gold Canyon	On September 8, 2006, the Borrower executed an Initial Advance of $11,370,000. Pursuant to the Earn-Out Agreement the Borrower had the right to receive a one-time additional advance of up to $610,000. The Borrower requested, and on September 28, 2007 received an Earn-Out Advance in the amount of $610,000. The Earn-Out Advance was added to the outstanding principal amount of the Note of $11,370,000, resulting in a current outstanding balance under the Note of $11,980,000.

(22)	Premier Park of Commerce Portfolio	The Premier Park of Commerce Portolio Mortgage Loans are comprised of two cross-collateralized and cross-defaulted loans, a $6,000,000 loan (the ‘‘Premier Park of Commerce — FedEx Ground Mortgage Loan’’), and a $5,700,000 loan (the ‘‘Premier Park of Commerce — FedEx Freight Mortgage Loan’’).

Annex A-1 Footnotes — continued

(23)	Premier Park of Commerce — FedEx Ground	Monthly payments in the amount of 1/12th of the annual replacement deposit as detemined by the lender shall be made to the Replacement Reserve in the event of the following: (i) failure of FedEx to (A) maintain its current credit rating, (B) pay directly or reimburse Premier Commerce Land Lease LLC (the Borrower) for all amounts due for taxes and insurance and maintenance of the subject or (C) remain current on its other obligations under the FedEx Sublease, (ii) failure to pay all taxes and insurance premiums by the party (if other than FedEx) responsible for the payment of such amounts, (iii) failure to maintain all improvements at the subject, (iv) existence of default, (v) Premier Commerce Land Lease LLC no longer has the same title to the subject, and (vi) the DSCR falls below 1.10x.

(24)	Premier Park of Commerce — FedEx Freight	Monthly payments in the amount of 1/12th of the annual replacement deposit as detemined by the lender shall be made to the Replacement Reserve in the event of the following: (i) failure of FedEx to (A) maintain its current credit rating, (B) pay directly or reimburse Premier Commerce Land Lease LLC (the Borrower) for all amounts due for taxes and insurance and maintenance of the subject or (C) remain current on its other obligations under the FedEx Sublease, (ii) failure to pay all taxes and insurance premiums by the party (if other than FedEx) responsible for the payment of such amounts, (iii) failure to maintain all improvements at the subject, (iv) existence of default, (v) Premier Commerce Land Lease LLC no longer has the same title to the subject, and (vi) the DSCR falls below 1.10x.

(25)	Best Western Harrisburg	An additional collateral escrow fund of $145,000 was established at closing. The escrow fund may not be drawn upon by the related borrower and must remain in place throughout the term of the loan.

(26)	Jackson Retail Portfolio	Monthly Replacement Reserve deposit of $208 springing upon the Replacement Reserve account falling below $5,000.

Monthly TI/LC Reserve deposit of $4,167 springing upon the TI/LC Reserve falling below $250,000

(27)	Columbus Office Warehouse Portfolio	Commencing on Dec 11, 2009 the monthly TI/LC Reserve deposit shall be reduced to $6,145

(28)	Banco Popular — Bronx	Commencing on the date that is 24-months prior to the lease expiration of Banco Popular North America, all excess cash flow will be swept into a cash management account. The swept funds are required to be released to the related borrower upon, among other things, the renewal of the Banco Popular North America lease.

(29)	Walgreens — Worcester	Walgreen Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (September 2032), and the last day of every month thereafter, pursuant to the lease.

Walgreens Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes

Annex A-1 Footnotes — continued

will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(30) Chestnut Hill Centre	Square Feet and Occupancy Percentage represented includes only the retail portion of the mortgaged property. The mortgage loan is also secured by a hotel component consisting of 36 guestrooms. Occupancy Percentage for the hotel is 72.5% as of the trailing twelve month period ending September 30, 2007.

The related borrower is required to deposit $2,438 on a monthly basis commencing six months prior to the mortgage property’s insurance policy expiration date (January 1, 2009) and ending on such expiration date provided that, among other conditions, such monthly collections are equal to or greater than one-half of an amount necessary to pay the insurance premiums due for the renewal of the coverage afforded by the current insurance policy.

(31) Walgreens — Staten Island	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (October 2032), and every five years thereafter, pursuant to the lease.

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(32) Holiday Shopping Center	The Publix TI/LC Reserve deposit of $423,230 and Walgreens TI/LC account deposit of $148,200 are springing upon failure to meet applicable lease extension requirements.

(33) Walgreens — Windham	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (June 2032), and the last day of every month thereafter, pursuant to the lease.

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(34) Walgreens — New Bedford	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (July 2032), and every five years thereafter, pursuant to the lease.

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(35) Walgreens — Yarmouth	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (July 2032), and the last day of every month thereafter, pursuant to the lease.

Annex A-1 Footnotes — continued

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(36) Walgreens — Hampstead	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (April 2032), and the last day of every month thereafter, pursuant to the lease.

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(37) Walgreens — Woodbury	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (August 2032), and every five years thereafter, pursuant to the lease.

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(38) Riverfront Place	During Years 1-3, $30,000 per year will be deposited into the TI/LC Reserve in addition to the initial deposit of $200,000.

(39) Walgreens — Clarence	Walgreen Eastern Co. has the option, with 12 months notice, to terminate its lease on the last day of the 300th month of the lease term (March 2032), and every five years thereafter, pursuant to the lease.

Walgreens Eastern Co. is required to pay monthly insurance premiums and real estate taxes directly. No ongoing reserves for insurance premiums or real estate taxes will be collected, subject to certain requirements as indicated in the mortgage loan documentation, including but not limited to certain tenant rating agency downgrades.

(40) Friendly Storage	On March 24, 2008, the related borrower contributed an additional $465,000 of equity into the transaction, reducing the Original Balance and Cut-Off Date Balance to $3,185,000. U/W NCF DSCR, Cut-off Date U/W NCF DSCR, Cut-Off Date LTV and Scheduled Maturity LTV are based on the revised Original Balance and Cut-Off Date Balance of 3,185,000.

(41) Vernon Industrial	Monthly Replacement Reserve Deposit shall be zero provided no Event of Default under the Loan has occurred or is continuing and no default has occurred and is continuing under the Seven lease and/or replacement lease.

(42) Summer’s Village	TI/LC Cap is exclusive of the Initial Leasing Account Deposit. For the purposes hereof, the first $100,000 of proceeds disbursed from the Leasing Account shall be deemed to have been disbursed from the proceeds of the Initial Leasing Account Deposit.

Annex A-1 Footnotes — continued

(43) 4258 Main Street	Units and Occupancy Percentage represented includes only the multifamily portion of the mortgaged property. The mortgage loan is also secured by two ground floor retail spaces totaling 6,300 square feet that are leased to Natale Presta, Marlo Presta and Bella Trattoria, Inc. (4,900 square feet) and Henridge Properties, L.P. and Sandra Court Properties, L.P. (1,400 square feet).

At the closing of the mortgage loan, the related borrower deposited $5,000 into the Bella Trattoria reserve account for certain outstanding repair items listed in the Natale Presta, Marlo Presta and Bella Trattoria, Inc. tenant estoppel certificate.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-2

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                                      A-2-1

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	44	$629,516,292	62.5%	$14,307,188	$91,000,000	69.0%	1.23	x	92.7%	6.445%
Interest Only	17	260,966,000	25.9	15,350,941	140,000,000	60.6	1.71		95.6	6.043
Fully Amortizing	1	116,628,806	11.6	116,628,806	116,628,806	42.6	1.43		97.8	6.520
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.
(2)	Includes mortgage loans, representing 51.6% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 95.1% of these mortgage loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios(%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
40.1 - 45.0	2	$136,628,806	13.6%	$68,314,403	$116,628,806	42.5%	1.51	x	95.1%	6.483%
45.1 - 50.0	3	41,377,783	4.1	13,792,594	28,000,000	49.1	1.23		80.8	6.284
50.1 - 55.0	4	152,736,970	15.2	38,184,243	140,000,000	50.9	1.92		94.6	6.058
55.1 - 60.0	1	11,901,884	1.2	11,901,884	11,901,884	59.5	1.35		100.0	5.980
60.1 - 65.0	7	65,865,002	6.5	9,409,286	39,695,002	62.1	1.43		99.4	5.894
65.1 - 70.0	13	256,921,118	25.5	19,763,163	91,000,000	68.5	1.21		92.9	6.632
70.1 - 75.0	14	189,847,013	18.9	13,560,501	75,250,000	74.1	1.26		94.3	6.283
75.1 - 80.0	14	121,928,521	12.1	8,709,180	25,600,000	79.1	1.16		95.6	6.524
80.1 >=	4	29,904,000	3.0	7,476,000	13,390,000	83.2	1.22		100.0	5.757
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%

Weighted Average Cut-off Date LTV Ratio: 63.7%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
109 - 120	57	$767,447,766	76.2%	$13,463,996	$140,000,000	66.1%	1.40	x	94.6%	6.303%	120
121 - 144	3	116,180,452	11.5	38,726,817	73,243,000	70.0	1.22		88.5	6.510	126
169 - 180	1	6,854,074	0.7	6,854,074	6,854,074	51.6	1.33		100.0	6.010	180
229 - 240	1	116,628,806	11.6	116,628,806	116,628,806	42.6	1.43		97.8	6.520	240
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%	135

Weighted Average Original Term to Maturity: 135 months

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate (1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
85 - 108	6	$91,740,911	9.1%	$15,290,152	$39,695,002	59.8%	1.51	x	94.9%	5.875%	103
109 - 120	54	791,887,307	78.6	14,664,580	140,000,000	67.4	1.36		93.5	6.383	117
157 - 168	1	6,854,074	0.7	6,854,074	6,854,074	51.6	1.33		100.0	6.010	160
181 - 240	1	116,628,806	11.6	116,628,806	116,628,806	42.6	1.43		97.8	6.520	223
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%	128
Weighted Average Remaining Term to Maturity: 128 months

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-4

Seasoning
(Mortgage Pool)

Seasoning (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate (1)	Wtd. Avg. Mortgage Rate
1	9	$150,123,247	14.9%	$16,680,361	$91,000,000	72.0%	1.23	x	98.4%	6.504%
2	6	30,482,768	3.0	5,080,461	12,380,268	60.3	1.24		99.7	6.844
3	16	297,527,193	29.5	18,595,450	140,000,000	62.5	1.57		95.2	6.259
4	5	103,578,000	10.3	20,715,600	73,243,000	69.2	1.14		84.9	6.822
5	9	90,696,762	9.0	10,077,418	25,600,000	74.2	1.24		93.6	6.589
7	3	24,301,884	2.4	8,100,628	11,901,884	71.8	1.28		100.0	5.917
8	1	13,390,000	1.3	13,390,000	13,390,000	82.6	1.23		100.0	5.660
11	3	38,850,000	3.9	12,950,000	28,000,000	56.6	1.27		78.5	5.891
12 >=	10	258,161,243	25.6	25,816,124	116,628,806	54.3	1.44		96.4	6.179
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%
Weighted Average Seasoning: 7 months

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-5

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	41	$438,437,006	43.5%	$10,693,586	$140,000,000	65.1%	1.48	x	96.6%	6.171%
Office	6	233,793,000	23.2	38,965,500	91,000,000	64.3	1.26		88.7	6.500
Hotel	7	135,436,699	13.4	19,348,100	75,250,000	71.8	1.29		—	6.434
Mixed Use	3	127,279,378	12.6	42,426,459	116,628,806	44.9	1.42		98.0	6.562
Industrial/Warehouse	11	41,750,000	4.1	3,795,455	9,600,000	75.5	1.17		90.6	6.552
Multifamily	5	16,230,015	1.6	3,246,003	7,000,000	70.3	1.24		96.1	6.173
Parking Garage	1	11,000,000	1.1	11,000,000	11,000,000	63.6	1.69		—	6.220
Self Storage	1	3,185,000	0.3	3,185,000	3,185,000	65.7	1.15		78.8	6.590
Total/Avg/Max/Wtd Avg:	75	$1,007,111,098	100.0%	$13,428,148	$140,000,000	63.7%	1.38	x	94.3%	6.350%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-6

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	1	$997,515	0.1%	$997,515	$997,515	47.7%	1.30	x	96.0%	6.610%
2,000,001 - 4,000,000	13	36,905,861	3.7	2,838,912	3,850,000	65.0	1.27		94.5	6.641
4,000,001 - 6,000,000	10	50,600,780	5.0	5,060,078	6,000,000	77.1	1.27		99.0	6.280
6,000,001 - 8,000,000	10	67,941,880	6.7	6,794,188	7,654,254	73.8	1.19		98.5	6.377
8,000,001 - 10,000,000	6	52,276,993	5.2	8,712,832	9,600,000	74.5	1.23		98.2	6.666
10,000,001 - 15,000,000	8	92,683,809	9.2	11,585,476	13,390,000	68.8	1.30		99.3	6.428
15,000,001 - 20,000,000	5	89,350,000	8.9	17,870,000	20,000,000	64.4	1.39		88.4	6.480
25,000,001 - 50,000,000	4	120,232,454	11.9	30,058,114	39,695,002	65.6	1.26		88.9	5.961
50,000,001 - 75,000,000	1	73,243,000	7.3	73,243,000	73,243,000	67.2	1.16		84.6	6.850
75,000,001 - 100,000,000	2	166,250,000	16.5	83,125,000	91,000,000	71.8	1.24		97.8	6.300
100,000,001 - 125,000,000	1	116,628,806	11.6	116,628,806	116,628,806	42.6	1.43		97.8	6.520
125,000,001 - 150,000,000	1	140,000,000	13.9	140,000,000	140,000,000	50.7	1.98		94.7	6.020
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%
Average Cut-off Date Principal Balance: $16,243,727

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-7

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	23	$252,338,775	25.1%	$10,971,251	$73,243,000	71.8%	1.14	x	91.1%	6.707%
1.20 - 1.29	19	324,473,271	32.2	17,077,541	91,000,000	71.2	1.24		94.4	6.264
1.30 - 1.39	9	97,494,794	9.7	10,832,755	39,695,002	63.5	1.34		99.9	6.012
1.40 - 1.49	7	156,853,941	15.6	22,407,706	116,628,806	49.7	1.43		98.1	6.457
1.50 - 1.59	1	4,950,316	0.5	4,950,316	4,950,316	74.8	1.53		—	7.000
1.60 - 1.69	1	11,000,000	1.1	11,000,000	11,000,000	63.6	1.69		—	6.220
1.90 - 1.99	2	160,000,000	15.9	80,000,000	140,000,000	49.6	1.98		92.8	6.051
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%

Weighted Average U/W NCF DSCR:    1.38x

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-8

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	1	$1,476,481	0.1%	$1,476,481	$1,476,481	74.4%	1.09	x	52.2%	6.950%
70.1 - 75.0	1	28,000,000	2.8	28,000,000	28,000,000	49.9	1.27		71.7	5.880
75.1 - 80.0	5	31,766,207	3.2	6,353,241	20,000,000	50.8	1.66		78.9	6.495
80.1 - 85.0	3	81,102,636	8.1	27,034,212	73,243,000	68.3	1.15		84.2	6.838
85.1 - 90.0	3	16,780,036	1.7	5,593,345	11,760,000	78.3	1.09		85.8	6.733
90.1 - 95.0	8	206,342,416	20.5	25,792,802	140,000,000	58.0	1.72		94.1	6.104
95.1 >=	46	495,206,623	49.2	10,765,361	116,628,806	64.3	1.29		98.7	6.354
Total/Avg/Max/Wtd Avg:	67	$860,674,399	85.5%	$12,845,887	$140,000,000	62.5%	1.39	x	94.3%	6.338%

Weighted Average Occupancy Rate:    94.3%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-9

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	17	$260,966,000	25.9%	$15,350,941	$140,000,000	60.6%	1.71	x	95.6%	6.043%	—
217 - 228	1	116,628,806	11.6	116,628,806	116,628,806	42.6	1.43		97.8	6.520	223
289 - 300	1	11,000,000	1.1	11,000,000	11,000,000	63.6	1.69		—	6.220	300
313 - 324	1	4,950,316	0.5	4,950,316	4,950,316	74.8	1.53		—	7.000	321
337 - 348	5	36,787,230	3.7	7,357,446	9,208,088	65.5	1.28		100.0	6.573	341
349 - 360	37	576,778,745	57.3	15,588,615	91,000,000	69.2	1.22		92.5	6.437	359
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%	336

Weighted Average Remaining Amortization Term:    336 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality and parking garage properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-10

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.501 - 5.750	3	$58,036,911	5.8%	$19,345,637	$39,695,002	66.7%	1.33	x	100.0%	5.622%
5.751 - 6.000	12	133,883,336	13.3	11,156,945	28,000,000	68.8	1.28		92.2	5.905
6.001 - 6.250	10	284,046,074	28.2	28,404,607	140,000,000	61.9	1.61		95.8	6.081
6.251 - 6.500	9	147,762,500	14.7	16,418,056	91,000,000	67.2	1.33		95.2	6.448
6.501 - 6.750	7	162,051,921	16.1	23,150,274	116,628,806	51.8	1.37		95.7	6.559
6.751 - 7.000	13	171,265,136	17.0	13,174,241	73,243,000	69.7	1.20		87.5	6.892
7.001 - 7.250	8	50,065,220	5.0	6,258,152	12,380,268	65.4	1.16		96.6	7.090
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	63.7%	1.38	x	94.3%	6.350%

Weighted Average Mortgage Rate:    6.350%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-11

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV		Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Fully Amortizing	1	$116,628,806	11.6%	$116,628,806	$116,628,806	0.0%		1.43	x	97.8%	6.520%
35.1 - 40.0	1	6,854,074	0.7	6,854,074	6,854,074	37.5		1.33		100.0	6.010
40.1 - 45.0	4	61,377,783	6.1	15,344,446	28,000,000	42.8		1.48		80.3	6.279
45.1 - 50.0	2	5,882,896	0.6	2,941,448	3,392,324	47.2		1.16		86.6	7.015
50.1 - 55.0	5	204,696,886	20.3	40,939,377	140,000,000	51.1		1.80		96.1	5.958
55.1 - 60.0	8	116,596,708	11.6	14,574,588	73,243,000	58.8		1.19		86.5	6.782
60.1 - 65.0	13	246,940,916	24.5	18,995,455	91,000,000	63.1		1.25		97.9	6.384
65.1 - 70.0	9	83,277,028	8.3	9,253,003	26,937,452	67.5		1.18		92.4	6.619
70.1 - 75.0	10	100,810,000	10.0	10,081,000	25,600,000	72.7		1.21		95.4	6.377
75.1 - 80.0	5	34,142,000	3.4	6,828,400	8,330,000	79.9		1.19		100.0	6.250
80.1 - 85.0	4	29,904,000	3.0	7,476,000	13,390,000	83.2		1.22		100.0	5.757
Total/Avg/Max/Wtd Avg:	62	$1,007,111,098	100.0%	$16,243,727	$140,000,000	60.9	%(2)	1.38	x	94.3%	6.350%

Weighted Average Maturity Date LTV Ratio:    60.9%(2)

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.
(2)	Weighted Average Maturity Date LTV Ratio excludes fully amortizing mortgage loans

Annex A-2-12

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
MD	2	$189,871,806	18.9%
IN	8	157,450,000	15.6
AL	1	91,000,000	9.0
NC	3	85,700,000	8.5
FL	8	76,124,914	7.6
CA	5	74,867,441	7.4
OH	4	53,551,909	5.3
IL	4	44,981,247	4.5
TN	9	36,100,000	3.6
MA	4	34,347,000	3.4
NJ	2	32,697,452	3.2
TX	7	27,830,316	2.8
PA	4	26,347,635	2.6
NY	3	20,399,000	2.0
UT	3	15,959,901	1.6
AZ	1	11,980,000	1.2
ME	1	6,596,000	0.7
NM	1	6,385,552	0.6
NH	1	5,804,000	0.6
OK	1	2,925,000	0.3
GA	1	2,900,000	0.3
MS	1	2,294,410	0.2
KY	1	997,515	0.1
Total:	75	$1,007,111,098	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-2-13

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B-1

                               PRICE/YIELD TABLES

                                      B-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B-2

                                DECREMENT TABLES

                                      B-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                             OTHERWISE AT INDICATED CPR
                                                   ---------------------------------------------
DISTRIBUTION DATE                                   0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-------------------------------------------------   ------  -------  -------  -------  --------

Initial Percentage...............................     100%    100%     100%     100%      100%
April 2009.......................................      88      88       88       88        88
April 2010.......................................      72      72       72       72        72
April 2011.......................................      50      50       50       50        50
April 2012.......................................      26      26       26       26        26
April 2013 and thereafter........................       0       0        0        0         0

Weighted Average Life (in years).................    2.88    2.88     2.88     2.88      2.88

                                  ANNEX-B-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                                   ---------------------------------------------
DISTRIBUTION DATE                                   0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-------------------------------------------------   ------  -------  -------  -------  --------

Initial Percentage...............................     100%    100%     100%     100%     100%
April 2009.......................................     100     100      100      100      100
April 2010.......................................     100     100      100      100      100
April 2011.......................................     100     100      100      100      100
April 2012.......................................     100     100      100      100      100
April 2013.......................................     100     100      100      100      100
April 2014.......................................      73      73       73       73       73
April 2015.......................................      44      44       44       44       44
April 2016.......................................      13      13       13       13       13
April 2017 and thereafter........................       0       0        0        0        0

Weighted Average Life (in years).................    6.77    6.76     6.76     6.76     6.76

                                  ANNEX-B-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                                   ---------------------------------------------
DISTRIBUTION DATE                                   0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-------------------------------------------------   ------  -------  -------  -------  --------

Initial Percentage...............................     100%    100%     100%     100%      100%
April 2009.......................................     100     100      100      100       100
April 2010.......................................     100     100      100      100       100
April 2011.......................................     100     100      100      100       100
April 2012.......................................     100     100      100      100        99
April 2013.......................................     100     100      100      100       100
April 2014.......................................     100     100      100      100       100
April 2015.......................................     100     100      100      100       100
April 2016.......................................     100     100      100      100       100
April 2017.......................................      85      85       83       82        70
April 2018 and thereafter........................       0       0        0        0         0

Weighted Average Life (in years).................    9.44    9.42     9.38     9.34      9.10

                                  ANNEX-B-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                                   ---------------------------------------------
DISTRIBUTION DATE                                   0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-------------------------------------------------   ------  -------  -------  -------  --------

Initial Percentage...............................     100%    100%     100%     100%      100%
April 2009.......................................     100     100      100      100       100
April 2010.......................................     100     100      100      100       100
April 2011.......................................     100     100      100      100       100
April 2012.......................................     100     100      100      100       100
April 2013.......................................     100     100      100      100       100
April 2014.......................................     100     100      100      100       100
April 2015.......................................     100     100      100      100       100
April 2016.......................................     100     100      100      100       100
April 2017.......................................     100     100      100      100       100
April 2018 and thereafter........................       0       0        0        0         0

Weighted Average Life (in years).................    9.86    9.83     9.79     9.74      9.61

                                   ANNEX-B-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                   0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                                   --------------------------------------------
DISTRIBUTION DATE                                   0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-------------------------------------------------   ------  -------  -------  -------  --------

Initial Percentage...............................     100%    100%     100%     100%      100%
April 2009.......................................     100     100      100      100       100
April 2010.......................................     100     100      100      100       100
April 2011.......................................     100     100      100      100       100
April 2012.......................................     100     100      100      100       100
April 2013.......................................     100     100      100      100       100
April 2014.......................................     100     100      100      100       100
April 2015.......................................     100     100      100      100       100
April 2016.......................................     100     100      100      100       100
April 2017.......................................     100     100      100      100       100
April 2018 and thereafter........................       0       0        0        0         0

Weighted Average Life (in years).................    9.88    9.88     9.88     9.87      9.65

                                   ANNEX-B-2-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

Administrator:                           ABN AMRO ACCT:             Analyst:
Manisha Sharma 312.904.8845   REPORTING PACKAGE TABLE OF CONTENTS   Patrick Gong 714.259.6253
manisha.sharma@abnamro.com                                          patrick.gong@abnamro.com

Issue Id:                        LUBS08C1

Monthly Data File
Name:               LUBS08C1_200805_3.ZIP

                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Level Payoff Report                              Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23

Closing Date:               29-Apr-2008

First Payment Date:

Rated Final Payment Date:

Determination Date:

Trust Collection Period

                           PARTIES TO THE TRANSACTION
              Depositor: Structured Asset Securities Corporation II

                      Master Servicer: Wachovia Bank, N.A.

Rating Agency: Moody's Investors Service, Inc./Standard & Poor's Rating Services

                Special Servicer: CW Capital Asset Management LLC

              Underwriter: Lehman Brothers Inc./UBS Securities LLC

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                               www.wachovia.com
LaSalle Factor Line                                                 800.246.5761

                                                                    PAGE 1 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
------------------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
                                                              Total P&I Payment

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                0.00
Less Deferred Interest                    0.00
Less PPIS Reducing Scheduled Int          0.00
Plus Gross Advance Interest               0.00
Less ASER Interest Adv Reduction          0.00
Less Other Interest Not Advanced          0.00
Less Other Adjustment                     0.00
----------------------------------------------
Total                                     0.00
----------------------------------------------
UNSCHEDULED INTEREST:
Prepayment Penalties                      0.00
Yield Maintenance Penalties               0.00
Other Interest Proceeds                   0.00
----------------------------------------------
Total                                     0.00
----------------------------------------------
Less Fee Paid To Servicer                 0.00
Less Fee Strips Paid by Servicer          0.00
----------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                    0.00
Workout Fees                              0.00
Liquidation Fees                          0.00
Interest Due Serv on Advances             0.00
Non Recoverable Advances                  0.00
Misc. Fees & Expenses                     0.00
----------------------------------------------
Total Unscheduled Fees & Expenses         0.00
----------------------------------------------
Total Interest Due Trust                  0.00
----------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                               0.00
Fee Strips                                0.00
Misc. Fees                                0.00
Interest Reserve Withholding              0.00
Plus Interest Reserve Deposit             0.00
----------------------------------------------
Total                                     0.00
----------------------------------------------

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal               0.00
Advanced Scheduled Principal              0.00
----------------------------------------------
Scheduled Principal                       0.00
----------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                              0.00
Prepayments in Full                       0.00
Liquidation Proceeds                      0.00
Repurchase Proceeds                       0.00
Other Principal Proceeds                  0.00
----------------------------------------------
Total Unscheduled Principal               0.00
----------------------------------------------
Remittance Principal                      0.00
----------------------------------------------
Remittance P&I Due Trust                  0.00
----------------------------------------------
Remittance P&I Due Certs                  0.00
----------------------------------------------

                              POOL BALANCE SUMMARY

                                Balance   Count
----------------------------------------------
Beginning Pool                    0.00      0
Scheduled Principal               0.00      0
Unscheduled Principal             0.00      0
Deferred Interest                 0.00
Liquidations                      0.00      0
Repurchases                       0.00      0
----------------------------------------------
Ending Pool                       0.00      0
----------------------------------------------

                            SERVICING ADVANCE SUMMARY

                                        Amount
----------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              SERVICING FEE SUMMARY

Current Servicing Fees                    0.00
Plus Fees Advanced for PPIS               0.00
Less Reduction for PPIS                   0.00
Plus Delinquent Servicing Fees            0.00
----------------------------------------------
Total Servicing Fees                      0.00
----------------------------------------------

                               CAP LEASE ACCRETION

Accretion Amt                             0.00
Distributable Interest                    0.00
Distributable Principal                   0.00

                                  PPIS SUMMARY

Gross PPIS                                0.00
Reduced by PPIE                           0.00
Reduced by Shortfalls in Fees             0.00
Reduced by Other Amounts                  0.00
----------------------------------------------
PPIS Reducing Scheduled Interest          0.00
----------------------------------------------
PPIS Reducing Servicing Fee               0.00
----------------------------------------------
PPIS Due Certificate                      0.00
----------------------------------------------

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                          Principal   Interest
----------------------------------------------
Prior Outstanding            0.00       0.00
Plus Current Period          0.00       0.00
Less Recovered               0.00       0.00
Less Non Recovered           0.00       0.00
Ending Outstanding           0.00       0.00

                                                                    PAGE 3 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining         Credit
         Accrual           Pass-    Accrued     Total      Total   Distributable Interest   Period  Outstanding       Support
      ----------- Opening Through Certificate  Interest  Interest   Certificate   Payment Shortfall   Interest  -------------------
Class Method Days Balance  Rate     Interest  Additions Deductions    Interest    Amount   Recovery  Shorfalls  Original Current (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1)  Determined as follows:  (A) the ending  balance of all the classes less (B)
     the sum of (i) the ending  balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                             Additions                                    Deductions
                        ------------------------------------------------------- -----------------------------
                          Prior    Interest
        Prior   Current  Interest  Accrual                             Other              Deferred & Interest Distributable Interest
      Interest Interest Shortfall  on Prior Prepayment    Yield      Interest   Allocable  Accretion   Loss    Certificate   Payment
Class Due Date Due Date    Due    Shortfall  Premiums  Maintenance Proceeds (1)    PPIS    Interest   Expense    Interest    Amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                        ------------------------------------------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00

Special Servicing Fees                                                      0.00

Workout Fees                                                                0.00

Liquidation Fees                                                            0.00

Legal Fees                                                                  0.00

Misc. Fees & Expenses Paid by/to Servicer                                   0.00

Interest Paid to Servicer on Outstanding Advances                           0.00

ASER Interest Advance Reduction                                             0.00

Interest Not Advanced (Current Period)                                      0.00

Recoup of Prior Advances by Servicer                                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced                          0.00

Misc. Fees & Expenses Paid by Trust                                         0.00

Shortfall Due to Rate Modification                                          0.00

Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00

Prepayment Interest Excess Due the Bonds                                    0.00

Interest Income                                                             0.00

Yield Maintenance Penalties Due the Bonds                                   0.00

Prepayment Penalties Due the Bonds                                          0.00

Recovered ASER Interest Due the Bonds                                       0.00

Recovered Interest Due the Bonds                                            0.00

ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00

Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                     Delinquency Aging Categories                              Special Event Categories (1)
              --------------------------------------------------------------------------  -------------------------------------
                                                                                                          Specially
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure      REO     Modifications   Serviced   Bankruptcy
    Date        #  Balance       #  Balance       #  Balance      #  Balance  #  Balance    #  Balance   #  Balance  #  Balance
------------- -----------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                                                                 Realized   Remaining  Curr Weighted
Distribution  Ending Pool (1)  Payoffs (2)  Penalties  Appraisal Reduct. (2)  Liquidations (2)  Losses (2)     Term         Avg.
    Date         #  Balance     #  Balance  #  Amount        #  Balance          #  Balance      #  Amount     Life    Coupon  Remit
------------ ---------------------------------------------------------------------------------------------- ------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                  Weighted Average
Current Scheduled   # of  Scheduled    % of   -----------------------
     Balance       Loans   Balance   Balance  Term  Coupon  PFY  DSCR
---------------------------------------------------------------------
                     0          0     0.00%
---------------------------------------------------------------------
Average Schedule Balance        0
Maximum Schedule Balance
Minimum Schedule Balance

               DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                 Weighted Average
Fully Amortizing   # of  Scheduled    % of   -----------------------
 Mortgage Loans   Loans   Balance   Balance  Term  Coupon  PFY  DSCR
--------------------------------------------------------------------
                    0        0       0.00%
--------------------------------------------------------------------

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                Weighted Average
Current Mortgage   # of  Scheduled    % of   ----------------------
Interest Rate     Loans   Balance   Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------
                    0        0       0.00%
--------------------------------------------------------------------

Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                              Weighted Average
    Balloon      # of  Scheduled    % of   ----------------------
Mortgage Loans  Loans   Balance   Balance  Term  Coupon  PFY DSCR
-----------------------------------------------------------------
                  0        0       0.00%
-----------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                              DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of  Scheduled    % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  PFY DSCR
--------------------------------------------------------------
                  0        0       0.00%
--------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of  Scheduled    % of
Coverage Ratio  Loans   Balance   Balance  WAMM  WAC  PFY DSCR
--------------------------------------------------------------
                  0        0       0.00%
--------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic   # of  Scheduled    % of
 Location   Loans   Balance   Balance  WAMM  WAC  PFY DSCR
----------------------------------------------------------
              0        0       0.00%
----------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0         0.00%
--------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                     0         0        0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                         # of   Scheduled     % of
         Year           Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-----------------------------------------------------------------------------
Prior to Current Year     0         0        0.00%      0    0.00%     0.00
         2008             0         0        0.00%      0    0.00%     0.00
         2009             0         0        0.00%      0    0.00%     0.00
         2010             0         0        0.00%      0    0.00%     0.00
         2011             0         0        0.00%      0    0.00%     0.00
         2012             0         0        0.00%      0    0.00%     0.00
         2013             0         0        0.00%      0    0.00%     0.00
         2014             0         0        0.00%      0    0.00%     0.00
         2015             0         0        0.00%      0    0.00%     0.00
         2016             0         0        0.00%      0    0.00%     0.00
         2017             0         0        0.00%      0    0.00%     0.00
         2018             0         0        0.00%      0    0.00%     0.00
    2019 & Greater        0         0        0.00%      0    0.00%     0.00
-----------------------------------------------------------------------------
                          0         0        0.00%
-----------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------------------------------------------

(1): LEGEND:

A.   IN GRACE PERIOD

B.   LATE PAYMENT BUT < 1 MONTH DELINQ.

1.   DELINQ. 1 MONTH

2.   DELINQ. 2 MONTHS

3.   DELINQUENT 3 + MONTHS

4.   PERFORMING MATURED BALLOON

5.   NON PERFORMING MATURED BALLOON

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                               LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. In Grace Period

B. Late Payment but < 1 month delinq

1. Delinquent 1 month

2. Delinquent 2 months

3. Delinquent 3+ months

4. Performing Matured Balloon

5. Non Performing Matured Ballon

                                                                   PAGE 13 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                              REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation    as a % of     Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

   * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                               Interest
                       Beginning                                                             (Shortages)/
                    Balance of the    Aggregate     Prior Realized   Amounts Covered by    Excesses applied
Prospectus             Loan at      Realized Loss  Loss Applied to  Overcollateralization    to Realized
    ID      Period    Liquidation      on Loans      Certificates     and other Credit          Losses
                                                          A                   B                    C
-----------------------------------------------------------------------------------------------------------

CUMULATIVE

                                       Additional                                                  (Recoveries)/
                Modification          (Recoveries)/     Current Realized Loss   Recoveries of      Realized Loss
Prospectus  Adjustments/Appraisal  Expenses applied to        Applied to       Realized Losses       Applied to
    ID      Reduction Adjustment     Realized Losses        Certificates*        paid as Cash   Certificate Interest
                      D                     E
--------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description
 of Fields
-----------
    A         Prior Realized Loss Applied to Certificates

    B         Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

    C         Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

    D         Adjustments that are based on principal haircut or future interest foregone due to modification

    E         Realized Loss Adjustments, Supplemental Recoveries or Expenses on
              a previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date    Life              Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

            -----------------------------------------------

            -----------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

             MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach     Material Breach and Material Document Defect
 Control #    Balance      Date                     Description
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

  Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                   HISTORICAL COLLATERAL LEVEL PAYOFF REPORT

Disclosure  Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
 Control #  Period  Balance  Type  Amount   Amount     Date       Date      Type     Location
----------------------------------------------------------------------------------------------

   CURRENT
                  -----------------
   CUMULATIVE
                  -----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:
           SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                           Remaining
Disclosure  Servicing   Status  ----------------             Maturity  ---------  Property    Geo.                NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Note Rate     Date   Life         Type    Location  NOI  DSCR  Date
---------------------------------------------------------------------------------------------------------------------

            ---------           ----------------
            ---------           ----------------

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                    ABN AMRO ACCT:
SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure  Resolution
Control #    Strategy                        Comments
----------------------  --------------------------------------------------------

----------------------  --------------------------------------------------------
                                                                   PAGE 20 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Anticipated Extension Period:                              0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance Outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P      FITCH   MOODY'S   S&P
--------------------------------------------------------------------

-------------   ---------------------   ----------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank LOGO]      LB-UBS COMMERCIAL MORTGAGE TRUST 2008-C1      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                      SERIES 2008-C1                   Prior Payment:
                                                                       Next Payment:
                                                                       Record Date:

                                 ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX D

                      CLASS A-AB TARGETED PRINCIPAL BALANCE

                                       D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series
2008-C1, Class A-1, Class A-AB, Class A-2, Class A-M and Class A-J, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       E-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 11, 2008) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 11, 2008) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member

                                      E-2

organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its
U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                      E-3

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
     "qualified intermediary"), a duly completed and executed IRS Form W-8IMY
     (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
          1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or
          statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or
          1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a
     "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY
     (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or
          statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section
          1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances,

                                       E-4

an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      E-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

                 SIGNIFICANT UNDERLYING MORTGAGE LOAN SUMMARIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX F

--------------------------------------------------------------------------------
                    I. THE WESTFIELD SOUTHLAKE MORTGAGE LOAN
--------------------------------------------------------------------------------

                                [3 PHOTOS OMITTED]

                                       F-1

--------------------------------------------------------------------------------
                    I. THE WESTFIELD SOUTHLAKE MORTGAGE LOAN
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                       F-2

--------------------------------------------------------------------------------
                    I. THE WESTFIELD SOUTHLAKE MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $140,000,000
LOAN PER SQUARE FOOT:                 $209(1)
% OF INITIAL MORTGAGE POOL BALANCE:   13.9%
SHADOW RATING (S&P/MOODY'S):          A/Baa2
LOAN PURPOSE:                         Refinance
MORTGAGE INTEREST RATE:               6.020% per annum
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   February 11, 2008
AMORTIZATION TERM:                    Interest Only
ANTICIPATED REPAYMENT DATE:           NAP(2)
HYPERAMORTIZATION:                    NAP(2)
MATURITY DATE:                        January 11, 2018
MATURITY BALANCE:                     $140,000,000
BORROWER:                             Southlake Indiana LLC
SPONSORS:                             Westfield Group
DEFEASANCE/PREPAYMENT:                Defeasance permitted two years after Issue
                                      Date. Prepayment permitted, in whole only,
                                      without penalty six months prior to
                                      maturity date.
UP-FRONT RESERVES:                    NAP(2)
ONGOING RESERVES:                     Tax and Insurance Reserve(3)
                                      Replacement and Rollover Reserve(4)
LOCKBOX:                              Hard(5)
OTHER SECURED DEBT:                   NAP(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Regional Mall
LOCATION:                             Merrillville, Indiana
YEAR BUILT:                           1974
YEAR RENOVATED:                       1998-1999
GROSS SQUARE FEET:                    1,372,889(6)
COLLATERAL SQUARE FEET:               669,109(7)
OVERALL OCCUPANCY:                    94.7%(8)
IN-LINE OCCUPANCY:                    79.8%
OCCUPANCY DATE:                       February 1, 2008
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Westfield, LLC, a Delaware limited
                                      liability company, an affiliate of the
                                      Borrower
IN-LINE/OUTPARCEL SALES PSF:          $399(9)
IN-LINE/OUTPARCEL COST OF
   OCCUPANCY:                         $12.1%(9)
U/W NCF:                              $16,927,982
U/W NCF DSCR:                         1.98x
CUT-OFF DATE U/W NCF DSCR:            1.98x
APPRAISED VALUE:                      $276,000,000
APPRAISAL AS OF DATE:                 November 8, 2007
CUT-OFF DATE LTV RATIO:               50.7%
MATURITY LTV RATIO:                   50.7%
--------------------------------------------------------------------------------

(1)  Based on collateral square feet of the Westfield Southlake Mortgaged
     Property.

(2)  NAP means not applicable.

(3)  The Westfield Southlake Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes and one-twelfth of an amount which would be sufficient to pay insurance premiums. Notwithstanding the foregoing, so long as the Westfield Southlake Borrower provides evidence of a blanket insurance policy covering the Westfield Southlake
     Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required. In lieu of making deposits into the tax and insurance reserve account, Westfield America Limited Partnership, an affiliate of the Westfield Southlake Borrower, on behalf of the Westfield
     Southlake Borrower, may provide one or more letters of credit in an amount that would have been held in the tax and insurance reserve account for the next 12-month period had the Westfield Southlake Borrower been making deposits into the tax and insurance reserve account.

(4)  From and after the occurrence of an event of default, the Westfield
     Southlake Borrower is required to make monthly deposits in the replacement and rollover reserve account in the amount of one-twelfth of the product of
     $1.20 and the gross rentable square feet of in-line tenant space at the
     Westfield Southlake Mortgaged Property. Upon the cure of the event of default, lender will disburse to the Westfield Southlake Borrower all the funds in the replacement and rollover reserve account deposited by Borrower in connection with the event of default. The Westfield Southlake Borrower is also required to deposit into the replacement and rollover reserve account all payments received in excess of $50,000.00 from any tenant leasing more than 20,000 square feet of gross leasable area of the
     Westfield Southlake Mortgaged Property in connection with the termination or cancellation of a lease

                                       F-3

     more than one year prior to its expiration date, including fees, penalties and commissions. In lieu of making deposits into the replacement and rollover reserve account, Westfield America Limited Partnership, an affiliate of the Westfield Southlake Borrower, on behalf of the Westfield
     Southlake Borrower, may provide one or more letters of credit in an amount that would have been held in the replacement and rollover reserve account for the next 12-month period had the Westfield Southlake Borrower been making deposits into the replacement and rollover reserve account.

(5)  See "--Lockbox" below.

(6)  Reflects gross leasable area of the entire center including any major tenants or outparcels which may not be part of the collateral. Gross square feet comprising the Westfield Southlake Mall consists of 776,697 square feet of anchor space, 124,441 square feet of mini-major space, 358,355 square feet of in-line space, 67,920 square feet of outparcels, and a
     45,476 square-foot movie theater.

(7)  Collateral square feet comprising the Westfield Southlake Mortgaged
     Property consists of 166,145 square feet of JC Penney anchor space, 124,441 square feet of mini-major space, 358,355 square feet of in-line space and
     20,168 square feet of outparcels.

(8)  Overall occupancy reflects the actual physical occupancy based on the rent roll dated February 1, 2008. Overall occupancy includes 520,196 square feet occupied by Sears (216,982 square feet), Macy's (164,574 square feet) and
     Carson Pirie Scott & Co. (138,640 square feet), which own their stores and pads and are not part of the collateral. Overall occupancy also includes
     Kohl's (90,356 square feet) which owns its store and leases its pad from the Westfield Southlake Borrower, as well as eight outparcels (aggregating
     47,752 square feet) which own their stores and lease their pads from the
     Westfield Southlake Borrower. Collateral occupancy of the Westfield
     Southlake Mortgaged Property is 89.2%.

(9)  Comparable in-line/outparcel sales per square foot and in-line/outparcel cost of occupancy, as reported by the Westfield Southlake Borrower, for the trailing 12 months ending January 31, 2008 reflect tenants occupying less than 10,000 square feet.

--------------------------------------------------------------------------------
                       GROSS LEASABLE AREA (GLA) OVERVIEW
--------------------------------------------------------------------------------

                                                        APPROXIMATE    AS %                    LEASE
              STORE                PRINCIPAL BUSINESS   SQUARE FEET   OF GLA   RATINGS(1)   EXPIRATION
--------------------------------   ------------------   -----------   ------   ----------   ----------

MAJOR TENANTS
   Sears(2) ....................    Department Store       216,982      15.8%     BB/Ba1      NAP(3)
   JC Penney....................    Department Store       166,145      12.1    BBB-/Baa3    9/30/2014
   Macy's(2)....................    Department Store       164,574      12.0    BBB-/Baa2     NAP(3)
   Carson Pirie Scott & Co.(2)..    Department Store       138,640      10.1       B/B2       NAP(3)
   Kohl's(4)....................    Department Store        90,356       6.6    BBB+/Baa1    2/28/2013
                                                         ---------     -----
TOTAL MAJOR TENANTS SPACE.......                           776,697      56.6
Mini Major Tenants..............                           124,441       9.1
Theater.........................                            45,476       3.3
In-Line.........................                           358,355      26.1
Outparcels(5)...................                            67,920       4.9
                                                         ---------     -----
TOTAL GLA.......................                         1,372,889     100.0%
                                                         =========     =====

--------------------------------------------------------------------------------

(1)  Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

(2)  Sears, Macy's, and Carson Pirie Scott & Co. each owns its respective store and pad and are not part of the collateral.

(3)  NAP means not applicable as tenant owns its store and pad which are not part of the collateral.

(4)  Kohl's owns its store and leases its pad from the Westfield Southlake
     Borrower. The pad, but not the store, is part of the collateral.

(5)  Comprised of a total of 17 outparcels, of which the collateral consists of
     20,168 square feet of outparcel improvements and the nine related outparcel pads on which these improvements are situated. Collateral also consists of eight outparcel pads but not the 47,752 square feet of improvements on those outparcel pads.

                                       F-4

--------------------------------------------------------------------------------
                    MINI MAJOR AND THEATER TENANT INFORMATION
--------------------------------------------------------------------------------

                                       APPROXIMATE        LEASE
               TENANT                  SQUARE FEET   EXPIRATION DATE
------------------------------------   -----------   ---------------
Dick's Sporting Goods...............      50,000        1/31/2022
Kerasotes Showplace Theater.........      45,476          NAP(1)
Gander Mountain.....................      39,996        1/31/2015
Borders Books Music Movies..........      23,183        1/31/2022
New York & Company..................      11,262        6/30/2008
                                         -------
TOTAL...............................     169,917
                                         =======
--------------------------------------------------------------------------------

(1)  NAP means not applicable as tenant owns its store and pad which are not part of the collateral.

              -----------------------------------------------------
              HISTORICAL ANNUAL RENT PER SQUARE FOOT INFORMATION(1)
              -----------------------------------------------------

                               2005   2006   2007
                              ------ ------ ------
                              $10.58 $10.43 $12.13
              -----------------------------------------------------

(1)  The effective annual rent based on base rent information provided by the
     Westfield Southlake Borrower.

--------------------------------------------------------------------------------
                          LEASE EXPIRATION INFORMATION
--------------------------------------------------------------------------------

                       APPROXIMATE   APPROXIMATE   AS % OF   CUMULATIVE   APPROXIMATE     AS % OF     CUMULATIVE
                           # OF        EXPIRING     TOTAL    % OF TOTAL     EXPIRING       TOTAL      % OF TOTAL
                         EXPIRING       SQUARE      SQUARE     SQUARE         BASE          BASE         BASE
        YEAR             TENANTS       FEET(1)     FEET(1)     FEET(1)    REVENUES(2)   REVENUES(2)   REVENUES(2)
--------------------   -----------   -----------   -------   ----------   -----------   -----------   -----------

2008................        16          48,799        4.9%       4.9%     $ 1,414,012        9.1%         9.1%
2009................        11          23,594        2.4        7.3%         796,259        5.1         14.2%
2010................        21          40,940        4.1       11.4%       1,588,812       10.2         24.4%
2011................        13          26,375        2.7       14.1%       1,178,416        7.6         31.9%
2012................        15          40,116        4.0       18.1%       1,240,025        8.0         39.9%
2013................        13         122,923       12.4       30.5%       1,536,303        9.9         49.8%
2014................         9         185,780       18.7       49.3%       1,139,713        7.3         57.1%
2015................        12          74,641        7.5       56.8%       1,289,440        8.3         65.3%
2016................        10          19,744        2.0       58.8%         858,646        5.5         70.9%
2017................        12          26,969        2.7       61.5%       1,040,552        6.7         77.5%
2018 and beyond.....        18         309,072       31.2       92.7%       3,501,996       22.5        100.0%
Vacant..............        --          72,380        7.3      100.0%               0         --        100.0%
                           ---         -------      -----                 -----------      -----
TOTAL...............       150         991,333      100.0%                $15,584,174      100.0%
                           ===         =======      =====                 ===========      =====

--------------------------------------------------------------------------------

(1)  Reflects expiring square feet of the Westfield Southlake Mortgaged Property including square footage attributed to Carson Pirie Scott & Co. and all outparcel improvements, and excluding the square footage attributed to
     Sears and Macy's which are not part of the collateral.

(2)  Based on underwritten base rental revenues.

                                       F-5

     The Borrower and Sponsor. The Westfield Southlake Borrower is Southlake
Indiana LLC, a Delaware limited liability company, whose sponsor is the
Westfield Group. The Westfield Group is the largest retail property group in the world by equity market capitalization and the ninth largest entity listed on the
Australian Stock Exchange. Operating on a global platform, the Westfield Group is an internally managed, vertically integrated shopping center group, undertaking ownership, development, design, construction, funds and asset management, property management, leasing and marketing employing in excess of
5,000 staff worldwide. The Westfield Group reports that it has interests in an investment portfolio of 118 shopping centers valued in excess of A$63.2 billion located in Australia, the United States, New Zealand and the United Kingdom.

     The Mortgage Loan. The Westfield Southlake Mortgage Loan was originated on
December 20, 2007 and has a cut-off date principal balance of $140,000,000. The
Westfield Southlake Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2018. The Westfield Southlake Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of
6.020% per annum. On the eleventh day of each month to but excluding the stated
maturity date, the Westfield Southlake Borrower is required to make interest-only payments on the Westfield Southlake Mortgage Loan. The principal balance of the Westfield Southlake Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

     The Westfield Southlake Borrower is prohibited from voluntarily prepaying the Westfield Southlake Mortgage Loan, in whole or in part, at any time prior to
July 11, 2017. From and after such date, the Westfield Southlake Mortgage Loan may be prepaid in whole, but not in part, without any prepayment penalty or premium.

     The Westfield Southlake Borrower may defease the Westfield Southlake
Mortgage Loan, in whole only, at any time after two years following the Issue
Date and prior to July 11, 2017, and by doing so obtain the release of the
Westfield Southlake Mortgaged Property. A defeasance will be effected by the
Westfield Southlake Borrower's pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended (including non-callable and non-redeemable obligations of any agency of the United States of America all of whose obligations are unconditionally guaranteed by the United
States of America), that produce payments which replicate the payment obligations of the Westfield Southlake Borrower under the Westfield Southlake
Mortgage Loan and are sufficient to pay off the Westfield Southlake Mortgage
Loan in its entirety on the date occurring six months prior to the stated
maturity date. The Westfield Southlake Borrower's right to defease the entire
Westfield Southlake Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Westfield Southlake Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Westfield
Southlake Borrower in the Westfield Southlake Mortgaged Property, which is comprised of a portion of the Westfield Southlake Mall, an anchored regional mall located in Merrillville, Indiana. The Westfield Southlake Mall was built in
1974 and renovated in 1998 and 1999. The Westfield Southlake Mall is anchored by five stores with an aggregate of 776,697 square feet comprised of Sears, JC
Penney, Macy's, Carson Pirie Scott & Co. and Kohl's. Kohl's owns its store and leases its pad from the related borrower, therefore the pad, but not the store, is part of the collateral which makes up the Westfield Southlake Mortgaged
Property. Sears, Macy's and Carson Pirie Scott & Co. each owns its respective store and pad and are not part of the collateral. The Westfield Southlake
Mortgaged Property totals 669,109 square feet of collateral, consisting of
166,145 square feet of JC Penney anchor space, 124,441 square feet of mini major space, 358,355 square feet of in-line space and 20,168 square feet of outparcel space. The in-line space is occupied by 94 tenants which include retailers such as Express and Express Men, Abercrombie & Fitch, Lane Bryant, Victoria's Secret
and Champs. As of February 1, 2008, collateral occupancy was 89.2%, in-line occupancy was 79.8% and overall physical occupancy at the Westfield Southlake
Mall was 94.7%.

                                       F-6

     Based on historical financial information provided by the Westfield
Southlake Borrower, the net operating income for the Westfield Southlake Mall was $19,286,041 for fiscal year 2007 and $2,802,187 for the interim period from
January 2008 through February 2008.

     The following is an occupancy chart for the Westfield Southlake Mall, as reported by the Westfield Southlake Borrower.

                    -------------------------------------------
                        HISTORICAL OCCUPANCY INFORMATION
                    -------------------------------------------

                                YEAR               OCCUPANCY(1)
                    ------------------------------ ------------
                    2007..........................    91.3%
                    2006..........................    88.5%
                    2005..........................    86.5%
                    2004..........................    86.4%
                    2003..........................    89.4%
                    -------------------------------------------

(1)  Reflects historical occupancy as reported by the Westfield Southlake
     Borrower for the Westfield Southlake Mortgaged Property, including square footage attributed to in-line, mini major, theater, outparcel and the food court space. Anchors, kiosks, ATMs, trash pads and carousels have been excluded.

     The Market. According to information in the appraisal performed in connection with the origination of the Westfield Southlake Mortgage Loan, the
Westfield Southlake Mortgaged Property is located in Lake County, Indiana, within the greater Merrillville area. The Merrillville area generally includes the city of Hobart as well as the city of Schererville. Generally, the boundaries of the immediate area include approximately a 1.5 mile radius around the subject property. Most of the major commercial developments are located near the Westfield Southlake Mortgaged Property, and the nearby full interchange with
Interstate 65 (1/2 mile west of the subject). The Central Business District
(Chicago) is located 32 miles northwest of the subject property. According to the appraisal, Merrillville has become a regional economic and information hub, in part due to a high concentration of businesses along US Route 30. According to the appraiser, the subject is in an attractive environment, with little direct competition within the immediate trade area as the primary retail destination serving a broad area, with good demographic characteristics.

     Lockbox. The Westfield Southlake Borrower is obligated to establish and maintain a segregated eligible account (the "Westfield Southlake Lockbox
Account") under the control of the lender. The Westfield Southlake Borrower is required to cause all tenants at the Westfield Southlake Mortgaged Property to deposit all rents directly into the Westfield Southlake Lockbox Account on or before the date such rent is due. If the Westfield Southlake Borrower, its affiliates or the property manager receives any rents directly, the Westfield
Southlake Borrower is required to hold such rents in trust for the benefit of the lender, and deposit, or cause to be deposited, all such rents into the
Westfield Southlake Lockbox Account within one business day. Prior to an event of default, all funds on deposit in the Westfield Southlake Lockbox Account are required to be transferred daily by the Westfield Southlake Lockbox Bank into an account designated by the Westfield Southlake Borrower. During an event of default and until the event of default is cured, all amounts deposited into the
Westfield Southlake Lockbox Account are required to be transferred daily into a cash management account established by the Westfield Southlake Borrower. After the occurrence of an event of default and until the event of default is cured
(and provided that no other event of default shall have occurred and be continuing), on each business day and until such time as the deposits required under the deposit account agreement have been made in full, the cash management bank is required to disburse all funds on deposit in the cash management account, in the amounts specified by the lender, in the following order of priority: (i) first, to fund the reserves established for taxes, charges or insurance premiums on the Westfield Southlake Mortgaged Property; (ii) second, to pay the cash management bank any fees owed to the cash management bank for services performed by the cash management bank under the deposit account agreement; (iii) third, to fund the debt service reserve account; (iv) fourth, to fund any operating expenses

                                       F-7

incurred by the Westfield Southlake Borrower following the occurrence of an event of default which (x) are included in the operating budget for the current month for the Westfield Southlake Mortgaged Property; (y) are for electric, gas, oil, water, sewer or other utility service to the Westfield Southlake Mortgaged
Property or management fees payable under the Westfield Southlake Management
Agreement for the current month for the Westfield Southlake Mortgaged Property;
or (z) were approved by the lender, which approval shall not be unreasonably withheld or delayed; (v) fifth, to fund the replacement and rollover reserve account; and (vi) sixth, to an account held by the lender until the related event of default is cured.

     Windstorm and Terrorism Insurance. The Westfield Southlake Borrower is
required under the related loan documents to maintain, along with other insurance coverages and requirements, comprehensive all risk insurance, including windstorm insurance (including named windstorm allowing for deductibles of 5% of the property insurable value), commercial general liability insurance, business interruption insurance and insurance against certain acts of terrorism. Regarding terrorism insurance coverage, if such policies contain an exclusion for acts of terrorism, the Westfield Southlake Borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist, in an amount, if commercially available, equal to the then full replacement cost of the Westfield Southlake Mortgaged Property, provided, however that the Westfield
Southlake Borrower will not be required to maintain insurance coverage for acts of terrorism, in excess of the coverage that is available, if any, for an annual premium of $300,000.00.

     Partial Release. The related loan documents permit the partial release of certain vacant, non-income producing portions of the Westfield Southlake
Mortgaged Property to be identified by the Westfield Southlake Borrower and reasonably approved by the lender (individually and collectively, the "Westfield
Southlake Release Parcel") from the lien of the mortgage (the "Westfield
Southlake Land Parcel Release"); upon the satisfaction of certain conditions, including, among other things, that (i) no event of default shall have occurred and be continuing; (ii) the Westfield Southlake Land Parcel Release does not have a materially adverse effect on the use, value and operation of the
Westfield Southlake Mortgaged Property as determined at the time of the requested release (which shall be confirmed at lender's option by a qualified
MAI/FIRREA appraiser), and which Westfield Southlake Land Parcel Release will be at Westfield Southlake Borrower's sole cost and expense; (iii) prior to the
Westfield Southlake Land Parcel Release, the Westfield Southlake Release Parcel
shall be subdivided from the Westfield Southlake Mortgaged Property to form a separate tax lot; (iv) if a secondary market transaction has occurred, such release is not a "significant modification" within the meaning of Treasury
Regulations section 1.860G-2 as reasonably determined by the lender exercising the judgment of a prudent lender; (v) all legal requirements in connection with the foregoing shall have been met and confirmed by evidence from municipal authorities or a title company endorsement or other types of evidence reasonably satisfactory to the lender; and (vi) any easements necessary for the benefit of the Westfield Southlake Mortgaged Property, following such subdivision and conveyance, shall be entered into and recorded, as appropriate.

     Reciprocal Easement Agreement. The Westfield Southlake Mortgaged Property
is subject to a reciprocal easement agreement. See "Risk Factors--The Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates May Present Special Risks--Retail
Properties" in the accompanying base prospectus.

                                       F-8

--------------------------------------------------------------------------------
                    II. THE CHEVY CHASE CENTER MORTGAGE LOAN
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

                                       F-9

--------------------------------------------------------------------------------
                    II. THE CHEVY CHASE CENTER MORTGAGE LOAN
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      F-10

--------------------------------------------------------------------------------
                    II. THE CHEVY CHASE CENTER MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $116,628,806
LOAN PER SQUARE FOOT:                $293
% OF INITIAL MORTGAGE POOL BALANCE:  11.6%
SHADOW RATING (S&P/MOODY'S):         AAA/Baa1
LOAN PURPOSE:                        Refinance
MORTGAGE INTEREST RATE:              6.520% per annum
INTEREST CALCULATION:                30/360
FIRST PAYMENT DATE:                  December 1, 2006
AMORTIZATION TERM:                   20 years
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       November 1, 2026
MATURITY BALANCE:                    $630
BORROWER:                            Chevy Chase Center, LLC
SPONSOR:                             The Chevy Chase Land Company of Montgomery
                                     County, Maryland
DEFEASANCE/PREPAYMENT:               Prepayment with the greater of yield
                                     maintenance or 1% of the unpaid principal
                                     balance permitted on and after November 1,
                                     2016. Prepayment without yield maintenance
                                     permitted 90 days prior to maturity date.
UP-FRONT RESERVES:                   Tax Reserve(2)
                                     Tenant Improvement and
                                     Leasing Commission Reserve(3)
                                     Rollover Reserve(4)
                                     Mills Letter of Credit(5)
ONGOING RESERVES:                    Tax Reserve(2)
                                     Rollover Reserve(4)
                                     Free Rent Letters of Credit(6)
LOCKBOX:                             NAP(1)
OTHER SECURED DEBT:                  NAP(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Mixed Use(8)
LOCATION:                            Chevy Chase, Maryland
YEAR BUILT:                          2006
YEAR RENOVATED:                      NAP(1)
SQUARE FEET:                         397,744
OCCUPANCY:                           97.8%(9)
OCCUPANCY DATE:                      January 15, 2008
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 The Chevy Chase Land Company of Montgomery
                                     County, Maryland, the owner of the
                                     mortgaged property and an affiliate of the
                                     borrower.
U/W NCF:                             $15,496,977(9) (10)
U/W NCF DSCR:                        1.43x(9) (10)
CUT-OFF DATE U/W NCF DSCR:           1.43x(9) (10)
APPRAISED VALUE:                     $274,000,000
APPRAISAL AS OF DATE:                June 18, 2007
CUT-OFF DATE LTV RATIO:              42.6%
MATURITY LTV RATIO:                  0.0%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  At closing, the Chevy Chase Center Borrower deposited $190,231 into a tax reserve account. The Chevy Chase Center Borrower is required to make monthly deposits into the tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following twelve months.

(3)  At closing, the Chevy Chase Center Borrower deposited $438,400 into a tenant improvement and leasing commission reserve account in connection with certain unleased and unoccupied space at the Chevy Chase Center
     Mortgaged Property.

                                      F-11

(4)  At closing, the Chevy Chase Center Borrower deposited $100,000 into a rollover reserve account. The Chevy Chase Center Borrower is required to make deposits into the rollover reserve account in the following amounts:
     (i) $20,000 on December 1, 2006; (ii) $30,000 per month commencing January
     1, 2007 through December 31, 2009; (iii) $60,000 per month commencing
     January 1, 2010 through December 31, 2012; (iv) $80,000 per month commencing January 1, 2013 through December 31, 2015; and (v) $160,000 per month commencing January 1, 2016 through April 30, 2018. The rollover reserve funds are required to be used specifically for tenant improvements and leasing commissions with respect to the 202,147 square foot space that is currently leased to The Mills Limited Partnership through April 30, 2019
     (the "Rollover Space"). The Chevy Chase Center Borrower may draw upon the rollover reserve account for tenant improvement costs and leasing commissions in amounts equal to the product of (a) $59.56 and (b) the applicable rentable square feet of Rollover Space that is leased to replacement tenants that have taken occupancy and commenced paying rent.
     All remaining funds in the rollover reserve account are required to be released to the Chevy Chase Center Borrower upon, among other things, 95%
     occupancy of the Rollover Space.

(5)  At closing, the Chevy Chase Center Borrower and the lender entered into a letter of credit agreement, pursuant to which the Chevy Chase Center
     Borrower delivered an irrevocable standby letter of credit to the lender in the amount of $6,787,860 with respect to space being leased to The Mills
     Limited Partnership. Such letter of credit may be released if 100% of such space has been rented and occupied, either by The Mills Limited
     Partnership, a permitted assignee of The Mills Limited Partnership or by a third party tenant(s) for rent that is at least equal to the contracted rent under The Mills Limited Partnership lease.

(6)  To the extent that any future lease of space in the Chevy Chase Center
     Mortgaged Property provides for free rent in excess of $100,000, the Chevy
     Chase Center Borrower is required to deliver to the lender a letter of credit in the full amount of such free rent.

(7)  The Chevy Chase Center Mortgaged Property was encumbered by a subordinate mortgage in favor of Bank of America, N.A. in connection with a subordinate mortgage loan in the maximum principal amount of $10,000,000. Such subordinate mortgage loan has been paid off in full. As of the date hereof, the subordinate mortgage has not yet been extinguished from the applicable records. The removal of the subordinate mortgage from the records is currently in process.

(8)  The Chevy Chase Center Mortgaged Property consists of 223,421 square feet of office space (56.2% of the total space) and 174,323 square feet of retail space (44.8% of the total space).

(9)  Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR
     were calculated including 108,320 square feet of space leased but not currently occupied. One office tenant, The Mills Limited Partnership, does not occupy 84.6% (171,065 square feet) of its total leased space (202,147 square feet), but subleases 116,672 square feet to seven tenants, three of which total 45,194 square feet (The Travel Channel, L.L.C., Bosley, Inc., and MPEG LA, LLC) and have not yet taken occupancy. The total space leased but not occupied by The Mills Limited Partnership or a sublease tenant is
     99,587 square feet. Two retail tenants recently executed leases for 8,733 square feet (6,475 square feet leased to Hela Spa, PLLC and 2,258 square feet leased to NLDC, LLC) but have not yet taken occupancy. Actual in-place occupancy excluding spaces leased but not occupied is 70.6%. Occupancy
     Percentages for the office space and the retail space specifically are
     45.9% (100.0% leased) and 90.8% (95.0% leased), respectively.

(10) The U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR include the amount by which average rent over the remaining term of the lease exceeds the current base rent for Tiffany and Company, J. Choo USA, Inc., LVMH Fashion
     Group Americas, Inc. ("Louis Vuitton"), Gucci America, Inc., Bulgari Retail
     USA, S.r.l., Max East Coast VI, Inc. ("Max Mara"), SBL, Inc. ("Cartier"),
     Barney's, Inc., R.L.Fashions of Maryland, LLC ("Ralph Lauren"), Devanlay
     Retail Group, Inc. ("Lacoste"), Chevy Chase Bank, F.S.B., Giant of Maryland
     LLC ("Giant Food/Drug Store"), EagleBank and Solo Mio, LLC ("The UPS
     Store"). Based on the actual in-place rental payments, the U/W NCF DSCR is
     1.35x and the U/W NCF Cut-off Date DSCR is 1.35x.

                                      F-12

------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       LEASE
                                    PRINCIPAL       APPROXIMATE    % TOTAL       % TOTAL                            EXPIRATION
           TENANT                    BUSINESS       SQUARE FEET  SQUARE FEET  BASE REVENUES  RENT PSF  RATINGS(1)      DATE
------------------------------  ------------------  -----------  -----------  -------------  --------  ----------  ------------

Office
   The Mills Limited
   Partnership ...............     Real Estate        202,147        50.8%         47.6%      $ 40.69       NR     4/30/2019(2)
   GEF Management
   Corporation ...............  Financial Services     21,274         5.3           4.9       $ 39.67       NR      12/31/2018
                                                      -------       -----         -----
TOTAL OFFICE TENANTS .........                        223,421        56.2%         52.5%
Retail
   Giant of Maryland LLC          Supermarket /
   ("Giant Food/Drug Store")..      Pharmacy           39,752        10.0           9.9       $ 43.00   BBB-/Baa3   2/28/2026
   Clyde's of Chevy Chase,
   Inc. ("Clyde's") ..........     Restaurant          17,885         4.5           1.4       $ 13.68       NR      6/30/2015
   R.L.Fashions of Maryland,
   LLC ("Ralph Lauren") ......  Apparel Retailer       16,045         4.0           4.2       $ 45.46   BBB+/Baa1   1/31/2016
   Barney's, Inc .............  Apparel Retailer       11,400         2.9           4.0       $ 60.00       NR      1/31/2021
   Tiffany and Company .......  Jewelry Retailer        7,480         1.9           4.9       $112.30       NR      2/28/2021
   Major Retail Tenants ......                         92,562        23.3          24.4
   Other Retail Tenants ......                         73,059        18.4          23.1
Vacant .......................                          8,702         2.2            --
                                                      -------       -----         -----
TOTAL RETAIL TENANTS .........                        174,323        43.8          47.5
                                                      -------       -----         -----
TOTAL ALL TENANTS ............                        397,744       100.0%        100.0%
                                                      =======       =====         =====
------------------------------------------------------------------------------------------------------------------------------------

(1)  Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(2)  The Mills Limited Partnership does not occupy 84.6% (171,065 square feet)
     of its total leased space (202,147 square feet), but subleases a total of
     116,672 square feet to seven tenants. 30,612 square feet is subleased to
     The Travel Channel, L.L.C., 29,370 square feet is subleased to American
     Capital Strategies, LTD., 17,858 square feet is subleased to NEA
     Development Corp., 13,000 square feet is subleased to Columbia Partners,
     L.L.C., 11,250 square feet is subleased to Choice Hotels International
     Services Corporation, 8,898 square feet is subleased to MPEG LA, LLC and
     5,684 square feet is subleased to Bosley, Inc. The Travel Channel, L.L.C.,
     Bosley, Inc., and MPEG LA, LLC have not yet taken occupancy.

                                      F-13

------------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

                 APPROXIMATE  APPROXIMATE    AS % OF    CUMULATIVE % OF   APPROXIMATE                  CUMULATIVE %
                 # OF LEASES    EXPIRING      TOTAL      TOTAL SQUARE    EXPIRING BASE  AS % OF TOTAL    OF TOTAL
     YEAR         EXPIRING    SQUARE FEET  SQUARE FEET        FEET          REVENUES    BASE REVENUES  BASE REVENUES
---------------  -----------  -----------  -----------  ---------------  -------------  -------------  -------------

2008...........        1          1,504        0.4%           0.4%                  0         0.0%           0.0%
2009...........        0              0        0.0            0.4%                  0         0.0            0.0%
2010...........        0              0        0.0            0.4%                  0         0.0            0.0%
2011...........        1          2,511        0.6            1.0%            110,572         0.6            0.6%
2012...........        0              0        0.0            1.0%                  0         0.0            0.6%
2013...........        0              0        0.0            1.0%                  0         0.0            0.6%
2014...........        1          2,258        0.6            1.6%            146,770         0.8            1.5%
2015...........        3         24,311        6.1            7.7%            878,840         5.1            6.6%
2016...........       12         51,130       12.9           20.5%          2,674,046        15.5           22.1%
2017...........        1          1,969        0.5           21.0%            118,140         0.7           22.7%
2018...........        2         23,142        5.8           26.9%          1,003,340         5.8           28.5%
2019...........        1        202,147       50.8           77.7%          8,225,412        47.6           76.2%
2020...........        1          6,475        1.6           79.3%            177,415         1.0           77.2%
2021...........        5         30,895        7.8           87.1%          2,041,448        11.8           89.0%
2022...........        0              0        0.0           87.1%                  0         0.0           89.0%
2023...........        0              0        0.0           87.1%                  0         0.0           89.0%
2024...........        0              0        0.0           87.1%                  0         0.0           89.0%
2025...........        0              0        0.0           87.1%                  0         0.0           89.0%
2026 and beyond        2         42,700       10.7           97.8%          1,898,192        11.0          100.0%
Vacant.........       --          8,702        2.2          100.0%                  0          --          100.0%
                     ---        -------      -----                        -----------       -----
TOTAL.........        30        397,744      100.0%                       $17,274,175       100.0%
                     ===        =======      =====                        ===========       =====
------------------------------------------------------------------------------------------------------------------------------------

            ----------------------------------------------------
            HISTORICAL ANNUAL RENT PER SQUARE FOOT INFORMATION(1

            ----------------------------------------------------
                             2005   2006   2007
                            ------ ------ ------
                            NAP(2) $43.02 $43.32
            ----------------------------------------------------

(1)  The effective  annual rent based on base rent  information  provided by the
     Chevy Chase Center Borrower.

(2)  The historical annual rent per square foot for 2005 is not applicable.  The
     Chevy Chase Center Mortgaged Property was built in 2006.

     The Borrower and Sponsor. The Chevy Chase Center Borrower is Chevy Chase
Center, LLC, a Maryland limited liability company. The sponsor of the Chevy
Chase Center Mortgage Loan (the "Chevy Chase Center Sponsor") is The Chevy Chase
Land Company of Montgomery County, Maryland, a Maryland corporation. Under an indemnity deed of trust ("IDOT") structure, the Chevy Chase Center Sponsor is the owner of the Chevy Chase Center Mortgaged Property and guaranteed the obligations of the Chevy Chase Center Borrower under the related promissory note pursuant to an IDOT guaranty agreement. The related mortgage secures the Chevy
Chase Center Sponsor's obligations under such IDOT guaranty agreement. In connection with the IDOT structure of the Chevy Chase Center Mortgage Loan, neither the Chevy Chase Center Borrower nor the Chevy Chase Center Sponsor is a
bankruptcy-remote, special purpose entity. See "Risk Factors--Some Borrowers
Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities" in
this offering prospectus for a discussion of risks with respect to such entity statuses. The Chevy Chase Center Sponsor has been in existence since 1890 and was established by

                                      F-14

Senator Francis Newlands. The Chevy Chase Sponsor's holdings other than the
Chevy Chase Center Mortgaged Property include the Francis G. Newlands building in downtown Bethesda, Maryland and the Lake East Shopping Center in Chevy Chase,
Maryland. The Chevy Chase Center Sponsor owns, or has an ownership interest in, and manages approximately two million square feet of office, retail and warehouse space within Washington, D.C., Maryland and Northern Virginia. As of
year-end 2007, the Chevy Chase Center Sponsor had assets with an aggregate value of $234,924,030 and liabilities with an aggregate value $172,928,363. See the following table, which presents certain audited financial information relating to the Chevy Chase Center Sponsor:

---------------------------------------------------------------------------------------------------------------
                                         SELECTED FINANCIAL INFORMATION
---------------------------------------------------------------------------------------------------------------

                                                             AS OF THE YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------------------------
SELECTED INCOME STATEMENT DATA(1)               2007          2006          2005          2004         2003
------------------------------------------  ------------  ------------  ------------  ------------  -----------

Operating Income:
   Rental property income.................. $ 49,700,348  $ 41,801,410  $ 27,264,840  $ 25,377,944  $26,574,604
   Rental property expenses................   41,775,007    33,179,127    20,254,900    18,531,966   18,968,086
                                            ------------  ------------  ------------  ------------  -----------
   Net Income From Property................    7,925,341     8,622,283     7,009,940     6,845,978    7,606,518
   Other Operating Income and Expenses.....    1,699,190    (3,739,015)   (3,690,261)   (2,804,132)  (2,337,341)
                                            ------------  ------------  ------------  ------------  -----------
Net Income From Operations................     9,624,531     4,883,268     3,319,679     4,041,846    5,269,177
Other Income..............................       950,802       358,799       212,547     1,313,466      (47,775)
                                            ------------  ------------  ------------  ------------  ------------
Income before provision for income taxes..    10,575,333     5,242,067     3,532,226     5,355,312    5,221,402
Provision for income taxes................     3,949,136     1,817,069     1,397,590     2,194,901    1,993,864
                                            ------------  ------------  ------------  ------------  -----------
NET INCOME................................  $  6,626,197  $  3,424,998    $2,134,636  $  3,160,411  $ 3,227,538
EARNINGS PER COMMON SHARE(2)..............  $      13.46  $       6.96    $     4.34  $       6.42  $      6.56

SELECTED BALANCE SHEET DATA(1)
------------------------------------------
Assets:
   Investments in Rental Property........   $168,634,952  $174,135,142  $ 87,875,303  $ 46,921,398  $46,477,513
                                            ------------  ------------  ------------  ------------  -----------
TOTAL ASSETS..............................  $234,924,030  $221,732,022  $173,261,889  $114,876,228  $89,683,418
Liabilities
   Construction loan payable..............            --     1,527,854    73,290,269    21,744,314           --
   Mortgages payable......................   143,801,356   129,293,233     8,745,256     8,935,679    9,111,265
TOTAL LIABILITIES.........................  $172,928,363  $163,264,167  $115,111,485  $ 56,297,809  $31,835,274
STOCKHOLDERS EQUITY.......................  $ 61,995,667  $ 58,467,855    58,150,404    58,578,419   57,848,144
DIVIDENDS PER COMMON SHARE(2).............  $       6.00  $       5.75  $       5.00  $       5.00  $      5.00
---------------------------------------------------------------------------------------------------------------

(1)  Based on audited financial statements provided by the Chevy Chase Center
     Sponsor.

(2)  Based on 492,152 shares of common shares (247,031 Class A common shares and
     245,121 Class B common shares).

     The Mortgage Loan. The Chevy Chase Center Mortgage Loan was originated on
October 20, 2006 by Teachers Insurance and Annuity Association of America, a New
York corporation, and acquired by UBS Real Estate Securities Inc. on March 20,
2007. The Chevy Chase Center Mortgage Loan has a cut-off date principal balance of $116,628,806. The Chevy Chase Mortgage Loan is a 240-month fully amortizing loan with a stated maturity date of November 1, 2026. The Chevy Chase Center
Mortgage Loan accrues interest on a 30/360 Basis at an interest rate, in the absence of default, of 6.520% per annum. On the first day of each month to but not including the stated maturity date, the Chevy Chase Center Borrower is required to make monthly debt service payments in the amount of $903,567.50 on the Chevy Chase Center Mortgage Loan. The outstanding balance of the Chevy

                                      F-15

Chase Center Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on November 1, 2026.

     The Chevy Chase Center Borrower is prohibited from voluntarily prepaying the Chevy Chase Center Mortgage Loan, in whole or in part, prior to November 1,
2016. Commencing on November 1, 2016, provided there is no event of default under the loan documents, the Chevy Chase Center Borrower may prepay the Chevy
Chase Center Mortgage Loan in whole, but not in part, on the first day of any calendar month upon 90 days' prior notice and upon payment of a yield maintenance premium equal to the greater of yield maintenance or 1% of the unpaid principal balance. From and after August 1, 2026, the Chevy Chase Center
Borrower may prepay the Chevy Chase Center Mortgage Loan in whole without payment of any prepayment consideration.

     The Mortgaged Property. The Chevy Chase Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Chevy Chase
Center Mortgaged Property, which is comprised of an office and retail complex built in 2006 and located in Chevy Chase, Montgomery County, Maryland. There is
currently no proposed plan for renovation or additional future development of the Chevy Chase Center Mortgaged Property. The Chevy Chase Center Mortgaged
Property consists of five buildings totaling 397,744 square feet, which include
223,421 square feet of office space (56.2% of the total space) and 174,323 square feet of retail space (43.8% of the total space).

     The office component is primarily located in an eight-story office tower totaling 202,147 square feet, which is 100% leased through April 2019 by The
Mills Limited Partnership (which was acquired in 2007 by SPG-FCM Ventures, LLC, a joint venture between Simon Property Group, Inc. and funds managed by
Farrallon Capital Management L.L.C.). The Mills Limited Partnership currently occupies approximately 31,082 square feet (15.4% of its leased space, 7.8% of the total space) and subleases 116,672 square feet (57.7% of its leased space,
29.3% of the total space) to seven tenants, with the remaining 54,393 square feet (26.9% of its leased space, 13.7% of the total space) currently dark.

     The retail component consists of various upscale apparel retailers, a Giant
Food/Drug Store, a Clyde's restaurant and a mix of neighborhood retailers and restaurants. The five largest retailers are Ralph Lauren, leasing 16,045 square feet (9.2% of the retail space, 4.0% of the total space), Barney's, Inc., leasing 11,400 square feet (6.5% of the retail space, 2.9% of the total space),
Tiffany and Company, leasing 7,480 square feet (4.3% of the retail space, 1.9%
of the total space), Hela Spa, PLLC, leasing 6,475 square feet (3.7% of the retail space, 1.6% of the total space) and MaxMara Boutique, leasing 5,187 square feet (3.0% of the retail space, 1.3% of the total space).

     As of the rent roll dated January 15, 2008, occupancy at the Chevy Chase
Center Mortgaged Property, based on square footage leased, was 100% for the office component, 95% for the retail component and 97.8% for the total space.
The following table presents historical occupancy information for the Chevy
Chase Center Mortgaged Property as reported by the Chevy Chase Center Borrower:

--------------------------------------------------------------------------------
                      HISTORICAL OCCUPANCY INFORMATION
--------------------------------------------------------------------------------
                          YEAR          OCCUPANCY(1)
                      -------------   ----------------
                         2007             97.8%
                         2006             97.2%
                         2005              NAP(2)
                         2004              NAP(2)
                         2003              NAP(2)
--------------------------------------------------------------------------------

(1)  Occupancy Percentage based on the square footage leased as of December 31 of the respective years.

(2)  The historical occupancy for 2003 through 2005 is not applicable. The Chevy
     Chase Center Mortgaged Property was built in 2006.

                                      F-16

     The Market. The Chevy Chase Center Mortgaged Property is located in Chevy
Chase, Montgomery County, Maryland, approximately six miles north of Washington,
D.C. The Chevy Chase Center Mortgaged Property is located between Wisconsin
Circle and Montgomery Street, on the west side of Wisconsin Avenue, which is a six-lane north/south thoroughfare that runs from Georgetown into central
Maryland and contains a mix of new and old office buildings, hotels, high fashion boutiques, department stores and a shopping mall. According to information provided in the appraisal dated June 18, 2007 and certain information provided by the appraiser on March 27, 2008, the Chevy Chase Center
Mortgaged Property is located within the suburban Maryland market and more specifically, the Bethesda/Chevy Chase submarket. As of the fourth quarter of
2007, the suburban Maryland office market contained 57,376,154 square feet and exhibited a vacancy rate of 11.9% with average asking rents of $31.26 per square foot. Further, the Bethesda/Chevy Chase office submarket, as of the fourth quarter of 2007, contained 8,911,573 square feet of space and exhibited a vacancy rate of 5.7% with average asking rents of $41.74 per square foot. The suburban Maryland retail market as of year-end 2007 contained 31,769,000 square feet and exhibited a vacancy rate of 3.4% with average asking rents of $25.90 per square foot. Five competitive shopping centers are located within the submarket, totaling approximately 910,410 square feet and range in occupancy from 42.0% (with respect to a property that was under construction and pre-leased) to 100.0%. Four of the five competitive shopping centers were 98.5%
to 100.0% occupied. As of year-end 2007, the Bethesda/Chevy Chase retail submarket contained 3,470,000 square feet and exhibited a vacancy rate of 4.9%, with average asking rents of $32.13 per square foot.

     Terrorism Insurance. The Chevy Chase Center Borrower is required to maintain commercially available insurance reasonably required by the lender of the Chevy Chase Center Mortgage Loan in its sole discretion.

                                      F-17

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                                      F-18

--------------------------------------------------------------------------------
                  III. THE REGIONS HARBERT PLAZA MORTGAGE LOAN
--------------------------------------------------------------------------------

                                [3 PHOTOS OMITTED]

                                      F-19

--------------------------------------------------------------------------------
                  III. THE REGIONS HARBERT PLAZA MORTGAGE LOAN
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      F-20

--------------------------------------------------------------------------------
                  III. THE REGIONS HARBERT PLAZA MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $91,000,000
LOAN PER SQUARE FOOT:                $148
% OF INITIAL MORTGAGE POOL BALANCE:  9.0%
SHADOW RATING (S&P/MOODY'S):         NAP(1)
LOAN PURPOSE:                        Acquisition
MORTGAGE INTEREST RATE:              6.490% per annum
INTEREST CALCULATION:                Actual/360
FIRST PAYMENT DATE:                  April 9, 2008
AMORTIZATION TERM:                   30 years(2)
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       March 9, 2018
MATURITY BALANCE:                    $81,537,118
BORROWERS:                           S.L. Regions LLC and NKP Alabama Owner LLC,
                                     as tenants-in-common
SPONSOR:                             Mark Karasick
DEFEASANCE/PREPAYMENT:               Defeasance is permitted two years after the
                                     Issue Date; Prepayment without penalty
                                     permitted on or after December 9, 2017.
UP-FRONT RESERVES:                   Tax and Insurance Reserve(3)
                                     Required Repair Reserve(4)
                                     Rent Concessions Reserve(5)
                                     Rollover Reserve(6)
ONGOING RESERVES:                    Tax and Insurance Reserve(3)
                                     Replacement Reserve(7)
                                     Rollover Reserve(6)
                                     Cash Collateral Reserve(8)
                                     Letter of Credit(9)
LOCKBOX:                             Hard(10)
ADDITIONAL DEBT:                     NAP(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
LOCATION:                            Birmingham, Alabama
YEAR BUILT:                          1989
YEAR RENOVATED:                      NAP(1)
SQUARE FEET:                         613,764
OCCUPANCY:                           97.8%(11)
OCCUPANCY DATE:                      February 29, 2008
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Harbert Realty Services of Alabama, Inc., a
                                     third party management company
U/W NCF:                             $8,460,203(11)
U/W NCF DSCR:                        1.23x(11)
CUT-OFF DATE U/W NCF DSCR:           1.41x(11)
APPRAISED VALUE:                     $130,000,000
APPRAISAL AS OF DATE:                January 28, 2008
CUT-OFF DATE LTV RATIO:              70.0%
MATURITY LTV RATIO:                  62.7%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest only are required through and including the payment date in March 2010.

(3)  At closing, the Regions Harbert Plaza Borrowers deposited $524,532 into a tax reserve account. The Regions Harbert Plaza Borrowers are required to make monthly deposits into the tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following twelve months.
     At closing, the Regions Harbert Plaza Borrowers deposited $37,895 into an insurance reserve account. The Regions Harbert Plaza Borrowers are required to make monthly deposits into the insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.

(4)  At closing, the Regions Harbert Plaza Borrowers deposited $390,000 into a required repairs reserve account to pay for costs related to certain roof repairs at the Regions Harbert Plaza Mortgaged Property.

(5)  At closing, the Regions Harbert Plaza Borrowers deposited $61,702 into a rent concessions reserve account, which represents four months of free rent associated with 9,092 square feet leased to Maynard Cooper & Gale, P.C.

                                      F-21

(6)  At closing, the Regions Harbert Plaza Borrowers deposited $1,841,843 into a rollover reserve account, which represents the Regions Harbert Plaza
     Borrowers' outstanding tenant improvement obligations to two tenants,
     Regions Bank ($1,834,290) and Snow's Cards and Gifts, Inc. ($7,553). The
     Regions Harbert Plaza Borrowers are required to make monthly deposits in the amount of $37,500 into the rollover reserve account for tenant improvements and leasing commissions, lease cancellation fees, buy-out fees or similar fees that may be incurred at the Regions Harbert Plaza Mortgaged
     Property. The Regions Harbert Plaza Borrowers are also required to deposit any lease termination payments into the rollover reserve account (other than termination payments made by Balsh & Bingham LLP, which termination payments shall be deposited by the Regions Harbert Plaza Borrowers into the cash collateral reserve account, as described in footnote (8) below).

(7)  The Regions Harbert Plaza Borrowers are required to make monthly deposits in the amount of $10,230 into a replacement reserve account for replacements and repairs required to be made to the Regions Harbert Plaza
     Mortgaged Property.

(8)  Upon the occurrence of certain events, all cash available after the payment of principal, interest and reserves will be deposited into a cash collateral reserve account. See "--Lockbox" below.

(9)  The Regions Harbert Plaza Borrowers must deliver a letter of credit on
     December 31, 2016, 12 months prior to Regions Bank lease expiration. In the event that Regions Bank (or its parent entity or entities, if any) is acquired by or merges with, or into, another entity resulting in a change of control of Regions Bank, such letter of credit must be delivered on June
     30, 2016. The letter of credit will be in an amount equal to the difference between (i) $6,500,000 and (ii) the amount of funds then on deposit in the rollover reserve account.

(10) See "--Lockbox" below.

(11) Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR
     were calculated including 72,659 square feet of space leased but not yet occupied by two tenants (54,474 square feet leased to Regions Bank and
     18,185 square feet leased to Maynard, Cooper & Gale, P.C.) and the 18,185 square foot Maynard Expansion Space (as defined in footnote (4) to the
     "Major Tenant Information" table below). Actual in place occupancy excluding such spaces is 83.0%. U/W NCF, U/W NCF DSCR and Cut-off Date U/W
     NCF DSCR includes base rent calculated by (i) averaging base rental payments over the remaining lease term for Regions Bank and (ii) including full unabated rent associated with the Maynard, Cooper & Gale, P.C space
     (see footnote (5) above). Based on the actual in-place rental payments, the
     U/W NCF DSCR is 1.18x and the U/W NCF Cut-off Date DSCR is 1.36x.

--------------------------------------------------------------------------------
                            MAJOR TENANT INFORMATION
--------------------------------------------------------------------------------

                                                          % TOTAL
                                APPROXIMATE    % TOTAL      BASE                               LEASE
             TENANT             SQUARE FEET  SQUARE FEET  REVENUES  RENT PSF  RATINGS(1)  EXPIRATION DATE
------------------------------  -----------  -----------  --------  --------  ----------  ---------------

Regions Bank..................    213,408        34.8%       35.7%   $22.51      A/A2      12/31/2017(2)
Balch & Bingham LLP(3)........    136,444        22.2        22.8    $22.50       NR       10/31/2022
Maynard, Cooper & Gale,
P.C.(4)(5)....................    136,295        22.2        24.8    $24.51       NR       12/31/2019
PricewaterhouseCoopers LLP....     19,492         3.2         3.7    $25.20       NR       12/31/2013
Ernst & Young.................     19,492         3.2         3.6    $25.13       NR       10/31/2011
                                  -------       -----       -----
MAJOR TENANTS.................    525,131        85.6        90.6
Other Tenants.................     74,953        12.2         9.4
Vacant........................     13,680         2.2         --
                                  -------       -----       -----
TOTAL ALL TENANTS.............    613,764       100.0%      100.0%
                                  =======       =====       =====
----------------------------------------------------------------------------------------------------------

(1)  Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(2)  Regions Bank leases a total of 213,408 square feet under two leases with expiration dates of December 31, 2017 (213,087 square feet) and December
     31, 2009 (321 square feet).

(3)  Balch & Bingham LLP has the right to terminate up to 30.0% of its space, which must be on the upper-most and/or lower-most levels of the then leased space, effective as of October 31, 2017, with 12 months' notice. The termination option is only exercisable once, and upon exercise the tenant has no further rights pursuant to the termination option.

                                      F-22

(4)  Maynard, Cooper & Gale, P.C. ("Maynard") is obligated to take possession of
     18,185 additional square feet (the "Maynard Expansion Space") on January 1,
     2012 and lease such space through December 31, 2019. Maynard has the option to take possession of the Maynard Expansion Space at any time prior to
     December 31, 2011 at the then-current rent of the other space leased by
     Maynard with 180 days notice. MarRay-ASH Plaza, Inc., an Alabama corporation ("MarRay-ASH") and the seller of the Regions Harbert Plaza
     Mortgaged Property to the Regions Harbert Plaza Borrowers, master leases the Maynard Expansion Space until such time as Maynard takes possession of the Maynard Expansion Space. In connection therewith, MarRay-ASH has delivered to the Regions Harbert Plaza Borrowers a letter of credit in the initial amount of $1,837,048 as security for its required rent payments under the master lease, which letter of credit was collaterally assigned to the lender. The balance of the letter of credit decreases in proportion to the rent payments made by MarRay-ASH to the Regions Harbert Plaza
     Borrowers. The letter of credit expires upon termination of the master lease.

(5)  Maynard has the right to terminate 19,985 square feet, which must be on the upper-most and/or lower-most levels of the then leased space, on either
     December 31, 2010 or December 31, 2016 with 12 months' notice. The termination option is only exercisable once, and upon exercise the tenant has no further rights pursuant to the termination option.

---------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION INFORMATION(1)
---------------------------------------------------------------------------------------------------------

                      APPROXIMATE    AS % OF    CUMULATIVE %   APPROXIMATE                   CUMULATIVE %
                        EXPIRING      TOTAL       OF TOTAL    EXPIRING BASE  AS % OF TOTAL  OF TOTAL BASE
          YEAR        SQUARE FEET  SQUARE FEET  SQUARE FEET      REVENUES    BASE REVENUES     REVENUES
--------------------  -----------  -----------  ------------  -------------  -------------  -------------

2008................     21,570         3.5%         3.5%      $   283,734         2.1%           2.1%
2009................     22,511         3.7          7.2%          135,180         1.0            3.1%
2010................      2,262         0.4          7.6%           33,109         0.2            3.4%
2011................     19,492         3.2         10.7%          489,834         3.6            7.0%
2012................      9,734         1.6         12.3%          228,923         1.7            8.7%
2013................     19,492         3.2         15.5%          491,198         3.7           12.4%
2014................     19,197         3.1         18.6%          568,327         4.2           16.6%
2015................          0         0.0         18.6%                0         0.0           16.6%
2016................          0         0.0         18.6%                0         0.0           16.6%
2017................    213,087        34.7         53.3%        4,796,588        35.7           52.3%
2018 and Beyond.....    272,739        44.4         97.8%        6,410,580        47.7          100.0%
Vacant..............     13,680         2.2        100.0%               --          --          100.0%
                        -------       -----                    -----------       -----
TOTAL...............    613,764       100.0%                   $13,437,474       100.0%
                        =======       =====                    ===========       =====
---------------------------------------------------------------------------------------------------------

(1)  Lease expiration dates are based on the actual lease expiration dates and do not reflect early termination options, which are included in certain leases. Including certain of these early termination options in the calculation of square footage of potential leases expiring each year would result in the following totals: 21,570 square feet in 2008, 22,511 square feet in 2009, 138,557 square feet in 2010, 19,492 square feet in 2011,
     9,734 square feet in 2012, 19,492 square feet in 2013, 19,197 square feet in 2014, zero square feet in 2015, zero square feet in 2016, 349,531 square feet in 2017 and zero square feet in 2018 and beyond. Certain other termination options which are more contingent in nature have not been included in this expiration schedule.

     The Borrowers and Sponsors. The Regions Harbert Plaza Borrowers are S.L.
Regions LLC, a Delaware limited liability company and NKP Alabama Owner LLC, a
Delaware limited liability company, as tenants-in-common (collectively, the
"Regions Harbert Plaza Borrowers"). The sponsor of the Regions Harbert Plaza
Mortgage Loan is Mark Karasick, an individual. Mr. Karasick has been a real estate investor in New York City for the past 15 years and has served as a managing member of various LLCs, acquiring interests in more than 25 office buildings nationwide.

     The Mortgage Loan. The Regions Harbert Plaza Mortgage Loan was originated on February 29, 2008 and has a cut-off date principal balance of $91,000,000.
The Regions Harbert Plaza Mortgage Loan is a ten-year loan with a stated
maturity date of March 9, 2018. The Regions Harbert Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.490% per annum. On the ninth day of each

                                      F-23

month to and including the payment date in March 2010, the Regions Harbert Plaza
Borrowers are required to make interest-only payments on the Regions Harbert
Plaza Mortgage Loan. From and including the monthly payment date in April 2010 up to but excluding the stated maturity date, the Regions Harbert Plaza
Borrowers are required to make monthly payments of interest and principal (based on a 30-year amortization schedule) of $574,583.57 on the Regions Harbert Plaza
Mortgage Loan. The outstanding principal balance of the Regions Harbert Plaza
Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on March 9, 2018.

     The Regions Harbert Plaza Borrowers are prohibited from voluntarily prepaying the Regions Harbert Plaza Mortgage Loan, in whole or in part, prior to
December 9, 2017. From and after December 9, 2017, the Regions Harbert Plaza
Borrowers may prepay the Regions Harbert Plaza Mortgage Loan in whole only without payment of any prepayment consideration.

     The Regions Harbert Plaza Borrowers may defease the Regions Harbert Plaza
Mortgage Loan, in whole only, on any date following the date that is two years from the Issue Date, and by doing so obtain the release of the Regions Harbert
Plaza Mortgaged Property. A defeasance will be effected by the Regions Harbert
Plaza Borrowers' pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Regions
Harbert Plaza Borrowers under the Regions Harbert Plaza Mortgage Loan and are sufficient to pay off the Regions Harbert Plaza Mortgage Loan in its entirety on
December 9, 2017. The Regions Harbert Plaza Borrowers' right to defease the entire Regions Harbert Plaza Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Regions Harbert Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Regions
Harbert Plaza Mortgaged Property, a class A office building located in downtown
Birmingham, Alabama, at 1901 Sixth Avenue North. Built in 1989, the Regions
Harbert Plaza Mortgaged Property contains 613,764 square feet of net rentable area on a 1.70-acre land parcel. The Regions Harbert Plaza Mortgaged Property includes a multi-tenant office building containing 569,845 square feet of office space, a 43,919 square foot two-story retail promenade and a below grade parking garage consisting of 530 parking spaces. As of the rent roll dated February 29,
2008, the building was approximately 97.8% leased and 83.0% occupied, with the five largest tenants being Regions Bank (which is rated A/A2 by S&P and Moody's, respectively), leasing approximately 213,408 square feet (34.7% of the total space), Balch & Bingham LLP, leasing approximately 136,444 square feet (22.2% of the total space), Maynard, Cooper & Gale, P.C., leasing approximately 136,295 square feet (22.2% of the total space), PricewaterhouseCoopers LLP, leasing approximately 19,492 square feet (3.2% of the total space), and Ernst & Young, leasing approximately 19,492 square feet (3.2% of the total space).

     Lockbox. The Regions Harbert Plaza Borrowers are required to directly deposit, or cause to be deposited, all rents and other income from the Regions
Harbert Plaza Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. All funds on deposit in such lockbox account are then transferred, on each business day, into an account controlled and maintained by the lender and, on each business day, applied in the following priority: (a) to the tax reserve account in the amount of the monthly deposit for taxes; (b) to the insurance reserve account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the deposit bank in the amount of any outstanding fees and expenses of such bank; (d) to the debt service account in the amount of monthly payment of the debt service; (e) to the debt service account to pay any interest accruing at the default rate, late payment charges and any other amount due under the loan documents; (f) to the replacement reserve account in the amount of the monthly replacement reserve deposit; (g) to the rollover reserve account in the amount of the rollover expenditure deposit; (h) in respect of operating expenses incurred in accordance with the related approved annual budget; (i) in respect of operating expenses or capital expenses incurred that are not set forth in the approved annual budget but are otherwise approved by the lender; (j) during

                                      F-24

the continuance of a Regions Harbert Plaza Cash Trap Event Period (as defined below) all remaining funds on deposit after the foregoing deposits under clauses
(a) through (i) above to the cash collateral reserve account until such Regions
Harbert Plaza Cash Trap Event Period is no longer in effect; and (k) in the event that there is no Regions Harbert Plaza Cash Trap Event Period in effect, all sums on deposit after the foregoing deposits under clauses (a) through (i)
above will be disbursed to the Regions Harbert Plaza Borrowers. A "Regions
Harbert Plaza Cash Trap Event Period" will occur (i) if an event of default under the Regions Harbert Plaza Mortgage Loan has occurred and is continuing;
(ii) upon the filing or commencement of any insolvency proceeding in which any of the Regions Harbert Plaza Borrowers and/or the manager of the Regions Harbert
Plaza Mortgaged Property is a debtor; (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio (based on annual debt service and the annualized net cash flow for the six full calendar months immediately preceding the last day of such calendar quarter and not including any capital contributions by or on behalf of either Regions Harbert Plaza Borrower) is less than 1.10x; (iv) if Balch & Bingham LLP gives notice on or before November 1,
2016 that it intends to exercise its lease termination option; (v) if Maynard
Cooper & Gale, P.C. gives notice on or before January 1, 2010 or January 1, 2016 that it intends to exercise its lease termination option; (vi) if 50% of the space demised under any major lease is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a major lease shall no longer occupy or shall discontinue its business in more than 50% of the space demised under its lease (i.e., "goes dark") or such tenant gives notice that it intends to (1) surrender, cancel or terminate 50% or more of the space demised under its major lease or (2) no longer occupy or discontinue its business in more than 50% of the space demised under its lease; (vii) upon the filing or commencement of any insolvency proceeding in which any major tenant is a debtor; or (viii) if the credit rating of Regions Bank is downgraded below
"BBB" by S&P or "Baa2" by Moody's (or its functional equivalent by any other rating agency).

     A Regions Harbert Plaza Cash Trap Period will end if (provided that there were no more than three prior occurrences of a Regions Harbert Plaza Cash Trap
Period arising from the matters described in clauses (i), (ii) or (iii) above
(such that, if a fourth Regions Harbert Plaza Cash Trap Period arising from the matters described in clauses (i), (ii) or (iii) commences, such Regions Harbert
Plaza Cash Trap Period will continue for the duration of the term of the Regions
Harbert Plaza Mortgage Loan)): (A) with respect to the matters described in clause (i) above, such event of default under the Regions Harbert Plaza Mortgage
Loan has been cured and no other event of default has occurred and is continuing; (B) with respect to the matters described in clause (ii) above, if the insolvency proceeding is with respect to a manager that is not an affiliated manager, either (x) such insolvency proceeding is dismissed without any material adverse effect on the Regions Harbert Plaza Mortgage Loan or the Regions Harbert
Plaza Mortgaged Property or (y) the Regions Harbert Plaza Borrowers shall have replaced such manager; (C) with respect to the matter described in clause (iii)
above, the lender has determined that the Regions Harbert Plaza Mortgaged
Property has achieved a debt service coverage ratio of at least 1.22x for two consecutive calendar quarters; (D) with respect to the matter described in clause (iv) above, on the date on which either (x) an amount equal to $30.00 for each square foot of space terminated by Balch & Bingham LLP has accumulated in the cash collateral reserve account solely as a result of a Regions Harbert
Plaza Cash Trap Period with respect to the matter described in clause (iv) above
(inclusive of termination payments deposited by Balch & Bingham LLP) or (y) the
Regions Harbert Plaza Borrowers deliver to the lender a letter of credit in the amount that would otherwise have been accumulated pursuant to the foregoing clause (D)(x); (E) with respect to the matter described in clause (v) above, on the date on which $475,000 has been accumulated in the cash collateral reserve account solely as a result of a Regions Harbert Plaza Cash Trap Period with respect to the matter described in clause (v) above; (F) with respect to the matters described in clause (vi) above, the date on which all of the space demised under the subject major lease (or portion thereof) that gave rise to the subject Regions Harbert Plaza Cash Trap Period has been fully leased pursuant to one or more replacement leases approved by Lender; (G) with respect to the matters described in clause (vii) above, if the applicable insolvency proceeding has terminated and the applicable major lease has been affirmed, assumed or assigned in a manner satisfactory to Lender; or (H) with respect to a Regions
Harbert Plaza Cash Trap Period caused by a matter described in clause (viii)
above, upon the credit rating of the applicable major tenant being restored to at least "BBB" by S&P and "Baa2" by Moody's (and its functional equivalent by any other rating agency).

                                      F-25

     Terrorism Coverage. The Regions Harbert Plaza Borrowers are required to maintain an all-risk insurance policy in place at all times during the term of the Regions Harbert Plaza Mortgage Loan, in an amount equal to 100% of the "full replacement cost" providing for no deductible in excess of $10,000, which provides coverage against terrorism, acts of terrorism or similar acts. If such coverage is not available in its all-risk policy, the Regions Harbert Plaza
Borrowers are required, to the extent available, to either obtain an endorsement to such all-risk policy or a separate policy to maintain such coverage. The claims paying ability rating of the insurer is required to be consistent with the requirements of the loan agreement or is otherwise satisfactory to lender.

     Tenant-in-Common Structure. S.L. Regions LLC, an entity controlled by Mark
Karasick, owns an 86.3637% undivided share in the Regions Harbert Plaza
Mortgaged Property, and an unaffiliated entity, NKP Alabama Owner LLC, owns a
13.6363% undivided share in the Regions Harbert Plaza Mortgaged Property, as tenants-in-common. Each of S.L. Regions LLC and NKP Alabama Owner LLC have, among other matters, waived their partition rights with respect to such tenant-in-common structure.

                                      F-26

--------------------------------------------------------------------------------
                     IV. THE WESTIN CHARLOTTE MORTGAGE LOAN
--------------------------------------------------------------------------------

                                [3 PHOTOS OMITTED]

                                      F-27

--------------------------------------------------------------------------------
                     IV. THE WESTIN CHARLOTTE MORTGAGE LOAN
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      F-28

--------------------------------------------------------------------------------
                     IV. THE WESTIN CHARLOTTE MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:      $75,250,000 (1)
LOAN PER ROOM:                       $264,286(1)
% OF INITIAL MORTGAGE POOL BALANCE:  7.5%
SHADOW RATING (S&P/FITCH):           NAP(2)
LOAN PURPOSE:                        Refinance
MORTGAGE INTEREST RATE:              6.070% per annum
INTEREST CALCULATION:                Actual/360
FIRST PAYMENT DATE:                  February 11, 2008
AMORTIZATION TERM:                   30 years(3)
ANTICIPATED REPAYMENT DATE:          NAP(2)
HYPERAMORTIZATION:                   NAP(2)
MATURITY DATE:                       January 11, 2018
MATURITY BALANCE:                    $65,402,124
WESTIN CHARLOTTE BORROWER:           Starport Hotel I, LLC
SPONSOR:                             Starport I, LLC
DEFEASANCE/PREPAYMENT:               Defeasance is permitted two years after the
                                     latest issue date in which any component of
                                     the Westin Charlotte Loan Combination is
                                     deposited into a securitization. Prepayment
                                     without penalty permitted on or after three
                                     months prior to the maturity date.
UP-FRONT RESERVES:                   Tax and Insurance Reserve(4)
ONGOING RESERVES:                    Tax and Insurance Reserve(4)
                                     FF&E Reserve(5)
LOCKBOX:                             Hard /Hotel(6)
ADDITIONAL SECURED DEBT:             $109,750,000 Westin Charlotte Non-Trust
                                     Loan(s)(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Hotel
LOCATION:                            Charlotte, North Carolina
YEAR BUILT:                          2001
YEAR RENOVATED:                      NAP(2)
NUMBER OF ROOMS:                     700
OCCUPANCY:                           71.0%(7)
OCCUPANCY DATE:                      February 29, 2008(7)
OWNERSHIP INTEREST:                  Fee/Leasehold(8)
PROPERTY MANAGEMENT:                 Starwood-Charlotte Management, LLC, a third
                                     party management company
ADR:                                 $165.18(9)
REVPAR:                              $117.32(9)
U/W NCF:                             $16,789,034(10)
U/W NCF DSCR:                        1.25x(1)
CUT-OFF DATE U/W NCF DSCR:           1.47x(1)
APPRAISED VALUE:                     $250,000,000
APPRAISAL AS OF DATE:                December 20, 2007
CUT-OFF DATE LTV RATIO:              74.0%(1)
MATURITY LTV RATIO:                  64.3%(1)
--------------------------------------------------------------------------------

(1)  The Westin Charlotte Mortgage Loan is part of the Westin Charlotte Loan
     Combination that also includes one or more Westin Charlotte Pari Passu
     Non-Trust Loan(s) in the aggregate principal amount of $109,750,000. The entire Westin Charlotte Loan Combination is in the principal amount of
     $185,000,000. Loan per Room, U/W NCF DSCR, Cut-off Date U/W NCF DSCR.
     Cut-off Date LTV Ratio, and Maturity LTV Ratio are calculated based on the aggregate principal balance of the Westin Charlotte Loan Combination.

(2)  NAP means not applicable.

(3)  Payments of interest-only are required through and including the payment date in January 2009.

(4)  At closing, the Westin Charlotte Borrower deposited $148,117 into a tax reserve account. Additionally, the Westin Charlotte Borrower is required to make monthly deposits into the tax reserve account in the amount of one-twelfth of the taxes payable, or expected by the lender to be payable, during the following 12 months. At closing, the Westin Charlotte Borrower deposited $333,408 into an insurance reserve account. Additionally, the
     Westin Charlotte Borrower is required to make monthly deposits into the insurance reserve account in the amount of one-twelfth of the insurance premiums lender estimates will be payable for the renewal of its insurance policy.

                                      F-29

(5)  The Westin Charlotte Borrower is required to make ongoing deposits into the
     FF&E reserve account in an amount equal to 4% of gross operating revenue for the immediately preceding calendar month for the annual capital expenditures/FF&E approved by lender (the "Required FF&E Reserve Amount").
     Notwithstanding the foregoing, so long as the property manager is making deposits into a reserve account for the payment of capital expenditures and
     FF&E in accordance with the provisions of the management agreement, then the Westin Charlotte Borrower is not required to make deposits of funds into the FF&E reserve account; provided, however, in the event that the hotel manager is no longer making deposits into an account for the payment of capital expenditures and/or FF&E, in accordance with the provisions of the Westin Charlotte Management Agreement, then the Westin Charlotte
     Borrower is to deposit the Required FF&E Reserve Amount into the FF&E reserve account. As of the Cut-off Date, the required FF&E Reserve Amount was being deposited into the FF&E Reserve account.

(6)  See "--Lockbox" below.

(7)  Occupancy is the overall occupancy of the Westin Charlotte Mortgaged
     Property for the trailing 12 months ending February 29, 2008.

(8)  The Westin Charlotte Mortgage Loan is collateralized by three separate condominium units, as described in "--Condominium" below. Two of the condominium units are owned in fee by the Westin Charlotte Borrower while the Westin Charlotte Borrower has a leasehold interest in the third. See
     "--Ground Lease" below. A fourth condominium unit, which is not part of the
     Westin Charlotte Mortgaged Property, is leased to Starport Parking I, LLC, an affiliate of the Westin Charlotte Borrower, by the City of Charlotte and
     the Charlotte Regional Visitors Authority.

(9)  Average daily rate ("ADR") and average revenue per available room
     ("RevPAR"), respectively, are the averages of the Westin Charlotte
     Mortgaged Property for the trailing 12 months ending February 29, 2008.

(10) The U/W NCF is based on the actual performance of the property over the trailing twelve months as of February 29, 2008.

     The Borrower and Sponsor. The Westin Charlotte Borrower is Starport Hotel
I, LLC, a Delaware limited liability company. The Westin Charlotte Borrower is sponsored by Starport I, LLC, a Delaware limited liability company. The Westin
Charlotte Borrower is 100% owned by Starport Hotel Mezz I, LLC, the sole member of the Westin Charlotte Borrower. Starport Hotel Mezz I, LLC is 100% owned by
Starport I, LLC. Starport I, LLC is wholly owned by John C. Portman, Jr., and members of his immediate family. Mr. Portman's companies have a development portfolio of 13,000 hotel rooms, including the Marriott Marquis in New York, the
J.W. Marriott San Francisco, the Westin Peachtree Plaza Atlanta and the Le
Meridien - San Francisco.

     The Mortgage Loan. The Westin Charlotte Mortgage Loan was originated on
December 13, 2007 and has a cut-off date principal balance of $75,250,000. The
Westin Charlotte Mortgage Loan is part of the Westin Charlotte Loan Combination in the aggregate principal amount of $185,000,000 that also includes one or more
Westin Charlotte Pari Passu Non-Trust Loan(s) in the aggregate principal amount of $109,750,000. The Westin Charlotte Pari Passu Non-Trust Loan will not be included in the trust and is, at all times, pari passu in right of payment with the Westin Charlotte Mortgage Loan.

     The Westin Charlotte Mortgage Loan and the Westin Charlotte Pari Passu
Non-Trust Loan(s) are ten-year loans with a stated maturity date of January 11,
2018, each of which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.070% per annum. On the eleventh day of each month through and including the payment date in January 2009, the Westin
Charlotte Borrower is required to make payments of interest only for the interest period in which the monthly payment occurs on the Westin Charlotte Loan
Combination. On the eleventh day of each month from and including the payment date in February 2009, up to but excluding the stated maturity date, the Westin
Charlotte Borrower is required to make constant monthly debt service payments in the amount of $1,117,507.95 on the Westin Charlotte Loan Combination (based on a
30-year amortization schedule). The outstanding principal balance of the Westin
Charlotte Loan Combination, plus all accrued and unpaid interest thereon, is due and payable on such stated maturity date.

     The Westin Charlotte Mortgage Loan may not be voluntarily prepaid in whole or in part until the monthly payment date occurring in October 2017 or thereafter, whereupon the Westin Charlotte Mortgage Loan may be paid in whole, but not in part, without payment of any prepayment consideration.

                                      F-30

     The Westin Charlotte Borrower may defease the Westin Charlotte Mortgage
Loan, in whole only, on any date following the date that is two years from the latest issue date in which any component of the Westin Charlotte Loan
Combination is deposited into a securitization, and by doing so obtain the release of the Westin Charlotte Mortgaged Property. A defeasance will be effected by the Westin Charlotte Borrower pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Westin Charlotte Borrower under the Westin Charlotte Mortgage
Loan and are sufficient to pay off the Westin Charlotte Mortgage Loan in its
entirety on October 11, 2017. The Westin Charlotte Borrower's right to defease the entire Westin Charlotte Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Westin Charlotte Mortgage Loan is secured by a first priority mortgage lien on the fee and leasehold interest in the Westin
Charlotte Mortgaged Property, a full-service hotel located at 601 South College
Street, Charlotte, Mecklenburg County, North Carolina. Built in 2001, the Westin
Charlotte Mortgaged Property is located within walking distance of both the
Wachovia Bank and Bank of America world headquarters, contains 700 rooms
(including 20 executive suites and two presidential suites) and approximately
44,000 square feet of conference, ballroom, pre-function and exhibit space. The state-of-the-art 16,276 square foot grand ballroom in the Westin Charlotte
Mortgaged Property is the largest hotel ballroom in Charlotte. Since opening, the Westin Charlotte Borrower has committed an additional $1.l million toward capital upgrades. As of February 29, 2008, the Westin Charlotte Mortgaged
Property had an occupancy rate of 71.0%, an average daily rate of $165.18 and revenue per available room of $117.32 (based on the hotel's income statements for the trailing 12-month period which ended on February 29, 2008).

--------------------------------------------------------------------------------
                       HISTORICAL PERFORMANCE INFORMATION
--------------------------------------------------------------------------------
                                  Average
                    Year        Occupancy(1)  ADR(1)  RevPAR(1)
                 ------------------------------------------------
                    2004 ......    69.3%     $124.27   $ 86.07
                    2005 ......    69.5%     $133.45   $ 92.69
                    2006 ......    71.9%     $151.04   $108.62
                    2007 ......    72.0%     $163.14   $117.42
                    TTM 2/08 ..    71.0%     $165.18   $117.32
--------------------------------------------------------------------------------

(1)  Occupancy, ARD, and RevPAR for the respective period shown are based on the calendar years 2004-2007 and the trailing 12 months ending 2/29/2008.

     For the trailing 12 months ending February 29, 2008, the occupancy, ADR and
REVPAR penetration rates at the Westin Charlotte Mortgaged Property were approximately 99.3%, 111.4% and 110.6%, respectively, as reported in the STAR
Trend Report for February 2008.

--------------------------------------------------------------------------------
              SUBJECT OCCUPANCY, ADR, AND REVPAR PENETRATION RATES
--------------------------------------------------------------------------------

              Westin Charlotte(1)   Competitive Set(1)   Index(1)
-----------------------------------------------------------------
Occupancy              71.0%                71.5%          99.3%
ADR                  165.18               148.32          111.4%
RevPAR               117.32               106.05          110.6%
--------------------------------------------------------------------------------

(1)  Ocupancy, ARD, and RevPAR are based on the Smith Travel Research report for the trailing 12 months ending 2/29/200

     Condominium. The Westin Charlotte Mortgaged Property is part of a condominium consisting of a hotel unit (the "Hotel Unit"), a hotel parking deck unit (the "Hotel Parking Deck Unit"), a meeting facilities unit (the "Meeting
Facilities Unit") and a municipal parking deck (the "City Parking Deck Unit").
The Westin Charlotte Borrower owns the Hotel Unit and the Hotel Parking Deck
Unit in fee. The Westin Charlotte Borrower leases the Hotel Parking Deck Unit to
Starport Parking I, LLC pursuant to that certain Lease Agreement for Hotel
Parking

                                      F-31

Deck Unit and Parking Easement, dated as of January 21, 2004, by and between
Starport I, LLC (which assigned its interest in the Hotel Parking Deck Unit lease to the Westin Charlotte Borrower) and Starport Parking I, LLC, and that certain Memorandum of Lease Agreement for Hotel Parking Deck Unit and Parking
Easement, dated as of January 21, 2004. The Westin Charlotte Borrower ground leases the Meeting Facilities Unit from the City of Charlotte and the Charlotte
Regional Visitors Authority (formerly known as The Auditorium Coliseum
Convention Center Authority) pursuant to the Westin Charlotte Ground Lease (as defined below), and has granted a leasehold mortgage in such ground lease to the lender. The City Parking Deck Unit is owned by the City of Charlotte, but leased to Starport Parking I, LLC pursuant to (i) that certain Parking Spaces Lease
Agreement by and among the City of Charlotte, the Charlotte Regional Visitors
Authority and Starport Parking I, LLC, dated as of July 31, 2007 and (ii) that certain Declaration and Grant of Easements and Consent of Lender, dated as of
October 10, 2000. Each of the foregoing agreements grants the Westin Charlotte
Borrower parking easements in perpetuity that enable the Westin Charlotte
Mortgaged Property to comply with applicable zoning regulations.

     Ground Lease. A portion of the Westin Charlotte Mortgaged Property is subject to a certain Meeting Facilities Lease Agreement (and as further amended, the "Westin Charlotte Ground Lease") dated as of January 21, 2004 between the
City of Charlotte, a municipal corporation organized and existing under the laws of the State of North Carolina, and the Charlotte Regional Visitors Authority
(formerly known as The Auditorium Coliseum Convention Center Authority), as
ground lessor, and the Westin Charlotte Borrower, as ground lessee (as successor in interest to Starport I, LLC). The current term of the Westin Charlotte Ground
Lease extends through January 21, 2029 at which time the Westin Charlotte Ground
Lease shall be automatically renewed for the first of five additional 10-year renewal terms, provided that no event of default has occurred or is continuing under the Westin Charlotte Ground Lease. The Westin Charlotte Borrower has
prepaid all rent due (at $1.00 per year) under the Westin Charlotte Ground
Lease. The Westin Charlotte Borrower has a $1.00 purchase option under the
Westin Charlotte Ground Lease. The Westin Charlotte Ground Lease contains standard leasehold mortgagee protection provisions.

     Lockbox. All funds to be distributed to the Westin Charlotte Borrower by the Westin Charlotte Manager under the management agreement are to be deposited by the Westin Charlotte Manager into a segregated eligible account (the "Deposit
Account") established for the benefit of the lender. In the event that a Westin
Charlotte Interim Management Period (as defined below) occurs, the Westin
Charlotte Borrower shall (or shall cause the property manager to) deposit all funds from the Westin Charlotte Mortgaged Property into the Deposit Account. On each monthly payment date all amounts on deposit in the Deposit Account shall be applied by the lender to payment of all debt service and reserve deposits payable on the next monthly payment date. During a Westin Charlotte Cash
Management Period, all amounts remaining in the Deposit Account are required to be deposited into the excess cash flow reserve account, where they shall be held for the benefit of the lender. A "Westin Charlotte Interim Management Period" is defined as a period that commences when the management agreement with the Westin
Charlotte Manager is terminated and continues until such time as the Westin
Charlotte Manager is replaced with a manager and management agreement acceptable to the lender. A "Westin Charlotte Cash Management Period" is defined as a period that commences (i) upon the occurrence of an event of default or (ii)
upon the occurrence of a debt service coverage ratio at the Westin Charlotte
Mortgaged Property of less than 1.05x (a "Westin Charlotte Lockbox Trigger
Event"), and ending (a) if the Westin Charlotte Cash Management Period was
caused by an event of default, the date such event of default is cured or (b) if the Westin Charlotte Cash Management Period was caused by a Westin Charlotte
Lockbox Trigger Event, the date whereon the debt service coverage ratio (the calculation of which shall not include any capital contributions from or on behalf of Westin Charlotte Borrower) reaches 1.05x for two consecutive quarters;
provided, however, that if a Westin Charlotte Lockbox Trigger Event occurs three
(3) times during the term of the Loan, a cure shall not thereafter occur until the date whereon the debt service coverage ratio reaches 1.05x for three (3)
consecutive quarters. There shall be no cure for a Westin Charlotte Cash
Management Period caused by an event of default arising from the bankruptcy of the Westin Charlotte Borrower.

                                      F-32

     Terrorism Insurance. If terrorism coverage is excluded from the all-risk policy, the Westin Charlotte Borrower will be required to maintain an endorsement to such policy or separate policy of insurance against terrorism, terrorist acts or similar acts of sabotage in an amount equal to the sum of 100%
of the "hard" replacement costs and 24 months of business income insurance;
provided, however, that the Westin Charlotte Borrower shall only be required to obtain such coverage to the extent obtainable for annual premiums not in excess of $250,000.

     Management Agreement. The Westin Charlotte Mortgaged Property is managed by
Starwood-Charlotte Management, LLC, a Delaware limited liability company (the
"Westin Charlotte Manager"), pursuant to a property management agreement, dated
October 29, 2002. The Westin Charlotte Manager is entitled to an annual base management fee (calculated as equal to 3.0% of the gross operating revenue for the Westin Charlotte Mortgaged Property for each operating year), as well as an annual incentive management fee, if applicable (which incentive management fee is calculated as an amount equal to 15.0% of the excess of (x) gross operating profits for each operating year over (y) the sum of the following amounts for each such operating year: (i) base management fees; (ii) taxes; (iii) insurance costs; (iv) any capital lease, real property lease, operating lease and other personal property lease payments; (v) FF&E reserve funds; and (vi) an annual income hurdle, generally equal to $11,000,000). The base management fee is paid monthly in arrears, and the incentive management fee is paid in quarterly installments. Any incentive management fees which have been earned by the Westin
Charlotte Manager but are unpaid in accordance with the management agreement are to be deferred without interest until such time as funds are available to pay any such amounts to the Westin Charlotte Manager and are payable by the Westin
Charlotte Borrower prior to any distribution of net cash flow from the Westin
Charlotte Mortgaged Property to the Westin Charlotte Borrower's members or partners. The Westin Charlotte Manager is not an affiliate of the Westin
Charlotte Borrower. The term of the management agreement is 20 years, with four, five-year extension options. Pursuant to the terms of the management agreement, the Westin Charlotte Borrower may terminate the management agreement upon a default by the Westin Charlotte Manager under the management agreement. Although the base and incentive management fees are not subordinate to the lender's right to receive debt service payments under the Westin Charlotte Mortgage Loan, the
Westin Charlotte Manager executed a Subordination, Non-Disturbance and
Attornment Agreement in connection with the closing of the Westin Charlotte
Mortgage Loan, which, among other matters, (i) provides that the Westin
Charlotte Manager's interest in the Westin Charlotte Mortgaged Property is subordinate to the lien of the Westin Charlotte Mortgage, (ii) affords the lender certain notice and cure rights under the management agreement, (iii)
confirms that, in the event of a foreclosure of the Westin Charlotte Mortgaged
Property, the lender shall have no liability in respect of any deferred and unpaid fees (including deferred incentive management fees) which accrued under the management agreement prior to such foreclosure and (iv) acknowledges the
Westin Charlotte Borrower's collateral assignment of the management agreement to the lender as security for the Westin Charlotte Mortgage Loan. The
Subordination, Non-Disturbance and Attornment Agreement also provides certain recognition and non-disturbance rights in favor of the Westin Charlotte Manager provided such manager is not in default under the management agreement.

                                      F-33

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      F-34

--------------------------------------------------------------------------------
                 V. THE COMPUTER SCIENCES BUILDING MORTGAGE LOAN
--------------------------------------------------------------------------------

                                [2 PHOTOS OMITTED]

                                      F-35

--------------------------------------------------------------------------------
                 V. THE COMPUTER SCIENCES BUILDING MORTGAGE LOAN
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      F-36

--------------------------------------------------------------------------------
                 V. THE COMPUTER SCIENCES BUILDING MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $73,243,000
LOAN PER SQUARE FOOT:                 $225
% OF INITIAL MORTGAGE POOL BALANCE:   7.3%
SHADOW RATING (S&P/MOODY'S)           NAP(1)
LOAN PURPOSE:                         Acquisition
MORTGAGE INTEREST RATE:               6.850% per annum
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   January 9, 2008
AMORTIZATION TERM:                    30 years(2)
ANTICIPATED REPAYMENT DATE:           NAP(1)
HYPERAMORTIZATION:                    NAP(1)
MATURITY DATE:                        March 9, 2018
MATURITY BALANCE:                     $64,570,594
BORROWER:                             7900 Harkins Rd Holdings, LLC
SPONSOR:                              UrbanAmerica, L.P. II
DEFEASANCE/PREPAYMENT:                Defeasance is permitted two years after
                                      the Issue Date. Prepayment without penalty
                                      is permitted at any time on and after
                                      March 9, 2017.
UP-FRONT RESERVES:                    Tax and Insurance Reserves(3)
                                      Capital Expenditure Reserve(4)
ONGOING RESERVES:                     Tax and Insurance Reserves(3)
                                      Capital Expenditure Reserve(4)
                                      Rollover Reserve(5)
LOCKBOX:                              Hard(6)
OTHER SECURED DEBT:                   Permitted Mezzanine Financing(7)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
LOCATION:                             Lanham, Maryland
YEAR BUILT:                           2002
YEAR RENOVATED:                       NAP(1)
SQUARE FEET:                          325,000
OCCUPANCY:                            84.6%
OCCUPANCY DATE:                       October 24, 2007
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  UrbanAmerica Property Management LLC, an
                                      affiliate of the borrower
U/W NCF:                              $6,665,183(8)
U/W NCF DSCR:                         1.16x(8)
CUT-OFF DATE U/W NCF DSCR:            1.31x(8)
APPRAISED VALUE:                      $109,000,000
APPRAISAL AS OF DATE:                 October 15, 2007
CUT-OFF DATE LTV RATIO:               67.2%
MATURITY LTV RATIO:                   59.2%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest only are required through and including the payment date in December 2008.

(3)  At closing, the Computer Sciences Building Borrower deposited $347,649 into a tax reserve account. Additionally, the Computer Sciences Building
     Borrower is required to make monthly deposits into the tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following 12 months. At closing, the Computer Sciences Building Borrower deposited $23,950 into an insurance reserve account. Additionally, the
     Computer Sciences Building Borrower is required to make monthly deposits into the insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.

(4)  At closing, the Computer Sciences Building Borrower deposited $5,417 into a
     Capital Expenditure Reserve Account. Additionally, the Computer Sciences
     Building Borrower is required to make monthly deposits of $5,417 into a capital expenditure account, for annual capital expenditures approved by the lender. The lender may reassess its estimate of the amounts necessary for capital expenditures from time to time and may require the Computer
     Sciences Building Borrower to increase the amounts of such monthly deposits if the lender determines that an increase is necessary to maintain proper operation of the Computer Sciences Building Mortgaged Property.

                                      F-37

(5)  An excess cash flow sweep will commence 48 months prior to the expiration of CSC's (as defined below) initial lease term, at which time all excess cash flow from the Computer Sciences Building Mortgaged Property shall be swept into the rollover account. The excess cash flow sweep shall terminate upon either (i) the execution of CSC's first five-year extension option under the CSC lease or (ii) the execution of a lease (or leases) with one or more replacement tenants acceptable to lender, at the prevailing market rental rate, expiring no earlier than September 30, 2017 and otherwise in accordance with the requirements of the loan documents. The aggregate amount of such swept funds shall not exceed $5,500,000 (the "Excess Cash
     Flow Sweep Cap"), provided that, in the event CSC exercises its one-year extension option under the CSC lease, the Excess Cash Flow Sweep Cap shall no longer apply and the cash flow sweep will continue until the expiration of the lease extension in 2013 or until CSC or one or more replacement tenants executes a lease or leases meeting the requirements of the loan documents. Under the cash flow sweep termination event indicated in (i)
     above, all funds swept into the rollover account during the excess cash flow sweep are required to be released to the Computer Sciences Building
     Borrower; and under the cash flow sweep termination event indicated in (ii)
     above, all funds swept into the rollover account during the excess cash flow sweep in excess of the re-tenanting costs associated with replacement tenant(s) are required to be released to the Computer Sciences Building
     Borrower upon such replacement tenant(s) taking occupancy (of no less than
     275,000 square feet) and paying full, unabated rent.

     An excess cash flow sweep will also commence on March 9, 2016 and continue through the maturity of the loan; provided, however, the excess cash flow sweep shall terminate upon either (i) the execution of CSC's second five-year extension option or (ii) the execution of a lease (or leases)
     with one or more replacement tenants acceptable to lender, at the prevailing market rental rate, expiring no earlier than September 30, 2022 and otherwise in accordance with the requirements of the loan documents.

     Additionally, an excess cash flow sweep will commence upon any termination of the CSC lease. Each of the excess cash flow sweeps above may be substituted with a letter of credit acceptable to lender.

(6)  See "--Lockbox" below.

(7)  See "--Permitted Mezzanine Financing" below.

(8)  U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR includes base rent for
     CSC calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan. Based on the actual in-place rental payments, the U/W NCF DSCR is 1.08x and the U/W
     NCF Cut-off Date DSCR is 1.22x.

-----------------------------------------------------------------------------------------------------------------------
                            MAJOR TENANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------

                                     APPROXIMATE  % TOTAL SQUARE  % TOTAL BASE                         LEASE EXPIRATION
                 TENANT              SQUARE FEET       FEET         REVENUES     RENT PSF  RATINGS(2)         DATE
----------------------------------   -----------  --------------  ------------  ---------  ----------  ----------------

Computer Sciences Corporation......    275,000          84.6%        100.0%     $27.21(1)   A-/Baa1      9/30/2012(3)
Vacant.............................     50,000          15.4           0.0
                                       -------         -----         -----
TOTAL ALL TENANTS..................    325,000         100.0%        100.0%
                                       =======         =====         =====
-----------------------------------------------------------------------------------------------------------------------

(1)  Reflects current in-place base rent. Pursuant to the CSC lease, the rental rate increases on October 1st of each year through CSC's original lease term to $28.02 in 2008, $28.87 in 2009, $29.73 in 2010 and $30.62 in 2011.
     The average base rental payments over CSC's remaining lease term amounts to
     $28.89.

(2)  Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated.

(3)  CSC has the option to exercise one, one-year extension option or two, five-year extension options prior to its lease expiration. In addition, CSC has the exclusive right to expand into the second and third floors, totaling 50,000 square feet, which is currently vacant (the "Expansion
     Space") at any time until the end of their initial term. Tenant is under no obligation to exercise its right to possess the Expansion Space.

     The Borrower and Sponsors. The Computer Sciences Building Borrower is 7900
Harkins Rd Holdings, LLC, a Delaware limited liability company and special purpose entity that is indirectly owned by UrbanAmerica, L.P. II. UrbanAmerica,
L.P. II is a real estate investment fund that raised approximately $399,725,000 of equity and is the second fund owned by its parent, UrbanAmerica. UrbanAmerica was founded in 1998 and is a registered investment advisor that specializes in urban center real estate investment nationwide and acquired 28 assets totaling
3,700,000 square feet through its first fund, Urban I. CalPERS, which is the largest public pension fund in the United Stated with assets totaling $244.7 billion as of January 31, 2008, contributed approximately $100 million in equity to the UrbanAmerica, L.P. II fund. CalPERS has a real estate portfolio valued at
$20.7 billion as of January 31, 2008. UrbanAmerica has also partnered with
Fisher Brothers for the UrbanAmerica, L.P.

                                      F-38

II fund and is poised to acquire over $1 billion in assets. Fisher Brothers was founded in 1915 and is recognized as one of New York City's legendary real estate families that have evolved from successful construction and operational subsidiaries into a broad-based investment company with properties throughout the U.S. and Mexico. The Fisher Brothers portfolio consists of approximately five million square feet of office space.

     The Mortgage Loan. The Computer Sciences Building Mortgage Loan was
originated on November 21, 2007 and has a cut-off date principal balance of
$73,243,000. The Computer Sciences Building Mortgage Loan has a stated maturity date of March 9, 2018. The Computer Sciences Building Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.850% per annum. On the ninth day of each month through and including the payment date in December 2008 of the Computer Sciences Building
Mortgage Loan, the Computer Sciences Building Borrower is required to make interest-only payments. On the ninth day of each month from and including the payment date in January 2009, up to but excluding the stated maturity date, the
Computer Sciences Building Borrower is required to make constant monthly debt service payments (based on a 30-year amortization schedule) of $479,931.51 on the Computer Sciences Building Mortgage Loan. The outstanding principal balance of the Computer Sciences Building Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The Computer Sciences Building Borrower is prohibited from voluntarily prepaying the Computer Sciences Building Mortgage Loan, in whole or in part, prior to March 9, 2017. From and after March 9, 2017, the Computer Sciences
Building Borrower may prepay the Computer Sciences Building Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Computer Sciences Building Borrower may defease the Computer Sciences
Building Mortgage Loan, in whole only, on any date following the date that is two years from the Issue Date and by doing so, obtain the release of the
Computer Sciences Building Mortgaged Property. A defeasance will be effected by the Computer Sciences Building Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations of the United States of
America that produce payments which replicate the payment obligations of the
Computer Sciences Building Borrower under the Computer Sciences Building
Mortgage Loan up to but not including March 9, 2017, and are sufficient to pay off the Computer Sciences Building Mortgage Loan in its entirety on March 9,
2017. The Computer Sciences Building Borrower's right to defease the entire
Computer Sciences Building Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Computer Sciences Building Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interest in the
Computer Sciences Building Mortgaged Property, a Class A office building located at 7900 Harkins Road, Lanham, Prince Georges County, Maryland. Built in 2002,
the Computer Sciences Building Mortgaged Property contains 325,000 square feet of net rentable area and was built for and is leased by Computer Sciences
Corporation ("CSC"), a Nevada corporation, which, as of the rent roll dated
October 24, 2007, occupies 84.6% of the net rentable area through September
2012. The remaining space (second and third floors, totaling 50,000 square feet)
is held vacant pursuant to the CSC lease, which grants CSC the exclusive right to expand into such space until the end of CSC's initial lease term in September
2012. The CSC lease includes one, one-year option and/or two, five-year extension options.

     Lockbox. The Computer Sciences Building Borrower is required to directly deposit, or cause to be deposited, all rents and other income from the Computer
Sciences Building Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. Upon the occurrence of a Computer
Sciences Building Cash Trap Event Period (as defined below), all funds on deposit in such lockbox account are then required to be deposited into an account controlled and maintained by the lender and shall be deposited on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance account in the amount of the monthly deposit for insurance premiums; (c) to the debt service account in the amount of the

                                      F-39

monthly payment of debt service; (d) to the capital expenditure account in the amount of the monthly capital expenditure deposit; (e) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (f) provided no event of default has occurred and is continuing, to the operating expense account in an amount sufficient to pay operating expenses for the applicable period in accordance with the related approved annual budget; (g) provided no event of default has occurred and is continuing, to the extraordinary expense account in an amount sufficient to pay extraordinary expenses for the applicable period, if any, as approved by Lender; (h) during the Computer Sciences Building Cash Trap Event
Period (as defined below), all amounts then remaining on deposit in the deposit account after the foregoing deposits under clauses (a) through (g) above shall be deposited in the rollover reserve account; and (i) provided no deposits are required under clause (h) above, all amounts remaining in the deposit account after the deposits for items (a) through (h) above shall be deposited in the excess cash flow account, and provided no event of default has occurred and is continuing, shall be returned to the Computer Sciences Building Borrower.

     A "Computer Sciences Building Cash Trap Event Period" will occur upon: (i)
an event of default and shall continue until such time the event of default no longer exists and is continuing; (ii) the commencement of an insolvency period and shall continue until such time as dismissal or other final resolution in accordance with laws relating to bankruptcy and insolvency; (iii) the election of CSC not to renew their lease prior to the date that is 12 months prior to its expiration; (iv) the termination of the CSC lease; (v) the period that is 48 months prior to the expiration of the original term of the CSC lease and shall continue until such time that CSC exercises its first five-year extension option under the CSC lease or the execution of a replacement lease (or leases) with one or more replacement tenants meeting the requirements of the loan documents and otherwise acceptable to lender; (vi) the period from the time CSC exercises its one-year extension option under the CSC lease until such time that CSC or one or more replacement tenants executes a lease (or leases) meeting the requirements of the loan documents and are paying full unabated rent and (vii) the period that is 18 months prior to the expiration of the first five-year extension of the lease until such time that CSC or one or more replacement tenants executes a lease (or leases) meeting the requirements of the loan documents, are paying full unabated rent and are in full occupancy.

     Terrorism Coverage. The Computer Sciences Building Borrower is required to maintain insurance against terrorism or acts of terrorism from any insurer or governmental agency for loss resulting from perils and acts of terrorism on terms (including amounts and deductibles) consistent with the loan agreement, in an amount equal to 100% of the "full replacement cost" providing for no deductible in excess of $50,000. The claims paying ability rating of the insurer is required to be consistent with the requirements of the loan agreement or, if no insurer of such claims paying ability rating is then issuing such terrorism insurance, the chosen insurer is required to be the insurer which is offering such terrorism insurance and which has a claims paying ability rating the closest to that required by the loan agreement; and if perils of terrorism and acts of terrorism or other similar acts or events are hereafter excluded from the Computer Sciences Building Borrower's insurance coverage required under the loan agreement, the Computer Sciences Building Borrower is required to obtain an endorsement to such policy, or a separate policy from an insurance provider which meets the requirements set forth in the loan agreement or is otherwise satisfactory to the lender, insuring against all such excluded acts or events in the amounts required for such coverage pursuant to the loan agreement or such lesser amount as may be approved by the lender in its sole discretion.

     Permitted Mezzanine Financing. On any date after September 30, 2011, future additional mezzanine indebtedness to third party lenders reasonably acceptable to lender is permitted upon the sale of the Computer Sciences Building Mortgaged
Property or upon the transfer of 51% or more of the direct or indirect interests in the Computer Sciences Building Borrower to a bona fide third party purchaser with the consent of lender, subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement acceptable to the lender and the rating agencies, (ii) achievement of an aggregate loan to cost ratio that does not exceed 75%, (iii) achievement of an aggregate loan to value ratio that does not exceed 75%, (iv) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.15x on a trailing-12 month basis, and (v) receipt of rating agency confirmation.

                                      F-40

     Easement and Restrictive Covenant. The Computer Sciences Building Mortgaged
Property is subject to that certain Easement and Restrictive Covenant Agreement
(the "REA") dated November 21, 2007, by and between Vingarden Associates, a
Maryland Limited Partnership and the Computer Sciences Building Borrower.
Vingarden Associates is the owner of parcels of properties adjacent to the
Computer Sciences Building Mortgaged Property (the "Outerparcels"), the prior owner of the Computer Sciences Building Mortgaged Property and prior landlord under the CSC lease. The REA provides, among other things, an easement to allow for the use of the Outerparcels for parking purposes as required under the CSC lease. In the event Vingarden Associates shall elect to develop the
Outerparcels, they shall be required to provide parking facilities to the
Computer Sciences Building Mortgaged Property and shall deliver ownership of such parking facility to the Computer Sciences Building Borrower. The loan agreement and the REA provides (i) the terms and conditions under which REA may be modified and (ii) the requirements prior to a transfer of a parking facility, including certain environmental and zoning-related requirements, and that the newly-acquired parking facility will become part of the Computer Sciences
Building Mortgaged Property.

                                      F-41

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      F-42

--------------------------------------------------------------------------------
                     VI. THE CHARLESTON PLAZA MORTGAGE LOAN
--------------------------------------------------------------------------------

                                 [4 PHOTOS OMITTED]

                                      F-43

--------------------------------------------------------------------------------
                     VI. THE CHARLESTON PLAZA MORTGAGE LOAN
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      F-44

--------------------------------------------------------------------------------
                     VI. THE CHARLESTON PLAZA MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $39,695,002
LOAN PER SQUARE FOOT:                $299
% OF INITIAL MORTGAGE POOL BALANCE:  3.9%
SHADOW RATING (S&P/MOODY'S):         NAP(1)
LOAN PURPOSE:                        Refinance
MORTGAGE INTEREST RATE:              5.600% per annum
INTEREST CALCULATION:                30/360
FIRST PAYMENT DATE:                  October 11, 2006
AMORTIZATION TERM:                   30 years(2)
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       September 11, 2016
MATURITY BALANCE:                    $33,984,390
BORROWER:                            Charleston Plaza LLC
SPONSOR:                             David B. Dollinger
DEFEASANCE/PREPAYMENT:               Prepayment permitted, in whole only, with
                                     prepayment penalty on or after September
                                     11, 2011. Prepayment permitted, in whole
                                     only, without penalty three months prior to
                                     maturity date.
UP-FRONT RESERVES:                   NAP(1)
ONGOING RESERVES:                    Tax and Insurance Reserve(3)
                                     Replacement Reserve(4)
LOCKBOX:                             Springing Hard(5)
OTHER SECURED DEBT:                  NAP(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
LOCATION:                            Mountain View, California
YEAR BUILT:                          2006
YEAR RENOVATED:                      NAP(1)
GROSS SQUARE FEET:                   132,653
COLLATERAL SQUARE FEET:              132,653
OVERALL OCCUPANCY:                   100.0%
SMALL SHOPS OCCUPANCY:               100.0%
OCCUPANCY DATE:                      February 1, 2008
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 DPM Property Management, Inc, an affiliate
                                     of the Borrower
U/W NCF:                             $3,773,931
U/W NCF DSCR:                        1.37x(6)
CUT-OFF DATE U/W NCF DSCR:           1.37x(6)
APPRAISED VALUE:                     $65,000,000
APPRAISAL AS OF DATE:                February 14, 2008
CUT-OFF DATE LTV RATIO:              61.1%
MATURITY LTV RATIO:                  52.3%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest-only were required through and including the payment date in September 2007.

(3)  The Charleston Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the annual taxes. Notwithstanding the foregoing, so long as certain conditions (as more particularly described in the related loan documents) are satisfied, the amount of taxes and other charges attributable to the Best Buy tenant space shall be deducted from the aggregate amount of annual taxes and other charges taken into account by lender when determining the initial deposit and monthly deposit amount. In addition to the foregoing, the Charleston Plaza Borrower shall not be required to make monthly deposits into the insurance reserve account unless any one or more of the following occurs: (i) a default under the related loan documents, (ii) the Charleston Plaza Borrower fails to pay all taxes and other charges as required under the related loan documents and deliver evidence of such payment to lender or its designee; (iii) the failure of the Charleston Plaza Borrower to maintain all improvements on the Charleston Plaza Mortgaged Property in accordance with the requirements of the related loan documents, (iv) the debt service coverage ratio falls below 1.15x, or (v) if any entity other than Charleston Plaza LLC holds fee title to the Charleston Plaza Mortgaged Property.

(4)  The Charleston Plaza Borrower is not initially required to make monthly deposits into a replacement reserve account. Notwithstanding the foregoing, upon the occurrence of a certain specified replacements deposit event (as described in the related loan documents), the Charleston Plaza Borrower shall commence making monthly deposits in an amount equal to one-twelfth of the annual cost of replacement and repairs of furnishings, fixtures and equipment as determined by lender.

(5)  See "--Lockbox" below.

(6)  Calculated based on U/W NCF and annual debt constant of 6.889% commencing
     October 2007.

                                      F-45

-------------------------------------------------------------------------------------
                       GROSS LEASABLE AREA (GLA) OVERVIEW
-------------------------------------------------------------------------------------

                                     APPROXIMATE    AS %                 ANCHOR LEASE
              STORE                  SQUARE FEET   OF GLA   RATINGS(1)    EXPIRATION
----------------------------------   -----------   ------   ----------   ------------

MAJOR TENANTS
   Bed Bath & Beyond..............      35,000      26.4%     BBB/NR       1/31/2021
   REI............................      30,500      23.0       NR/NR       8/31/2016
   Best Buy.......................      30,000      22.6     BBB/Baa2      1/31/2018
   Petsmart.......................      27,500      20.7       BB/NR       7/31/2020
                                       -------     -----
TOTAL MAJOR TENANTS SPACE.........     123,000      92.7
Small Shops (2)...................       9,653       7.3
                                       -------     -----
TOTAL GLA.........................     132,653     100.0%
                                       =======     =====
-------------------------------------------------------------------------------------

(1)  Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

(2)  Small shops include six tenants ranging in size from 1,161 to 2,500 square feet.

----------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION INFORMATION
----------------------------------------------------------------------------------------------------------------------

                    APPROXIMATE                   CUMULATIVE % OF    APPROXIMATE                       CUMULATIVE % OF
                      EXPIRING    AS % OF TOTAL     TOTAL SQUARE    EXPIRING BASE     AS % OF TOTAL       TOTAL BASE
        YEAR        SQUARE FEET    SQUARE FEET          FEET         REVENUES(1)    BASE REVENUES(1)     REVENUES(1)
-----------------   -----------   -------------   ---------------   -------------   ----------------   ---------------

2008.............           0           0.0%             0.0%        $        0            0.0%               0.0%
2009.............           0           0.0              0.0%                 0            0.0                0.0%
2010.............           0           0.0              0.0%                 0            0.0                0.0%
2011.............       2,493           1.9              1.9%           125,928            3.0                3.0%
2012.............           0           0.0              1.9%                 0            0.0                3.0%
2013.............           0           0.0              1.9%                 0            0.0                3.0%
2014.............           0           0.0              1.9%                 0            0.0                3.0%
2015.............           0           0.0              1.9%                 0            0.0                3.0%
2016.............      36,000          27.1             29.0%         1,137,000           26.8               29.8%
2017.............       1,660           1.3             30.3%            89,640            2.1               31.9%
2018 and beyond..      92,500          69.7            100.0%         2,885,004           68.1              100.0%
Vacant...........           0           0.0            100.0%                 0             --              100.0%
                      -------         -----                          ----------          -----
TOTAL............     132,653         100.0%                         $4,237,572          100.0%
                      =======         =====                          ==========          =====
----------------------------------------------------------------------------------------------------------------------

(1)  Based on underwritten base rental revenues excluding any base rental revenues attributable to vacant lease-up assumptions.

     The Borrower and Sponsor. The Charleston Plaza Borrower is Charleston Plaza
LLC, a Delaware limited liability company whose sponsor is David B. Dollinger.
David B. Dollinger is the principal of Dollinger Properties, which is a family-owned business focused on the acquisition, through construction or purchase, of multi-tenant R&D/industrial flex and retail properties for long-term ownership. Dollinger Properties currently owns and manages over 60 properties in California representing more than 4 million square feet. DPM
Property Management, Inc., an affiliate of the Charleston Plaza Borrower, currently manages the Charleston Plaza Mortgaged Property.

                                      F-46

     The Mortgage Loan. The Charleston Plaza Mortgage Loan was originated on
August 17, 2006, and has a cut-off date principal balance of $39,695,002. The
Charleston Plaza Mortgage Loan is a ten-year loan with a stated maturity date of
September 11, 2016. The Charleston Plaza Mortgage Loan accrues interest on a
30/360 Basis at a fixed interest rate, in the absence of default, of 5.600% per annum. On the eleventh day of each month through and including the payment date in September 2007, the Charleston Plaza Borrower is required to make payments of interest only on the Charleston Plaza Mortgage Loan. On the eleventh day of each month from and including October, 2007, up to but excluding the stated maturity date, the Charleston Plaza Borrower is required to make constant monthly debt service payments equal to $229,631.59 on the Charleston Plaza Mortgage Loan
(based on a conventional 30-year amortization schedule). The outstanding principal balance of the Charleston Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

     The Charleston Plaza Borrower is prohibited from voluntarily prepaying the
Charleston Plaza Mortgage Loan, in whole or in part, at any time prior to the monthly payment date occurring September 11, 2011. From and after such date the
Charleston Plaza Borrower may prepay the Charleston Plaza Mortgage Loan in whole, but not in part, on any monthly payment date through and including the monthly payment date occurring June 11, 2016 provided such prepayment is accompanied by a prepayment premium that is the greater of (i) an amount equal to 1% times the amount of the prepayment date principal, or (ii) standard treasury flat yield maintenance. Thereafter, the Charleston Plaza Mortgage Loan may be prepaid in whole, but not in part, without any prepayment penalty or premium on any monthly payment date during the last 90 days preceding the maturity date.

     The Mortgaged Property. The Charleston Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Charleston Plaza
Borrower in the Charleston Plaza Mortgaged Property, a retail shopping center located in Mountain View, California. The Charleston Plaza Mortgaged Property
was built in 2006 and contains 132,653 square feet of net rentable area. The
Charleston Plaza Mortgaged Property is anchored by four stores with an aggregate of 123,000 square feet comprised of Bed Bath & Beyond, REI, Best Buy and
Petsmart. Small shop space at the Charleston Plaza Mortgaged Property is comprised of 9,653 square feet and includes nationally recognized tenants such as Chipotle and Starbucks. As of February 1, 2008, the Charleston Plaza
Mortgaged Property was 100.0% occupied.

     Lockbox. Upon the occurrence of any event of default under the related loan documents (a "Lock-Box Event"), the lock-box administrator is required to establish and maintain a depository account under the control and for the benefit of lender (the "Lock-Box Account"). The Lock-Box Account will be maintained for the purposes of (i) receiving and holding all income and cash flow and other revenues generated from the Charleston Plaza Mortgaged Property at such time, if ever, as the requirement to deposit such funds into the
Lock-Box Account is triggered, and (ii) disbursing sums on deposit therein in accordance with the related loan documents. Within ten days of the date of the occurrence of a Lock-Box Event (or, if the event that constitutes the Lock-Box
Event is of a type that it occurred without any requirement of notice from lender or opportunity for cure by the Charleston Plaza Borrower, within ten days after lender gives the Charleston Plaza Borrower written notice of the occurrence of the Lock-Box Event), the Charleston Plaza Borrower shall direct each tenant of the Charleston Plaza Mortgaged Property, by written notice to remit all payments required under the tenant's lease to the Lock-Box Account.
Notwithstanding the foregoing, the Charleston Plaza Borrower shall be entitled to reinstatement of its right to collect rents directly if all of the following conditions are satisfied: (x) no event of default exists under the related loan documents; (y) a period of 12 months has passed from the date of such cure without the occurrence of another event of default; and (z) there have been no more than a total of two events of default. Upon such reinstatement, lender shall promptly cause all funds then on deposit in the Lock-Box Account to be released to the Charleston Plaza Borrower and the Charleston Plaza Borrower
shall be relieved of its obligation to cause rents and other revenues generated from the Charleston Plaza Mortgaged Property to be deposited into the Lock-Box
Account until such time, if ever, that another Lock-Box Event occurs.

     Terrorism Insurance. The Charleston Plaza Borrower is required to maintain, along with other insurance coverages and requirements, a comprehensive "all risk" insurance policy covering the "Full Replacement Cost" of

                                      F-47

the Charleston Plaza Mortgaged Property. Although terrorism coverage is not specifically required, the related loan documents do require the Charleston
Plaza Borrower to maintain such other insurance, and in such amounts as lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the
Charleston Plaza Mortgaged Property located in or around the region in which the
Charleston Plaza Mortgaged Property is located.

     Joint Bank Accounts with Affiliates. The related loan documents permit an owner of the Charleston Plaza Borrower to utilize a single bank account for the collection of rents and payment of expenses for the Charleston Plaza Mortgaged
Property and for other properties of such owner's controlled affiliates if certain accounting safeguards are implemented in order to ensure compliance with the Charleston Plaza Borrower's obligation to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or affiliate of the Charleston Plaza Borrower, or any general partner, member, shareholder, principal or affiliate thereof or any other person.

                                      F-48

--------------------------------------------------------------------------------
                     VII. THE KETTERING TOWER MORTGAGE LOAN
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

                                      F-49

--------------------------------------------------------------------------------
                     VII. THE KETTERING TOWER MORTGAGE LOAN
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      F-50

--------------------------------------------------------------------------------
                     VII. THE KETTERING TOWER MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $28,000,000(1)
LOAN PER SQUARE FOOT:                 $58(2)
% OF INITIAL MORTGAGE POOL BALANCE:   2.8%
SHADOW RATING (S&P/MOODY'S):          NAP(3)
LOAN PURPOSE:                         Refinance
MORTGAGE INTEREST RATE:               5.880% per annum(4)
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   June 11, 2007
AMORTIZATION TERM:                    30 years(5)
ANTICIPATED REPAYMENT DATE:           NAP(3)
HYPERAMORTIZATION:                    NAP(3)
MATURITY DATE:                        May 11, 2017
MATURITY BALANCE:                     $24,749,618(2)
BORROWER:                             Kettering Towers Partners, LLC
SPONSOR:                              Jack Chitayat, Uri
                                      Mermelstein, Hertzl Moezinia
DEFEASANCE/PREPAYMENT:                Defeasance permitted after the later of
                                      (i) two years from the Issue Date of the
                                      Kettering Tower Mortgage Loan and (ii) May
                                      8, 2010. Prepayment permitted, in whole
                                      only, without penalty permitted three
                                      months prior to maturity date.
UP-FRONT RESERVES:                    TI/LC Reserve(6)
                                      Replacement Reserve(7)
ONGOING RESERVES:                     Tax and Insurance Reserve(8)
                                      TI/LC Reserve(9)
                                      Replacement Reserve(10)
                                      Other Reserves(11)
LOCKBOX:                              Hard(12)
OTHER SECURED DEBT:                   $7,500,000 Non-Trust Loan(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
LOCATION:                             Dayton, Ohio
YEAR BUILT:                           1970
YEAR RENOVATED:                       2006
SQUARE FEET:                          484,265
OCCUPANCY:                            71.7%
OCCUPANCY DATE:                       January 11, 2008
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Neyer Commercial Realty, LLC
U/W NCF:                              $2,527,016
U/W NCF DSCR:                         1.27x (13)(14)
CUT-OFF DATE U/W NCF DSCR:            1.51x(14)(15)
APPRAISED VALUE:                      $56,100,000
APPRAISAL AS OF DATE:                 March 8, 2007
CUT-OFF DATE LTV RATIO:               49.9%(16)
MATURITY LTV RATIO:                   44.1%(16)
--------------------------------------------------------------------------------

(1)  The Kettering Tower Mortgage Loan is part of the Kettering Tower Loan
     Combination that also includes the Kettering Tower Non-Trust Loan in the cut-off date principal amount of $7,500,000. The Kettering Tower Loan
     Combination has a cut-off date principal balance of $35,500,000.

(2)  Based solely on a loan amount comprised of the Kettering Tower Mortgage
     Loan.

(3)  NAP means not applicable.

(4)  The mortgage interest rate for the Kettering Tower Non-Trust Loan is 5.880%
     per annum.

(5)  Payments of interest only are required through and including the payment date in May 2009. Thereafter, constant monthly payments equal to $210,109 are required for the Kettering Tower Loan Combination.

(6)  At origination, the Kettering Tower Borrower deposited $500,000 into a leasing reserve account to be used for the cost of tenant improvements and leasing commissions incurred by the Kettering Tower Borrower in connection with any lease at the Kettering Tower Mortgaged Property.

(7)  At origination, the Kettering Tower Borrower deposited $4,220 into a replacement reserve account.

                                      F-51

(8)  The Kettering Tower Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the Kettering Tower Mortgaged
     Property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.

(9)  The Kettering Tower Borrower is required to make monthly deposits into a leasing reserve account in an amount equal to $42,000, provided, however, that the monthly deposits shall equal zero during such times as the balance in the leasing reserve account exceeds $1,500,000 (the "Kettering TI/LC
     Reserve Cap"). If JPMorgan Chase Bank, National Association ("JPM") has not
     given notice on or before April 30, 2011 of its exercise of its renewal option with respect to the entire premises covered by its lease of the
     Kettering Tower Mortgaged Property (the "JPM Lease"), the Kettering TI/LC
     Reserve Cap shall not apply and the monthly deposit shall remain at $42,000 regardless of the balance in the leasing reserve account. If JPM has given notice on or before April 30, 2011 of the exercise of its renewal option with respect to only a portion of the premises covered by the JPM Lease, then during such times that the balance in the leasing reserve account exceeds $1,500,000, the monthly deposit shall be equal to the product of
     (1) $42,000 and (2) a fraction, the numerator of which is the rentable square footage to be leased by JPM during the related renewal term, and the denominator of which is 94,000.

(10) The Kettering Tower Borrower is required to make monthly deposits into a replacement reserve account in an amount equal to $4,220.

(11) The Kettering Tower Borrower has deposited $1,708,758 into a reserve fund to be utilized to discharge a mechanic's lien placed on the Kettering Tower
     Mortgaged Property in July 2007. If the mechanic's lien is not discharged by June 3, 2008, then the Kettering Tower Borrower is required pursuant to a letter agreement with the lender to make additional payments in to the reserve of: $136,701 on June 3, 2008 and $11,392 on the eleventh day of
     July 2008 and each succeeding calendar month thereafter, until the mechanic's lien is discharged. The foregoing additional payments are required because the mechanic's lien accrues interest at the rate of 8% per annum and the initial deposit to the reserve may not be sufficient to discharge the lien. Upon discharge of the mechanic's lien, all remaining amounts in the reserve shall be remitted to the Kettering Tower Borrower.

(12) See "--Lockbox" below.

(13) Calculated based on U/W NCF and annual debt constant of 7.102% commencing year three.

(14) Based on U/W NCF for the Kettering Tower Mortgage Loan, without regard to the Kettering Tower Non-Trust Loan. The U/W DSCR and Cut-off Date DSCR
     based on the U/W NCF for the entire Kettering Tower Loan Combination are
     1.00x and 1.19x, respectively, based on a rate of 5.880% per annum for the
     Kettering Tower Mortgage Loan and a rate of 5.880% per annum for the
     Kettering Tower Non-Trust Loan.

(15) Calculated based on U/W NCF and interest-only payments for the first two years based on an interest rate of 5.880% calculated on an Actual/360
     Basis.

(16) The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
     Kettering Tower Mortgage Loan and do not take into account the Kettering
     Tower Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio
     based on the entire Kettering Tower Loan Combination are 63.3% and 55.9%, respectively.

--------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION
--------------------------------------------------------------------------------------------------------------------------------

                                           APPROXIMATE     % TOTAL     % TOTAL BASE                                   LEASE
                TENANT(1)                  SQUARE FEET   SQUARE FEET    REVENUES(2)   RENT PSF(3)   RATINGS(4)   EXPIRATION DATE
----------------------------------------   -----------   -----------   ------------   -----------   ----------   ---------------

JP Morgan Chase Bank....................      94,328        19.5%          17.9%         $ 9.75       AA/Aaa         4/30/2012
Dayton Racquet Club.....................      28,291         5.8            5.9          $10.66        NR/NR        11/30/2029
C.H. Dean & Associates..................      25,875         5.3            9.1          $18.00        NR/NR        11/30/2010
Merrill Lynch Pierce Fenner & Smith.....      21,071         4.4            7.5          $18.20        A+/A1        08/31/2014
Sebaly Shillito & Dyer..................      20,936         4.3            7.0          $17.29        NR/NR        10/31/2012
                                             -------        ----           ----
TOTAL...................................     190,501        39.3%          47.3%
                                             =======        ====           ====
--------------------------------------------------------------------------------------------------------------------------------

(1)  Ranked by approximate square feet.

(2)  The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)  Reflects in-place base rent.

(4)  Credit ratings are by S&P and Moody's, respectively, and may reflect the rating of the parent company (even though the parent company may have no obligations under the related lease) if the tenant is not rated. NR means not rated.

                                      F-52

-----------------------------------------------------------------------------------------------------------------------------
                                          LEASE EXPIRATION INFORMATION
-----------------------------------------------------------------------------------------------------------------------------

                       APPROXIMATE                                        APPROXIMATE                         CUMULATIVE % OF
                         EXPIRING    AS % OF TOTAL    CUMULATIVE % OF    EXPIRING BASE   AS % OF TOTAL BASE      TOTAL BASE
          YEAR         SQUARE FEET    SQUARE FEET    TOTAL SQUARE FEET    REVENUES(1)        REVENUES(1)        REVENUES(1)
--------------------   -----------   -------------   -----------------   -------------   ------------------   ---------------

2008................      34,670           7.2%              7.2%          $  562,557           10.9%               10.9%
2009................      35,719           7.4              14.5%             677,881           13.2                24.1%
2010................      63,523          13.1              27.7%             981,625           19.1                43.2%
2011................       4,923           1.0              28.7%              81,194            1.6                44.8%
2012................     158,167          32.7              61.3%           2,110,751           41.0                85.8%
2013................         679           0.1              61.5%              13,113            0.3                86.1%
2014................      21,071           4.4              65.8%             383,492            7.5                93.5%
2015................           0           0.0              65.8%                   0            0.0                93.5%
2016................           0           0.0              65.8%                   0            0.0                93.5%
2017................         230           0.0              65.9%              32,000            0.6                94.1%
2018 and beyond.....      28,291           5.8              71.7%             301,632            5.9               100.0%
Vacant..............     136,992          28.3             100.0%                   0             --               100.0%
                         -------         -----                             ----------          -----
TOTAL...............     484,265         100.0%                            $5,144,245          100.0%
                         =======         =====                             ==========          =====
-----------------------------------------------------------------------------------------------------------------------------

(1)  Based on underwritten base rental revenues excluding any base rental revenues attributable to vacant lease-up assumptions.

     The Borrower and Sponsor. The Kettering Tower Borrower is Kettering Tower
Partners, LLC, a Delaware limited liability company, which is sponsored by Jack
Chitayat, Uri Mermelstein and Hertzl Moezinia. Jack Chitayat is the 100% owner of Atlantic Realty Group, Inc., which was formed in 1992 to acquire, develop, and manage commercial properties in North America. Atlantic Realty Group, Inc.
reports that, since their inception, they have acquired and managed a portfolio in excess of $200,000,000 with 4.2 million square feet in North America. Uri
Mermelstein has been involved in real estate acquisition and the turnaround of underperforming regional malls and office properties since 1990. From 2005 to present, Herzl Moezinia has been the President of Moezinia Bros. Capital, LLC, which invests in distressed assets including non-performing loans and underperforming commercial properties. Neyer Commercial Realty, LLC, a third party firm, currently manages the Kettering Tower Mortgaged Property.

     The Mortgage Loan. The Kettering Tower Mortgage Loan is part of the
Kettering Tower Loan Combination which is comprised of (i) the Kettering Tower
Mortgage Loan and (ii) the Kettering Tower Non-Trust Loan which has a cut-off date principal balance of $7,500,000. Both of the loans which comprise the
Kettering Tower Loan Combination are secured by the Kettering Tower Mortgaged
Property. The Kettering Tower Non-Trust Loan, which will not be included in the trust, is, subsequent to an uncured event of default on the Kettering Tower Loan
Combination, subordinate in right of payment to the Kettering Tower Mortgage
Loan. Both of the loans in the Kettering Tower Loan Combination are obligations of the Kettering Tower Borrower and are cross-defaulted with each other. The respective rights of the holders of the Kettering Tower Mortgage Loan and the
Kettering Tower Non-Trust Loan will be governed by the Kettering Tower Co-Lender
Agreement. See "Description of Mortgage Pool--Loan Combinations--The Kettering
Tower Loan Combination and the Best Western-Clearwater Loan Combination" in this offering prospectus.

     The Kettering Tower Mortgage Loan was originated on May 8, 2007, and has a cut-off date principal balance of $28,000,000. The Kettering Tower Mortgage Loan and the Kettering Tower Non-Trust Loan are ten-year loans with a stated maturity date of May 11, 2017, each of which accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.880% per annum. On the eleventh day of each month through and including the payment date in May 2009, the Kettering Tower Borrower is required to make payments of

                                      F-53

interest only on the Kettering Tower Mortgage Loan. On the eleventh day of each month from and including June 2009, up to but excluding the stated maturity date, the Kettering Tower Borrower is required to make constant monthly debt service payments aggregating $210,109.26 on the Kettering Tower Loan Combination
(based on a conventional 30-year amortization schedule). The outstanding principal balance of the Kettering Tower Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

     The Kettering Tower Borrower is prohibited from voluntarily prepaying the
Kettering Tower Mortgage Loan, in whole or in part, prior to February 11, 2017.
From and after February 11, 2017, the Kettering Tower Borrower may prepay the
Kettering Tower Loan Combination, in whole only, without payment of any prepayment consideration.

     The Kettering Tower Borrower may defease the Kettering Tower Mortgage Loan, in whole only, at any time after the later of (i) two years following the Issue
Date of the Kettering Tower Mortgage Loan and (ii) May 8, 2010, and by doing so obtain the release of the Kettering Tower Mortgaged Property. A defeasance will be effected by the Kettering Tower Borrower's pledging substitute collateral that consists of direct non-callable fixed rate obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Kettering
Tower Borrower under the Kettering Tower Mortgage Loan and are sufficient to pay off the Kettering Tower Mortgage Loan in its entirety on the stated maturity date. The Kettering Tower Borrower's right to defease the entire Kettering Tower
Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series
2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Kettering Tower Loan Combination is secured by a first mortgage lien on the fee simple interest of the Kettering Tower Borrower in the Kettering Tower Mortgaged Property, an office building located in Dayton,
Ohio. The Kettering Tower Mortgaged Property consists of a 30-story office building containing 484,265 square feet of net rentable area. The 484,265 square feet of office space is leased to a diverse mix of tenants including JP Morgan
Chase Bank (rated AA/Aaa by S&P and Moody's, respectively), which leases 94,328 square feet (19.5% of total office space) through April 2012, Dayton Racquet
Club, which leases 28,291 square feet (5.8% of the total office space) through
November 2029, C.H. Dean & Associates, which leases 25,875 square feet (5.3% of the total office space) through November 2010, Merrill Lynch Pierce Fenner &
Smith (rated A+/A1 by S&P and Moody's, respectively), which leases 21,071 square feet (4.4% of the total office space) through August 2014 and Sebaly Shillito &
Dyer, which leases 20,936 square feet (4.3% of the total office space) through
October 2012 . As of January 11, 2008, based on square footage leased, occupancy at the Kettering Tower Mortgaged Property was 71.7%.

     Lockbox. At closing, the Kettering Tower Borrower established a property account into which the Kettering Tower Borrower is required to deposit, or cause to be deposited, all rents from the Kettering Tower Mortgaged Property. At closing, the Kettering Tower Borrower was obligated to direct all tenants at the
Kettering Tower Mortgaged Property to pay their rents directly to the property account. The property account bank is irrevocably authorized to transfer all funds on deposit in the property account on each business day to a lockbox account. Amounts on deposit in the lockbox account on the eleventh day of each month shall be applied in the following order of priority: (i) to pay any real estate taxes, similar charges or insurance premiums then due and payable; (ii)
to pay the lockbox bank's fees; (iii) to pay interest and principal due on such date; (iv) to replenish all reserves and escrow funds required to be paid by the
Kettering Tower Borrower to the lender; (v) to the Kettering Tower Borrower, provided that if a DSCR Event Period (defined below) shall then be continuing, funds in the lockbox account shall only be disbursed to the Kettering Tower
Borrower to the extent necessary to pay normal and customary operating expenses of the Kettering Tower Mortgaged Property. If a DSCR Event Period shall occur and then cease to continue, all amounts that have accumulated in the lockbox account pursuant to clause (v) above shall be released to the Kettering Tower
Borrower. Following the occurrence of an event of default under

                                      F-54

the related loan documents for the Kettering Tower Mortgage Loan, the lender shall have the right to apply all rents and any other monies in the property account or the lockbox account to repayment of the Kettering Tower Mortgage Loan in such order and priority as the lender shall determine or for such other purposes as may be authorized under the related loan documents for the Kettering
Tower Mortgage Loan. As used herein, "DSCR Event Period" means the period (a)
commencing, as of any calculation date that the debt service coverage ratio for the Kettering Tower Mortgage Loan shall be less than 1.10x, as determined by the lender (based upon an actual trailing 12-month formula set forth in the related loan documents), and (b) terminating as of any calculation date as of which the debt service coverage ratio shall have been restored to above 1.10x for six consecutive calendar months.

     Terrorism Coverage. The Kettering Tower Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism provided such insurance is available at a cost not in excess of $188,400 for each year of the loan term. Insurance against acts of terrorism is defined in the related loan documents as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the
Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance
Act of 2005, as the same may be amended from time to time ("TRIA") is in effect, insurance against terrorism shall mean insurance against an "Act of Terrorism"
as such term is defined in Section 102(1) of the TRIA.

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                      VIII. THE SUTTON PLAZA MORTGAGE LOAN
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                      VIII. THE SUTTON PLAZA MORTGAGE LOAN
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                      VIII. THE SUTTON PLAZA MORTGAGE LOAN
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $26,937,452
LOAN PER SQUARE FOOT:                 $161
% OF INITIAL MORTGAGE POOL BALANCE:   2.7%
SHADOW RATING (S&P/MOODY'S):          NAP(1)
LOAN PURPOSE:                         Refinance
MORTGAGE INTEREST RATE:               5.930%
INTEREST CALCULATION:                 Actual/360
FIRST PAYMENT DATE:                   January 11, 2007(2)
AMORTIZATION TERM:                    30 years(2)
ANTICIPATED REPAYMENT DATE:           NAP(1)
HYPERAMORTIZATION:                    NAP(1)
MATURITY DATE:                        December 11, 2017
MATURITY BALANCE:                     $23,834,988
BORROWER:                             Armstrong Sutton Plaza LLC
SPONSOR:                              Benjamin Ringel
DEFEASANCE/PREPAYMENT:                Defeasance is permitted two years after
                                      the Issue Date; Prepayment without penalty
                                      is permitted three months prior to
                                      maturity date.
UP-FRONT RESERVES:                    Dollar Tree Tenant Improvements Reserve(3)
                                      Dollar Tree Tenant Allowance Reserve(4)
                                      PNC Tenant Improvement Reserve(5)
                                      PNC Free Rent Reserve(6)
                                      Tax and Insurance Reserves(7)
                                      Riad Action Letter of Credit(8)
ONGOING RESERVES:                     Tax and Insurance Reserves(7)
                                      TI/LC Reserve(9)
                                      Replacement Reserve(10)
LOCKBOX:                              Springing Hard(11)
OTHER SECURED DEBT:                   NAP(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Anchored Retail
LOCATION:                             Mt. Olive Township, New Jersey
YEAR BUILT:                           1973
YEAR RENOVATED:                       1999
SQUARE FEET:                          167,164
OVERALL OCCUPANCY:                    92.1%(12)
OCCUPANCY DATE:                       March 7, 2008
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Armstrong Management Corp., an affiliate
                                      of the borrower
U/W NCF:                              $2,398,753(12) (13)
U/W NCF DSCR:                         1.25x(12) (13)
CUT-OFF DATE U/W NCF DSCR:            1.48x(12) (13)
APPRAISED VALUE:                      $36,000,000
APPRAISAL AS OF DATE:                 November 5, 2007
CUT-OFF DATE LTV RATIO:               74.8%
MATURITY LTV RATIO:                   66.2%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest only are required through and including the payment date in December 2009.

(3)  As of March 26, 2008, the Sutton Plaza Borrower deposited $52,925 into a tenant improvement reserve account, which represents the anticipated remaining costs of the landlord work required for delivery of the space leased by Dollar Tree Stores, Inc.

(4)  As of March 26, 2008, the Sutton Plaza Borrower deposited $99,000 into a tenant improvement reserve account, which represents the remaining tenant improvement obligations of the landlord due to Dollar Tree Stores, Inc.
     within 30 days of the tenant opening for business.

(5)  As of March 26, 2008, the Sutton Plaza Borrower deposited $181,000 into a tenant improvement reserve account, which represents the anticipated remaining costs of the landlord work required for delivery of the pad leased by PNC Bank, National Association.

(6)  As of March 26, 2008, the Sutton Plaza Borrower deposited $83,058 into a rent concessions reserve account, which represents seven months of free rent under the PNC Bank, National Association lease. The $83,058 is required to be released to the related borrower upon PNC Bank, National
     Association obtaining all required permits for construction of the improvements and taking possession of the leased pad.

                                      F-59

(7)  At origination, the Sutton Plaza Borrower deposited $71,378 into a tax reserve account and $20,535 into an insurance reserve account. The Sutton
     Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.

(8)  See "--Riad Action Letter of Credit" below.

(9)  The Sutton Plaza Borrower is required to make monthly deposits of $2,521 into a tenant improvement and leasing commission reserve account to pay for costs related to tenant allowances and leasing commissions.

(10) The Sutton Plaza Borrower is required to make monthly deposits of $2,083 into a replacement reserve account for replacements and repairs required to be made to the Sutton Plaza Mortgaged Property.

(11) See "--Lockbox" below.

(12) Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR
     were calculated including rent for two tenants, Dollar Tree Stores, Inc.
     and PNC Bank, National Association, that have executed leases but have not yet taken occupancy. According to the Sutton Plaza Borrower, the space leased by Dollar Tree Stores, Inc. is currently being built out and is required to be delivered to the tenant no later than May 11, 2008, pursuant to the lease. PNC Bank, National Association has executed a ground lease for a to-be-built pad site at the mortgaged property. Excluding the space leased to Dollar Tree Stores, Inc. and the PNC Bank, National Association,
     the occupancy percentage is 83.9% and the U/W NCF DSCR is 1.09x calculated based on a 30-year amortization schedule (1.30x based on interest-only payments as of the Cut-off Date).

(13) U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including the amount by which average rent over the remaining term of the lease or mortgage loan term exceeds the current base rent amount for the spaces leased to The Great Atlantic & Pacific Tea Company, Inc. and PNC
     Bank, National Association. Based on the actual in-place rental payments of
     The Great Atlantic & Pacific Tea Company, Inc. and PNC Bank, National
     Association, the U/W NCF DSCR is 1.17x and the U/W Cut-off Date DSCR is
     1.39x.

---------------------------------------------------------------------------------------------------------------------
                       GROSS LEASABLE AREA (GLA) OVERVIEW
---------------------------------------------------------------------------------------------------------------------

                                          APPROXIMATE  % TOTAL SQUARE  % TOTAL BASE   RENT               TENANT LEASE
                  STORE                   SQUARE FEET       FEET        REVENUES(1)  PSF(2)  RATINGS(3)   EXPIRATION
----------------------------------------  -----------  --------------  ------------  ------  ----------  ------------

MAJOR TENANTS
   The Great Atlantic & Pacific Tea
   Company, Inc. ("A&P")................     58,547         35.0%          45.4%     $19.25      B/B3      2/28/2025
   Tractor Supply Company ..............     44,439         26.6           18.1      $10.13     NR/NR     12/31/2022
   Dollar Tree Stores, Inc.(4)..........      9,800          5.9            4.0      $10.03     NR/NR     12/31/2017
   McDonald's Corporation(5)............      4,586          2.7            4.0      $21.73      A/A3      6/22/2016
   PNC Bank, National Association(6)....      3,930          2.4            5.0      $31.81    AA-/Aa3    12/31/2027
                                            -------        -----          -----
TOTAL MAJOR TENANTS SPACE...............    121,302         72.6           76.5
                                            -------        -----          -----
Other Tenants...........................     32,602         19.5           23.5
Vacant(7)...............................     13,260          7.9             --
                                            -------        -----          -----
TOTAL GLA...............................    167,164        100.0%         100.0%
                                            =======        =====          =====
---------------------------------------------------------------------------------------------------------------------

(1)  The percentages of total base revenues are based on in-place underwritten base rental revenues, including unabated rent for Dollar Tree Stores, Inc.
     and PNC Bank, National Association, which have not yet taken occupancy, and including rent steps through June 30, 2008.

(2)  Rent PSF reflects in-place underwritten base rental payments, including unabated rent for Dollar Tree Stores, Inc. and PNC Bank, National
     Association, which have not yet taken occupancy, and including rent steps through June 30, 2008.

(3)  Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.

(4)  Dollar Tree Stores, Inc. has executed its lease but has not yet taken occupancy. According to the related borrower, the space leased by Dollar
     Tree Stores, Inc. is currently being built-out and is expected to be completed by April 25, 2008. In the event that the space is not delivered to the tenant by May 11, 2008, Dollar Tree Stores, Inc. has the right to charge a late fee of $500.00 per day until delivery conditions are met or terminate its lease.

                                      F-60

(5)  McDonald's Corporation owns its own improvements and ground leases its pad from the Sutton Plaza Borrower. The pad, but not the store, is part of the collateral.

(6)  PNC Bank, National Association has executed a ground lease for a to-be-built pad site at the mortgaged property, but has not yet taken occupancy. PNC may terminate its lease in the event the pad is not delivered in accordance with the lease or in the event that PNC is unable to secure necessary building permits by June 30, 2008. The Sutton Plaza
     Borrower has the ability to obtain such building permits directly prior to
     October 31, 2008 in order to void the termination option. Pursuant to the lease, upon delivery of the pad site, PNC Bank, National Association is required to complete the improvements. The pad, but not the store, is part of the collateral.

(7)  Vacant space does not include 13,730 square feet of recently executed leases for two tenants (Dollar Tree Stores, Inc. and PNC Bank, National
     Association) that have not yet taken occupancy.

---------------------------------------------------------------------------------------------------------------------
                          LEASE EXPIRATION INFORMATION
---------------------------------------------------------------------------------------------------------------------

                      APPROXIMATE                   CUMULATIVE % OF   APPROXIMATE                     CUMULATIVE % OF
                       EXPIRING      AS % OF TOTAL    TOTAL SQUARE   EXPIRING BASE    AS % OF TOTAL      TOTAL BASE
       YEAR         SQUARE FEET(1)  SQUARE FEET(1)      FEET(1)       REVENUES(2)   BASE REVENUES(2)     REVENUES(2)
------------------  --------------  --------------  ---------------  -------------  ----------------  ---------------

2008..............        1,400           0.8%            0.8%         $   25,200          1.0%             1.0%
2009..............        2,500           1.5             2.3%             47,250          1.9              2.9%
2010..............        8,360           5.0             7.3%            138,272          5.6              8.5%
2011..............        8,960           5.4            12.7%            150,840          6.1             14.6%
2012..............        3,132           1.9            14.6%             69,778          2.8             17.4%
2013..............        6,150           3.7            18.2%            103,000          4.1             21.5%
2014..............            0           0.0            18.2%                  0          0.0             21.5%
2015..............            0           0.0            18.2%                  0          0.0             21.5%
2016..............        4,586           2.7            21.0%             99,667          4.0             25.5%
2017..............       11,900           7.1            28.1%            146,580          5.9             31.4%
2018 and Beyond...      106,916          64.0            92.1%          1,702,178         68.6            100.0%
Vacant............       13,260           7.9           100.0%                 --           --
                        -------         -----                          ----------        -----
TOTAL.............      167,164         100.0%                         $2,482,764        100.0%
                        =======         =====                          ==========        =====
---------------------------------------------------------------------------------------------------------------------

(1)  Based on collateral square footage, which includes 8,516 square feet occupied by McDonald's Corporation and PNC Bank, National Association,
     which own their improvements and ground lease the pads from the related borrower.

(2)  Based on in-place underwritten base rental revenues, including unabated rent for Dollar Tree Stores, Inc. and PNC Bank, National Association, which have not yet taken occupancy, and including rent steps through June 30,
     2008.

     The Borrower and Sponsor. The Sutton Plaza Borrower is Armstrong Sutton
Plaza, LLC, a Delaware limited liability company. The Sutton Plaza Borrower is
50% indirectly owned and controlled by Benjamin Ringel, the sponsor of the
Sutton Plaza Mortgage Loan, and the President and CEO of Armstrong Capital, LLC
("Armstrong Capital"). Benjamin Ringel's sister, Chana Ringel, indirectly owns the remaining 50% of the Sutton Plaza Borrower. Armstrong Capital is a real estate investment company that specializes in the acquisition, ownership and redevelopment of grocery-anchored and discount-anchored shopping centers in the
Northeastern United States. The firm is fully self-integrated with affiliates responsible for management, new development and maintenance.

     The Mortgage Loan. The Sutton Plaza Mortgage Loan was originated on
November 17, 2006 and has a cut-off date principal balance of $26,937,452. The
Sutton Plaza Mortgage Loan has a stated maturity date of December 11, 2017. The
Sutton Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.930% per annum. At origination, the Sutton Plaza Mortgage Loan had an original principal balance of $22,600,000 and an interest rate of 6.130% per annum. Having fulfilled certain lease-related

                                      F-61

conditions, on November 17, 2007, the Sutton Plaza Borrower obtained an interest rate reduction to 5.930% per annum and a release of an earnout increasing the principal balance of the Sutton Plaza Mortgage Loan to $26,937,452. On the ninth day of each month through and including the payment date in December 2009, the
Sutton Plaza Borrower is required to make monthly payments of interest only on the Sutton Plaza Mortgage Loan. On the ninth day of each month from and including the payment date in January 2010, up to but excluding the stated
maturity date the Sutton Plaza Borrower is required to make monthly payments of principal and interest (based on a 30-year amortization schedule) in the amount of $160,290.64 on the Sutton Plaza Mortgage Loan. The outstanding principal balance of the Sutton Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on December 11, 2017.

     The Sutton Plaza Borrower is prohibited from voluntarily prepaying the
Sutton Plaza Mortgage Loan, in whole or in part, at any time prior to September
11, 2017. From and after September 11, 2017, the Sutton Plaza Mortgage Loan may be prepaid in whole only, without payment of any prepayment consideration.

     The Sutton Plaza Borrower may defease the Sutton Plaza Mortgage Loan, in whole only, on any date following the date that is two years from the Issue
Date, and by doing so obtain the release of the Sutton Plaza Mortgaged Property.
A defeasance will be effected by the Sutton Plaza Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are "government securities" within the meaning of Treasury Regulations Section
1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the Sutton Plaza Borrower under the Sutton Plaza Mortgage Plaza Loan and are sufficient to pay off the Sutton Plaza Mortgage Loan in its entirety on December
11, 2017. The Sutton Plaza Borrower's right to defease the entire Sutton Plaza
Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series
2008-C1 certificates by such rating agency.

     The Mortgaged Property. The Sutton Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Sutton Plaza
Mortgaged Property, a grocery-anchored neighborhood retail shopping center.
Built in 1973 and renovated in 1999, the Sutton Plaza Mortgaged Property is located in Morris County, New Jersey, and contains 167,164 square feet of net rentable area on approximately 21.56 acres. As of the rent roll dated March 7,
2008, the Sutton Plaza Mortgaged Property was approximately 83.9% occupied and
92.1% leased by 19 tenants, with the three largest tenants being The Great
Atlantic & Pacific Tea Company, Inc. ("A&P"), leasing approximately 58,547 square feet (35.0% of total net rentable area), Tractor Supply Company, leasing approximately 44,439 square feet (26.6% of total net rentable area) and Dollar
Tree Stores, Inc., which leases 9,800 square feet (5.9% of total net rentable area).

     Riad Action Reserve. At the closing of the Sutton Plaza Mortgage Loan, there was a judgment in favor of Riad Development Company LLC, et. al. ("Riad")
(the party which sold the Sutton Plaza Mortgaged Property to the Sutton Plaza
Borrower) against the Sutton Plaza Sponsor and Armstrong Capital. The Sutton
Plaza Borrower, the Sutton Plaza Sponsor and Armstrong Capital were all named as defendants in the action. Riad successfully moved for summary judgment against each of the defendants, resulting in a judgment against each of them. However, because the Sutton Plaza Borrower was not a party to the contract that was allegedly breached, and because Riad does not specifically allege that the
Sutton Plaza Borrower was liable under any of the theories for which Riad seeks recovery, the summary judgment motion was vacated against the Sutton Plaza
Borrower. Nevertheless, the judgment still stands against the Sutton Plaza
Sponsor and Armstrong Capital. A $750,000 letter of credit (the "Riad Action
Letter of Credit") was deposited with the lender to satisfy any judgment against the Sutton Plaza Sponsor. The difference between the balance of the Riad Action
Letter of Credit and the amount of any final judgment should be satisfied by either the Sutton Plaza Sponsor or Armstrong Capital; provided, however, that the lender, upon its discretion, may cause the Sutton Plaza Borrower to satisfy any judgment interest which may be outstanding that has not been remitted by either the Sutton Plaza Sponsor or Armstrong Capital. The Riad Action Letter of
Credit will be released by the lender if a final judgment (exhausting all options for

                                      F-62

appeal) has been reached in favor of the Sutton Plaza Sponsor and Armstrong
Capital or will satisfy any judgment against the Sutton Plaza Sponsor and/or
Armstrong Capital.

     Lockbox. From and after the earliest to occur of (i) the date on which the debt service coverage ratio is less than 1.10x as computed by the lender on a trailing 12-month basis as of the last day of any calendar quarter (i.e., March
31, June 30, September 30, and December 31), (ii) the occurrence of an event of default under the Sutton Plaza Mortgage Loan, (iii) if A&P ceases to be in occupancy of its leased premises at the Sutton Plaza Mortgaged Property during the last 18 months of the loan term, for a period of 30 days or more until such time as A&P has reopened for at least 90 days and is paying full unabated rent or is replaced by an acceptable replacement tenant and (iv) the date on which an event of default under the management agreement occurs, the lender shall have the right, upon written notice to the Sutton Plaza Borrower, to require that all gross income from operations at the Sutton Plaza Mortgaged Property be paid directly to a designated lockbox account under the exclusive control of the lender. The Sutton Plaza Mortgage Loan documents provide that the lender may apply amounts on deposit in the lockbox account to all expenses of managing and securing the Sutton Plaza Mortgaged Property, and to the payment of the Sutton
Plaza Mortgage Loan, together with all costs and reasonable attorney's fees.

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                 IX. THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOAN
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                                      F-65

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                 IX. THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOAN
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                 IX. THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
AGGREGATE CUT-OFF DATE BALANCE:    $25,600,000
AGGREGATE LOAN PER SQUARE FOOT:    $176
AGGREGATE % OF INITIAL MORTGAGE
POOL BALANCE:                      2.5%
SHADOW RATING (S&P/MOODY'S):       NAP(1)
LOAN PURPOSE:                      Acquisition
MORTGAGE INTEREST RATE:            6.640% per annum
INTEREST CALCULATION:              Actual/360
FIRST PAYMENT DATE:                December 11, 2007
AMORTIZATION TERM:                 30 years(2)
ANTICIPATED REPAYMENT DATE:        NAP(1)
HYPERAMORTIZATION:                 NAP(1)
MATURITY DATE:                     November 11, 2017
MATURITY BALANCE:                  $23,412,034
BORROWERS:                         Various(3)
SPONSOR:                           Elchonon Schwartz, Martin Rappaport, Raymond
                                   Katz
PREPAYMENT/DEFEASANCE:             Defeasance in whole, but not in part,
                                   permitted two years after Issue Date.
                                   Prepayment permitted, in whole only, without
                                   penalty three months prior to maturity date.
UP-FRONT RESERVES:                 Deferred Maintenance Reserve(4)
                                   Leasing Reserve(5)
                                   Replacement Reserve(6)
                                   Tenant Occupancy Reserve(7)
ONGOING RESERVES:                  Tax and Insurance Reserve(8)
                                   Leasing Reserve(9)
                                   Replacement Reserve(10)
LOCKBOX:                           Springing Soft(11)
OTHER SECURED DEBT:                $1,600,000 Mezzanine Debt(12)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio(13)
PROPERTY TYPE:                     Retail
LOCATION:                          Various(13)
YEAR BUILT:                        1951-2004
YEAR RENOVATED:                    2001
AGGREGATE SQUARE FEET:             145,531
OCCUPANCY:                         87.3%(14)
OCCUPANCY DATE:                    February 12, 2008
OWNERSHIP INTEREST:                Fee
PROPERTY MANAGEMENT:               Investec Realty Services, LLC
U/W NCF:                           $2,150,404(15)
U/W NCF DSCR:                      1.09x(16)
CUT-OFF DATE U/W NCF DSCR:         1.25x(17)
AGGREGATE APPRAISED VALUE:         $32,000,000(18)
APPRAISAL AS OF DATE:              August 3, 2007
AGGREGATE CUT-OFF DATE LTV RATIO:  80.0%
AGGREGATE MATURITY LTV RATIO:      73.2%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest-only are required through and including the payment date in November 2010.

(3)  See "--The Borrowers and Sponsor" below.

(4)  At origination, the Memphis Retail Portfolio Borrowers deposited $23,032 into a deferred maintenance reserve account to be used for scheduled repairs at the Memphis Retail Portfolio Mortgaged Properties.

(5)  At origination, the Memphis Retail Portfolio Borrowers deposited $425,000 into a leasing reserve account to be used for the cost of tenant improvements and leasing commissions incurred by Memphis Retail Portfolio
     Borrowers in connection with any lease at the Memphis Retail Portfolio
     Mortgaged Properties.

(6)  At origination, the Memphis Retail Portfolio Borrowers deposited $29,609 into a replacement reserve account to be used for repairs and replacements at the Memphis Retail Portfolio Mortgaged Properties.

(7)  At origination, the Memphis Retail Portfolio Borrowers deposited $50,000 into a tenant occupancy reserve account to be released to the Memphis
     Retail Portfolio Borrowers in $25,000 installments at such time as the tenant under each of the Bunger Busters of Tennessee, LLC lease and the
     Sheffield Antiques Mall, LLC lease (or any tenant under a replacement lease to either such lease) have commenced normal business operations and payment of rent under their respective leases. As of the Issue Date, the conditions for release of any installment of the reserve have not been met.

                                      F-67

(8)  The Memphis Retail Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an aggregate amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies.

(9)  The Memphis Retail Portfolio Borrowers are required to make monthly deposits into a leasing reserve account in an amount equal to $8,570;
     provided, however, that the monthly deposits shall be equal to zero during periods in which the balance in the leasing reserve account is equal to or greater than $250,000.

(10) The Memphis Retail Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an amount equal to $1,248;
     provided, however, that the monthly deposits shall be equal to zero during periods in which the balance in the replacement reserve account is equal to or greater than $29,609.

(11) See "--Lockbox" below.

(12) See "--Mezzanine Financing" below.

(13) The Memphis Retail Portfolio Mortgaged Properties are comprised of five retail properties located in Memphis and Collierville, Tennessee. See
     "--The Mortgaged Properties" below.

(14) Weighted average as of February 12, 2008 based on aggregate square footage and individual underwritten property occupancy. Sheffield Antiques Mall,
     LLC, representing 2,540 square feet at the Chickasaw Gardens mortgaged property is building out their space and is not yet in physical occupancy.

(15) Reflects aggregate in-place U/W NCF of the five Memphis Retail Portfolio
     Mortgaged Properties.

(16) Based on aggregate U/W NCF and calculated based on the annual debt constant of 7.696% commencing year four.

(17) Calculated based on aggregate U/W NCF and interest-only payments for the first three years based on an interest rate of 6.640% calculated on an
     Actual/360 Basis.

(18) Aggregate of appraised values based on a combined portfolio value for the five Memphis Retail Portfolio Mortgaged Properties.

-------------------------------------------------------------------------------------------------------------------------
                                   THE MEMPHIS RETAIL PORTFOLIO MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------------------------

                                                                  YEAR BUILT/      APPROXIMATE                 APPRAISED
              PROPERTY(1)                        LOCATION        RENOVATED(2)    SQUARE FOOTAGE   OCCUPANCY      VALUE
------------------------------------------   ----------------   --------------   --------------   ---------   -----------

The Shops of Collierville.................   Collierville, TN      1993/NAP          60,229          85.5%    $14,700,000
Chickasaw Gardens.........................      Memphis, TN     1951-1995/2003       50,750          80.7       7,250,000
Country Club Collections..................   Collierville, TN      2004/NAP          23,800         100.0       6,100,000
Trezevant Enterprises - Fed Ex/Kinko's....      Memphis, TN        2000/NAP           7,500         100.0       2,900,000
Trezevant Enterprises - Corky's...........   Collierville, TN      1978/2001          3,252         100.0       1,050,000
                                                                                    -------         -----     -----------
TOTAL/WEIGHTED AVERAGE(3).................                                          145,531          87.3%    $32,000,000
                                                                                    =======         =====     ===========
-------------------------------------------------------------------------------------------------------------------------

(1)  Ranked by appraised value.

(2)  NAP means not applicable.

(3)  Total occupancy reflects overall occupancy for the five Memphis Retail
     Portfolio Mortgaged Properties.

-------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION
-------------------------------------------------------------------------------------------------------------------------

                                                                                                                  LEASE
                                                      APPROXIMATE     % TOTAL     % TOTAL BASE                 EXPIRATION
        TENANT(1)                   PROPERTY          SQUARE FEET   SQUARE FEET    REVENUES(2)   RENT PSF(3)      DATE
-----------------------   -------------------------   -----------   -----------   ------------   -----------   ----------

                           Trezevant Enterprises -
Fed Ex/Kinko's.........          Fed Ex/Kinko's          6,500          4.5%           8.4%         $30.58     10/31/2010
Finovilla Cuisine......   The Shops of Collierville      4,334          3.0            4.0          $22.00      9/30/2015
Superstore, Inc........    Country Club Collections      4,200          2.9            3.2          $18.00      6/30/2010
Century 21.............    Country Club Collections      3,500          2.4            3.0          $20.20      6/30/2009
Steve Galella & Perin
Jones DDS..............   The Shops of Collierville      3,400          2.3            2.5          $17.53      7/31/2008
                                                        ------         ----           ----
TOTAL..................                                 21,934         15.1%          21.0%
                                                        ======         ====           ====
-------------------------------------------------------------------------------------------------------------------------

                                      F-68

(1)  Ranked by approximate square feet.

(2)  The percentages of total base revenues are based on in-place base rent, excluding any base rental revenues attributable to vacant lease-up assumptions.

(3)  Reflects in-place base rent.

----------------------------------------------------------------------------------------------------------------
                                          LEASE EXPIRATION INFORMATION
----------------------------------------------------------------------------------------------------------------

                        APPROXIMATE                                     APPROXIMATE     AS % OF     CUMULATIVE %
                          EXPIRING   AS % OF TOTAL   CUMULATIVE % OF   EXPIRING BASE  TOTAL BASE   OF TOTAL BASE
          YEAR          SQUARE FEET   SQUARE FEET   TOTAL SQUARE FEET   REVENUES(1)   REVENUES(1)   REVENUES(1)
----------------------  -----------  -------------  -----------------  -------------  -----------  -------------

2008..................     26,183         18.0%            18.0%         $  383,088       16.1%         16.1%
2009..................     24,643         16.9             34.9%            472,744       19.9          36.0%
2010..................     44,423         30.5             65.4%            928,537       39.0          75.0%
2011..................      9,252          6.4             71.8%            207,870        8.7          83.8%
2012..................     15,202         10.4             82.3%            264,087       11.1          94.9%
2013..................          0          0.0             82.3%                  0        0.0          94.9%
2014..................      1,200          0.8             83.1%             27,000        1.1          96.0%
2015..................      4,334          3.0             86.1%             95,348        4.0         100.0%
2016..................          0          0.0             86.1%                  0        0.0         100.0%
2017..................          0          0.0             86.1%                  0        0.0         100.0%
2018 and beyond.......          0          0.0             86.1%                  0        0.0         100.0%
Vacant................     20,294         13.9            100.0%                  0         --         100.0%
                          -------        -----                           ----------      -----
TOTAL.................    145,531        100.0%                          $2,378,674      100.0%
                          =======        =====                           ==========      =====
----------------------------------------------------------------------------------------------------------------

(1)  Based on in-place base rent excluding any base rental revenues attributable to vacant lease-up assumptions.

     The Borrowers and Sponsor. There are ten separate Memphis Retail Portfolio
Borrowers. The Memphis Retail Portfolio Borrowers are Castle Country Club LLC,
129 Country Club LLC, Castle 743 Poplar LLC, 129 743 Poplar LLC, Castle
Chickasaw LLC, 129 Chickasaw LLC, Castle Collierville LLC, 129 Collierville LLC,
Castle 1130 Germantown LLC and 129 1130 Germantown LLC. The sponsors of the
Memphis Retail Portfolio Borrowers are Elchonon Schwartz, Martin Rappaport and
Raymond Katz. Elchonon Schwartz is one of the co-founders and principals of
Nightingale Properties. Nightingale Properties reports that it owns retail and office properties in New York, Virginia, Connecticut, Illinois, Mississippi,
Pennsylvania, Florida and Tennessee, with a combined value of approximately $134 million. Martin Rappaport reports real estate holdings in New York, New Jersey and Ohio in excess of $85 million. The Memphis Retail Portfolio Mortgaged
Properties are currently managed by Investec Realty Service, LLC ("Investec").
Investec is based in Memphis, Tennessee and has been in the real estate business for over 35 years, providing services in property management, brokerage, tenant relations, and landlord representation.

     The Mortgage Loans. The Memphis Retail Portfolio Mortgage Loan was
originated on October 31, 2007, and has a cut-off date principal balance of
$25,600,000. The Memphis Retail Portfolio Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2017. The Memphis Retail Portfolio
Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.640% per annum. On the eleventh day of each month through and including the payment date in November 2010, the Memphis
Retail Portfolio Borrowers are required to make payments of interest only on the
Memphis Retail Portfolio Mortgage Loan. On the eleventh day of each month from and including December 2010, up to but excluding the stated maturity date, the
Memphis Retail Portfolio Borrowers are required to make constant monthly debt service payments of $164,173.59 on the Memphis Retail Portfolio Mortgage Loan
(based on a conventional 30-year

                                      F-69

amortization schedule). The outstanding principal balance of the Memphis Retail
Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

     The Memphis Retail Portfolio Borrowers are prohibited from voluntarily prepaying the Memphis Retail Portfolio Mortgage Loan, in whole or in part, prior to August 11, 2017. From and after August 11, 2017, the Memphis Retail Portfolio
Borrowers may prepay the Memphis Retail Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Memphis Retail Portfolio Borrowers may defease the Memphis Retail
Portfolio Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the Memphis Retail
Portfolio Mortgaged Property. A defeasance will be effected by the Memphis
Retail Portfolio Borrowers' pledging substitute collateral that consists of direct non-callable fixed rate obligations of the United States of America or other obligations which are "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Memphis Retail Portfolio
Borrowers under the Memphis Retail Portfolio Mortgage Loan and are sufficient to pay off the Memphis Retail Portfolio Mortgage Loan in its entirety on November
11, 2017. The Memphis Retail Portfolio Borrowers' right to defease the entire
Memphis Retail Portfolio Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

     The Mortgaged Properties. The Memphis Retail Portfolio Mortgage Loan is
secured by a first priority mortgage lien on the respective fee simple interests of the Memphis Retail Portfolio Borrowers in the five Memphis Retail Portfolio
Mortgaged Properties. The Memphis Retail Portfolio Mortgaged Properties contain an aggregate of 145,531 square feet and are located in Memphis and Collierville,
Tennessee. The Memphis Retail Portfolio Mortgaged Properties were built between
1951 and 2004 and range in size from 3,252 square feet to 60,229 square feet. As of February 12, 2008, the overall weighted average occupancy based on aggregate square footage and individual underwritten property occupancy of the Memphis
Retail Portfolio Mortgaged Properties was 87.3%.

     Lockbox. The lender has the right to cause all rents from the Memphis
Retail Portfolio Mortgaged Properties to be paid directly to the property manager for the Memphis Retail Portfolio Mortgaged Properties and deposited daily by the property manager to a lock-box account within the control of lender if any of the following conditions are met: (i) an event of default occurs under the related loan documents, (y) the debt service coverage ratio for the Memphis
Retail Portfolio Mortgaged Properties falls below 1.00x or (z) if a discontinuation of operations, lease default, lease termination, or tenant bankruptcy proceeding involving one or more tenants in the aggregate which lease
20% or more of the Memphis Retail Portfolio Mortgaged Properties or account for
20% or more of the rental income at the Memphis Retail Portfolio Mortgaged
Properties. Amounts on deposit in the lock-box account shall be applied on each monthly payment date in the following order of priority: (i) first, to payment of any real estate taxes, similar charges or insurance premiums then due and payable; (ii) second, to payment of the lockbox bank's fees; (iii) third, to payment of monthly debt service due on the Memphis Retail Portfolio Loan; (iv)
fourth, to replenish all reserves and escrow funds required to be paid by the
Memphis Retail Portfolio Borrowers to the lender under the related loan documents; (v) fifth, to payment of normal and customary operating expenses of the Memphis Retail Portfolio Mortgaged Properties which have been approved by the lender; and (vi) sixth, provided no event of default shall exist at the time under the related loan documents, to the leasing reserve account. None of the sums contributed to the leasing reserve account in accordance with (vi) above will be counted towards any balance in the leasing reserve account which serves to limit future contributions to the leasing reserve account from monthly deposits.

     Terrorism Coverage. Although the related loan documents for the Memphis
Retail Portfolio Mortgage Loan do not expressly require the maintenance of terrorism insurance, the Memphis Retail Portfolio Borrowers are

                                      F-70

required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Memphis Retail Portfolio Mortgaged Properties located in or around the region in which the Memphis Retail Portfolio Mortgaged Properties are located. The form of all policies (including exclusions and exceptions) are subject to the approval of the lender.

     Mezzanine Financing. Simultaneously with the origination of the Memphis
Retail Portfolio Mortgage Loan, the holders of the direct membership interests in the Memphis Retail Portfolio Borrowers (the "Memphis Retail Portfolio
Mezzanine Borrowers"), obtained a $1,600,000 loan (the "Memphis Retail Portfolio
Mezzanine Loan") from an affiliate of the mortgage loan seller. The mezzanine loan is secured by a pledge of the Memphis Retail Portfolio Mezzanine Borrowers'
direct membership interests in the Memphis Retail Portfolio Borrowers. The mezzanine loan accrues interest during its term at a fixed rate of 12.00% per annum and has a stated maturity date of November 11, 2017. During the term of the mezzanine loan, the Memphis Retail Portfolio Mezzanine Borrowers are required to make monthly payments of principal and interest in an amount equal to $16,457.80. The Memphis Retail Portfolio Mezzanine Borrowers have the right to prepay the mezzanine loan, in whole but not in part, at any time. The Memphis
Retail Portfolio Mezzanine Loan is subject to an intercreditor agreement between the holder of the Memphis Retail Portfolio Mezzanine Loan and the lender under the Memphis Retail Portfolio Mortgage Loan that sets forth the relative priorities between the Memphis Retail Portfolio Mortgage Loan and the Memphis
Retail Portfolio Mezzanine Loan. The intercreditor agreement provides, among other things, that (a) all payments due under the Memphis Retail Portfolio
Mezzanine Loan documents are subordinate to any and all payments required under the Memphis Retail Portfolio Mortgage Loan documents (except for payments made in connection with the enforcement of the Memphis Retail Portfolio Mezzanine
Loan lender's rights under the Memphis Retail Portfolio Mezzanine Loan documents or, provided no event of default shall exist with respect to Memphis Retail
Portfolio Mortgage Loan, scheduled payments and prepayments of the Memphis
Retail Portfolio Mezzanine Loan), (b) the Memphis Retail Portfolio Mezzanine
Loan lender will have certain rights to receive notice of and cure defaults under the Memphis Retail Portfolio Mortgage Loan, (c) upon the occurrence of an event of default under the Memphis Retail Portfolio Mortgage Loan, except in connection with the enforcement of the Memphis Retail Portfolio Mezzanine Loan lender's rights under the Memphis Retail Portfolio Mezzanine Loan documents, no payments will be retained by the Memphis Retail Portfolio Mezzanine Loan lender on the Memphis Retail Portfolio Mezzanine Loan until all payments that are due or that will become due under the Memphis Retail Portfolio Mortgage Loan are paid in full to the Memphis Retail Portfolio Mortgage Loan lender, (d) the holder of the Memphis Retail Portfolio Mortgage Loan may not amend or modify the
Memphis Retail Portfolio Mortgage Loan in certain respects without the consent of the Memphis Retail Portfolio Mezzanine Loan lender, and the Memphis Retail
Portfolio Mezzanine Loan lender may not amend or modify the Memphis Retail
Portfolio Mezzanine Loan in certain respects without the consent of the Memphis
Retail Portfolio Mortgage Loan lender, (e) the Memphis Retail Portfolio
Mezzanine Loan lender is not permitted to transfer more than 49% of its beneficial interest in the Memphis Retail Portfolio Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2008-C1 certificates has been received, (f) upon the occurrence of an event of default under the Memphis Retail Portfolio Mezzanine Loan documents, the Memphis Retail Portfolio Mezzanine Loan lender may foreclose upon the membership interests in the Memphis Retail Portfolio Borrowers, which could result in a change of control with respect to the Memphis Retail Portfolio
Borrowers and a change in the management of the Memphis Retail Portfolio
Mortgaged Properties, (g) if the Memphis Retail Portfolio Mortgage Loan is
accelerated or becomes specially serviced, the Memphis Retail Portfolio
Mezzanine Loan lender has the right to purchase the Memphis Retail Portfolio
Mortgage Loan, in whole or in part, for a price equal to (1) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, advances and post-petition interest), (2) any advances made by the
Memphis Retail Portfolio Mortgage Loan lender or its servicer and any interest thereon, and (3) under certain circumstances, any liquidation fees payable to a special servicer of the Memphis Retail Portfolio Mortgage Loan, including any liquidation and workout fees, as set forth

                                      F-71

in any related pooling and servicing agreement, and (h) an event of default under the Memphis Retail Portfolio Mortgage Loan will trigger an event of default under the Memphis Retail Portfolio Mezzanine Loan.

     Tenant In Common Structure. The Memphis Retail Portfolio Borrowers are
comprised of two tenants in common which respectively own each of the five
Memphis Retail Portfolio Mortgaged Properties. Castle Country Club LLC owns a
62.50% interest and 129 Country Club LLC owns a 37.50% interest in property known as 2140 - 2150 Poplar Avenue, Collierville, Tennessee. Castle 743 Poplar
LLC owns a 62.50% interest and 129 743 Poplar LLC owns a 37.50% in the property known as 743 West Poplar Avenue, Collierville, Tennessee. Castle Chickasaw LLC
owns a 62.50% interest and 129 Chickasaw LLC owns a 37.50% interest in property known as 3109 - 3183 Poplar Avenue, Memphis, Tennessee. Castle Collierville LLC
owns a 62.50% interest and 129 Collierville LLC owns a 37.50% interest in 849 W.
Poplar Avenue, Collierville, Tennessee. Castle 1130 Germantown LLC owns a 62.50%
interest and 129 1130 Germantown LLC owns a 37.50% interest in property known as
1130 Germantown Parkway, Memphis, Tennessee. Pursuant to the related loan documents, the Memphis Retail Portfolio Borrowers waived their right to partition during the term of the Memphis Retail Portfolio Mortgage Loan to the extent permitted by law.

                                      F-72

--------------------------------------------------------------------------------
                  X. THE CHICAGO HOTEL PORTFOLIO MORTGAGE LOANS
--------------------------------------------------------------------------------

                                [4 PHOTOS OMITTED]

                                      F-73

--------------------------------------------------------------------------------
                  X. THE CHICAGO HOTEL PORTFOLIO MORTGAGE LOANS
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                      F-74

--------------------------------------------------------------------------------
                  X. THE CHICAGO HOTEL PORTFOLIO MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:      $24,981,247
LOAN PER ROOM:                       $164,350
% OF INITIAL MORTGAGE POOL BALANCE:  2.5%
SHADOW RATING (S&P/MOODY'S):         NAP(1)
LOAN PURPOSE:                        Acquisition
MORTGAGE INTEREST RATE:              6.900% per annum
INTEREST CALCULATION:                Actual/360
FIRST PAYMENT DATE:                  April 11, 2008
AMORTIZATION TERM:                   28.5 years
ANTICIPATED REPAYMENT DATE:          NAP(1)
HYPERAMORTIZATION:                   NAP(1)
MATURITY DATE:                       March 11, 2018
MATURITY BALANCE:                    $21,288,764
BORROWERS:                           Brompton Hotel Investments, LLC; Surf Hotel
                                     Investments, LLC; Belmont Hotel
                                     Investments, LLC
SPONSOR:                             Brian R. Massie; Andre A. Koren; Marc Aron
DEFEASANCE/PREPAYMENT:               Defeasance permitted, in whole or in
                                     connection with the release of a Chicago
                                     Hotel Portfolio Mortgaged Property, in
                                     part, after the second anniversary of the
                                     Issue Date.
UP-FRONT RESERVES:                   Capital Improvements Reserve(2)
ONGOING RESERVES:                    Tax and Insurance Reserve(3)
                                     Replacement Reserve(4)
LOCKBOX:                             Springing Soft(5)
OTHER SECURED DEBT:                  Permitted Mezzanine Financing(6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio(7)
PROPERTY TYPE:                       Hotel
LOCATION:                            Chicago, Illinois
YEAR BUILT:                          1926-1929
YEAR RENOVATED:                      1999
NUMBER OF ROOMS:                     152
OCCUPANCY:                           60.9%(8)
OCCUPANCY DATE:                      October 31, 2007
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Broughton Hospitality Group, Inc., a
                                     California corporation
ADR:                                 $176.57(9)
REVPAR:                              $107.47(10)
U/W NCF:                             $2,533,965(11)
U/W NCF DSCR:                        1.26x(12)
CUT-OFF DATE  U/W NCF DSCR:          1.26x(12)
APPRAISED VALUE:                     $36,400,000(13)
APPRAISAL AS OF DATE:                December 6, 2007
CUT-OFF DATE LTV RATIO:              68.6%
MATURITY LTV RATIO:                  58.5%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  At closing, the Chicago Hotel Portfolio Borrowers deposited $1,000,000 into a capital improvements reserve account for to pay for the costs of certain identified capital improvements at the Chicago Hotel Portfolio Mortgaged
     Properties.

(3)  The Chicago Hotel Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in an aggregate amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months, and one-twelfth of an amount which would be sufficient to pay the insurance premiums due relating to the renewal of insurance policies.

(4)  The Chicago Hotel Portfolio Borrowers are required to make monthly deposits into a replacement reserve account in an aggregate amount of $20,293.

(5)  See "--Lockbox" below.

(6)  See "--Permitted Mezzanine Financing" below.

(7)  The Chicago Hotel Portfolio is comprised of three cross-collateralized limited service hotel properties located in Chicago, Illinois. See "--The
     Mortgaged Properties" below.

(8)  Occupancy is the overall weighted average occupancy, based on individual loan amounts, of the three cross-collateralized Chicago Hotel Portfolio
     Mortgaged Properties for the trailing 12 months ending October 31, 2007.

                                      F-75

(9)  ADR is the overall weighted average daily rate, based on individual loan amounts, of the three cross-collateralized Chicago Hotel Portfolio
     Mortgaged Properties for the trailing 12 months ending October 31, 2007.

(10) RevPAR is the overall weighted average revenue per available room, based on individual loan amounts, of the three cross-collateralized Chicago Hotel
     Portfolio Mortgaged Properties for the trailing 12 months ending October
     31, 2007.

(11) Reflects aggregate in-place U/W NCF of the three Chicago Hotel Portfolio
     Mortgaged Properties.

(12) Based on aggregate U/W NCF and calculated based on the aggregate annual debt service payments at the mortgage interest rate of 6.900% calculated on an Actual/360 Basis.

(13) Aggregate of appraised values based on a combined portfolio value for the three Chicago Hotel Portfolio Mortgaged Properties.

     The Borrowers and Sponsor. There are three separate Chicago Hotel Portfolio
Borrowers. The Chicago Hotel Portfolio Borrowers are Belmont Hotel Investments,
LLC, Brompton Hotel Investments, LLC and Surf Hotel Investments, LLC, each a
Delaware limited liability company. The sponsors of the Chicago Hotel Portfolio
Borrowers are Brian R. Massie, Andre A. Koren and Marc Aron. Brian R. Massie and
Andre A. Koren are the principals of Reliance Capital Partners ("Reliance
Capital"). Reliance Capital is a real estate investment company focused on acquiring, repositioning and stabilizing multifamily and hotel properties throughout the United States to create revenue streams through rental income and long-term capital appreciation. The Chicago Hotel Portfolio Borrowers have engaged Broughton Hospitality Group, Inc. ("Broughton"), located in Huntington
Beach, California, to manage the three Chicago Hotel Portfolio Mortgaged
Properties collectively. Broughton is a full service hospitality management, consulting and development organization, specializing in the boutique hotel management segment since it was founded in January 2001 by Larry Broughton.
Broughton currently operates and represents ten hotels (in addition to the
Chicago Hotel Portfolio Mortgaged Properties); nine in California and one on the island of Bali.

     The Mortgage Loans. The Chicago Hotel Portfolio Mortgage Loans were originated on February 15, 2008, and have an aggregate cut-off date principal balance of $24,981,247. The Chicago Hotel Portfolio Mortgage Loans are comprised of three separate, cross-defaulted and cross-collateralized loans. Each of the
Chicago Hotel Portfolio Mortgage Loans is a ten-year balloon loan with a stated
maturity date of March 11, 2018. The Chicago Hotel Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at a fixed interest rate, in the absence of default, of 6.900% per annum. On the eleventh day of each month, the Chicago
Hotel Portfolio Borrowers are required to make constant monthly debt service payments aggregating $167,294.38, based on a 28.5-year amortization schedule.
The aggregate principal balance of the Chicago Hotel Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on March 11,
2018.

     The Chicago Hotel Portfolio Borrowers are prohibited from voluntarily prepaying the Chicago Hotel Portfolio Mortgage Loans in whole or in part.

     Following the second anniversary of the Issue Date, any of the Chicago
Hotel Portfolio Borrowers may obtain the separate release of its respective
Chicago Hotel Portfolio Mortgaged Property by pledging fixed-rate non-callable obligations that (i) are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended, or direct, non-callable, fixed-rate obligations of the United States of America and (ii)
produce payments equal to or greater than 120% of the payment obligations of the related Chicago Hotel Portfolio Borrower (including the payment due upon the stated maturity date of the respective Chicago Hotel Portfolio Mortgage Loan), with the excess payments from the defeasance collateral to be utilized to reduce the corresponding payments under the remaining Chicago Hotel Portfolio Mortgage
Loans. The right of the Chicago Hotel Portfolio Borrowers to defease the Chicago
Hotel Portfolio Mortgage Loans is further subject to, among other things (i) the remaining Chicago Hotel Portfolio Mortgage Loans, as reduced, satisfying a debt service coverage ratio test of at least 1.20x and not exceeding 80% of the then current fair market value of the remaining undefeased Chicago Hotel Portfolio
Mortgaged Properties, and (ii) each applicable rating agency confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the then current ratings then assigned to any class of series 2008-C1 certificates by such rating agency.

                                      F-76

     The Mortgaged Properties. The Chicago Hotel Portfolio Mortgage Loans are
three cross-collateralized and cross-defaulted loans secured by a first priority lien on the respective fee simple interests of the Chicago Hotel Portfolio
Borrowers in the three Chicago Hotel Portfolio Mortgaged Properties. The Chicago
Hotel Portfolio Mortgaged Properties are independent boutique hotels with an aggregate of 152 rooms located in Chicago, Illinois. The hotels range in size from 45 rooms to 55 rooms and were built between 1926 and 1929 with renovations done on all three properties in 1999.

     Certain characteristics of the Chicago Hotel Portfolio Mortgaged Properties
are identified in the table below:

--------------------------------------------------------------------------------------------------------------------------------
                               THE CHICAGO HOTEL PORTFOLIO MORTGAGED PROPERTIES(1)
--------------------------------------------------------------------------------------------------------------------------------

                                          # OF     YEAR BUILT/                                          APPRAISED        LOAN
        PROPERTY             LOCATION    ROOMS   YEAR RENOVATED   OCCUPANCY(2)    ADR(3)   REVPAR(4)      VALUE         AMOUNT
------------------------   -----------   -----   --------------   ------------   -------   ---------   -----------   -----------

The City Suites Hotel...   Chicago, IL     45       1926/1999         65.5%      $175.36    $114.80    $13,300,000   $ 9,215,000
The Majestic Hotel......   Chicago, IL     52       1929/1999         58.4        180.35     105.30     11,900,000     8,125,000
The Willows Hotel.......   Chicago, IL     55       1928/1999         58.0        174.01     100.94     11,200,000     7,660,000
                                          ---                         ----       -------    -------    -----------   -----------
TOTAL / AVERAGE.........                  152                         60.9%      $176.57    $107.47    $36,400,000   $25,000,000
                                          ===                         ====       =======    =======    ===========   ===========
--------------------------------------------------------------------------------------------------------------------------------

(1)  Ranked by loan amount.

(2)  Reflects the weighted average occupancy, based on individual loan amounts, of the three cross-collateralized Chicago Hotel Portfolio Mortgaged
     Properties for the trailing 12 months ending October 31, 2007.

(3)  Reflects the weighted average ADR ("average daily rate"), based on individual loan amounts, of the three cross-collateralized Chicago Hotel
     Portfolio Mortgaged Properties for the trailing 12 months ending October
     31, 2007.

(4)  Reflects the weighted average RevPAR ("revenue per available room"), based on individual loan amounts, of the three cross-collateralized Chicago Hotel
     Portfolio Mortgaged Properties for the trailing 12 months ending October
     31, 2007.

     Lockbox. Each Chicago Hotel Portfolio Borrower is required to institute a lockbox procedure upon the occurrence of a default beyond applicable cure periods with respect to the applicable Chicago Hotel Portfolio Mortgage Loan, during any period that the debt service coverage ratio for all three Chicago
Hotel Portfolio Mortgage Loans shall be below 1.10x in the aggregate (such event, a "Cash Management Period"). With respect to the initial Cash Management
Period only, in the event that the debt service coverage ratio shall have been restored above 1.40x for 12 consecutive calendar months, the initial Cash
Management Period shall terminate.

     Terrorism Insurance. Each Chicago Hotel Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of
$48,000 for each year of the loan term. Insurance against acts of terrorism is defined in the related loan documents as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism
(including bio-terrorism, if commercially available), provided, however, that while the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk
Insurance Act of 2005, as the same may be amended from time to time ("TRIA") is in effect, insurance against terrorism shall mean insurance against an "Act of
Terrorism" as such term is defined in Section 102(1) of the TRIA.

     Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while TRIA is in effect, insurance against terrorism shall mean insurance against an "Act of Terrorism" as such term is defined in Section
102(1) of the TRIA.

     Permitted Mezzanine Financing. Following February 15, 2011, each Chicago
Hotel Portfolio Borrower shall have the right, not more than one time during the term of its related Chicago Hotel Portfolio Mortgage Loan, to obtain mezzanine financing (the "Mezzanine Financing") from a "qualified mezzanine lender" (as defined in the related loan documents), secured solely by a pledge of partnership or other equity interests in the applicable

                                      F-77

Chicago Hotel Portfolio Borrower, without the payment of any transfer fee to lender, provided that, among other things, lender receives 60 days' prior written notice of such Mezzanine Financing, no event of default has occurred and is continuing, the qualified mezzanine lender enters into a subordination and intercreditor agreement acceptable to the mortgage lender and the sum of the then outstanding principal balance of the applicable Chicago Hotel Portfolio
Mortgage Loan and the amount of the proposed Mezzanine Financing (a) shall be no more than 80% of the then current value of the applicable Chicago Hotel
Mortgaged Property, and (b) shall have a combined debt service coverage ratio of not less than 1.20x.

                                      F-78

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LB-UBS08C1.xls." The spreadsheet file "LB-UBS08C1.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annex A-1 to, this offering prospectus.
Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus.
Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

_______________________

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	6
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	6
NOTICE TO RESIDENTS OF KOREA	7
NOTICE TO RESIDENTS OF GERMANY	7
NOTICE TO NON-U.S. INVESTORS	7
EUROPEAN ECONOMIC AREA	7
SUMMARY OF OFFERING PROSPECTUS	8
RISK FACTORS	49
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	75
FORWARD-LOOKING STATEMENTS	75
DESCRIPTION OF THE MORTGAGE POOL	76
TRANSACTION PARTICIPANTS	122
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	137
THE SERIES 2008-C1 POOLING AND SERVICING AGREEMENT	139
SERVICING OF THE SEARS TOWER LOAN COMBINATION	186
DESCRIPTION OF THE OFFERED CERTIFICATES	190
YIELD AND MATURITY CONSIDERATIONS	223
USE OF PROCEEDS	229
FEDERAL INCOME TAX CONSEQUENCES	229
ERISA CONSIDERATIONS	232
LEGAL INVESTMENT	237
METHOD OF DISTRIBUTION	237
LEGAL MATTERS	239
RATINGS	239
GLOSSARY	240
ANNEX A-1 — CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS	A-1-1
ANNEX A-2 — CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL	A-2-1
ANNEX B-1 — PRICE/YIELD TABLES	B-1-1
ANNEX B-2 — DECREMENT TABLES	B-2-1
ANNEX C — FORM OF DISTRIBUTION DATE STATEMENT	C-1
ANNEX D — CLASS A-AB TARGETED PRINCIPAL BALANCE	D-1
ANNEX E — GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	E-1
ANNEX F — SIGNIFICANT UNDERLYING MORTGAGE LOAN SUMMARIES	F-1

$874,927,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2008-C1

Commercial Mortgage Pass-Through
Certificates, Series 2008-C1

Class A-1, Class A-AB, Class A-2,
Class A-M and Class A-J

OFFERING PROSPECTUS

LEHMAN BROTHERS

UBS SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

April 9, 2008